  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON              , 2000
                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            EAST COAST POWER L.L.C.
             (Exact name of registrant as specified in its charter)

            DELAWARE                           4911                          52-2143667
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)         Identification Number)

                                                           ROBERT J. LICATO
            711 LOUISIANA STREET                         711 LOUISIANA STREET
            HOUSTON, TEXAS 77002                         HOUSTON, TEXAS 77002
               (713) 345-9400                               (713) 345-9720
(Address, including zip code, and telephone    (Name, address, including zip code, and
              number, including                            telephone number
    area code, of registrant's principal
              executive offices)              including area code, of agent for service)

                                   Copies to:

                             KEITH R. FULLENWEIDER
                             VINSON & ELKINS L.L.P.
                            1001 FANNIN, SUITE 2300
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING     AMOUNT OF
           TO BE REGISTERED               REGISTERED         PER UNIT(1)          PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
6.737% Series B Senior Secured Notes
  due 2008............................    $ 7,297,262           100%             $ 7,297,262
------------------------------------------------------------------------------------------------
                                                                                                      $5,118

7.066% Series B Senior Secured Notes
  due 2012............................    $12,090,000           100%             $12,090,000
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $19,387,262

                           [EAST COAST POWER L.L.C.]

                               Offer to Exchange
                 6.737% Series B Senior Secured Notes due 2008
                 7.066% Series B Senior Secured Notes due 2012

                              For All Outstanding
                 6.737% Series A Senior Secured Notes due 2008
                 7.066% Series A Senior Secured Notes due 2012

                             ---------------------

THE NEW NOTES:

- Terms: The new notes will be freely tradeable and otherwise substantially identical to the outstanding notes.

- Listing: The new notes will not be listed on any security exchange or on any automated dealer quotation system.

THE EXCHANGE OFFER:

- Expiration: Midnight, New York City time, on            , 2000, unless
  otherwise extended. The exchange offer will not be extended beyond
              , 2000.
- Conditions: The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered.

- Tendered Notes: All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes of the same maturity date that are registered under the Securities Act of 1933.

- Withdrawal: Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

- Tax Consequences: The exchange of outstanding notes for new notes will not be a taxable event for U.S. federal income tax purposes.

                            ------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

              The date of this prospectus is                     .

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have not authorized any person to provide information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.
                             ---------------------

     The new notes may not be offered or sold in or into the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses (or in other circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995), and this prospectus may only be issued or passed on to persons in the United Kingdom if such persons are of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or if such persons are persons to whom this prospectus may otherwise lawfully be issued or passed on.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE INVESTOR, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

     This prospectus summary highlights selected information from this prospectus but does not contain all of the information that is important to you. To understand all of the terms of the exchange offer and to attain a more complete understanding of our business and financial situation, you should read carefully this entire prospectus. The term "outstanding notes" refers to our Series A senior secured notes due 2008, 2012 and 2017 that we issued on April 20, 1999. The term "new notes" refers to both the Series B senior secured notes offered in this exchange offer and the Series B senior secured notes issued in exchange for Series A senior secured notes in a similar exchange offer conducted by us in December 1999. The term "notes" refers to both the outstanding notes and the new notes. For an explanation of certain technical terms used in this prospectus, see "Glossary of Technical Terms."

THE EXCHANGE OFFER

     On April 20, 1999, we completed the private offering of the outstanding notes. At that time we entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you a prospectus and to complete an exchange offer within 270 days after the date we issued the outstanding notes. Pursuant to the registration rights agreement, we conducted an exchange offer which expired February 11, 2000. Under the initial exchange offer the Company exchanged Series A notes with an aggregate principal amount of $804,268,738, for Series B notes with substantially identical terms. Series A Notes with an aggregate principal amount of $19,387,262 were not exchanged in that offer, and remain outstanding as of the date hereof.

     This voluntary offer to exchange the remaining outstanding Series A Notes for Series B Notes having substantially identical terms to the Series A Notes is being made to holders of Series A Notes who did not exchange these notes during the initial offer. The Series B Notes offered in this exchange offer are identical to the Series B Notes offered in the exchange offer which expired February 11, 2000. The Series A senior secured notes due 2008 and Series A senior secured notes due 2012 outstanding as of June 30, 2000 have an aggregate principal balance of $7,297,262 and $12,090,000, respectively. There were no Series A senior secured notes due 2017 outstanding as of June 30, 2000.

     You should read the discussion under the headings "-- Terms of the New Notes" and "Description of the New Notes" for further information regarding the new notes.

     We summarize the terms of this voluntary exchange offer below. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the new notes.


The Exchange Offer... As of the date of this prospectus, $19,387,262 aggregate principal amount of the Series A Notes are outstanding. We are offering to exchange up to $19,387,262 aggregate principal amount of new notes for up to $19,387,262 aggregate principal amount of outstanding notes. Outstanding notes may be exchanged only for new notes of the same maturity date and only in integral multiples of $1,000 (except for the 2008 notes, the exchange of which will reflect partial payments of principal on June 30, 1999, September 30, 1999, December 31, 1999, March 31,
                      2000 and June 30, 2000).


Expiration Date...... The exchange offer will expire at midnight, New York City
                      time, on             , 2000, or such later date and time
                      to which we extend it. We will not extend the exchange
                      offer beyond             , 2000.

Withdrawal of
Tenders.............. You may withdraw your tender of notes at any time prior to the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.

Conditions to the
Exchange Offer....... We will not be required to accept outstanding notes for exchange if the exchange would violate applicable law or any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. The exchange offer is not conditioned upon any minimum aggregate principal amount of notes being tendered. Please read the section "The Exchange
                      Offer -- Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for
Tendering Outstanding
Notes................ If your outstanding notes are held through The Depository
                      Trust Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                      - any new notes that you receive will be acquired in the
                        ordinary course of your business;

                      - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

                      - you are not engaged in and do not intend to engage in
                        the distribution of the new notes;

                      - if you are a broker-dealer that will receive new notes
                        for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

                      - you are not our "affiliate," as defined in Rule 405 of
                        the Securities Act.

Special Procedures for
Beneficial Owners.... If you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Guaranteed Delivery
Procedures........... If you wish to tender your outstanding notes and cannot comply, prior to the expiration date, with the applicable procedures under the automated tender offer program of The Depository Trust Company, you must tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures."

U.S. Federal Income Tax
Considerations....... The exchange of outstanding notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "United States Federal Income Tax Considerations."

Use of Proceeds...... We will not receive any cash proceeds from the issuance of new notes.

THE EXCHANGE AGENT

     We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: The Bank of New York, Reorganization Section, 101 Barclay St., Floor 7E, New York, New York 10286, attention: Gertrude Jean-Pierre. Eligible institutions may make requests by facsimile at (212) 815-6339, attention:
Gertrude Jean-Pierre.

TERMS OF THE NEW NOTES

     The new notes will be freely tradeable and otherwise substantially identical to the outstanding notes. The new notes will not have registration rights or provisions for additional interest. The new notes will evidence the same debt as the outstanding notes, and the outstanding notes and the new notes will be governed by the same indenture.

SECURITIES OFFERED... $7,297,262 aggregate principal amount of 6.737% Series B
                      Senior Secured Notes due 2008

                      $12,090,000 aggregate principal amount of 7.066% Series B Senior Secured Notes due 2012

MATURITY DATES....... 2008 new notes: March 31, 2008

                      2012 new notes: March 31, 2012

PAYMENT DATES........ March 31, June 30, September 30, and December 31,
                      beginning September 30, 2000

AVERAGE LIFE......... 2008 new notes: 5.4 years

                      2012 new notes: 11.0 years

RATINGS.............. "Baa3" by Moody's Investors Service, "BBB-" by Standard &
                      Poor's Ratings Services and "BBB-" by Duff & Phelps Credit Rating Co.

RANKING.............. The new notes:

                      - are senior secured obligations;

                      - rank senior to all our existing and future subordinated
                        indebtedness;

                      - rank pari passu in right of payment with all our
                        existing and future senior secured indebtedness; and

                      - are structurally subordinated to all indebtedness and
                        other liabilities, including trade payables, of our subsidiaries and are structurally subordinated to the distribution rights of minority partners in our power plants.

                      As of June 30, 2000, our subsidiaries had approximately $321.9 million of indebtedness outstanding.

COLLATERAL..........  The new notes will be secured by:

                      - the pledge by our owners of all of their interests in
                        our company;

                      - the pledge by us of our interests in certain of our
                        subsidiaries which indirectly own our interests in the facilities; and

                      - the pledge of a $289.6 million intercompany subordinated note payable by Linden Ltd.

OPTIONAL REDEMPTION.. We may redeem any of the new notes at any time at a redemption price equal to:

                      - 100% of the principal amount of the new notes redeemed,
                        plus

                      - accrued interest on the new notes redeemed, plus

                      - a make-whole premium based on rates of comparable
                        treasury securities, plus 50 basis points.

MANDATORY REDEMPTION..In the event of a governmental taking or other event of loss (as defined in "Description of the New Notes") at one of our facilities, we must use any proceeds actually received by us in excess of $5.0 million that are not used to repair or replace such facility, to redeem as many new notes as possible. In such event, the redemption price for the new notes will be 100% of the principal amount of the new notes redeemed plus accrued interest.

                      We must redeem all of the new notes without premium in the event that a power contract buyout (as defined in "Description of the New Notes") occurs, resulting in one or more of the owners of our facilities receiving net buyout proceeds (as defined in "Description of the New Notes") in excess of $25.0 million. In such an event, the redemption price for the new notes will be 100% of the principal amount of the new notes plus accrued interest. We may not have sufficient funds available at the time of any power contact buyout to purchase all of the new notes.

                      We will not be required to redeem any of the new notes upon the occurrence of an event of loss or power contract buyout to the extent that we receive confirmation of the initial ratings of the notes. We may redeem a portion of the new notes in order to obtain such confirmation.

CHANGE OF CONTROL.... If Enron, in combination with institutional investors, ceases to beneficially own a majority of the voting securities in our company, then, unless we receive confirmation of the initial ratings of the notes or the holders of 66 2/3% of the new notes and any additional notes issued under the indenture approve the change in ownership, we must offer to purchase all of the new notes at a purchase price equal to 101% of the principal amount of the new notes plus accrued interest. We may not have sufficient funds available at the time of any change of control to purchase all of the new notes.

DEBT SERVICE RESERVE
  ACCOUNT...........  We will be required to maintain a debt service reserve account funded with enough money to pay principal and interest due on the new notes on the next two payment dates. We do not have to fund this account if we provide acceptable debt service credit support, which may be either an Enron undertaking or an acceptable letter of credit. The trustee will disburse funds from this account or call upon the debt service credit support if we have failed to provide sufficient funds to pay principal and interest three business days prior to the payment date. If the debt service reserve account has excess reserves, the trustee may, upon our request, pay us the excess amount.

COVENANTS...........  The terms of the new notes will restrict our ability and the ability of our subsidiaries to:

                      - incur additional debt;

                      - incur liens on our property;

                      - consolidate or merge or sell assets;

                      - enter into certain transactions with affiliates; and

                      - take or fail to take certain actions with respect to the project documents relating to our facilities.

                      These limitations are subject to a number of important qualifications and exceptions which are described in "Description of the New Notes."

RIGHTS OF HOLDERS...  Please read "The Exchange Offer" for more information regarding your rights as a holder of outstanding notes.

RISK FACTORS

     You should carefully consider "Risk Factors" beginning on page 8 before participating in the exchange offer. The following is a summary of the most significant risks relating to an investment in the notes:

     - If you fail to exchange your outstanding notes, the existing transfer restrictions will remain in effect and the market price of your outstanding notes may be adversely affected.

     - We are dependent on our subsidiaries to generate cash flow to service our debt, and your right to receive payments on the new notes is junior to the payment rights of creditors of our subsidiaries and distribution rights of our minority partners in certain of our subsidiaries.

     - Our subsidiaries' debt and partnership agreements limit the trustee's ability to foreclose on the collateral that secures the new notes and on your ability to realize value from the collateral.

     - We depend on a small number of customers and contracts to provide all of our revenues. If any of our customers is able to amend or terminate its agreement with us, our revenues, and therefore our ability to make payments on the new notes could be materially and adversely affected.

     - The operation of our facilities involves risks, including equipment breakdowns, fuel interruptions, underperformance and catastrophic events.

     - We and our subsidiaries may incur additional debt, which could adversely affect you by diluting the value of the collateral to you and by diverting our cash flow to the payment of additional debt.

     - Our business is subject to substantial regulations and permitting requirements and may be adversely affected by changes in these regulations or requirements.

     - Our revenues may be adversely affected by fuel cost increases and unavailability of fuel.

     - There is no public market for the new notes, and we do not intend to list them on any securities exchange or automated quotation system.

OUR COMPANY

     We indirectly own equity interests in three combined-cycle natural gas cogeneration power plants. The power plants are located in Linden, Camden and Bayonne, New Jersey. A cogeneration power plant is one that uses a single energy source to produce two or more forms of energy output. Our facilities burn natural gas to produce both electricity and steam.

     We acquired our equity interests in the facilities from the Cogen Technologies group in February 1999. In this prospectus, we refer to the acquisition of our interests in these facilities as "the acquisition." Our activities are limited to the ownership, operation and potential expansion of our facilities.

     We are owned by Enron Corp., the California Public Employees' Retirement System, El Paso Energy Corporation and Limestone Election Trust. Enron and CalPERS hold a portion of their interests through Joint Energy Development Investments II Limited Partnership ("JEDI II"). The general partner of JEDI II is an indirect wholly owned subsidiary of Enron. The limited partners of JEDI II are CalPERS and an indirect wholly owned subsidiary of Enron. El Paso Energy and Limestone Election Trust hold their interests through Mesquite Investors, L.L.C. Our officers and employees, who include former officers and employees of the Cogen Technologies group, manage the day-to-day operations of our company.

     Our principal executive offices are located at 711 Louisiana Street, Houston, Texas 77002. Our telephone number is (713) 345-9400.

INVESTMENT HIGHLIGHTS

     We believe that the combination of our facilities' long-term power purchase agreements and their location in the key New York City and Pennsylvania-New Jersey-Maryland power markets makes the notes an attractive investment. Some of the investment highlights are as follows:

     - Power Purchase Agreements -- Each of our facilities has committed its generating capacity under long-term power purchase agreements with investment-grade investor-owned utilities as follows:

        - Linden -- 645 megawatts through 2017;

        - Camden -- 143 megawatts through 2013; and

        - Bayonne -- 165 megawatts through 2008.

     We believe that our power purchase agreements will provide us with stable cash flow for three reasons:

        - our power purchase agreements are based on fixed-price components for electricity and capacity, with fuel costs generally passed through to our power purchasers;

        - the current regulatory environment and legal precedent in New York and New Jersey confirm the sanctity of contracts between independent power producers and investor-owned utilities and the recovery by such utilities of costs associated with these contracts; and

        - prices under our power purchase agreements are consistently lower than our power purchasers' cost of generation or do not significantly impact their overall cost of power supply.

     - Gas Transportation and Marketing Synergies -- A primary variable in the financial performance of our facilities will be the management of fuel costs and transportation service. As the largest marketer of natural gas in the United States, Enron is well positioned to help in optimizing the fuel transportation and supply arrangements for our facilities. Any fuel management services will be provided on an arm's-length basis.

     - Quality and Reliability of Service -- All of our facilities burn natural gas and operate with modern technology, which gives us a cost advantage over much of the generation capacity in the region. During 1999, our facilities' weighted average heat rate, based on total electrical output, was 9,476 Btu/KWh. In addition, our facilities have strong operating histories, with average availability factors of at least 90% over the last five years.

STRUCTURE AND OWNERSHIP

     The following chart depicts the summary structure of our ownership interests in the facilities and our subsidiaries:

                             [ORGANIZATIONAL CHART]

                                  RISK FACTORS

     An investment in the new notes involves a significant degree of risk, including the risks described below. You should carefully consider the following risk factors and other information in this prospectus before making an investment decision.

IF YOU FAIL TO EXCHANGE YOUR OUTSTANDING NOTES, THE EXISTING TRANSFER RESTRICTIONS WILL REMAIN IN EFFECT AND THE MARKET PRICE OF YOUR OUTSTANDING NOTES MAY BE ADVERSELY AFFECTED.

     If you do not exchange your outstanding notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. We do not intend to register resales of the outstanding notes. You should refer to "Prospectus Summary -- The Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

     The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold due to a reduction in liquidity.

WE ARE DEPENDENT ON OUR SUBSIDIARIES TO GENERATE CASH FLOW TO SERVICE OUR DEBT, AND YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES IS JUNIOR TO THE PAYMENT RIGHTS OF CREDITORS OF OUR SUBSIDIARIES AND DISTRIBUTION RIGHTS OF OUR MINORITY PARTNERS IN CERTAIN OF OUR SUBSIDIARIES.

     Our subsidiaries conduct all of our operations and own all of our assets. As a result, our ability to make required payments on the new notes and our other debt depends on the performance of the power plants in which our subsidiaries own interests and our subsidiaries' ability to distribute funds to us. Our subsidiaries will have no obligation to pay any amounts due on the new notes, and none of our subsidiaries will guarantee the payment of the new notes. No other entity besides us, including JEDI II, East Coast Power Holding Company L.L.C., Enron, CalPERS, Mesquite Investors, El Paso Energy and Limestone Election Trust, will have any obligation to pay or guarantee payment of the new notes.

     The rights of holders of the new notes will be structurally subordinated to the rights of our subsidiaries' lenders and our minority partners. A default by a subsidiary under its debt obligations or the occurrence of a special event under a partnership agreement (in the case of Linden or Camden) would result in a block on distributions from the affected subsidiary to us.

     The loan agreements entered into by our subsidiaries in connection with the development, construction and operation of the facilities restrict our subsidiaries' ability to pay dividends, make distributions or otherwise transfer funds to us. These loan agreements generally require that, before paying dividends or making distributions or other transfers, our subsidiaries must pay other obligations, such as operating expenses, taxes and debt service, and fund reserve accounts relating to their debt. As of June 30, 2000, our subsidiaries had $321.8 million of indebtedness outstanding. Our subsidiaries also may incur up to $250 million of additional debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of the New Notes -- Certain Covenants -- Limitation on Indebtedness of Our Subsidiaries."

     In addition, the minority partners in our subsidiaries that own the Linden and Camden facilities receive a portion of the distributable cash from those power plants before we receive any distributable cash. Upon the occurrence of certain special events, our minority partners in Linden and Camden may remove our subsidiary as managing general partner, alter the allocation of cash distributions and prohibit cash distributions to us. Either of these occurrences would have a material adverse effect on our ability to pay the new notes and our other debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Linden Structure, Indebtedness and Cash Distributions" and "-- Camden Structure, Indebtedness and Cash Distributions."

OUR SUBSIDIARIES' DEBT AND PARTNERSHIP AGREEMENTS LIMIT THE TRUSTEE'S ABILITY TO FORECLOSE ON THE COLLATERAL THAT SECURES THE NEW NOTES AND ON YOUR ABILITY TO REALIZE VALUE FROM THE COLLATERAL.

     We cannot assure you that if we default on the new notes, the exercise of the legal remedies provided in the indenture, including foreclosure on the pledged interests, will provide sufficient funds to repay amounts due on the new notes and our other debt. In the event of the bankruptcy, insolvency, liquidation or reorganization of any of our subsidiaries, any creditors of the subsidiary (including trade creditors) will be entitled to payment in full from the assets of the subsidiary before we would be entitled to receive any distributions from the subsidiary. The ability of the trustee to realize value upon a foreclosure of the collateral for the new notes is structurally subordinated to our subsidiaries' creditors and minority partners. If any of our subsidiaries defaults under its debt, its lenders could accelerate the repayment of the debt and foreclose on any collateral that secures it.

WE DEPEND ON A SMALL NUMBER OF CUSTOMERS AND CONTRACTS TO PROVIDE ALL OF OUR REVENUES. IF ANY OF OUR CUSTOMERS IS ABLE TO AMEND OR TERMINATE ITS AGREEMENT WITH US, OUR REVENUES, AND THEREFORE OUR ABILITY TO MAKE PAYMENTS ON THE NEW NOTES, COULD BE MATERIALLY AND ADVERSELY AFFECTED.

     Our facilities' revenues and, therefore, our cash distributions depend primarily upon payments received from power purchasers and, to a lesser extent, steam customers. During 1999, our power purchasers accounted for approximately 97% of the total revenues from our facilities. Con Ed, Public Service Electric and Gas Company of New Jersey and Jersey Central Power & Light Company each accounted for approximately 58%, 21% and 18%, respectively, of total revenues. The loss of any power purchase agreement or the material failure of any customer to fulfill its obligations could adversely affect the distributions we receive and, therefore, our ability to pay the new notes and our other debt.

     Any of our power purchasers might attempt to amend or terminate its power purchase agreement with us if the rates it pays for power exceed market rates or its actual avoided cost for the power purchased or if it is subject to financial, regulatory or other pressures or if we default on our obligations under such agreements. However, our power purchase agreements generally do not permit amendments or early termination without the consent of our subsidiary that owns the power plant. Our subsidiaries' existing indebtedness and the applicable partnership agreements prohibit consents to amendment or early termination without the consent of their lenders and other parties. In addition, existing Federal Energy Regulatory Commission ("FERC") and appellate court precedent protect qualifying facility power purchase agreements from unilateral amendment or termination and from regulatory modification. Nevertheless, it is possible that a court or regulatory authority could order an amendment to or early termination of any of our power purchase agreements following a change in the relevant legislation, case law or regulations. Such an amendment or termination could materially and adversely affect the revenues of the particular facility and, consequently, our ability to pay the new notes.

THE OPERATION OF OUR FACILITIES INVOLVES RISKS, INCLUDING EQUIPMENT BREAKDOWNS, FUEL INTERRUPTIONS, UNDERPERFORMANCE AND CATASTROPHIC EVENTS.

     The operation of power generation and steam production facilities involves many operating risks, including:

     - breakdown or failure of power generation equipment, transmission lines, pipelines or other necessary equipment or processes;

     - interruptions in fuel supply;

     - performance below expected levels of output or efficiency; and

     - operator error or catastrophic events such as fires, explosions, earthquakes and floods, which could result in personal injury, loss of life, severe damage or destruction of the power plant, pollution or environmental damage and suspension of operations.

While our power plants have strong operating histories with average availability factors of at least 93%, they have experienced occasional equipment breakdowns or failures. We can not assure you that future occurrences of the events listed above would not significantly decrease or eliminate the revenues from the affected power plant or significantly increase the costs of operating the power plant. Any of the events listed above could therefore reduce or eliminate the funds available for the payment of indebtedness related to the affected power plant and for distribution to us and payment of the new notes. An extended unavailability of the capacity resulting from such events may entitle the purchaser under existing power purchase or steam sales agreements for the affected power plant to terminate its agreements. In addition, occurrence of these events could lead to a default under the indebtedness related to the affected power plant, which could result in us losing our interest in the affected power plant.

     Although we have insurance to protect against some of these risks, the insurance proceeds may not be adequate to cover lost revenues, increased expenses or other costs related to the occurrence of the events described above. Further, we can not assure you that the insurance that we currently have will be available in the future at commercially reasonable rates.

WE AND OUR SUBSIDIARIES MAY INCUR ADDITIONAL DEBT WHICH COULD ADVERSELY AFFECT YOU BY DILUTING THE VALUE OF THE COLLATERAL TO YOU AND BY DIVERTING OUR CASH FLOW TO THE PAYMENT OF ADDITIONAL DEBT.

     We may incur additional debt, including additional series of new notes, to pay for certain capital improvements and expansions of our facilities and to refinance existing indebtedness. Certain types of this permitted indebtedness may rank equally with the new notes and share ratably in the collateral which secures the new notes. This would reduce the benefits of the collateral to you and your ability to control certain actions taken with respect to the collateral.

     In addition, if certain conditions are met, our subsidiaries may incur up to an additional $250 million of debt for project expansions, capital improvements or working capital. This additional debt could result in the dedication of more of our or our subsidiaries' cash flow to the payment of debt obligations and exacerbate the other risks described. See "Description of the New Notes -- Issuance of Additional Notes" and "-- Certain Covenants."

OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS AND MAY BE ADVERSELY AFFECTED BY CHANGES IN THESE REGULATIONS OR REQUIREMENTS.

     Our business is subject to extensive energy, environmental and other laws and regulations at the federal, state and local level affecting many aspects of our operations. Such laws and regulations generally require the facilities to obtain and comply with a wide variety of licenses, permits and other approvals. Our business is also subject to certain laws and regulations which private individuals may seek to enforce. The U.S. Congress is considering proposals relating to retail electricity competition and related matters which involve a fundamental restructuring of the electric power industry. Some states have already provided for retail competition and the unbundling of the generation, transmission and distribution businesses within their states. Regulatory initiatives are well under way in New York and New Jersey that could have implications for our power purchasers and our relationships with them. We expect the laws and regulations applicable to our business and the electric power industry generally to be in a state of transition for the foreseeable future. Accordingly, we cannot assure you that such laws or regulations will not be changed or reinterpreted or that new laws or regulations will not be adopted which could have a material adverse effect on our business and, therefore, our ability to make payments on the new notes.

     We cannot assure you that any of our power plants will comply at all times with all conditions established by existing permits and approvals or that we will be able to renew or maintain all permits and approvals required to operate our power plants. Our failure to renew or maintain any required permits or approvals or our inability to satisfy any requirement of any permits may result in increased compliance costs, the need for additional capital expenditures or a suspension of facility operations. In addition, our facilities are subject to extensive environmental laws and regulations. It may be costly to comply with changes or reinterpretations of these laws and regulations if they become more stringent than they currently are. See "Regulation."

OUR REVENUES MAY BE ADVERSELY AFFECTED BY FUEL COST INCREASES AND UNAVAILABILITY OF FUEL.

     In order to minimize exposure to fuel price risk, we seek to match our fuel costs with the fuel component included in our power purchase agreements. Because our facilities do not have long-term gas supply contracts, we can not assure you that gas supplies will be available at all times during the terms of our facilities' power purchase agreements. We also can not assure you that our fuel costs will not be higher than the fuel component provisions of our power purchase agreements. If fuel is not available or if our fuel costs are higher than the fuel component provisions of our power purchase agreements, there could be a material adverse impact on a facility's cash flow and ability to service its debt and on distributions to us and our ability to make payments under the new notes and our other debt. Our Linden facility has incurred fuel costs in excess of its fuel reimbursement component in its power purchase agreement in five of the last six years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Power Purchase Agreements."

THERE IS NO PUBLIC MARKET FOR THE NEW NOTES, AND WE DO NOT INTEND TO LIST THEM ON ANY SECURITIES EXCHANGE OR AUTOMATED QUOTATION SYSTEM.

     There is no existing market for the new notes. We cannot provide any assurance about:

     - the liquidity of any markets that may develop for the new notes;

     - your ability to sell your new notes; or

     - the prices at which you will be able to sell your new notes.

Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our operating results, the ratings of new notes, and the market for similar securities. We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We are conducting this voluntary exchange offer to afford the remaining holders of Series A Notes the opportunity to exchange such notes for new notes, which are registered securities. As soon as practicable after the exchange offer registration statement becomes effective, we will offer the holders of outstanding notes who are not prohibited by any law from participating in this exchange offer the opportunity to exchange their outstanding notes for new notes registered under the Securities Act that are substantially identical to the outstanding notes, except that the new notes will not contain terms with respect to transfer restrictions. The Series B Notes offered in this exchange offer are identical to the Series B Notes offered in the exchange offer that expired February 11, 2000.

     To exchange your outstanding notes for transferable new notes in the exchange offer, you will be required to make the following representations:

     - any new notes will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     - you are not engaged in and do not intend to engage in the distribution of the new notes;

     - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities
       Act.

RESALE OF NEW NOTES

     Based on interpretations of the SEC in no action letters issued to third parties, we believe that new notes issued under the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - such new notes are acquired in the ordinary course of your business; and

     - you do not intend to participate in the distribution of such new notes.

     If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

     - cannot rely on such interpretations by the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Broker dealers that acquired the outstanding notes from us may not rely on the interpretations of the SEC discussed above and must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as selling noteholders in order to resell the outstanding notes or new notes. Please read "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes of the same maturity date and only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $19,387,262 aggregate principal amount of the Series A notes are outstanding. The remaining $804,268,738 principal amount of notes issued by us in our April 1999 private offering have been exchanged for Series B Notes, in a like aggregate principal amount, in the exchange offer completed in February 2000. This prospectus and the letter of transmittal are being sent to all remaining registered holders of Series A Notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the applicable requirements of the Securities Act and the Securities Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the notes.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-- Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at midnight, New York City time, on
            , 2000, unless, in our sole discretion, we extend it. We will not
extend the exchange offer beyond             , 2000.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

     - to delay accepting for exchange any outstanding notes,

     - to extend the exchange offer, or

     - to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. We also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly file with the SEC a post-effective amendment to the registration statement of which this prospectus is a part to disclose such amendment. We will distribute the prospectus included in the post-effective amendment to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

     - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "-- Purpose and Effect of the Exchange Offer," "-- Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

How to Tender Generally

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

     - mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

     In addition, either:

     - the exchange agent must receive outstanding notes along with the letter of transmittal;

     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary -- The Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender if You Are a Beneficial Owner

     If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

     - make appropriate arrangements to register ownership of the outstanding notes in your name; or

     - obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

     You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of

Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States, or an eligible guarantor institution.

When You Need Endorsements or Bond Powers

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC's Automated Tender Offer Program

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     - DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

     - such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - the agreement may be enforced against such participant.

Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue New Notes

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Return of Outstanding Notes Not Accepted or Exchanged

     If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any new notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     - you are not engaged in and do not intend to engage in the distribution of the new notes;

     - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities
       Act.

BOOK-ENTRY TRANSFER

     The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

     - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

        - setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

        - stating that the tender is being made thereby; and

        - guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addressees listed above under "Prospectus Summary -- The Exchange Agent" or

     - you must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the outstanding notes to be withdrawn and

     - identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

     - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. We do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

     We will record the new notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount of the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon our knowledge of facts as of the date of this prospectus and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside of our control. We use words like "anticipate," "estimate," "project," "plan," "expect" and similar expressions to help identify forward-looking statements in this prospectus.

     For factors that could affect the validity of our forward-looking statements, you should read "Risk Factors" beginning on page 8. In light of these and other risks, uncertainties and assumptions, the actual events or results may be very different from those expressed or implied in the forward-looking statements in this prospectus or may not occur. We have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                   OUR OWNERS

GENERAL

     Our company is a limited liability company organized in Delaware. We have three members:

     - JEDI II indirectly owns 51% of the Class A membership interests and 1% of the Class B membership interests;

     - Mesquite Investors owns 49% of the Class A membership interests and 49% of the Class B membership interests; and

     - CalPERS owns 50% of the Class B membership interests.

     In August 1999, Enron transferred its Class B membership interest (representing 50% of the total Class B membership interests) to ECP Holding Company, a wholly owned subsidiary of JEDI II. Also in August 1999, ECP Holding Company transferred a 49% Class A membership interest and a 49% Class B membership interest to Mesquite Investors, which is owned indirectly by El Paso Energy and Limestone Election Trust. Our limited liability company agreement was amended and restated in August 1999 to admit Mesquite Investors as a Class A and Class B Member.

     Our members are not obligated to make any other contributions to us. All distributions will be made to the Class A Members until the Class A Members have received distributions equal to $80.0 million plus specified rates of return. After the Class A Members have received their preferential distributions, all distributions will be made 90% to the Class A Members and 10% to the Class B Members.

JEDI II

     JEDI II was formed in December 1997 to invest in certain projects related to natural gas, crude oil, coal, electricity and other forms of energy. The general partner of JEDI II is an indirect wholly owned subsidiary of Enron. The limited partners of JEDI II are CalPERS and an indirect wholly owned subsidiary of Enron.

ENRON

     Enron is an integrated natural gas and electricity company with headquarters in Houston, Texas. Enron conducts its operations through its subsidiaries and affiliates, which are principally engaged in:

     - the marketing of natural gas, electricity and other commodities and related risk management and finance services worldwide;

     - the development, construction and operation of power plants, pipelines and other energy related assets worldwide;

     - the transportation of natural gas through pipelines to markets throughout the United States;

     - the generation and transmission of electricity to markets in the northwestern United States; and

     - the delivery of high bandwidth communication applications throughout the United States.

MESQUITE INVESTORS

     Mesquite Investors was formed in July 1999 to invest in energy-related projects. The sole member of Mesquite Investors is Chapparral Investors, L.L.C. which is indirectly owned by El Paso Energy and Limestone Election Trust.

EL PASO ENERGY

     El Paso Energy is a global energy company with a presence in all aspects of the rapidly evolving wholesale energy industry headquartered in Houston, Texas. El Paso Energy is engaged, through its subsidiaries and affiliates, in:

     - the transportation, gathering, processing and storage of natural gas;

     - the marketing of natural gas, power and other energy-related commodities;

     - the generation of power;

     - the development and operation of energy infrastructure facilities worldwide; and

     - the domestic exploration and production of oil and natural gas.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2000 (in millions):

Notes(1)....................................................  $  823.7
Linden Ltd. term loan(2)....................................     187.2
Subordinated credit facility................................      17.0
Subordinated note...........................................     187.9
Members' equity.............................................       7.5
                                                              --------
Total capitalization........................................  $1,223.3
                                                              ========

---------------

(1) Includes current portion of $16.4 million.

(2) Includes current portion of $16.5 million and $3.1 million unamortized premium recognized in connection with the acquisition.

                            SELECTED FINANCIAL DATA

     The following table sets forth summary historical financial data for our company and our predecessor the Acquired Group, which consists of Cogen Technologies Linden, Ltd. ("Linden Ltd."), Cogen Technologies Camden GP Limited Partnership ("Camden GP") and McNair Energy Services Corporation ("MESC") and its wholly owned subsidiary Cogen Technologies NJ, Inc. ("NJ Inc."). We completed our acquisition of the Acquired Group on February 4, 1999. Our summary historical balance sheet data as of June 30, 2000 and the summary income statement data for the six months ended June 30, 2000 and for the period from February 4, 1999 to June 30, 1999 are derived from the unaudited consolidated financial statements included elsewhere in this prospectus. The summary historical balance sheet data as of June 30, 1999 is derived from the Company's unaudited combined financial statements. The summary historical balance sheet data as of February 3, 1999 and the summary income statement data for the period ended February 3, 1999 for the Acquired Group are derived from the unaudited combined financial statements of the Acquired Group. The summary historical balance sheet data as of December 31, 1999 and the summary historical income statement data for the period from February 4, 1999 to December 31, 1999 for the Company and the summary historical balance sheet data as of December 31, 1998 and the summary historical income statement data for each of the years ended December 31, 1998 and 1997 for the Acquired Group are derived from combined financial statements which have been audited by Arthur Andersen LLP and are included elsewhere in this prospectus. The summary historical balance sheet data as of December 31, 1997, 1996 and 1995 and the summary historical income statement data for each of the years ended December 31, 1996 and 1995 for the Acquired Group are derived from combined financial statements which have been audited by Arthur Andersen LLP and are not included in this prospectus.

     Also set forth below are summary historical financial and operating data for each of Cogen Technologies Linden Venture, L.P. ("Linden Venture"), the owner and operator of the Linden facility; Camden Cogen L.P. ("Camden Venture"), the owner and operator of the Camden facility; and Cogen Technologies NJ Venture ("Bayonne Venture"), the owner and operator of the Bayonne facility. The summary historical balance sheet data as of June 30, 2000 and 1999 and the summary income statement information for the periods then ended are derived from the unaudited combined financial statements of Cogen Technologies New Jersey Operating Partnerships. The summary historical balance sheet data as of December 31, 1999 and 1998 and the summary income statement data for each of the three years in the period ended December 31, 1999 for these entities are derived from the combined financial statements of Cogen Technologies New Jersey Operating Partnerships which have been audited by Arthur Andersen LLP and are included elsewhere in this prospectus. The summary historical balance sheet data as of December 31, 1997, 1996 and 1995 and the summary historical income statement data for each of the years ended December 31, 1996 and 1995 are derived from combined financial statements of Cogen Technologies New Jersey Operating Partnerships which have been audited by Arthur Andersen LLP and are not included in this prospectus.

     You should read the summary historical financial data in conjunction with the historical and pro forma financial statements which are included elsewhere in this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     As a result of the acquisition, our capital structure and the accounting basis of our assets and liabilities differ from those of the business acquired. Accordingly, certain of the financial information for the periods prior to the acquisition is not comparable to that for periods subsequent to the acquisition.

                                                       OUR COMPANY                         ACQUIRED GROUP (PREDECESSOR)
                                         ----------------------------------------   ------------------------------------------
                                          SIX MONTHS        2/4/99        2/4/99    1/1/99        YEAR ENDED DECEMBER 31,
                                             ENDED            TO            TO        TO     ---------------------------------
                                         JUNE 30, 2000      6/30/99      12/31/99   2/3/99    1998     1997     1996     1995
                                         -------------      -------      --------   ------   ------   ------   ------   ------
                                                         (RESTATED)(2)
                                                                   (IN MILLIONS, EXCEPT FOR RATIOS)
INCOME STATEMENT DATA:
Revenues:
  Equity in earnings (losses) of
    affiliates
    Linden Venture.....................    $   26.0        $   20.0      $  44.3    $(44.8)  $ 73.3   $ 71.8   $ 81.3   $ 61.1
    Camden Venture.....................         0.5            (5.9)        (0.7)   (11.8)     15.0     14.7     14.2     13.9
    Bayonne Venture....................         4.6             7.9         16.1      5.2      44.6     17.2     19.3     29.3
                                           --------        --------      --------   ------   ------   ------   ------   ------
                                               31.1            22.0         59.7    (51.4)    132.9    103.7    114.8    104.3
                                           --------        --------      --------   ------   ------   ------   ------   ------
Costs and expenses:
  Operating overhead...................          --              --           --      0.9      21.6     11.6      9.6      8.4
  General and administrative...........         3.9             3.0         11.2      1.7      20.2     19.9     10.9     10.4
                                           --------        --------      --------   ------   ------   ------   ------   ------
                                                3.9             3.0         11.2      2.6      41.8     31.5     20.5     18.8
                                           --------        --------      --------   ------   ------   ------   ------   ------
Income (loss) from operations..........        27.2            19.0         48.5    (54.0)     91.1     72.2     94.3     85.5
Other income (expense):
  Interest and other income............         0.9             9.8         11.0      0.1      12.6     15.5     16.7     17.8
  Interest expense.....................       (46.3)          (43.0)       (88.5)    (2.0)    (19.3)   (21.8)   (23.3)   (26.5)
  Allowance for long-term receivable...          --              --           --       --        --     10.3    (10.3)     6.5
                                           --------        --------      --------   ------   ------   ------   ------   ------
                                              (45.4)          (33.2)       (77.5)    (1.9)     (6.7)     4.0    (16.9)    (2.2)
Income (loss) before income taxes......       (18.2)          (14.2)       (29.0)   (55.9)     84.4     76.2     77.4     83.3
  Income taxes.........................          --              --           --     (1.8)    (13.3)    (4.1)    (4.6)    (7.9)
                                           --------        --------      --------   ------   ------   ------   ------   ------
Net income (loss)......................    $  (18.2)       $  (14.2)     $ (29.0)   $(57.7)  $ 71.1   $ 72.1   $ 72.8   $ 75.4
                                           ========        ========      ========   ======   ======   ======   ======   ======
BALANCE SHEET DATA AT END OF PERIOD:
  Investment in affiliates.............    $1,163.4        $1,252.2      $1,219.6   $83.6    $ 85.2   $ 79.4   $ 77.4   $ 74.4
  Total assets.........................     1,232.4         1,306.7      1,266.5    261.0     248.8    254.7    256.2    282.7
  Debt (including current portion).....     1,215.8         1,228.6      1,229.1    205.6     218.0    230.9    246.9    262.2
  Owner's equity (deficit).............         7.5            65.8         25.7     43.8      18.8     (6.6)   (20.4)   (12.8)
OTHER FINANCIAL DATA:
  Distributions received from
    affiliates.........................    $   87.3        $   46.9      $ 117.2    $20.3    $128.5   $102.3   $116.7   $106.3
  Ratio of earnings to fixed
    charges(1).........................         0.7             0.7          0.7       --       3.7      3.1      2.9      3.0

---------------

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense including amortization of loan fees. For the six months ended June 30, 2000, the period from February 4, 1999 to June 30, 1999, the period from February 4, 1999 to December 31, 1999 and the period ended February 3, 1999, earnings were insufficient to cover fixed charges by $18.2 million, $14.2 million, $29.0 million and $57.7 million, respectively.
(2) See Note 1 to the Company's unaudited June 30, 2000 financial statements included herein.

                                 LINDEN VENTURE

                                       SIX MONTHS ENDED
                                          JUNE 30,(5)                   YEAR ENDED DECEMBER 31,(5)
                                    -----------------------     -------------------------------------------
                                     2000         1999           1999      1998     1997     1996     1995
                                    ------    -------------     ------    ------   ------   ------   ------
                                              (RESTATED)(7)     (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
  Revenues:
    Electricity...................  $154.1       $128.5         $266.9    $262.8   $283.5   $290.4   $246.9
    Steam.........................     8.9          3.4           10.2      11.3     15.5     15.1      8.7
                                    ------       ------         ------    ------   ------   ------   ------
                                     163.0        131.9          277.1     274.1    299.0    305.5    255.6
                                    ------       ------         ------    ------   ------   ------   ------
  Costs and expenses:
    Fuel..........................    83.8         63.7(1)       130.4(1)  118.1    138.1    138.6    104.8
    Operating and maintenance.....     8.6          8.5           18.8      22.0     24.1     20.0     26.0
    Depreciation and
       amortization...............     7.7          7.5           15.1      15.4     22.3     22.2     22.3
    General and administrative....     0.7         49.1(2)        50.3(2)   10.1     11.4     10.7      9.1
    Taxes other than income.......     0.9          0.8            1.6       1.6      0.6      1.7      2.1
                                    ------       ------         ------    ------   ------   ------   ------
                                     101.7        129.6          216.2     167.2    196.5    193.2    164.3
                                    ------       ------         ------    ------   ------   ------   ------
  Income from operations..........    61.3          2.3           60.9     106.9    102.5    112.3     91.3
    Interest and other income.....     0.4          3.8            4.4       0.8      1.1      0.6      0.8
    Interest expense..............      --           --             --        --       --     (0.1)    (0.1)
                                    ------       ------         ------    ------   ------   ------   ------
    Net income....................  $ 61.7       $  6.1         $ 65.3    $107.7   $103.6   $112.8   $ 92.0
                                    ======       ======         ======    ======   ======   ======   ======
THE ACQUIRED GROUP'S SHARE OF:
  Net income(3)(4)................  $ 48.0       $ (6.5)        $ 39.8(3) $ 73.3   $ 71.8   $ 81.3   $ 61.1
  Cash distributions..............    60.1         43.7           90.6      74.0     75.6     77.7     59.4
BALANCE SHEET DATA AT END OF
  PERIOD:
  Property and equipment, net.....  $390.3       $405.0         $398.0    $413.6   $428.2   $450.1   $470.6
  Total assets....................   454.7        466.2          464.0     470.6    492.4    514.8    525.8
  Debt (including current
    portion)......................      --           --             --        --       --       --       --
  Partners' capital...............   414.1        440.7          433.5     445.3    461.2    485.1    501.6
SELECTED OPERATING INFORMATION:
  Megawatt-hours generated
    (thousands)...................   2,012        1,910          3,818     3,808    3,891    3,806    3,952
  Average heat rate (without steam
    credit)(6)....................   9,903        9,796          9,777     9,588    9,852    9,924    9,768
  Average heat rate (with steam
    credit)(6)....................   8,949        8,917          8,925     8,757    8,664    8,938    8,848
  Average equivalent
    availability..................      95%          97%            95%       96%      94%      89%      91%
  Steam produced (millions of
    pounds).......................   2,590        2,465          4,576     4,357    5,073    4,953    4,168

---------------

(1) Includes a one-time payment of $6.0 million made on February 4, 1999 in connection with the termination of a gas management agreement. See Note 2 to the financial statements of Cogen Technologies New Jersey Operating Partnerships included in this prospectus.

(2) Includes a one-time payment of $46.4 million made on February 4, 1999 in connection with the termination of a management services agreement. See Note 2 to the financial statements of Cogen Technologies New Jersey Operating Partnerships included in this prospectus.

(3) The one-time payments in connection with the termination of the gas management and management services agreement were allocated 100% to the Acquired Group's share of net income.

(4) Linden Venture's net income allocated to our company is before amortization of the excess of the purchase price paid over the fair value of the underlying net assets. Such amortization expense was $22.0 million, $18.3 million and $40.3 million for the six months ended June 30, 2000, the period from February 4, 1999 to June 30, 1999, and for the year ended December 31, 1999, respectively.

(5) Linden Venture's financial data is shown at historical cost and does not reflect an allocation of the excess of the purchase price paid by our Company over the historical cost of the underlying net assets.

(6) Btu/Kilowatt-hour.

(7) See Note 1 to Cogen Technologies New Jersey Operating Partnerships financial statements included herein.

                                 CAMDEN VENTURE

                                            SIX MONTHS ENDED
                                              JUNE 30, (6)                 YEAR ENDED DECEMBER 31, (6)
                                         ----------------------    --------------------------------------------
                                          2000        1999          1999       1998     1997     1996     1995
                                         ------       ----         ------     ------   ------   ------   ------
                                                  (RESTATED)(8)  (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
  Revenues:
    Electricity........................  $ 41.0      $ 31.9        $ 73.4     $ 73.1   $ 80.2   $ 77.2   $ 67.5
    Steam..............................                                --         --       --       --       --
                                         ------      ------        ------     ------   ------   ------   ------
                                           41.0        31.9          73.4       73.1     80.2     77.2     67.5
                                         ------      ------        ------     ------   ------   ------   ------
  Costs and expenses:
    Fuel...............................    22.0        15.3(1)       34.6(1)    33.3     39.2     38.4     28.9
    Operating and maintenance..........     3.2         8.0          10.7        6.1      7.5      6.0      6.8
    Depreciation and amortization......     1.9         1.9           3.8        3.7      6.9      6.8      6.8
    General and administrative.........     0.5        13.5(2)       14.0(2)     2.2      2.6      2.6      2.3
    Taxes other than income............     0.2         0.2           0.5        0.4      0.6      0.6      0.5
                                         ------      ------        ------     ------   ------   ------   ------
                                           27.8        38.9          63.6       45.7     56.8     54.4     45.3
                                         ------      ------        ------     ------   ------   ------   ------
  Income (loss) from operations........    13.2        (7.0)          9.8       27.4     23.4     22.8     22.2
    Interest and other income..........     0.3         0.3           1.6        0.4      0.4      0.4      0.4
    Interest expense...................    (3.3)       (3.5)         (6.9)      (7.4)    (7.7)    (8.2)    (8.4)
                                         ------      ------        ------     ------   ------   ------   ------
    Net income (loss)..................  $ 10.2      $(10.2)       $  4.5     $ 20.4   $ 16.1   $ 15.0   $ 14.2
                                         ======      ======        ======     ======   ======   ======   ======
THE ACQUIRED GROUP'S SHARE OF:
  Net income (loss) (5)................  $  6.9      $(12.3)       $ (0.7)(3) $ 15.0   $ 14.7   $ 14.2   $ 13.9
  Cash distributions...................     6.9         6.8          12.5       15.0      8.6     14.5     15.0
BALANCE SHEET DATA AT END OF PERIOD:
  Property and equipment, net..........  $ 97.5      $101.4        $ 99.3     $103.1   $106.3   $108.9   $115.3
  Total assets.........................   118.4       117.1         119.3      121.4    125.3    128.4    133.5
  Debt (including current portion).....    75.3        81.7          78.5       84.6     90.2     95.2     99.8
  Partners' capital....................    36.0        27.1          34.4       31.1     29.0     24.6     27.l
SELECTED OPERATING INFORMATION:
  Megawatt-hours generated
    (thousands)........................     593         516         1,120      1,153    1,208    1,190    1,169
  Average heat rate (without steam
    credit)(7).........................   8,686       8,686         8,735      8,791    8,764    8,740    8,662
  Average heat rate (with steam
    credit)(7).........................   8,509       8,403         8,551      8,601    8,431    8,422    8,347
  Average equivalent availability......      96%         83%(4)        90%(4)     96%      97%      98%      98%
  Steam produced (millions of
    pounds)............................     145         134           284        300      300      301      310

---------------

(1) Includes a one-time payment of $1.6 million made on February 4, 1999 in connection with the termination of a gas management agreement. See Note 2 to the financial statements of Cogen Technologies New Jersey Operating Partnerships included in this prospectus.

(2) Includes a one-time payment of $12.8 million made on February 4, 1999 in connection with the termination of a management services agreement. See Note 2 to the financial statements of Cogen Technologies New Jersey Operating Partnerships included in this prospectus.

(3) The one-time payments in connection with the termination of the gas management and management services agreements were allocated 100% to the Acquired Group's share of net income.

(4) Reflects the impact of a planned major outage which occurred in April and May of 1999. This major outage is scheduled to occur every six years and results in a reduction in the average equivalent availability.

(5) Camden Venture's net income allocated to our company is before amortization of the excess of the purchase price paid over the fair value of the underlying net assets. Such amortization expense was $6.4 million, $5.4 million and $11.8 million for the six months ended June 30, 2000, the period from February 4, 1999 to June 30, 1999, and for the year ended December 31, 1999, respectively.

(6) Camden Venture's financial data is shown at historical cost and does not reflect an allocation of the excess of the purchase price paid by our Company over the historical cost of the underlying net assets.

(7) Btu/Kilowatt-hour.

(8) See Note 1 to Cogen Technologies New Jersey Operating Partnership financial statements included herein.

                                BAYONNE VENTURE

                                           SIX MONTHS ENDED
                                             JUNE 30, (3)               YEAR ENDED DECEMBER 31, (3)
                                        ----------------------   ------------------------------------------
                                         2000        1999         1999     1998     1997     1996     1995
                                        ------       ----        ------   ------   ------   ------   ------
                                                 (RESTATED)(5) (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
  Revenues:
    Electricity(1)....................  $ 51.3      $ 51.9       $104.5   $112.8   $ 92.8   $ 90.4   $ 93.2
    Steam(1)..........................     2.9         1.8          3.8      3.8      3.7      4.9      3.3
                                        ------      ------       ------   ------   ------   ------   ------
                                          54.2        53.7        108.3    116.6     96.5     95.3     96.5
                                        ------      ------       ------   ------   ------   ------   ------
  Costs and expenses:
    Fuel..............................    27.0        18.5         41.6     38.6     43.2     45.2     33.4
    Operating and maintenance.........     4.7         5.1         10.2     14.4     14.7      8.8     10.2
    Depreciation and amortization.....     1.5         1.5          2.9      3.0      6.9      6.9      6.9
    General and administrative........     0.3         0.7          1.1      3.1      2.9      2.8      2.6
    Taxes other than income...........     0.3         0.3          0.5      0.5      0.5      0.5      0.5
                                        ------      ------       ------   ------   ------   ------   ------
                                          33.8        26.1         56.3     59.6     68.2     64.2     53.6
                                        ------      ------       ------   ------   ------   ------   ------
  Income from operations..............    20.4        27.6         52.0     57.0     28.3     31.1     42.9
    Interest and other income.........     0.2         0.1          0.4      1.2      0.1      0.1      0.1
    Interest expense..................    (3.6)       (3.6)        (7.2)    (7.7)    (8.1)    (8.5)    (8.8)
                                        ------      ------       ------   ------   ------   ------   ------
    Net income........................  $ 17.0      $ 24.1       $ 45.2   $ 50.5   $ 20.3   $ 22.7   $ 34.2
                                        ======      ======       ======   ======   ======   ======   ======
THE ACQUIRED GROUP'S SHARE OF:
  Net income(2).......................  $ 15.6      $ 22.2       $ 41.5   $ 44.8   $ 17.5   $ 19.6   $ 29.6
  Cash distributions..................    20.3        16.6         34.4     39.5     18.1     24.5     31.9
BALANCE SHEET DATA AT END OF PERIOD:
  Property and equipment, net.........  $ 66.7      $ 69.5         68.1   $ 70.9   $ 73.8   $ 80.6   $ 87.2
  Total assets........................    94.5        99.8         97.0     97.0     99.0     99.8    107.3
  Debt (including current portion)....    62.5        66.5         63.5     68.4     71.8     74.9     77.7
  Partners' capital...................    22.8        26.2         27.9     20.1     14.4     15.1     20.8
SELECTED OPERATING INFORMATION:
  Megawatt-hours generated
    (thousands).......................     697         706        1,431    1,400    1,330    1,351    1,386
  Average heat rate (without steam
    credit)(4)........................   9,356       9,275        9,255    9,183    9,285    9,215    4,184
  Average heat rate (with steam
    credit)(4)........................   8,826       8,760        8,787    8,278    8,449    8,370    8,141
  Average equivalent availability.....      96%         95%          96%      95%      94%      97%      98%
  Steam produced (millions of
    pounds)...........................     570         582        1,031    1,056      927      952      975

---------------

(1) Subsequent to February 4, 1999 electricity and steam revenues have been reduced by a fee paid to a former affiliate. See Note 3 to the Company's audited and unaudited financial statements included herein. This fee is equal to 1.5% of gross revenues. Electricity revenues have been reduced by $0.8 million, $0.8 million and $1.6 million for the six months ended June 30, 2000 and June 30, 1999, and for the year ended December 31, 1999, respectively. Steam revenues have been reduced by $0.1 million for the year ended December 31, 1999. The reduction to steam revenues for the six months ended June 30, 2000 and 1999 was less than $0.1 million.

(2) Bayonne Venture's net income allocated to our Company is before amortization of the excess of the purchase price paid over the fair value of the underlying net assets. Such amortization expense was $11.0 million, $9.2 million and $20.2 million for the six months ended June 30, 2000, the period from February 4, 1999 to June 30, 1999, and for the year ended December 31, 1999, respectively.

(3) Bayonne Venture's financial data is shown at historical and does not reflect an allocation of the excess of the purchase price paid by our Company over the historical cost of the underlying net assets.

(4) Btu/Kilowatt-hour.

(5) See Note 1 to Cogen Technologies New Jersey Operating Partnerships financial statements included herein.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with the historical and pro forma consolidated financial statements of East Coast Power L.L.C. and the related notes thereto and the historical combined financial statements of the Cogen Tech Group and the Cogen Technologies New Jersey Operating Partnerships and the related notes thereto appearing elsewhere in this prospectus. Certain information contained in this section, including information with respect to our plans and expectations for our business, are forward-looking statements. You should consider carefully the information set forth under the captions "Forward-Looking Statements" and "Risk Factors" for a discussion of important factors that could cause actual results to differ materially from any forward-looking statements contained in this prospectus.

GENERAL

     East Coast Power L.L.C. is a Delaware limited liability company that was formed in December 1998 by JEDI II, a limited partnership in which Enron Corp. and CalPERS each own a 50% interest. On February 4, 1999, our limited liability company agreement was amended and restated to convert JEDI II's initial membership to that of a Class A Member and to admit Enron North America Corp. (formerly Enron Capital & Trade Resources Corp.), a wholly owned subsidiary of Enron, and CalPERS as Class B members. On February 4, 1999, we acquired equity interests in three power generation facilities located in Linden, Bayonne and Camden, New Jersey. The facilities have a total nameplate capacity of 1,037 megawatts of generating capacity. In 1999, the facilities produced a total of
6.37 million megawatt hours of electricity and 5.89 billion pounds of steam. Our activities are limited to the ownership, operation and possible expansion of the facilities.

     On August 13, 1999, Enron North America transferred its Class B membership interest in our company (representing 50% of the total Class B membership interests) to ECP Holding Company. Also on August 13, 1999, ECP Holding Company sold a 49% Class A membership interest and a 49% Class B membership interest in our company to Mesquite Investors, L.L.C., a Delaware limited liability company which is wholly owned by Chaparral Investors, L.L.C. Chaparral Investors is indirectly owned by El Paso Energy Corporation and Limestone Elections Trust. El Paso Energy and its affiliates are managers of Chaparral Investors and Mesquite Investors. Our limited liability company agreement was amended and restated on August 13, 1999 to admit Mesquite Investors as a Class A and Class B Member and to provide for certain preferential distributions to ECP Holding Company in the event of certain contract restructuring or capital projects.

     Certain historical financial information presented in this prospectus represents the combined results of operation and financial position of the three entities we acquired in the acquisition (Linden Ltd., Camden GP and McNair Energy Services Corporation, which comprise the Cogen Tech Group). These entities were, directly or indirectly, the general partners of the partnerships that owned the facilities prior to the closing of the acquisition. We refer to these acquired entities as the "Acquired Group." We accounted for the acquisition on the basis of purchase accounting. Accordingly, our investment in the partnerships that own the facilities was increased by an amount equal to the excess of the purchase price allocated to such partnerships over the historical basis in the partnerships.

THE ACQUISITION

     We acquired our interests in the facilities in February 1999 for $1.277 billion. For the reasons discussed below, our results of operations for the six months ended June 30, 2000 and for the period from February 4, 1999 through December 31, 1999 are not comparable to the results of operations for the Acquired Group for the comparable periods in the prior years, and we expect our results of operations in future periods to continue to differ materially from the historical results of the Acquired Group.

Operating, General and Overhead Expenses

     We expect our general and administrative expense to differ materially from the operating overhead and general and administrative expense reflected in the historical operations of the Acquired Group, and such difference is reflected in our results for the six months ended June 30, 2000 and for the period ended December 31, 1999 as described below. We employ approximately 30 persons, compared with approximately 55 employees of the Acquired Group. We also expect to realize significant savings compared to historical operations in travel and entertainment, professional fees, management information systems, political and charitable contributions and insurance.

     We will also experience cost savings compared to the Acquired Group as a result of transactions consummated at the time of the acquisition. In connection with the acquisition, Linden Venture and Camden Venture made one-time payments to terminate agreements with affiliates with respect to management and gas management fees. The payments made to terminate these agreements were made from capital contributions from the sellers. There are no charges relating to these agreements in our financial statements for periods after the closing of the acquisition. During the year 1998 and the period prior to the acquisition in 1999, equity in earnings of affiliates for the Acquired Group reflected costs attributable to the terminated agreements (excluding the costs to buy out such agreements in the 1999 period) of $4.9 million and $0.3 million, respectively, for Linden Venture and $1.3 million and $0.1 million, respectively, for Camden Venture. The results of operations for the Acquired Group in the year 1998 also includes operating overhead of $16.3 million for development bonuses earned during the period (including $14.5 million of one-time payments to buy out such development bonuses). The development bonuses were eliminated in connection with the acquisition and will not affect our results of operations for periods after the acquisition. Finally, the results of operations for the Acquired Group in the year 1998 include general and administrative expense of $6.0 million relating to the use of a private aircraft that is not available to our company.

Linden Receivable

     Interest and other income of the Acquired Group relates primarily to an account receivable for amounts owed to Linden Ltd. by a former affiliate. In connection with the acquisition, the receivable was distributed to the sellers in their capacity as partners of Linden Ltd. Since the receivable was essentially an "intercompany" transaction within this group of sellers, amounts related to the receivable are not relevant to our operations after the acquisition. Amounts under "Allowance for long-term receivable" relate entirely to such receivable. The receivable appears on the balance sheet of the Acquired Group at December 31, 1998 as a $149.0 million accounts receivable, affiliate.

Interest in Bayonne Venture

     In July 1998, the Acquired Group acquired an additional 5.25% partnership interest in Bayonne Venture from an unaffiliated party for $12.5 million in cash. On a pro forma basis, assuming this transaction took place on January 1, 1998, the Acquired Group's equity in the earnings of Bayonne Venture for the year 1998 would have increased by $1.5 million and net income would have increased by $1.0 million.

LINDEN DISTRIBUTABLE CASH

     The Linden Venture partnership agreement divides cash distributions between our subsidiary Linden Ltd. and our minority partner. Under the partnership agreement, our minority partner receives 99% of distributable cash up to a capped amount per month. The capped amount of approximately $4.3 million per month through September 1998 was reduced to $3.0 million in October 1998. The reduction in the cap will permit us to receive additional distributions of approximately $1.3 million per month from Linden Venture through September 2001. After September 2001, the capped amount of distributions to our minority partners will increase to between $4.3 and $4.8 million per month. See
"-- Liquidity and Capital Resources -- Linden Structure, Indebtedness and Cash Distributions."

POWER PURCHASE AGREEMENTS

     Our facilities sell their electric output pursuant to long-term power purchase agreements with investor-owned utilities. Each of our utility power purchasers has an investment-grade senior debt rating. Our facilities historically have provided consistent and substantial cash distributions, reflecting in part the fixed payment components of the power purchase agreements.

     The power purchase agreements for our facilities typically include a fixed capacity payment, an escalating operations and maintenance payment tied to an inflation index and a fuel expense component tied to the utility's weighted average cost of gas ("WACOG") or another measure. The fuel components of the Camden and Bayonne power purchase agreements historically have been well correlated to our actual fuel costs. The fuel component in one of the Bayonne agreements is based on the utility's prior year's WACOG resulting in a lag between reimbursement of fuel costs and actual costs. This provision has not had a material impact on the Bayonne Facility although it does create variations between fuel costs and fuel pricing in any given year.

     The fuel component in the Linden power purchase agreement is based on a cap indexed to the purchaser's, Con Ed's, weighted average cost of gas. Con Ed reimburses the project for Linden Venture's actual fuel costs throughout the year. At the end of the contract year (April 30), actual costs are compared to the cap. If Linden Venture's fuel costs exceed the cap, Linden Venture reimburses Con Ed for the excess over the next 12 months. If fuel costs are below the cap, Linden Venture and Con Ed split the difference on an equal basis and Con Ed reimburses Linden Venture for its share of the savings over the next 12 months. Linden Venture's fuel costs have exceeded the cap established by Con Ed's WACOG in five of the past six years. Con Ed purchases gas both for distribution to its local gas customers and as fuel for its gas-fired generating plants. Con Ed's WACOG for distribution to its gas customers historically has been higher than its WACOG for generation. This difference reflects the fact that Con Ed's WACOG includes both the commodity cost of its gas purchases and transportation charges, including reservation charges for firm transportation. When Con Ed has had increased demand for gas to operate its power plants, the effect is to lower Con Ed's WACOG by lowering the per unit cost of gas transportation. Linden Venture's results in 1997 and 1998 were adversely affected by a nuclear plant outage which increased Con Ed's gas purchases to operate gas-fired power plants and therefore lowered Con Ed's WACOG. We expect Con Ed's WACOG to increase (adjusted for commodity prices) since the sale of its gas-fired electric generation assets in 1999. Distributions to us from Linden Venture will continue to be impacted by our ability to manage our fuel costs against Con Ed's WACOG. See "Our Business -- The Linden Facility -- Linden Power Purchase Agreement."

     As a result of Con Ed's recent divestiture of its gas-fired electric generation assets and further anticipated changes in its gas purchasing portfolio, Con Ed has initiated negotiations with us to modify the existing fuel component of the power purchase agreement. In addition, we are discussing with Con Ed the methodology of calculating the WACOG in light of Con Ed's recent acquisition of Orange and Rockland Utilities. We do not believe that modification to the existing fuel component, if any, will have a material adverse effect on the financial position or results of operations of Linden Venture or our Company.

LINDEN STEAM AGREEMENTS

     The Linden facility provides steam to Infineum USA L.P. and sells steam to Bayway Refining Company under separate agreements. The Infineum steam sale agreement provides that Linden Venture's maximum delivery obligation is 181,000 lbs/hr for the months of October through and including May and 109,000 lbs/hr for the months of June through and including September. As a result of the pricing and credit provisions of the Infineum agreement, Infineum does not pay Linden Venture for any of the steam take up to the calculated steam electric credit.

     The terms of the Energy Services Agreement with Tosco provide for an amendment to the steam sales agreement with Bayway to increase Bayway's required steam purchases. See "-- Liquidity and Capital Resources -- Capital Expenditures." While no such amendment has yet been entered into, in connection with this contemplated amendment Infineum has filed suit against Linden Venture alleging interference with Infineum's ability to sell steam to Bayway and seeking an unspecified amount of actual and punitive damages. See "Our
Business -- Litigation."

RESULTS OF OPERATIONS

     The following discussion includes the combined results of operation and financial position of the three entities we acquired in the acquisition (Linden Ltd., Camden GP and MESC, which comprise the Cogen Tech Group). These entities were, directly or indirectly, the general partners of the partnerships that owned the facilities prior to closing of the acquisition. We refer to these acquired entities as the "Acquired Group."

East Coast Power L.L.C. -- Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

     Our results of operations for the six months ended June 30, 1999 include the effect of the results of operations of the Acquired Group for the period subsequent to the acquisition (February 4 to June 30, 1999). See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- General". Unless otherwise indicated, discussions with respect to Linden Venture, Camden Venture and Bayonne Venture reflect the results of operations for the full six-month periods ended June 30, 2000 and June 30, 1999.

     Our equity in earnings of affiliates for the six months ended June 30, 2000 totaled $31.1 million compared to $22.0 million for the period from February 4, 1999 to June 30, 1999. We received $87.3 million and $46.9 million in cash distributions during the six months ended June 30, 2000 and the period ended June 30, 1999, respectively.

          Linden Venture. Revenues increased by $31.1 million, or 23.6%, to $163.0 million for the six months ended June 30, 2000, from $131.9 million for the six months ended June 30, 1999. Electricity revenues increased by $25.6 million, or 19.9%, primarily as a result of a $23.6 million increase in the fuel component, a $1.1 million increase in the O&M component and a $0.7 million increase in capacity. The increase in the fuel component is largely a result of a 36.8% increase in the average price of natural gas combined with a 6% increase in the volume of gas burned. The increase in the volume of gas burned is primarily due to a 5% increase in the MW hours generated. Electricity revenues in the six months ended June 30, 2000 also reflected a $5.1 million limitation in the Linden power purchase agreement on the pass-through of fuel costs, compared with a $5.0 million limitation the prior period.

          Steam revenues increased by $5.5 million, or 161.8%, primarily due to a decrease of 65.4% in the amount of steam taken by Infineum at no cost, an 88.0% increase in the volume of steam sold to Bayway, and higher fuel costs as described above. Costs and expenses totaled $101.7 million for the six months ended June 30, 2000 compared to $129.6 million in the prior period. Costs and expenses for the six months ended June 30, 1999 include one-time charges of $46.4 million to terminate a management services agreement and $6.0 million to terminate a gas services agreement. These amounts are included in general and administrative and fuel costs, respectively. Excluding these one-time charges, costs and expenses increased by $24.5 million, or 31.7%, to $101.7 million for the six months ended June 30, 2000 compared to $77.2 million in the prior period. This increase is due to the increase in fuel costs as described above.

          Linden Venture reported net income of $61.7 million for the six months ended June 30, 2000 compared to net income of $6.1 million in the prior period after $52.4 million of one-time charges described above. The one-time charges of $52.4 million were allocated 100% to the Acquired Group, resulting in a net loss allocation of $6.5 million to the Acquired Group for the six months ended June 30, 1999. Excluding these charges, the Acquired Group was allocated earnings of $45.9 million in the six months ended June 30, 1999 compared to earnings of $48.0 million allocated to our company for the six months ended June 30, 2000. For the period subsequent to the acquisition through June 30, 1999, our company was allocated earnings of $38.3 million. Our share of Linden Venture's earnings is included in our results of operations and is reported net of $22.0 million and $18.3 million of amortization of the excess of our investment over our share of Linden Venture's equity for the six months ended June 30, 2000 and 1999, respectively.

          Linden Venture made cash distributions of $81.1 million during the six months ended June 30, 2000 compared to cash distributions of $63.0 million during the six months ended June 30, 1999. Our company's share of these distributions was $60.1 million for the six months ended June 30, 2000 compared to the Acquired Groups share of $43.7 for the six months ended June 30, 1999. For the period subsequent to the acquisition through June 30, 1999, Linden Venture made cash distributions of $43.3 million. Our company's share of these distributions was $30.3 million. Our share of these distributions is included in our cash flows for the six months ended June 30, 2000 and 1999.

          Camden Venture. Revenues increased by $9.1 million, or 28.5%, to $41.0 million for the six months ended June 30, 2000 from $31.9 million for the six months ended June 30, 1999. This increase is a result of a 41.9% increase in the average cost of natural gas coupled with a 15% restoration of capacity from a major planned outage in the prior period. Costs and expenses totaled $27.8 million for the six months ended June 30, 2000 compared to $38.9 million in the prior period. Costs and expenses for the six months ended June 30, 1999 include one-time charges of $12.8 million to terminate a management services agreement and $1.6 million to terminate a gas services agreement. These amounts are included in general and administrative and fuel costs, respectively. Excluding these charges, costs and expenses increased by $3.3 million, or 13.5%, to $27.8 million for the six months ended June 30, 2000 compared to $24.5 million in the prior period. This increase is due to a $8.3 million increase in fuel costs for the reasons described above, offset by a $4.9 million decrease in operating and maintenance expenses due to scheduled major maintenance in 1999. The decrease in operating and maintenance expenses is a result of increased operating and maintenance expenses incurred during the major planned outage that occurred in the prior period.

          Camden Venture reported earnings of $10.2 million for the six months ended June 30, 2000 compared to a net loss of $10.2 million in the prior period after $14.4 million of one-time charges described above. The one-time charges of $14.4 million were allocated 100% to the Acquired Group resulting in a net loss allocation of $12.3 million to the Acquired Group for the six months ended June 30, 1999. Excluding these charges, the Acquired Group was allocated earnings of $2.1 million in the six months ended June 30, 1999 compared to earnings of $6.9 million allocated to our company for the six months ended June 30, 2000. For the period subsequent to the acquisition through June 30, 1999 our company was allocated a loss of $0.5 million. Our share of Camden Ventures earnings (loss) is included in our results of operations and is reported net of $6.4 million and $5.4 million of amortization of the excess of our investment over our share of Camden Venture's equity for the six months ended June 30, 2000 and 1999, respectively.

          Camden Venture made cash distributions of $8.6 million during the six months ended June 30, 2000 compared to cash distributions of $11.5 million during the six months ended June 30, 1999. Our company's share of these distributions was $6.9 million for the six months ended June 30, 2000 compared to the Acquired Group's share of $6.8 million for the six months ended June 30, 1999. For the period subsequent to the acquisition through June 30, 1999, Camden Venture made cash distributions of $9.1 million ($5.8 million after a $3.3 million special distribution to the limited partner in connection with the acquisition). Our company's share of these distributions was $4.8 million. Our share of these distributions is included in our cash flows for the six months ended June 30, 2000 and 1999.

          Bayonne Venture. Revenues remained flat at $54.2 million for the six months ended June 30, 2000 compared to $53.7 million for the six months ended June 30, 1999. Costs and expenses increased by $7.7 million, or 29.5%, to $33.8 million for the six months ended June 30, 2000 compared to $26.1 million in the prior period. This increase resulted from a $8.5 million, or 45.9%, increase in fuel costs. The revenue fuel component for the six months ended June 30, 2000 does not reflect this increase in fuel costs as a result of the contractual lag in the pass through of fuel costs to JCP&L under their power purchase agreement.

          Bayonne Venture reported earnings of $17.0 million for the six months ended June 30, 2000 compared to earnings of $24.1 million in the prior period. Our company was allocated earnings of $15.6 million in the six months ended June 30, 2000 compared to earnings of $22.2 million allocated to the Acquired Group for the six months ended June 30, 1999. For the period subsequent to the acquisition through June 30, 1999, our company was allocated earnings of $17.1 million. Our share of Bayonne Ventures earnings is included in our results of operations and is reported net of $11.0 million and

     $9.2 million of amortization of the excess of our investment over our share of Bayonne Venture's equity for the six months ended June 30, 2000 and 1999, respectively.

          Bayonne Venture made cash distributions of $22.1 million during the six months ended June 30, 2000 compared to cash distributions of $18.0 million during the six months ended June 30, 1999. Our company's share of these distributions was $20.3 million for the six months ended June 30, 2000 compared to the Acquired Group's share of $16.6 for the six months ended June 30, 1999. For the period subsequent to the acquisition through June 30, 1999, Bayonne Venture made cash distributions of $12.8 million. Our company's share of these distributions was $11.8 million. Our share of these distributions is included in our cash flows for the six months ended June 30, 2000 and 1999.

     General and administrative costs (including operating overhead) for our company totaled $3.9 million for the six months ended June 30, 2000, compared to the Acquired Group's costs of $1.7 million in the period from January 1, 1999 to February 3, 1999 and $3.0 million in the period from February 4, 1999 to June 30, 1999. The reasons for the lower costs reported by our company are discussed in "-- The Acquisition -- Operating, General and Overhead Expenses." Interest and other income decreased by $8.9 million to $0.9 million for the six months ended June 30, 2000, from $9.8 million for the period from February 4, 1999 to June 30, 1999 and $0.1 million for the period from January 1, 1999 to February 3, 1999. The decrease is a result of an $8.9 million gain recorded in 1999 relating to the cancellation of an interest rate swap agreement with Enron. Interest expense increased by $1.3 million to $46.3 million at June 30, 2000 compared to $43.0 million for the period from February 4, 1999 to June 30, 1999 and $2.0 million for the period from January 1, 1999 to February 3, 1999. Included in interest expense for the six months ended June 30, 2000 is $46.9 million related to the senior subordinated credit facility with the Bank of America, the senior secured notes, the Enron subordinated note and the Linden Ltd. term loan, $0.6 million in fees related to credit support provided by Enron and El Paso and $0.6 million amortization of deferred costs offset by capitalization of $1.8 million of interest costs relating to the Linden 6 project.

     Our loan agreements require us to maintain compliance with certain financial covenants. We believe that we are in compliance with the terms and conditions of the loan agreements as of August 29, 2000.

East Coast Power L.L.C. -- Year Ended December 31, 1999

     Our results of operations for the year ended December 31, 1999 include the effect of the results of operations of the Acquired Group for the period subsequent to the acquisition (February 4 to December 31, 1999). Unless otherwise indicated, discussions with respect to Linden Venture, Camden Venture and Bayonne Venture reflect the results of operations for the years ended December 31, 1999 and 1998.

     Our equity in earnings of affiliates for the year ended December 31, 1999 totaled $59.7 million. Our equity in earnings is reflected net of amortization expense of $72.3 million representing the amortization of the excess of the purchase price allocated to each Venture over the historical equity in such venture. See Notes 2 and 3 to the East Coast Power L.L.C. audited financial statements included in this prospectus. We received $117.2 million in cash distributions during the period subsequent to the acquisition.

          Linden Venture. Revenues increased to $277.1 million for the year ended December 31, 1999 compared to revenues of $274.1 million for the year ended December 31, 1998. Electricity revenues increased by $4.1 million due primarily to a higher fuel component. The full impact of higher fuel cost could not be passed on to Con Ed under the Linden power purchase agreement. Electricity revenues in the year ended December 31, 1999 reflected a $10.9 million limitation in the Linden power purchase agreement on the pass-through of fuel costs compared with a $7.0 million limitation in the prior period. Steam revenues declined by $1.1 million primarily due to lower fuel costs, which are a component in the determination of the sales price of steam, and the change in the amount of steam taken by Infineum. See "-- Linden Steam Agreements." Costs and expenses totaled $216.2 million in the year ended December 31, 1999, including one-time charges of $46.4 million to terminate a management services agreement and $6.0 million to terminate a gas management agreement. These amounts are included in general and administrative and fuel costs, respectively. Excluding these charges, costs and expenses decreased to

     $163.8 million for the year ended December 31, 1999 from $167.2 million for the year ended December 31, 1998, primarily as a result of a $2.8 million decrease in costs associated with the major planned outage and a $6.2 million decrease in general and administrative expense as a result of the elimination of the GP management fee under the terminated management services agreement which was offset by the $3.9 million increase in the pass-through of fuel costs described above.

          Linden Venture had net income of $65.3 million in the year ended December 31, 1999 after $52.4 million of one-time charges discussed above, compared to net income of $107.7 million in the year ended December 31, 1998. Linden Venture made cash distributions of $129.4 million in the year ended December 31, 1999 compared to $123.7 million during the year ended December 31, 1998. The one-time charges of $52.4 million were allocated 100% to the Acquired Group, resulting in a net income allocation of $39.8 million to the Acquired Group for the year ended December 31, 1999. Excluding these one-time charges, the Acquired Group was allocated earnings of $92.2 million in the year ended December 31, 1999 compared to earnings of $73.3 million in the year ended December 31, 1998. The Acquired Group's share of Linden Venture cash distributions in the year ended December 31, 1999 was $90.6 million compared to $74.0 million in the prior period. This increase in cash distributions primarily relates to a higher percentage of earnings being allocated to the Company for the period from October 1998 through September 2001 under Linden Ltd.'s partnership agreement (see Note 1 to the Cogen Technologies New Jersey Partnerships 1999 combined financial statements).

          Subsequent to the acquisition, Linden Venture reported earnings of $107.7 million and made cash distributions of $109.7 million. Our share of such earnings, $84.6 million, is included in our results of operations for the period ended December 31, 1999, and our share of such cash distributions, $77.2 million, is included in cash flows for the year ended December 31, 1999. Our equity in the earnings of Linden Venture, $43.9 million, is reported net of $40.3 million of amortization of the excess of our investment in Linden Venture over our share of Linden Venture's equity.

          Camden Venture. Revenues remained flat at $73.4 million for the year ended December 31, 1999 compared to $73.1 million for the year ended December 31, 1998. Costs and expenses totaled $63.6 million in the year ended December 31, 1999, including one-time charges of $12.8 million to terminate a management services agreement and $1.6 million to terminate a gas management agreement. These amounts are included in general and administrative and fuel costs, respectively. Excluding these charges, costs and expenses increased from $45.7 million in the year ended December 31, 1998 to $49.2 million in the year ended December 31, 1999 primarily as a result of expenses associated with a major planned outage totaling $5.0 million in 1999.

          Camden Venture had net income of $4.5 million in the year ended December 31, 1999 after $14.4 million of one-time charges discussed above, compared to net income of $20.4 million for the year ended December 31, 1998. Camden Venture made cash distributions of $18.9 million for the year ended December 31, 1999 compared to $18.3 million for the year ended December 31, 1998. The one-time charges of $14.4 million were allocated 100% to the Acquired Group resulting in a net loss allocation of $0.7 million to the Acquired Group for the year ended December 31, 1999. Excluding these one-time charges, the Acquired Group was allocated earnings of $13.7 million in the year ended December 31, 1999 compared to earnings of $15.0 million in the year ended December 31, 1998. The Acquired Group's share of Camden Venture cash distributions in the year ended December 31, 1999 was $12.5 million compared to $15.0 million in the year ended December 31, 1998.

          Subsequent to the acquisition, Camden Venture reported earnings of $15.7 million and made cash distributions of $16.5 million ($13.3 million excluding a $3.3 million special distribution to the limited partner in connection with the acquisition). Our share of these earnings, $11.1 million, is included in our results of operations for the year ended December 31, 1999, and our share of these cash distributions, $10.4 million, is included in cash flows for the year ended December 31, 1999. Our equity in the earnings of Camden Venture, $(0.7) million, is reported net of $11.8 million of amortization of the excess of our investment in Camden Venture over our share of Camden Venture's equity.

          Bayonne Venture. Revenues decreased from $116.6 million in the year ended December 31, 1998 to $108.3 million in the year ended December 31, 1999. Electricity revenues for the year ended December 31, 1998 include a $6.4 million fuel component adjustment related to 1997 and 1996 operations. Excluding the adjustment, electricity revenues were $1.9 million lower in the year ended December 31, 1999. Costs and expenses decreased from $59.6 million in the year ended December 31, 1998 to $56.3 million in the year ended December 31, 1999, primarily due to a $4.7 million decrease in costs relating to major overhauls. The other income included in the year ended December 31, 1998 represents interest related to the previously mentioned fuel component adjustment.

          Bayonne Venture had net income of $45.2 million in the year ended December 31, 1999, compared to net income of $50.5 million in the year ended December 31, 1998, and made cash distributions of $37.4 million in the year ended December 31, 1999, compared to $44.7 million in the year ended December 31, 1998. The Acquired Group's share of Bayonne Venture's net income in the year ended December 31, 1999 was $36.3 million compared to $44.8 million in the year ended December 31, 1998, and the Acquired Group's share of Bayonne Venture's cash distributions in the year ended December 31, 1999 was $29.6 million compared to $39.5 million in the year ended December 31, 1998.

          Subsequent to the acquisition, Bayonne Venture reported earnings of $39.6 million and made cash distributions of $32.3 million. Our share of these earnings, $36.3 million, is included in our results of operations for the year ended December 31, 1999, and our share of these cash distributions, $29.6 million, is included in cash flows for the year ended December 31, 1999. Our equity in the earnings of Bayonne Venture, $16.1 million, is reported net of $20.2 million of amortization of the excess of our investment in Bayonne Venture over our share of Bayonne Venture's equity.

     General and administrative costs (including operating overhead) for our company totaled $11.2 million for the year ended December 31, 1999, compared to the Acquired Group's costs of $2.6 million in the one-month period in 1999 and $41.8 million in the year ended December 31, 1998. The reasons for the lower costs reported by our company are discussed in "-- The Acquisition -- Operating, General and Overhead Expenses."

     We recorded interest expense of $88.5 million for the year ended December 31, 1999. This amount includes $82.4 million in interest expense related to the bridge loan, the senior secured notes, the Enron subordinated note and the Linden Ltd. term loan and a $6.8 million write-off of deferred costs related to the bridge loan, the Linden Ltd. term loan and the senior secured notes offset by a $0.6 million amortization of the Linden Ltd. term loan premium. See
"-- Liquidity and Capital Resources -- Acquisition Financing."

     Our loan agreements require us to maintain compliance with certain financial covenants, among other things. We believe that we are in compliance with the terms and conditions of the loan agreements.

Acquired Group -- Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     Equity in the earnings of affiliates of the Acquired Group increased from $103.7 million in 1997 to $132.9 million in 1998. Cash distributions to the Acquired Group from its affiliates increased from $102.3 million to $128.5 million over the same period.

          Linden Venture. Revenues decreased from $299.0 million in 1997 to $274.1 million in 1998. Electricity revenues decreased by $20.7 million from period to period due primarily to a lower fuel component. Electricity revenues also reflected a $7.0 million limitation in the Linden power purchase agreement on the pass-through of fuel costs in 1998 compared with a $4.7 million limitation in 1997. Steam revenues declined by $4.2 million from period to period due primarily to a lower fuel price component and lower steam take. The decline in revenues was more than offset by a $29.3 million decrease in operating costs. This decrease in operating costs was primarily due to a $20.0 million decrease in fuel costs, a $6.9 million decrease in depreciation expense as a result of the change in estimated useful life of the facility and a $2.1 million decrease in operations and maintenance costs, primarily reflecting a $1.9 million payment made in 1997 to terminate an operations and maintenance agreement and lower maintenance costs. As a result of the decline in expenses, net income increased from $103.6 million in

     1997 to $107.7 million in 1998. The Acquired Group's share of net income increased from $71.8 million in 1997 to $73.3 million in 1998. However, cash distributions to the Acquired Group decreased from $75.6 million to $74.0 million over the same period, primarily reflecting changes in working capital.

          Camden Venture. Revenues decreased from $80.2 million in 1997 to $73.1 million in 1998 due primarily to a lower fuel component. The decrease in revenues from period to period was more than offset by a $11.1 million decrease in operating costs during the period. This decrease in costs was primarily due to a $5.9 million decrease in fuel costs, a $3.2 million decrease in depreciation expense due to the change in the estimated life of the facility and a $1.4 million decline in operations and maintenance costs, primarily reflecting a $1.4 million payment made in 1997 to terminate an operations and maintenance agreement. Net income increased from $16.1 million in 1997 to $20.4 million in 1998. The Acquired Group's share of net income increased from $14.7 million in 1997 to $15.0 million in 1998. Income before depreciation increased $1.1 million (all depreciation is allocated to the limited partner until its capital account equals zero); however, an increase in debt principal payments, which are a factor in the amount of net income allocated to the limited partner, resulted in a decrease in the Acquired Group's share of net income. Cash distributions to the Acquired Group increased from $8.6 million to $15.0 million from period to period, primarily reflecting lower capital expenditures for the year.

          Bayonne Venture. Revenues increased from $96.5 million in 1997 to $116.6 million in 1998. Electricity revenues increased by $20.0 million from period to period due primarily to a $6.4 million fuel component adjustment related to 1997 and 1996 operations and a higher fuel component. The fuel component adjustment reflects an adjustment agreed to by one of the power purchasers in the first quarter of 1998 based upon an audit of the power purchaser's calculation of the weighted average cost of gas for prior periods. The fuel component in one of the Bayonne power purchase agreements is tied to the utility's weighted average cost of gas for the prior year, resulting in a time lag in the pass-through of fuel costs under the contract. For example, while the fuel component was higher in 1998 than 1997, the cost of fuel decreased by $4.6 million from 1997 to 1998 due to a decline in fuel prices. Operations and maintenance costs remained virtually flat from 1997 to 1998. Depreciation expense decreased $3.9 million from period to period reflecting the change in the estimated useful life of the facility. Interest expense declined by $0.4 million from period to period, reflecting lower debt outstanding, and interest income increased $1.1 million, reflecting interest on the previously discussed fuel component adjustment. Net income increased from $20.3 million in 1997 to $50.5 million in 1998. The Acquired Group's share of net income increased from $17.5 million in 1997 to $44.8 million in 1998, and cash distributions to the Acquired Group increased from $18.1 million to $39.5 million over the same period.

     Operating overhead of the Acquired Group increased from $11.6 million in 1997 to $21.6 million in 1998. Operating overhead in 1998 includes $14.5 million to "buy out" development bonuses which certain employees were eligible to receive in subsequent periods and $1.8 million for development bonuses earned during the year. General and administrative expenses of the Acquired Group increased from $19.9 million in 1997 to $20.2 million in 1998.

LIQUIDITY AND CAPITAL RESOURCES

Acquisition Financing

     We financed the acquisition in part with an $831 million bridge loan provided by a bank group and a $250 million subordinated note issued by us to Enron. We repaid all amounts outstanding under the bridge loan and a portion of the amount outstanding under the subordinated note with the proceeds of the offering of the Series A Notes and an equity contribution by JEDI II. The subordinated note bears interest at 9% per annum and matures on July 15, 2017.

     On April 20, 1999 we sold $850.0 million of Series A Notes in three tranches as follows: $296.0 million of 6.737% notes due 2008, $236.0 million of 7.066% notes due 2012 and $318.0 million of 7.536% notes due 2017. The 2008 notes bear interest at 6.737% per year and are repayable in 36 quarterly installments of varying amounts beginning on June 30, 1999, with the final payment due March 31, 2008. The 1999 quarterly payments of $20.0 million, the March 31, 2000 payment of $3.1 million and the June 30, 2000 payment of $3.2 million reduced the original principal amount of the 2008 notes to $269.7 million. The 2012 notes bear interest at 7.066% per year and are repayable in 17 quarterly installments of varying amounts beginning on March 31, 2008, with the final payment due March 31, 2012. The 2017 notes bear interest at 7.536% per year and are repayable in 22 quarterly installments of varying amounts beginning on March 31, 2012, with the final payment due June 30, 2017. Interest on the outstanding notes is payable quarterly, with the first interest payment made on June 30, 1999. Series A Notes issued in April 1999 were exchanged for Series B Notes, with terms identical to Series A Notes, in the exchange offer completed in February 2000.

     The outstanding notes are senior secured obligations which rank senior in right of payment to all existing and future subordinated indebtedness and pari passu in right of payment with all existing and future senior secured indebtedness. In addition, the outstanding notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries and to the distribution rights of minority partners in the ventures. The outstanding notes are secured by the pledge by our owners of their interest in our company, our pledge of our ownership interests in certain of our subsidiaries that own indirect interests in the facilities and the pledge of Linden Ltd.'s $289.6 million intercompany subordinated note payable to us.

     The terms of the outstanding notes limit our ability to pay dividends, incur additional indebtedness, make payments on subordinated debt and make certain other restricted payments. The terms of the outstanding notes also require us to fund a debt service reserve account unless we provide acceptable debt service credit support in the form of an Enron undertaking or an acceptable letter of credit. Enron has provided the required undertaking, and, therefore, we are not currently funding the debt service reserve account.

     Also on April 20, 1999, in accordance with the terms of the limited liability company agreement, JEDI II made an $80.0 million capital contribution to us.

     The proceeds from the sale of the Series A Notes and the capital contribution by JEDI II were used to repay the bridge loan, make a $25.0 million cash distribution to Enron North America, repay $62.1 million of the principal amount of the Enron subordinated note and make an $11.9 million purchase price adjustment payment in connection with the acquisition. The repayment of the bridge loan resulted in the release of the $25.0 million guaranty on the loan by CalPERS. The release was deemed to be a distribution to CalPERS.

Senior Subordinated Credit Facility

     On December 29, 1999, we entered into a $30.0 million subordinated credit facility with Bank of America, N.A. The facility had an initial maturity date of June 30, 2000 which was automatically extended to December 29, 2000. At June 30, 2000 there were borrowings of $17.0 million outstanding bearing interest at the base rate of 11.5%.

     The company has received a proposal from Bank of America, N.A. for a $60.0 million subordinated revolving credit facility. We expect to use proceeds of this facility to repay amounts outstanding under the $30.0 million facility, to fund our capital expenditure program and for general corporate purposes. The proposed facility will bear interest, payable quarterly, at the eurodollar rate plus 2.50%, will mature on December 31, 2001 and will otherwise contain provisions substantially similar to those in the $30 million facility.

General

Capital Expenditures

     During February 2000, we entered into an Energy Services Agreement (the "ESA") with Tosco Refining L.P., a subsidiary of Tosco Corporation, under which we are required to construct, own and operate a 172 megawatt cogeneration facility (Linden 6) on part of the existing Linden Facility's site under a sublease entered into with Linden Venture. Linden 6 will be owned and operated by a wholly owned subsidiary of our company. The estimated $107.3 million cost of Linden 6 will be financed with cash flow from operations and borrowings under the proposed senior subordinated credit facility from the Bank of America. The ESA contemplates an in-service date of January 8, 2002. In the event Linden 6 is not in service by January 23,

2002, the ESA requires the Company to make delay payments in the amount of $18,000 per day for the first 60 days and $36,000 for each day thereafter. In connection with the ESA, we entered into a $91.8 million, fixed price, Engineering, Procurement and Construction Agreement (the "EPC") with National Energy Production Corporation ("NEPCO"), an affiliate of Enron. Under the EPC, NEPCO has guaranteed completion of Linden 6 by late October 2001.

     In addition to the EPC, we also entered into a ground lease with Tosco to provide a site for the interconnection of Linden 6, and three additional ground leases with Bayway Refining to provide sites for future development projects. Required consent has been obtained from the Linden Venture partners and lenders for these transactions.

     In connection with obtaining the consent of the Linden Venture partners and lenders for the transactions contemplated by the ESA, we have indemnified Linden Venture from any and all losses that may be incurred as a result of Linden 6. Enron and El Paso have guaranteed the Company's obligations under this indemnity in an aggregate amount of $15.0 million.

     In addition, the ESA requires an amendment to the steam sale agreement between Bayway, a subsidiary of Tosco, and Linden Venture to increase the minimum amounts of steam Bayway is required to take. In connection with the proposed amendment to the steam sale agreement with Bayway, Infineum filed suit against Linden Venture seeking an unspecified amount of actual and punitive damages. See "Our Business -- Litigation."

     The capital expenditures planned for 2001 as described below are subject to certain lender and partner consent. We are planning to finance these expenditures with cash flow from operations of the related Venture.

     Linden. Linden Venture has planned capital expenditures of approximately $2.2 million in 2001 for plant improvements. There are no planned capital expenditures for the last six months of 2000.

     Camden. Camden Venture has planned capital expenditures of approximately $0.4 million in 2001 for plant improvements. There are no planned capital expenditures for the last six months of 2000.

     Bayonne. Bayonne Venture has planned capital expenditures of approximately $1.4 million in 2001 for plant improvements. There are no planned capital expenditures for the last six months of 2000.

Existing Project and Subsidiary Debt

     The following table summarizes the outstanding long-term indebtedness of our subsidiaries at June 30, 2000:

                                                          CURRENT   LONG-TERM   TOTAL    MATURITY
                                                          -------   ---------   ------   --------
                                                                 (IN MILLIONS OF DOLLARS)
Linden Ltd.(1)
  Fixed rate............................................   $ 7.9     $ 75.5     $ 83.4     2007
  Floating rate.........................................     8.6       82.1       90.7     2007
  Working capital.......................................      --       10.0       10.0     2007
                                                           -----     ------     ------
                                                            16.5      167.6      184.1
                                                           -----     ------     ------
Camden Venture
  Term loan -- Tranche A loan...........................     5.9       47.8       53.7     2007
  Term loan -- Tranche B loan...........................     1.2       20.4       21.6     2009
                                                           -----     ------     ------
                                                             7.1       68.2       75.3
                                                           -----     ------     ------
Bayonne Venture
  Term loan.............................................     4.5       57.5       62.0     2008
  Equipment loan........................................     0.5         --        0.5     2000
                                                           -----     ------     ------
                                                             5.0       57.5       62.5
                                                           -----     ------     ------
          Total.........................................   $28.6     $293.3     $321.9
                                                           =====     ======     ======

---------------

(1) Does not include $3.1 million unamortized premium recorded in connection with the acquisition.

Linden Structure, Indebtedness and Cash Distributions

     Linden Structure. The following chart shows the Linden ownership structure:

                       [LINDEN OWNERSHIP STRUCTURE CHART]

     The development of the Linden facility was financed through equity contributions to Linden Venture of $25.0 million from Linden Ltd. and $500.0 million from an owner trust created for the benefit of GECC and Dana Capital Corporation, its co-investor. The owner trust receives distributions from Linden Venture on a preferential basis. In addition, the Linden Venture partnership agreement contains certain provisions that effectively restrict Linden Venture from, among other things, entering into certain agreements or commitments, selling or otherwise transferring assets, incurring indebtedness (other than defined permitted indebtedness), creating or allowing any lien on its property (other than defined permitted liens) and amending or modifying project documents.

     Linden Indebtedness. At June 30, 2000, Linden Ltd. had outstanding indebtedness of $184.1 million under the term loan agreement (the "Linden Ltd. Term Loan") with State Street Bank and Trust Company, as trustee. The Linden Ltd. Term Loan is secured by the pledge by Linden Ltd. of its general partnership interest in Linden Venture and certain segregated deposit accounts. The Linden Ltd. Term Loan is comprised of a fixed rate portion, a floating rate portion and a working capital portion, all of which mature September 1, 2007. At June 30, 2000, $83.4 million was outstanding under the fixed rate portion, $90.7 million was outstanding under the floating rate portion, and $10.0 million was outstanding under the working capital portion. The fixed rate portion bears interest at 8.8% with principal and interest payments due quarterly. Principal payments with respect to the fixed rate portion increase by 2.85% each quarter with the principal payment due September 1, 2000 being $1.9 million. The floating rate portion bears interest at LIBOR plus 1.65%, with principal and interest payments due quarterly. Principal payments with respect to the floating rate portion increase by 2.85% each quarter, with the principal payment due September 1, 2000 being $2.1 million. The working capital portion bears interest at a one month financial commercial paper rate plus 0.55%, with interest payable quarterly.

     The Linden Ltd. Term Loan contains certain restrictions that significantly limit or prohibit, among other things, the ability of Linden Ltd. to:

     - incur indebtedness;

     - make payments of certain indebtedness;

     - pay distributions to its owners;

     - make investments;

     - engage in transactions with affiliates;

     - create liens;

     - sell assets; and

     - engage in acquisitions, mergers and consolidations.

     Linden Cash Distributions. The cash remaining after payment of taxes, operating expenses and maintenance of required reserve funds ("Linden Venture Distributable Cash") is distributed monthly by Linden Venture to Linden Ltd. and the owner trust, in accordance with the allocations described below. Portions of distributions of Linden Venture Distributable Cash to Linden Ltd. are deposited in an escrow account held by Linden Ltd. for the benefit of the owner trust to pay monthly (a) debt service requirements under the Linden Ltd. Term Loan and
(b) amounts required to maintain ratios (the "Required Payment Ratios"), for specified periods, based upon (y) total Linden Venture Distributable Cash, together with the amount of earnings on the working capital fund and interest paid by Linden Venture on working capital loans from Linden Ltd. for such period, to (z) Linden Venture Distributable Cash paid to Linden Ltd. under Linden Tranche 1 (as defined below), together with debt service payments of Linden Ltd. on the Linden Ltd. Term Loan, for the same period. No Linden Venture Distributable Cash may be paid to Linden Ltd. if there exists any default under the Linden Ltd. Term Loan. The Required Payment Ratios are calculated quarterly and are required to be at least 1.2 to 1.0.

     Linden Venture Distributable Cash is paid to the owner trust and Linden Ltd. monthly based on three tranches of payments under the Linden Venture partnership agreement. Linden Ltd. receives 1% and the owner trust, as the limited partner in Linden Venture, receives 99% of Linden Venture Distributable Cash up to a capped amount equal to approximately $3.0 million per month through September 2001 and between $4.3 million and $4.8 million per month after September 2001 ("Linden Tranche 1"). Linden Tranche 1 distributions are set at a level such that, over a period of 22.5 years, the owner trust will be repaid an amount equal to its initial equity investment plus an 8.4% return (including the allocation of venture tax benefits).

     The second tranche ("Linden Tranche 2") is the Linden Venture Distributable Cash remaining after the Linden Tranche 1 payment, up to an amount equal to twice the amount of Linden Tranche 1. Linden Tranche 2 distributions are allocated 99% to Linden Ltd. and 1% to the owner trust. The third tranche ("Linden Tranche 3") is the remaining Linden Venture Distributable Cash in excess of Tranches 1 and 2 and is distributed 10% to the owner trust and 90% to Linden Ltd. The distribution of cash according to the terms summarized above will be in effect until the date (the "Flip Date") which is the earlier of March 17, 2015 or the date upon which the owner trust has achieved a 6.338% return on its initial equity investment. On the Flip Date, distribution of cash according to the above mechanism ends, and all Linden Venture Distributable Cash will then be distributed initially 30% to the owner trust and 70% to Linden Ltd. until the owner trust has achieved a 6.338% after-tax rate of return, at which time the owner trust's distributable percentage will be reduced to 20%. The owner trust's distributable percentage will be further reduced to 10% and finally to 1% when the owner trust has achieved after-tax rates of return of 7.338% and 8.338%, respectively.

     If there is a positive balance in the Arrears Account (as defined) at any time prior to the Flip Date, distributions of Linden Venture Distributable Cash that are normally distributed pursuant to Linden Tranche 2 and Linden Tranche 3 are instead distributed 99% to the owner trust and 1% to Linden Ltd. until the balance in the Arrears Account equals zero, at which time the normal distributions of Linden Tranche 2 and Linden Tranche 3 resume. If a Tax Indemnity Event (as defined) occurs at any time, all amounts of Linden Venture Distributable Cash that are normally distributed to Linden Ltd. are instead distributed to the owner trust until either the balance in the Tax Indemnity Account (as defined) equals zero or the owner trust is made whole from a tax standpoint.

     Upon the occurrence of a special event under the Linden Venture partnership agreement, normal distributions are interrupted and Linden Venture Distributable Cash is instead allocated 99% to the owner trust and 1% to Linden Ltd. Normal distributions of Linden Venture Distributable Cash resume when the owner trust receives a specified rate of return on its equity or the Special Event has ceased to exist, whichever occurs earlier, provided that the Arrears Account does not have a positive balance. In addition, so long as a Special Event is ongoing, the owner trust may exercise certain powers with respect to the management of Linden Venture.

     Among other things, the following occurrences with respect to Linden Ltd. and/or Linden Venture, as applicable, constitute special events which interrupt normal distributions of Linden Venture Distributable Cash:

     - false or misleading representations or warranties or the failure to perform covenants with respect to certain documents;

     - certain defaults in the repayment of certain indebtedness;

     - certain failures of counterparties to perform under certain project documents;

     - voluntary or involuntary bankruptcy, receivership or similar proceedings;

     - judgments in excess of $1,000,000;

     - in certain circumstances, the levying upon, attachment or seizure of property;

     - certain dissolutions and liquidations; and

     - the failure to maintain insurance and certain failures to comply with the terms thereof.

     Historical annual distributions from Linden Venture are set forth in the table below:

                                                    1999         1998         1997
                                                  ---------    ---------    ---------
                                                             (IN MILLIONS)
Linden Venture Distributable Cash
  Distributions to owner trust:
  Linden Tranche 1..............................  $    35.9    $    48.7    $    51.1
  Linden Tranche 2..............................        0.7          0.7          0.8
  Linden Tranche 3..............................        2.2          0.3          0.1
                                                  ---------    ---------    ---------
                                                       38.8         49.7         52.0
                                                  ---------    ---------    ---------
Linden Venture Distributable Cash
  Distributions to Linden Ltd.:
  Linden Tranche 1..............................        0.3          0.5          0.5
  Linden Tranche 2..............................       70.5         70.7         74.1
  Linden Tranche 3..............................       19.8          2.8          1.0
                                                  ---------    ---------    ---------
                                                       90.6(1)      74.0(1)      75.6(1)
                                                  ---------    ---------    ---------
  Total distributions...........................  $   129.4    $   123.7    $   127.6
                                                  =========    =========    =========

---------------

(1) Includes amounts escrowed for payment of the Linden Ltd. Term Loan of $28.6 million, $28.4 million and $28.9 million for 1999, 1998 and 1997, respectively.

Camden Structure, Indebtedness and Cash Distributions

     Camden Structure. The following chart sets forth the ownership structure of Camden Venture:

                        CAMDEN OWNERSHIP STRUCTURE CHART

     Camden Indebtedness. Camden Venture is a party to a term loan agreement with GECC (the "Camden Venture Term Loan"). GECC assigned Tranche A of the Camden Venture Term Loan to a group of banks and retained Tranche B. The Camden Venture Term Loan is secured by a lien on the Camden Facility, Camden Venture's revenues and other assets and a pledge of the general partnership interest of Camden GP in Camden Venture. At June 30, 2000, the aggregate outstanding principal balance of Tranche A, which matures May 1, 2007, was $53.7 million. At June 30, 2000, the outstanding principal balance of Tranche B, which matures May 1, 2009, was $21.6 million.

     Tranche A accrues interest at the per annum rate of either (a) 3-month LIBOR plus an increasing margin of 1.00% to 1.625% (1.25% for the period November 3, 1998 to November 1, 2001) or (b) if such loan is in default, a prime rate plus an increasing margin of 2.375% to 3.0% or the fed funds rate plus 2.5%, whichever is higher, with principal and interest payable quarterly. Principal payments with respect to Tranche A increase each quarter by varying amounts ranging from approximately 1.6% to approximately 4.8% of the prior quarter's payment with the principal payment due August 1, 2000 being $1.4 million. Camden Venture has entered into an interest rate swap agreement with GECC to fix the LIBOR portion of the interest rate with respect to Tranche A at 5.945%. The swap agreement has a notional amount equal at all times to the outstanding principal balance of Tranche A. Tranche B accrues interest at the annual rate of 11.4%, with interest and principal payable quarterly. Principal payments with respect to Tranche B increase each quarter by varying amounts ranging from approximately 1.6% to approximately 4.8% of the prior quarter's payment, through May 1, 2007, with the principal payment due August 1, 2000 being $0.3 million, and the final eight principal payments averaging approximately $1.3 million each. Optional prepayments on Tranche B are subject to a yield maintenance premium.

     The Camden Venture Term Loan contains certain restrictions that significantly limit or prohibit, among other things, the ability of Camden Venture or its general partner, Camden GP, to incur indebtedness, make payments of certain indebtedness, pay distributions to its owners, make investments, engage in transactions with affiliates, create liens, sell assets, amend material contracts and engage in acquisitions, mergers and consolidations. In addition, the Camden Venture Term Loan requires Camden Venture to establish and maintain security deposit accounts into which its revenues are deposited and from which reserve accounts are funded and maintained for various obligations, including the repayment of the Camden Venture Term Loan.

     Camden Cash Distributions. Camden Venture Distributable Cash is the cash remaining after the payment of:

     - project expenses;

     - fees and expenses owed to lenders, interest rate swap counterparties and letter of credit issuers under the Camden Venture Term Loan;

     - principal and interest on the Camden Venture Term Loan;

     - reimbursement obligations owed on letters of credit issued under the Camden Venture Term Loan; and

     - reserve amounts required if the fixed charge coverage ratio of the Camden Venture Term Loan is less than 1.2 to 1.0.

Absent the existence of a default under the Camden Venture Term Loan, Camden Venture Distributable Cash is distributed monthly by Camden Venture to Camden GP and GECC in accordance with the allocations described below.

     Camden Venture Distributable Cash is paid to GECC and Camden GP based on two tranches of payments under the terms of Camden Venture's partnership agreement. Under the first tranche ("Camden Tranche 1"), Camden Venture pays to GECC and the other lenders all amounts due for debt service expenses and other obligations pursuant to the Camden Venture Term Loan. Also under Camden Tranche 1, GECC receives 99% and Camden GP 1% of Camden Venture Distributable Cash up to a capped amount equal to approximately $0.3 million to $0.4 million per month through May 2007 and varying amounts thereafter. Camden Tranche 1 distributions are set at a level such that GECC will be repaid an amount equal to its initial equity investment plus a 6.8% return thereon (including the allocation of all venture tax benefits).

     The balance of the Camden Venture Distributable Cash following satisfaction of the Camden Tranche 1 obligations is distributed 99% to Camden GP and 1% to GECC ("Camden Tranche 2"). The distributions of cash according to the above mechanism ends April 1, 2010. Thereafter, Camden Venture Distributable Cash will be distributed 10% to GECC and 90% to Camden GP.

     If there is a positive balance in the monthly arrears account, distributions of Camden Venture Distributable Cash that are normally distributed pursuant to Camden Tranche 2 are instead distributed 99% to GECC and 1% to Camden GP until GECC receives a distribution equal to the then current balance of the monthly arrears account, which is decreased by the amount of such distribution, at which time normal distributions of Camden Tranche 2 resume. If there is a positive balance in the quarterly arrears account, distributions of Camden Venture Distributable Cash that are normally distributed pursuant to Camden Tranche 2, or which are otherwise distributable as a result of a positive monthly arrears account balance as previously discussed, are instead distributed 99% to GECC and 1% to Camden GP until GECC receives a distribution equal to the then current balance of the quarterly arrears account, which is decreased by the amount of such distribution, at which time distributions as a result of a positive monthly arrears account balance are made, if applicable. Otherwise, normal distributions of Camden Tranche 2 resume. If a tax indemnity event occurs at any time, all amounts of Camden Venture Distributable Cash that are normally distributed to Camden GP are instead distributed to GECC until either the balance in the tax indemnity account equals zero or GECC is made whole from a tax standpoint.

     Upon the occurrence of a special event under the Camden Venture partnership agreement, normal distributions are interrupted and Camden Venture Distributable Cash is instead allocated 99% to GECC and 1% to Camden GP. Normal distributions of Camden Venture Distributable Cash resume when GECC receives a specified rate of return on its equity or the Special Event has ceased to exist, whichever occurs earlier, provided that the arrears account does not have a positive balance. In addition, so long as a Special Event is ongoing, GECC may exercise certain powers with respect to the management of Camden Venture.

     Among other things, the following occurrences with respect to Camden GP and/or Camden Venture, as applicable, constitute special events which interrupt normal distributions of Camden Venture Distributable Cash:

     - false or misleading representations or warranties or the failure to perform covenants with respect to certain documents;

     - certain defaults in the repayment of certain indebtedness;

     - certain failures of counterparties to perform under certain project documents;

     - voluntary or involuntary bankruptcy, receivership or similar proceedings;

     - judgments in excess of $1,000,000;

     - in certain circumstances, the levying upon, attachment or seizure of property;

     - certain dissolutions and liquidations; and

     - the failure to maintain insurance and certain failures to comply with the terms thereof.

     Historical annual distributions from Camden Venture are set out in the table below:

                                                              1999    1998    1997
                                                              -----   -----   -----
                                                                  (IN MILLIONS)
Payments to GECC and lenders:
  Camden Tranche 1..........................................  $16.3   $16.3   $16.0
  Camden Tranche 2..........................................    0.1     0.1     0.1
                                                              -----   -----   -----
                                                               16.4    16.4    16.1
                                                              -----   -----   -----
Camden Venture Distributable Cash Distributions to Camden
  GP:
  Camden Tranche 1..........................................    0.2     0.1     0.2
  Camden Tranche 2..........................................   12.3    14.9     8.4
                                                              -----   -----   -----
                                                               12.5    15.0     8.6
                                                              -----   -----   -----
          Total Distributions...............................  $28.9   $31.4   $24.7
                                                              =====   =====   =====

Bayonne Structure, Indebtedness and Cash Distributions

     Bayonne Structure. The following chart sets forth the ownership structure of Bayonne Venture:

                      [BAYONNE OWNERSHIP STRUCTURE CHART]

     The original development and construction of the Bayonne Facility was financed through a term loan agreement (the "Bayonne Term Loan") with Prudential Insurance Company of America and approximately $30.0 million in equity contributed by the partners of Bayonne Venture.

     Bayonne Indebtedness. As of June 30, 2000, Bayonne Venture had $62.0 million of outstanding indebtedness under the Bayonne Term Loan. The Bayonne Term Loan is generally non-recourse to the partners of Bayonne Venture and is secured by the Bayonne Facility and other Bayonne Venture assets and all the revenues of Bayonne Venture. This indebtedness matures October 2008 and accrues interest at the per annum rate of 10.85%, with accrued interest and principal payable quarterly. The Bayonne Term Loan is non-callable through September 2002, and thereafter may, at the option of Bayonne Venture, be prepaid at a premium on the prepaid portion thereof calculated at a decreasing percentage which commences at 10.85%.

     The Bayonne Term Loan contains certain restrictions that significantly limit or prohibit, among other things, the ability of Bayonne Venture to incur indebtedness, make payments of certain indebtedness, pay distributions to its owners, make investments, engage in transactions with affiliates, create liens, sell assets and engage in acquisitions, mergers and consolidations. In addition, the Bayonne Term Loan requires Bayonne Venture to create a debt service reserve fund from net cash flow if Bayonne Venture's annual debt service coverage ratio, calculated each quarter using the previous twelve months' financial information, falls below 1.50x. Bayonne Venture must increase the reserve until funds held in such reserve plus the funds available for debt service equal 1.50x the previous twelve months' debt service. Any funds held in such reserve may be released as, and to the extent that, the balance of funds retained in such reserve (if any) together with Bayonne Venture's net cash flow cause Bayonne Venture's coverage ratio to exceed 1.50x. Bayonne Venture has not been required to fund the debt service reserve. At June 30, 2000, Bayonne Venture's debt service coverage ratio as calculated under the Bayonne Term Loan was 3.3x.

     Bayonne Venture has received a commitment letter from Southwest Bank of Texas with respect to a $5.0 million credit facility, which is expected to be used to fund the daily operating cash flow needs of the Bayonne facility. This credit facility has been approved by the partners of Bayonne Venture.

     Bayonne Venture Cash Distributions. The cash remaining after payment of operating expenses, debt service and maintenance of required reserve funds ("Bayonne Venture Distributable Cash") is distributed monthly by Bayonne Venture to each of the partners of Bayonne Venture according to each partner's respective ownership percentages in Bayonne Venture. Under the Bayonne Term Loan, Bayonne Venture is prohibited from making distributions to its partners except in accordance with an approved operating budget. No distributions of Bayonne Venture Distributable Cash may be made if there is a default under the Bayonne Term Loan.

     Historical annual distributions from Bayonne Venture are set forth in the table below.

                                                              1999    1998    1997
                                                              -----   -----   -----
                                                                  (IN MILLIONS)
Bayonne Venture Distributable Cash Distributions:(1)
  JEDI Bayonne, GP, LLC/NJ Inc. (current and former managing
     general partner, respectively, of Bayonne Venture).....  $29.6   $39.5   $18.1
  Minority general partners.................................    7.8     5.2     2.8
                                                              -----   -----   -----
          Total Distributions...............................  $37.4   $44.7   $20.9
                                                              =====   =====   =====

---------------

(1) Historical annual distributions from Bayonne Venture to its general partners do not correlate with the current ownership percentages of such partners due to the purchase by NJ Inc. of an additional 5.25% interest in Bayonne Venture in July 1998.

MARKET RISK DISCLOSURES

     Our company's exposure to interest rate risk results from the Linden Ltd. Term Loan. In regards to the floating rate and working capital portion of this loan, a 10% fluctuation in LIBOR rates and in financial commercial paper rates in effect during the first six months of 2000 would not have a materially adverse impact on earnings in the last quarter of 2000.

RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Statement Accounting Standards Board ("FASB") adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," in June 1998. The statement requires that all derivatives be recognized at fair value as assets or liabilities and that changes in fair value be recorded in earnings or other comprehensive income. In July 1999, the FASB adopted SFAS No. 137, which defers the required adoption date of SFAS No. 133 by one year to fiscal years beginning after June 15, 2000. Our analysis of the potential impact of this statement has not been completed.

                                  OUR BUSINESS

     Our sole business is the ownership, operation and potential expansion of our facilities, which are located in Linden, Camden and Bayonne, New Jersey. The following information summarizes certain important information with respect to our facilities:

                                   LINDEN VENTURE               CAMDEN VENTURE               BAYONNE VENTURE
                             ---------------------------  ---------------------------  ---------------------------
Location...................  Linden, NJ                   Camden, NJ                   Bayonne, NJ
Equipment Type.............  5 GE Frame 7EA gas turbines  1 GE Frame 7EA gas turbine   3 GE Frame 6B gas turbines
                             3 GE condensing steam        1 GE condensing steam        1 GE SAEC steam turbine
                             turbines                     turbine
Nameplate Electric           715 MW                       146 MW                       176 MW
  Capacity.................
Power Purchase
  Agreement/Expiration.....  Con Ed/2017                  PSE&G/2013                   JCP&L (75.8%)/2008
                                                                                       PSE&G (24.2%)/2008
Commercial Operations......  May 1992                     March 1993                   October 1988
Average Heat Rate
  (1999)(1)................  9,777 Btu/KWh                8,713 Btu/KWh                9,255 Btu/KWh
Historical Average
  Availability
  (1994-1999)..............  94%                          95%                          96%
Facility Dispatch..........  Dispatchable (restricted)    Base load                    Base load
Facility Design Maximum
  Steam Output Capacity....  1,250,000 lbs/hr             92,000 lbs/hr                225,000 lbs/hr
Facility Design Steam Sales
  Capacity.................  1,000,000 lbs/hr             60,000 lbs/hr                125,000 lbs/hr
Steam Sales/Expiration.....  Bayway Refining              Camden Paperboard/2013       IMTT-Bayonne/Year-to-Year
                             Company/2017                                              IMTT-BX/Year-to-Year
                             Infineum USA L.P./2017
Facility Operator..........  GE                           GE                           GE
Fuel Type..................  Natural Gas, Butane          Natural Gas, Kerosene,       Natural Gas, Kerosene,
                                                          Jet-A or L.S. Diesel         Jet-A or L.S. Diesel
Approximate Daily Average
  Fuel Requirements........  110,000 MMBtu                30,000 MMBtu                 36,000 MMBtu
Fuel Supply................  Spot(2)                      Spot(2)                      PSE&G -- CIG Tariff
Gas Transportation/
  Expiration...............  PSE&G and Elizabethtown/     PSE&G/2013                   PSE&G -- CIG Tariff/5 days'
                             2017                                                      termination

---------------

(1) Without credit for steam production.

(2) The fuel supply for the Linden and Camden facilities is provided under short-term firm gas supply contracts. The contract price is based on spot gas prices plus a reservation charge.

THE LINDEN FACILITY

     Linden Facility Description. The Linden facility is a 715 MW gas-fired, combined-cycle cogeneration dispatchable facility located in Linden, New Jersey, on the site of Bayway Refining Company, adjacent to a chemical plant complex and technology center owned by Infineum USA L.P. The Linden facility began commercial operations in May 1992.

     During the last five full calendar years, the Linden facility had an average availability factor of 94%. This facility sells its electric capacity and energy (up to 645 MW) to The Consolidated Edison Company of New York, Inc. under a power purchase agreement which expires in 2017. The Linden facility provides steam to Bayway Refining Company, a subsidiary of Tosco Corporation, and to Infineum USA L.P., a joint venture among Exxon Chemical Corporation, The Shell Petroleum Company Limited and Shell Chemical Company, under agreements which expire in 2017. We have operating and maintenance responsibility for the Linden facility, but we have contracted with General Electric Company to provide the day-to-day operation and maintenance of the plant.

     The Linden facility is comprised of five GE Frame 7EA gas turbine generators and three GE condensing steam turbine generators. Natural gas is burned directly in the gas turbine generators to produce electricity and high temperature exhaust gases. The exhaust gases from the gas turbines are channeled into five Nooter Eriksen heat recovery steam generators to produce high pressure steam for the steam turbine generators. The steam turbine generators produce additional electricity and process steam which is sold to Bayway Refining and Infineum. The steam turbines, in turn, exhaust into a multi-cell air cooled condenser to return condensate to the plant's water cycle. The condensate produced by the air cooled condenser reduces the plant's water consumption by approximately 66%. Condensate from process steam sold to Bayway Refining and Infineum is not returned to the cycle. All raw makeup water is purchased from Elizabethtown Water Company.

     The Linden facility has been designed to operate 24 hours per day, 365 days per year, for a total of 8,760 hours per year, at 93% availability, with design net delivered capacity of 645 MW and export steam generation volume of approximately 1,000,000 pounds per hour.

     The 13.8 KV electrical power produced by the generators is stepped up to 345 KV. The SF6 gas insulated switch gear then delivers the electricity to an underground, parallel connected pair of oil-filled cable ducts, which provide the outgoing power connection directly to Con Ed, allowing the plant to be treated as an "in-city capacity resource." The Linden facility's qualification as an "in-city capacity resource" is significant because, under current New York ISO rules, 80% of the peak electric demand in New York City must be supported by "in-city" generators. This electric interconnection terminates with Con Ed's Goethals Station on Staten Island, New York. The total interconnection distance to Con Ed is approximately 1.6 miles. Each cable has potential transmission capacity of 650 MW.

     The Linden facility has been designed, and is being maintained and operated, to meet the strict environmental standards of the State of New Jersey. The Linden facility uses best available control technology to reduce gas turbine, water and noise emissions to the levels required and permitted by federal and state regulators. Nitrogen oxide ("NOx") emissions levels are controlled through steam injection into the turbine combustion chambers and by selective catalytic reduction in the heat recovery steam generators. Carbon monoxide ("CO") emissions are controlled by the design of the combustion turbines.

     Linden Power Purchase Agreement. Linden Venture sells all the electricity up to the power production capacity, 645 MW, produced by the Linden facility, net of auxiliary plant loads, to Con Ed pursuant to a power purchase agreement (the "Linden PPA"). Certain provisions of the Linden PPA are summarized below.

     Term: Base term of 25 years from May 1, 1992, the date of initial commercial operations.

     Regulatory Approval: Approval by the Public Service Commission of New York (the "NYPSC") allowing Con Ed full recovery of all payments for the purchase of electricity under the Linden PPA through its fuel adjustment clause was received in 1991.

     Pricing: Base term pricing is determined by the following components:

        Capacity: Con Ed is required to pay a fixed capacity rate of 1.8553c per KWh delivered or available, subject to a cap of 85% of the Linden facility's dependable maximum net capability. The dependable maximum net capability is determined by an annual capability test but may not exceed an agreed maximum of 645MW. Kilowatt-hours delivered or available in excess of the 85% cap during the 12 months preceding any off-peak months can be credited to an off-peak month to the extent the total payments for that month do not exceed the 85% cap.

        Fuel: Con Ed is required to pay actual fuel costs, including commodity, transportation, storage costs, and the fuel costs attributable to steam generated by an outside source and delivered to the Linden facility, attributable to electricity actually delivered to Con Ed, subject to an annual cap of 2.634c per KWh delivered, adjusted for changes in Con Ed's annual weighted average cost of gas since 1989 (4.192c for June 2000). Linden Venture is entitled to keep 50% of the amount by which actual fuel costs are less than the annual cap. Actual fuel costs above the annual cap are absorbed 100% by Linden Venture. As a result of Con Ed's recent divestiture of their gas-fired electric generation assets and further anticipated changes in their gas purchasing portfolio, Con Ed has initiated negotiations with us to modify the existing fuel component. We do not believe that modification to the existing fuel component, if any, will have a material adverse effect on the financial position or results of operations of Linden Venture or our Company.

        Operating and Maintenance: Con Ed is required to pay an escalating operations and maintenance ("O&M") rate equal to 0.9c per KWh as of the inception of the Linden PPA, increasing by a local CPI inflation factor on a monthly basis (1.295c per KWh for June 2000). The O&M component is equal to this rate multiplied by KWhs delivered or available subject to a cap equal to 90% of the Linden facility's dependable maximum net capability. Kilowatt-hours delivered or available in excess of the 90% cap during the 12 months preceding any off-peak months can be credited to such month up to the 90% cap.

        Pricing during any renewal periods and during curtailment is determined by alternate mechanisms as set forth in the Linden PPA.

     Curtailment: Con Ed is permitted to reduce the dispatch of the plant by various amounts in certain periods. At any time during the term of the Linden PPA, upon four hours' notice, Con Ed may reduce actual deliveries to 82% of the dependable maximum net capability. Upon 12 hours' notice, Con Ed may reduce actual deliveries to 82% of the dependable maximum net capability less 150 MW for an eight hour period on weekday nights a maximum of 100 times a year. Linden Venture receives a credit of 240,000 KWh for each of these curtailments. During the first 15 years of the Linden PPA, upon 24 hours' notice, Con Ed may reduce actual deliveries to 47% of the dependable maximum net capability on weekends and certain holidays. In the last 10 years of the Linden PPA, Con Ed has the right, upon 24 hours' notice, to reduce the dispatch of the plant to 47% of the dependable maximum net capability on a continuous basis, with limited rights to cycle the plants to higher loads. Con Ed's obligations to pay capacity and O&M charges are unaltered by curtailment.

     Voltage Support: The Linden facility must supply voltage support within a specified range, as requested by Con Ed, at the point of interconnection, to be measured at Con Ed's Goethals Station on Staten Island, New York.

     Qualifying Facility Status: During any period in which the Linden facility ceases, temporarily or permanently, to be a QF, the Linden PPA provides that Con Ed's rates will be reduced by 10%. FERC may, however, require a lower rate to be charged during such period. In addition, certain additional obligations, as set forth in the Linden PPA, are imposed on Linden Venture in the event of a loss of QF status.

     Breach of Contract: Among other events, failure by the Linden facility to use good faith efforts to resume deliveries after an outage of 120 days constitutes a breach. Failure to perform for reasons of force majeure is not deemed a breach.

     Force Majeure: Either party to the Linden PPA may suspend performance thereunder (except for any obligation to make payments) due to the occurrence of force majeure, provided that the non-performing party provides notice to the other party within 14 days of becoming aware of the force majeure event and endeavors to remedy its inability to perform.

     During August 1999, the Con Ed PPA was amended to allow Linden Venture to sell capacity and associated energy in excess of 645 MW to third parties. The amendment requires, among other things, Linden Venture to share equally with Con Ed the net revenues on the first 20 MW sold. During April 2000, Linden Venture entered into power purchase and sale agreements with Consolidated Energy Solutions, Inc. for the sale of 21 MW per day at a price of $7.875 per KW month and for the period from May 1, 2000 through October 31, 2000 at a price of $1.50 per KW month.

     Linden Steam Sale Agreements. Steam produced by the Linden facility is sold to Infineum and Bayway Refining under two separate agreements. Infineum is a joint venture among Exxon Chemical Corporation, The Shell Petroleum Company Limited and Shell Chemical Company. Exxon Chemical Corporation is a division of Exxon Corporation, which has long term debt credit ratings from Moody's Investors Service and Standard & Poor's Ratings Services of Aaa and AAA, respectively. The Shell Petroleum Company Limited and Shell Chemical Company are members of the Royal Dutch/Shell Group, which has a long term debt credit rating from S&P of AAA. Bayway Refining is owned by Tosco Corporation, which has long term debt credit ratings from Moody's and S&P of Baa2 and BBB, respectively. The base term of both steam sale agreements expires in April 2017.

          Steam Sales from Infineum to Bayway Refining. Historically, under the Linden contractual steam arrangements, Bayway Refining has purchased all steam in excess of Infineum's takes. The Infineum steam sale agreement provides that Linden Venture's maximum delivery obligation is 181,000 lbs/hr for the months of October through and including May ("peak period") and 109,000 lbs/hr for the months of June through and including September ("off-peak period"). On a historical basis, Infineum has taken approximately 120,000 lbs/hr during the peak period, which it receives at no cost. However, for the first five months during 1999, Infineum took quantities of steam up to its maximum contract quantity of 181,000 lbs/hr and sold the excess to Bayway.

          If Infineum elects to take steam up to the maximum contract quantity during the peak and off-peak periods throughout the contract term, it is estimated that distributions to our company from Linden Venture could be reduced by approximately $1.3 million per year over the life of the contract. It is possible that this amount could increase if Infineum seeks to take quantities of steam in excess of the maximum contract quantity. The Infineum steam sale agreement requires Linden Venture to deliver quantities above the maximum contract quantities to the extent Linden Venture is able to do so, provided that Linden Venture is not materially adversely affected under the Linden PPA or Linden Venture's other agreements to sell steam to other steam users.

          The terms of the Energy Services Agreement with Tosco provide for an amendment to the steam sales agreement with Bayway to increase Bayway's required steam purchases. See "--Liquidity and Capital Resources -- Capital Expenditures." While no such amendment has yet been entered into, in connection with this contemplated amendment Infineum has filed suit against Linden Venture alleging interference with Infineum's ability to sell steam to Bayway and seeking an unspecified amount of actual and punitive damages. See "Our Business -- Litigation."

          Operating Standards for Qualifying Facilities. In order to be a qualifying cogeneration facility under the Public Utility Regulatory Policies Act (PURPA) of 1978, the Linden Facility must satisfy both an efficiency and a thermal standard relating to its production of thermal energy. The efficiency standard is a ratio expressed as a percentage of the total electric output plus one-half of total thermal energy delivered divided by the total fuel used at the lower heating value. The thermal standard is a ratio expressed as a percentage of total thermal energy delivered divided by total electrical output plus total thermal energy delivered. PURPA requirements for a qualifying facility (QF) state that the plant must maintain, at a minimum, an efficiency standard greater than or equal to 42.5%, and meet one of the following two criteria for thermal standard: if the efficiency standard is between 42.5% and 45.0%, then the allowable thermal standard must be greater than or equal to 15.0%, if the plant attains an efficiency standard greater than or equal to 45%, then the acceptable thermal standard can be no less than 5.0%. The thermal and efficiency standards are calculated for the first 12 months of a facility's operations and for each calendar year subsequent to the year in which the facility first produced electricity. From 1993 through 1999, the Linden Facility achieved a thermal standard of no less than 28.6% and an efficiency standard of no less than 46.0%.

          In order to maintain its status as a qualifying facility, Linden Venture relies on the fact that the demand for steam by Bayway Refining and Infineum is significantly above the level required to achieve the minimum operating and efficiency standards. The Linden steam sale agreements do not have minimum steam purchase requirements that are tied to the Linden facility maintaining qualifying facility status.

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     Linden Gas Service Agreement. Linden Venture is a party to a gas service agreement (the "Linden GSA") with PSE&G and Elizabethtown Gas Company (the "Suppliers"), providing for transportation and partial supply to be furnished jointly by PSE&G and Elizabethtown Gas Company. Certain provisions of the Linden GSA are summarized below.

     Term: Base term of 25 years. Sales service terminates after 15 years, unless extended by the Suppliers at the end of the 13th year, in which case such sales service continues for an additional 10 years. If no such election is made, the transportation resale service increases to the maximum quantity during the final 10 years of the base term to replace the terminated sales service.

     Quantities: The base amount of gas provided pursuant to resale service is 85,000 MMBtu/day. The resale amount may be increased or decreased, subject to a minimum quantity of gas of 73,000 MMBtu/day and a maximum quantity of 143,500 MMBtu/day, over the life of the Linden GSA. Gas delivered pursuant to sales service is subject to nomination by Linden Venture and can range from zero to 58,500 MMBtu/day. Sales service is fully interruptible, but resale service may be curtailed only to the minimum quantity. Delivery of butane may be used to satisfy the minimum quantity in periods of reduced resale service quantity. Butane storage and deliverability are sized to supply the minimum fuel requirements during gas supply interruption. During such interruptions, the plant can be operated on butane at an output level of only 300 MW due to butane deliverability restrictions. After the fifteenth year, the parties may negotiate to adjust the quantities of gas and butane to reflect changes in electricity purchases by Con Ed.

     Obligations: Resale service under the Linden GSA creates an obligation on Linden Venture to procure a sufficient supply of natural gas to deliver to the designated interstate pipeline receipt points. Linden Venture must contract for a year-round supply of natural gas of 85,000 MMBtu/day plus line loss and compressor fuel. Such supply must be firm from December through March and must be contractually committed for by the preceding June
     1. The Linden facility must purchase and make available to the Suppliers certain quantities of butane storage and butane product, which may be substituted by the Suppliers during curtailment on peak days during the period November through March. The Suppliers must obtain firm transportation capacity for a period of at least 15 years and obtain interruptible transportation as necessary.

     Services: Under resale service, Linden Venture purchases gas in the U.S. Gulf Coast production areas from which the Suppliers have pipeline transportation capacity. Linden Venture delivers to the pipeline receipt points of the Suppliers in the production area the base amount of 85,000 MMBtu/ day, plus line loss and compressor fuel, and sells such amount to the Suppliers at those locations. Suppliers then resell these amounts, less line loss and compressor fuel, to Linden Venture at the Linden facility's interconnections with the Suppliers' facilities. Resale service volumes are at least the minimum quantity, plus line loss and compressor fuel. FERC Order 636, issued April 1992, prohibits new contracts for such resale transportation services. The Linden GSA is allowed under the grandfather provision of FERC Order 636, but it cannot be extended or renewed. Subject to nominations by Linden Venture, the Suppliers sell additional gas to Linden Venture from their system supply in an amount that can range from zero to 58,500 MMBtu/day. Butane also is purchased by Linden Venture from Bayway Refining for use as back-up fuel if the suppliers fail to deliver natural gas.

     Pricing: Resale service pricing is based on the sum of three components:

        - a component based on the price paid by the Suppliers for natural gas sold to the Suppliers at their receipt points;

        - a component based on transportation costs; and

        - a component based on a specified service fee which can escalate.

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          Sales service is priced separately for peak and off-peak service.
     Off-peak supply pricing is based on the sum of three components:

        - a component equal to the Suppliers' cost of gas;

        - a component based on a specified service fee which can escalate with the Suppliers' base rates; and

        - a component equal to 1.5% of the Suppliers' cost of gas.

          Peak sales service during the months of December through March above a specified level includes a price component based on storage costs.

        Force Majeure: The Linden GSA may be terminated by the Suppliers for lack of performance by Linden Venture due to the occurrence of force majeure if the inability to perform extends for 18 months. This period of time can be extended if certain fees are paid to the Suppliers by Linden Venture. The Linden GSA may be terminated by Linden Venture if the Suppliers experience a force majeure event that extends for six months.

     Linden Operation and Maintenance Agreement. General Electric operates and maintains the Linden Facility pursuant to an operations and maintenance agreement with a 12 year term which began in 1997. Linden Venture has the right to terminate the agreement upon 180 days' notice and the payment of specified amounts at the end of each of the fourth and seventh years and upon 180 days' notice at the end of the tenth year.

     Linden Site Lease. Linden Venture leases the site for the Linden Facility from Bayway Refining. The term of the Linden site lease is 25 years from the date of initial commercial operations of the Linden Facility of May 1992. Bayway Refining is entitled to terminate the Linden site lease in the event Linden Venture defaults under the Bayway Refining steam sale agreement (subject to various protections in favor of Linden Venture). The Linden site lease provides Linden Venture with both a leasehold estate in the Linden site and non-exclusive easements over other portions of Bayway Refining's property for various interconnections to the Linden Facility.

THE CAMDEN FACILITY

     Camden Facility Description. The Camden facility is a 146 MW gas-fired, combined-cycle cogeneration facility located in Camden, New Jersey. The Camden facility began commercial operations in March 1993.

     During the last five full calendar years, the Camden facility had an average availability factor of 96%. This facility sells its electric capacity and energy (up to 143 MW) to Public Service Electric and Gas Company of New Jersey under a power purchase agreement which expires in 2013. The Camden facility sells steam to Camden Paperboard Company under an agreement which expires in 2013. We have operating and maintenance responsibility for the Camden facility, but we have contracted with General Electric Company to provide the day-to-day operation and maintenance of the plant.

     The Camden facility is comprised of one GE Frame 7EA gas turbine generator and one GE extraction condensing steam turbine generator. Natural gas is burned directly in a combustion turbine generator to produce electricity and high temperature exhaust gases. These exhaust gases are channeled to a Deltak heat recovery steam generator to produce high pressure steam for a steam turbine driven electric generator, providing additional electricity as well as quality process steam for sale to Camden Paperboard Company. See "-- Camden Steam Sale Agreement." The steam turbine exhausts into a water cooled surface condenser to return condensate to the Camden facility's water cycle. All raw makeup water is purchased from the City of Camden and treated for use by the plant's state-of-the-art demineralizer system. The Camden facility design has been optimized based on thermal cycle power output of 143 MW net and average export steam generation volume of approximately 35,000 lbs/hour.

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     The 13.8 KV electrical power produced by the generators is stepped up to
230 KV and delivered to a gas insulated breaker and outdoor switchgear for distribution and transmission into the PSE&G electric grid. An underground dielectric fluid-cooled cable provides the outgoing power connection to PSE&G. This cable interconnects with the PSE&G Gloucester Sub-station in Gloucester, New Jersey, over an interconnection distance of approximately four miles.

     The Camden facility has been designed, and is being maintained and operated, to meet the strict environmental standards of the State of New Jersey. The Camden facility uses best available control technology to reduce gas turbine emissions to the level required and permitted by federal and state regulators. NOx and CO emissions levels are controlled through steam injection into the turbine combustion chamber and by the design of the combustion turbine. The Camden facility incorporates a selective catalytic reduction system to further reduce CO and NOx emissions.

     Camden Power Purchase Agreement. Camden Venture sells the electrical capacity of the Camden facility to PSE&G pursuant to a power purchase agreement (the "Camden PPA") which also provides for the interconnection of the Camden Facility with PSE&G's transmission system. Certain provisions of the Camden PPA are summarized below.

     Term: Base term through March 2013.

     Regulatory Approval: NJBPU authorization was received in June 1989.

     Pricing: Pricing is comprised of a capacity payment and an energy charge, which has three components, each as described below:

        Capacity: PSE&G is required to pay a monthly seasonal capacity payment for power delivered to PSE&G's receipt point. The payment is escalated at 5% per annum. The rate as of June 30, 2000 was $15.3905/KW/month. Payments during the summer peak months will not exceed the Camden Facility's current nominated capacity of 148.5 MW, and payments during the winter peak months will not exceed the Camden facility's current nominated capacity of 151.5 MW. Camden Venture has the right to adjust these seasonal capacity levels every three years, with a cumulative maximum of 10% of the initial nominated capacity of 135 MW during summer months and 145 MW during winter months. Adjustments to date have resulted in the cumulative summer maximum being achieved. In the event that any capacity in excess of the nominated capacity has been delivered in either the summer or winter peak months, PSE&G is entitled to a refund of a portion of the capacity charges to the extent it has paid for such excess capacity.

        Energy Fixed: PSE&G is required to pay a fixed energy component of 2.0c/KWh for power delivered to PSE&G's receipt point. The fixed energy component remains unchanged for 20 years.

        Energy Fuel: PSE&G is required to pay a fuel charge for power delivered to PSE&G's receipt point which escalates monthly based upon PSE&G's average cost of gas in the CIG tariff. The average cost of gas equals PSE&G's average gas commodity cost plus a transportation component equal to PSE&G's interstate pipeline usage charges and one-half of PSE&G's interstate pipeline reservation charges. For June 2000, the adjustable component was 3.655c/KWh.

        Energy Inflation: PSE&G is required to pay an inflation component for power delivered to PSE&G's receipt point which escalates annually based on a GNP deflator index. This component closely tracks a portion of the Camden facility's variable O&M costs, which tend to increase with inflation. For June 2000, the inflation component was 1.272c/KWh.

     Security: The tracking account under the Camden PPA tracks the difference between payments PSE&G has made to Camden Venture and projected payments based on PJM capacity and energy rates. These projections are fixed and set out in the Camden PPA. The tracking account reached a maximum of $54 million during 1997 and will decline to zero by 2001. If a breach by PSE&G were to result in a termination of the Camden PPA, Camden Venture would be required to pay to PSE&G the amount, if any, by which the balance in the tracking account exceeds the damages found to be due to Camden

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     Venture as a result of such breach. PSE&G has been granted a second lien on the Camden Facility to secure its rights with respect to the security provisions of the Camden PPA.

     Curtailment: PSE&G is obligated to accept all of the Camden facility's net electrical output, except in the following circumstances:

        - the Camden facility fails to comply with certain interconnection, protection and safety requirements and standards for customer-owned generating facilities;

        - such acceptance would jeopardize the integrity or transmission facilities of the PSE&G or PJM systems;

        - during system emergencies or planned maintenance of the transmission or interconnection facilities; or

        - during "light load" periods, if, due to operational circumstances, PSE&G would incur costs greater than those that it would have incurred if it had not made such purchases.

     PSE&G has never curtailed deliveries pursuant to these provisions other than for minimum general system emergencies and other than during "light load" periods, which have occurred every year.

     Qualifying Facility Status: If sections 201 and 210 of the Public Utility Regulatory Policies Act of 1978 ("PURPA") are no longer in effect or if the Camden facility ceases to qualify as a QF for reasons not within its control, including a reduction or cessation in thermal energy use, the Camden PPA will nevertheless continue in effect provided the following conditions are met:

        - the NJBPU does not bar PSE&G from passing the rates through to its customers;

        - federal, state or local laws are not violated; and

        - Camden Venture or its owners are not subject to unreasonably burdensome regulation under the Public Utility Holding Company Act of 1935 ("PUHCA").

     However, in such circumstances, Camden Venture must file the Camden PPA with the FERC, and the FERC might impose a lower rate. See
"Regulation -- Federal Energy Regulation." If one of the above events does occur, Camden Venture and PSE&G must negotiate in good faith for an arrangement with substantially similar economic benefits to each party as are provided under the Camden PPA. If one of the above PURPA events occurs, and the NJBPU denies rate pass-through of PSE&G's obligations under the Camden PPA, Camden Venture and PSE&G must negotiate in good faith to provide a rate with substantially similar economic benefits to each party, and which the NJBPU will permit PSE&G to recover from its ratepayers. Any such agreement would be subject to approval by the FERC. If the parties cannot reach such an agreement, either party may exercise any other right afforded it under the Camden PPA.

     Breach of Contract: Among other events, the failure by Camden Venture to perform its obligations under the Camden PPA constitutes a breach unless, within 30 days after notice from PSE&G, Camden Venture cures the breach or commences and diligently pursues a cure. For any reason other than force majeure or curtailment, failure to deliver electric power for 240 out of 365 days constitutes a breach. Such occurrences will be deemed events of default which, if not remedied in 30 days, may be submitted to a regulatory body with appropriate jurisdiction or arbitration for resolution.

     Force Majeure: Either party to the Camden PPA may suspend performance thereunder (except for any obligation to make payments for expenses already incurred) due to the occurrence of force majeure, provided that the non-performing party provides prompt notice to the other party of the force majeure event and expeditiously takes action to remedy the event excusing performance.

     Camden Steam Sale Agreement. Camden Venture sells steam to Camden Paperboard, a subsidiary of Caraustar Industries, Inc., which has long term debt credit ratings from Moody's and S&P of Baa1 and BBB, respectively. The agreement provides for a base period expiring in March 2013. Under the Camden steam sale

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agreement, Camden Venture must sell and deliver steam up to a maximum quantity of 50,000 lbs/hour. However, Camden Venture has agreed to take all reasonable steps to provide up to 60,000 lbs/hour if requested by Camden Paperboard. Camden Paperboard has agreed to accept and utilize a minimum quantity of steam sufficient to preserve the Camden facility's QF status under PURPA. Camden Paperboard's obligation is deemed satisfied if it purchases an amount averaging 23,000 lbs/hour from Camden Venture. Camden Paperboard's obligation to take the minimum steam required for the Camden facility to maintain QF status will be excused for a maximum of twelve months in the aggregate due to any of the following:

     - an event of force majeure;

     - a major plant overhaul;

     - retooling or equipment failure; or

     - reduced plant capacity at Camden Paperboard's facility due to economic conditions.

After such period, Camden Paperboard's obligation to take steam will be unaffected by such events or conditions. Camden Paperboard is required to return steam condensate in specified quantities and qualities.

     Steam is priced in two increments. Camden Paperboard receives the first 35,000 lbs/hour at no cost; thereafter, it pays one-half the avoided boiler fuel cost per 1,000 lbs/hour in excess of 35,000 lbs/hour on a monthly basis. The Camden steam sale agreement may not be assigned or transferred by either party without the prior written consent of the other party, provided that either party may assign it to an affiliate or a lender.

     During August 2000, Camden Paperboard notified Camden Venture of its intent to reduce its facility's capacity and the amount of steam that the facility takes from us through the end of December 2000 due to economic conditions. We believe that Camden Venture will maintain QF status under PURPA for fiscal 2000 at the current level of expected steam sales to Camden Paperboard if Camden Venture reduces electrical output during off-peak hours. Management does not believe that the loss of revenues resulting from decreased output will have a material adverse impact on the Company's results of operations or financial position for the year ended December 31, 2000. Camden Paperboard has not advised the Company of its plans for its operations subsequent to December 2000. Accordingly, management cannot determine whether Camden Paperboard's steam takes will enable Camden Venture to maintain its QF status after December 2000, or whether any reduction in electrical output that is required to maintain QF status after December 31, 2000 will have an adverse impact on the Company's financial position. Camden Venture is in the process of negotiating a steam contract with an additional customer to ensure the maintenance of QF status in the event Camden Paperboard maintains this reduced schedule during 2001. Management believes the additional steam contract will be effective prior to January 1, 2001. In the event Camden Venture does not obtain this additional steam customer Camden Venture may be required to reduce electrical output to maintain QF status, which may have an adverse impact on the Company's financial position, or may request a waiver of QF status from the FERC.

     Camden Gas Service Agreement. Camden Venture is party to a gas service agreement with PSE&G (the "Camden GSA"), certain provisions of which are summarized below.

        Term: Base term extends through May 2011.

        Quantities: PSE&G must provide the Camden facility with firm gas transportation (to burner tip) for up to 30,000 MMBtu/day and must provide interruptible gas transportation service to Camden during peak period curtailments if interstate pipeline capacity is available. Every three annual periods following the date of commercial operations, Camden Venture may adjust the daily quantity plus or minus 2,750 MMBtu/day from the original contract quantity of 27,500 MMBtu/day to reflect anticipated changes in the fuel requirements of the Camden Facility.

        Obligations: PSE&G must provide firm transportation for 30,000 MMBtu/day (plus shrinkage) on a continuous, year-round basis, subject to a maximum of 25 days of interruption per year on any day the U.S. Weather Bureau forecasts certain average temperatures at Newark International Airport in Newark, New Jersey. During such interruptions, the Camden facility can burn kerosene, Jet-A or L.S. Diesel, although interruptible gas service may be available via extended service or through other arrangements that Camden Venture may make for incremental gas supplies. PSE&G is required to

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        obtain firm gas transportation for at least 15 years to provide the resale service. PSE&G is responsible for obtaining any additional regulatory approvals that may be required in the future.

        Camden Venture is obligated to deliver and sell the contract quantity of gas to PSE&G at the receipt points and to purchase such gas at the Camden facility upon delivery by PSE&G. Upon curtailment, the Camden facility may substitute alternative fuels and also may use up to 22,000 barrels of alternative fuels in lieu of the resale service for up to 25 days per year.

        Services: Gas purchased by Camden Venture is sold to PSE&G, with certain exceptions, at a price equal to Camden Venture's cost and is then delivered by PSE&G to the Camden Facility and resold to Camden Venture. FERC Order 636, issued April 1992, prohibits new contracts for such resale transportation services. The Camden GSA is allowed under the grandfather provision of FERC Order 636, but it cannot be extended or renewed.

        Pricing: Resale service pricing is based on three components:

           - the price per MMBtu at the receipt point;

           - PSE&G's average cost of interstate transportation per MMBtu; and

           - a service charge provided to PSE&G.

        Force Majeure: The Camden GSA may be terminated in certain circumstances by PSE&G for lack of performance by Camden Venture due to the occurrence of force majeure if the inability to perform extends for a period of 18 months. Camden Venture may terminate the Camden GSA if PSE&G experiences a force majeure event for a period of six months.

     Camden Operation and Maintenance Agreement. General Electric operates and maintains the Camden facility pursuant to an operations and maintenance agreement with a 12 year term which began in 1997. Camden Venture has the right to terminate the agreement upon 180 days' notice and the payment of specified amounts at the end of each of the fourth and seventh project years and upon 180 days' notice at the end of the tenth project year.

     Camden Site Arrangements. Camden Venture acquired the Camden site, which consists of two adjacent parcels, in January 1992 prior to the commencement of construction of the Camden facility.

THE BAYONNE FACILITY

     Bayonne Facility Description. The Bayonne facility is a 176 MW gas-fired, combined-cycle cogeneration facility located on the site of the IMTT facility in Bayonne, New Jersey. FERC has certified the Bayonne facility as a QF under PURPA. The Bayonne facility began commercial operations in October 1988.

     During the last five full calendar years, the Bayonne facility had an average availability factor of 95%. This facility sells approximately 76% of its electric capacity and energy (up to 125 MW) to Jersey Central Power & Light Company and approximately 24% (up to 40 MW) to PSE&G under separate power purchase agreements which expire in 2008. The Bayonne facility sells steam to IMTT-Bayonne and IMTT-BX under separate year-to-year agreements. We have operating and maintenance responsibility for the Bayonne facility, but we have contracted with General Electric Company to provide the day-to-day operation and maintenance of the plant.

     The Bayonne facility is comprised of three GE Frame 6B gas turbine generators and one GE Single Admission/Extraction Condensing steam turbine generator. Natural gas is burned directly in a combustion turbine generator to produce electricity and high temperature exhaust gases. The exhaust gases from the gas turbines are channeled into three Henry Vogt heat recovery steam generators to produce high pressure steam for a steam turbine driven electric generator, providing additional electricity as well as extracting quality process steam for sale to IMTT-Bayonne and IMTT-BX. The steam turbine exhausts into a water cooled surface condenser to return condensate to the Bayonne facility's water cycle. All raw makeup water is purchased from the City of Bayonne.

     The 13.8 KV electrical power produced by the generators is stepped up to 138 KV and delivered by SF6 switchgear to an underground cable which provides the outgoing power connection to PSE&G. This cable

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interconnects with PSE&G's Bayonne Substation in Bayonne, New Jersey, over an interconnection distance of approximately three miles.

     The Bayonne facility has been designed, and is being maintained and operated, to meet the strict environmental standards of the State of New Jersey. The Bayonne facility uses best available control technology to reduce gas turbine, water and noise emissions to the levels required and permitted by federal and state regulators. NOx emissions levels are controlled through water injection into the turbine combustion chambers and by selective catalytic reduction in the heat recovery steam generators. CO emissions are controlled by the design of the combustion turbines.

     The Bayonne facility has been designed based on a thermal cycle power output of 165 MW net and average export steam generation volume of 125,000 pounds per hour. Recent upgrades to the three gas turbine generators, which were completed in early 1998, increased the Bayonne facility's output by 6.7 MW.

     Transmission Interconnections. Bayonne Venture is party to a transmission service and interconnection agreement with PSE&G pursuant to which PSE&G agreed to design, construct, own and operate a 138 KV underground transmission cable circuit and associated terminal facilities to connect the Bayonne facility with PSE&G's Public Service System at PSE&G's Bayonne Switching Station. The electric power transmission facilities of PSE&G are interconnected with those of JCP&L, and both PSE&G and JCP&L are members of the PJM. The initial term of the agreement expires in 2008. A determination by the FERC that the Bayonne facility is no longer a qualifying facility is an event of termination under the transmission and interconnection agreement.

     Bayonne Power Purchase Agreements. Bayonne Venture sells 75.8% of the Bayonne facility's net electrical output (up to an average annual maximum of 125
MW) to JCP&L pursuant to a power purchase agreement (the "JCP&L PPA"). The remaining 24.2% of electrical output of the Bayonne facility (up to 40 MW) is sold to PSE&G pursuant to a power purchase agreement (the "PSE&G PPA"). Certain provisions of the JCP&L PPA and the PSE&G and PPA are summarized below.

     JCP&L PPA.

     Term: Base term expires in October 2008.

     Regulatory Approval: Approval by the New Jersey Board of Public Utilities (the "NJBPU") was received in December 1985. The first amendment to the JCP&L PPA was not submitted to the NJBPU for approval because the changes were non-substantive. NJBPU approval of the second amendment to the JCP&L PPA was received in December 1988.

     Pricing: Pricing is determined by the sum of the fixed, gas, gross national product and retail rate components (as explained below) and is adjusted annually (the "Applicable Rate"). The JCP&L PPA requires that JCP&L pay 120% of the Applicable Rate for all electricity delivered during on-peak periods and 88.9% of the Applicable Rate for all electricity delivered during off-peak periods. The peak period is 8:00 am to 8:00 pm, Monday through Friday, 52 weeks per year. The components are set forth below:

        Fixed: The fixed component is 2.80c/KWh for electricity delivered to receipt points, up to a maximum aggregate of 125 MW/hour on an average annual basis.

        Gas: The gas component is indexed against changes in JCP&L's weighted average cost of gas for the prior year. For June 2000, the gas component was 3.188c/KWh for power delivered to receipt points, up to a maximum aggregate of 125 MW/hour on an average annual basis. In December 1999, JCP&L divested all of its non-nuclear generating facilities. Accordingly, beginning January 2000, JCP&L will no longer have a weighted average cost of gas. Bayonne Venture is currently in the process of negotiating with JCP&L to modify the PPA to reindex the gas component. Management does not believe that the reindexing will have a material adverse impact on the financial position or results of operations of Bayonne Venture or our Company.

        GDP Deflator: The general price change component reflects inflation adjustments. For June 2000, this component was approximately 0.986c/KWh for power delivered to receipt points, up to a maximum aggregate of 125 MW/hour on an average annual basis.

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        Retail Rate: The local price change component reflects changes in
        JCP&L's retail rates. For June 2000, this component was approximately 0.789c/KWh, for power delivered to receipt points, up to a maximum aggregate of 125 MW/hour on an average annual basis.

     Qualifying Facility Status: The JCP&L PPA does not require the Bayonne facility to remain a qualifying facility. However, should the Bayonne facility lose its qualifying facility status, Bayonne Venture would be required to file the JCP&L PPA with the FERC, and the FERC might impose a lower rate.

     Curtailment: JCP&L may curtail purchases only in the event of force majeure and other excusable conditions, including emergencies involving the wheeling system and interruptions, curtailments and reductions required by prudent electrical practices. We do not anticipate that these limited curtailment provisions will have a material effect on Bayonne Venture's revenues under the JCP&L PPA. JCP&L has not curtailed power purchases to date.

     Breach of Contract: Among other events, failure of the Bayonne facility to deliver electricity for 365 consecutive days, for reasons other than force majeure, constitutes a breach.

     Force Majeure: Either party to the JCP&L PPA may suspend performance thereunder (except for any obligation arising prior to such event to make payments) due to the occurrence of force majeure, provided that the non-performing party provides prompt notice to the other party of the force majeure event and expeditiously takes action to continue performance, remedy the event excusing performance and mitigate resulting damages to the other party.

     PSE&G PPA.

     Term: Base term expires in November 2008.

     Regulatory Approval: NJBPU authorization was received in June 1989.

     Pricing: Pricing under the PSE&G PPA is comprised of a capacity payment and an energy charge which has three components, each as described below:

        Capacity: PSE&G is required to pay a monthly seasonal capacity payment for power delivered to PSE&G's receipt point. The payment is escalated at 4.9% per annum. As of June 2000, the rate was $14.83/Kw/month. Payments during the summer peak months will not exceed PSE&G's proportion of the Bayonne facility's nominated capacity of 150 MW (i.e., 36 MW), and payments during the winter peak months will not exceed PSE&G's proportion of the Bayonne facility's nominated capacity of 179 MW (i.e., 43 MW). Bayonne Venture has the right to adjust these seasonal capacity levels every year, within a range of plus or minus 10% of the initial or renominated values.

        Energy Fixed: PSE&G is required to pay a fixed energy component of 2.0c/KWh for power delivered to PSE&G's receipt point. The fixed energy component remains unchanged during the base term of the PSE&G PPA.

        Energy Fuel: PSE&G is required to pay a fuel energy component for power delivered to PSE&G's receipt point which escalates monthly in accordance with PSE&G's Cogeneration Interruptible Gas Rate Schedule ("CIG") as approved by NJBPU. The CIG rate is based on PSE&G's average cost of gas and includes an additional component representing transportation through the local distribution system. For June 2000, the fuel energy component rate was 3.819c/KWh.

        Energy Inflation: PSE&G is required to pay an inflation component for power delivered to PSE&G's receipt point which escalates annually based on a GNP deflator index. This component closely tracks a portion of the Bayonne facility variable O&M costs, which tend to increase with inflation. For June 2000, the inflation component was 0.951c/KWh.

     Security: The tracking account under the PSE&G PPA tracks the difference between payments PSE&G has made to Bayonne Venture and estimated future capacity and energy rates of the PJM. These estimates are fixed and set out in the PSE&G PPA. The tracking account reached a maximum of $46 million during 1997 and will decline to zero by 2005. If a breach by PSE&G were to result in a termination of the PSE&G PPA, Bayonne Venture would be required to pay to PSE&G the amount, if any, by which the balance in the tracking account exceeds the damages found to be due to Bayonne

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     Venture as a result of such breach. Bayonne Venture has provided a letter of credit to PSE&G for 10% of the tracking account ($4.3 million at June
     2000) to secure its contingent obligation with respect to the security provisions of the PSE&G PPA. If the tracking account has not been closed by the end of the base term, Bayonne Venture may either (i) pay any credit balance due to PSE&G or (ii) continue sales to PSE&G under terms that will reduce the balance to zero over a maximum period of five years.

     Curtailment: PSE&G may curtail purchases in the following circumstances:

        - the Bayonne facility fails to comply with certain interconnection, protection and safety requirements and standards for customer-owned generating facilities;

        - such acceptance would jeopardize the integrity or transmission facilities of the PSE&G or PJM systems;

        - during system emergencies or planned maintenance of the transmission or interconnection facilities; or

        - during "light load periods" if, due to operational circumstances, PSE&G would incur costs greater than those that it would have incurred if it had not made such purchases.

          As of the date of this prospectus, PSE&G has curtailed the Bayonne facility only pursuant to the "light load" provisions.

     Qualifying Facility Status: If sections 201 and 210 of PURPA are no longer in effect or the Bayonne facility ceases to qualify as a QF for reasons not within its control, including a reduction or cessation in thermal energy use, the PSE&G PPA will nevertheless continue in effect, provided the following conditions are met:

        - the NJBPU does not bar PSE&G from passing the rates through to its customers;

        - federal, state or local laws are not violated; and

        - Bayonne Venture or its owners are not subject to unreasonably burdensome regulation under PUHCA.

     However, in such circumstances, Bayonne Venture must file the PSE&G PPA with the FERC, and the FERC might impose a lower rate. See
     "Regulation -- Federal Energy Regulation." If one of the above events does occur, Bayonne Venture and PSE&G must negotiate in good faith for an arrangement with substantially similar economic benefits to each party as are provided under the PSE&G PPA. If one of the above PURPA events occurs and the NJBPU denies rate pass-through of PSE&G's obligations under the PSE&G PPA, Bayonne Venture and PSE&G must negotiate in good faith to provide a rate with substantially similar economic benefits to each party, and which the NJBPU will permit PSE&G to recover from its ratepayers. Any such agreement would be subject to approval by the FERC. If the parties cannot reach such an agreement, either party may exercise any other right afforded it under the PSE&G PPA.

     Breach of Contract: Failure by Bayonne Venture to perform its obligations, including a failure by Bayonne Venture to deliver electric power to PSE&G for 240 out of 365 consecutive days for any reason other than force majeure or curtailment, constitutes a breach unless, within 30 days after notice of breach from PSE&G, Bayonne Venture cures the breach or commences and diligently pursues a cure.

     Force Majeure: Either party to the PSE&G PPA may suspend performance thereunder (except for any obligation to make payments for expenses already incurred) due to the occurrence of force majeure, provided that the non-performing party provides prompt notice to the other party of the force majeure event and expeditiously takes action to remedy the event excusing performance.

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     Bayonne Steam Sale Agreements. Steam produced by the Bayonne facility is sold to IMTT-Bayonne and IMTT-BX under two separate agreements. IMTT-Bayonne and IMTT-BX are subsidiaries of Van Ommeren. The IMTT-Bayonne and IMTT-BX steam sale agreements are described below.

        IMTT-Bayonne. Pursuant to the IMTT-Bayonne steam sale agreement, IMTT-Bayonne agrees to purchase from Bayonne Venture all of the thermal energy requirements of its tank terminal facility, up to the deemed maximum steam production of 57,000 lbs/hour, according to a pricing formula based on IMTT-Bayonne's avoided cost of steam. The IMTT-Bayonne steam sale agreement also provides for the sale of electricity to IMTT-Bayonne at Bayonne Venture's option. Bayonne Venture has no current plans to offer IMTT-Bayonne electricity. The IMTT-Bayonne steam sale agreement provides for a base term of 10 years, which has expired, and for automatic renewals thereafter for each subsequent year, unless either party elects to terminate the agreement at the end of a renewal year upon 60 days' notice. The IMTT-Bayonne steam sale agreement is currently in full force and effect.

        IMTT-BX. Under the terms of the IMTT-BX steam sale agreement, IMTT-BX agrees to purchase from Bayonne Venture an average of 50,000 lbs/hour of steam on an annualized basis, at all times that Bayonne Venture has a minimum of 65,000 lbs/hour of deliverable steam. The pricing formula is based on IMTT-BX's avoided cost of steam. IMTT-BX has the right to reduce its required take of 50,000 lbs/hour to the extent that there are changes in its operations which result in lower annual steam requirements. The IMTT-BX steam sale agreement provides for an initial term of five years, which has expired, and for automatic renewals for each subsequent year, unless either party provides one year's written notice of its intent to terminate the agreement. The IMTT-BX steam sale agreement would then terminate one year after such notice or at an earlier date upon which the parties mutually agree.

     Bayonne Gas Supply Arrangement. Bayonne Venture is party to an agreement for gas service with PSE&G, which provides that PSE&G will supply gas to Bayonne Venture pursuant to the terms of the PSE&G CIG, as modified by the Bayonne gas service agreement. The Bayonne facility requires an average of approximately 36,000 MMBtu/day. Certain provisions of the agreement are summarized below.

     Term: Subject to termination upon five days' notice.

     Quantities: Bayonne Venture may purchase up to a maximum of 3,000 Mcf/hour and up to a maximum of 17,600,000 MMBtu/year.

     Obligations: The Bayonne facility must maintain QF status.

     Service: Interruptible service is provided by PSE&G under certain conditions that include PSE&G's continuing ability to provide the service and the Bayonne facility's continuing status as a QF. The Bayonne facility's supply is subject to 100% interruption during very low temperature days on eight hours' notice.

     In the event that PSE&G interrupts gas service, the Bayonne facility can utilize kerosene, which is stored at the site in a day tank with a capacity of 250,000 gallons. In addition, the Bayonne facility has approximately 60,000 barrels (equivalent to approximately 10 days' supply at full output) of storage under lease from IMTT -- Bayonne adjacent to the site with direct pipeline transfer capability to the Bayonne facility's day tank. Additional fuel is stored routinely by fuel suppliers at the IMTT -- Bayonne terminal facility. Over the preceding four winters, the Bayonne facility's gas supply has been interrupted a total of ten days. During those periods of interruption, the plant continued to operate on kerosene.

     Pricing: Bayonne Venture is required to pay a monthly charge per MMBtu of gas equal to the sum of:

        - PSE&G's estimated average commodity cost of gas at the sources of the gas;

        - PSE&G's estimated interstate pipeline commodity charges;

        - 50% of PSE&G's estimated interstate pipeline demand charges; and

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        - PSE&G's local distribution charge.

     The average price of gas under the PSE&G CIG for the six months ended June 30, 2000 was $3.948 per MMBtu.

     Bayonne Operation and Maintenance Agreement. General Electric operates and maintains the Bayonne facility pursuant to an operations and maintenance agreement with a twelve year term that began in 1997. Bayonne Venture has a right to terminate the Bayonne agreement upon 180 days' notice and the payment of specified amounts at the end of each of the fourth and seventh project years and upon 180 days' notice at the end of the tenth project year.

     Bayonne Site Lease Agreement. Bayonne Venture leases the site for the Bayonne facility from IMTT-Bayonne and Bayonne Industries, Inc. The initial term of the Bayonne site lease is 20 years from May 22, 1986. After the expiration of the initial term, the Bayonne site lease will automatically renew for two succeeding terms, the first for two years and the second for 10 years, unless Bayonne Venture elects to terminate the lease upon nine months' notice. Base rent for the Bayonne facility is pre-paid for 20 years. The Bayonne site lease provides Bayonne Venture with both a leasehold estate in the Bayonne site and non-exclusive easements over other portions of Bayonne Industries' property for various interconnections to the Bayonne facility.

COMPETITION

     Our facilities sell power pursuant to long-term agreements with investor-owned utilities in New York and New Jersey. Because of the terms of the power purchase agreements for the facilities, our revenues are not significantly impacted by competition from other sources of generation. The power generation industry is rapidly evolving, however, and regulatory initiatives have been adopted at the federal level and in both New York and New Jersey aimed at increasing competition in the power generation business. As a result, it is likely that when the power purchase agreements expire over the period of 2008-2017, the facilities will be required to compete in a significantly different market in which operating efficiency and other economic factors will determine success. We are likely to face intense competition from generation companies throughout the region as well as from the wholesale power markets. See "Regulation -- Federal Energy Regulation" and "-- State Energy Regulation."

EMPLOYEES

     We have five officers who are responsible for the day-to-day management of our affairs. Our company has approximately 30 employees in total. Upon the request of our management, Enron may provide tax, human resource, legal, office space, cash management, information technology, payroll and employee benefit related services pursuant to our corporate services agreement with Enron. See "Our Management -- Corporate Services Agreement." Under the Linden, Camden and Bayonne O&M agreements, General Electric operates and maintains the facilities and manages all aspects of their operations.

INSURANCE

     We have a comprehensive insurance program underwritten by recognized insurance companies licensed to do business in the State of New Jersey, which has been reviewed by an independent insurance consultant. The insurance program includes:

     - commercial general liability, automobile liability and excess liability insurance;

     - property insurance, including "all risks" property damage (including boiler and machinery); and

     - business interruption insurance.

Limits and deductibles in respect of these insurance policies are comparable to those carried by other electric generating facilities of similar size.

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LITIGATION

     On June 30, 2000, Infineum USA L.P. filed an action against Linden Venture in the United States District Court for the District of New Jersey seeking an unspecified amount of actual and punitive damages relating to our steam sale agreements with Infineum and Bayway Refining. Infineum's petition claims that Linden Venture's existing energy services agreement with Tosco, and the proposed amendment to the steam sale agreement with Bayway related to the Linden 6 project, under which Bayway would be required to purchase additional steam from Linden venture, interferes with Infineum's ability to sell to Bayway steam that Infineum purchases from the Linden facility. Infineum claims that such interference is in violation of federal and New Jersey antitrust laws, is in breach of Linden Venture's agreement with Infineum and tortiously interferes with Infineum's economic relationships with Bayway. We believe the claims made in this litigation are without merit and we intend to defend against these claims vigorously. Although no assurances can be given, we believe that the ultimate resolution of this litigation will not have a material adverse effect on Linden Venture or on our Company's results of operations or financial position.

     Our subsidiaries are also involved in or threatened with other various legal proceedings from time to time arising in the ordinary course of business. We do not believe that any liability arising from any such current proceedings will have a material adverse effect on our consolidated results of operations or financial position.

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                                   REGULATION

     Our Company is subject to complex energy, environmental and other laws and regulations at the federal, state and local levels in connection with the ownership and operation of the facilities. Federal laws and regulations govern transactions by electrical and gas utility companies, the types of fuel which may be utilized by an electric generating plant, the type of energy which may be produced by such a plant and the ownership structure of a plant. State utility regulatory commissions may examine the prudence of the rates and, in some instances, other terms and conditions under which public utilities purchase electric power from independent producers and approve the rates for sale of retail electric power. Energy producing projects also are subject to federal, state and local laws and administrative regulations which govern the emissions and other substances produced, discharged or disposed of by a plant and the geographical location, zoning, land use and operation of a plant.

FEDERAL ENERGY REGULATION

Public Utility Regulatory Policies Act of 1978 and implementing regulations

     An electricity generating project must be a QF under FERC regulations in order to take advantage of certain rate and regulatory incentives provided by PURPA. PURPA exempts owners of all qualifying cogeneration facilities from PUHCA regulation based on the ownership and operation of a QF, and exempts most categories of QFs from most provisions of the Federal Power Act (the "FPA") and, except under certain limited circumstances, state laws concerning rate or financial regulation. We believe that each of the facilities currently meets the requirements under PURPA for QF status.

     PURPA provides two primary benefits to owners of QFs. First, QFs generally are relieved of compliance with extensive federal, state and local regulations that control the organizational and financial structure of an entity that owns or operates an electric generating plant and the prices and terms on which electricity may be sold by the plant to a wholesale purchaser. Secondly, FERC's regulations promulgated under PURPA require that electric utilities purchase needed electricity generated by QFs at a price based on the purchasing utility's "avoided cost" and that the utility sell back-up power to the QF on a non-discriminatory basis. The term "avoided cost" is defined as the incremental cost to an electric utility of electric energy or capacity, or both, which, but for the purchase from QFs, such utility would generate for itself or purchase from another source. FERC regulations also permit QFs and utilities to negotiate agreements for utility purchases of power at rates that differ from the utility's avoided cost. Due to the decrease in energy prices in comparison to energy prices in the 1980s, when many PURPA avoided cost contracts were established, many existing QF contracts provide for avoided costs that are considerably higher than the cost of power available from other sources.

     The FERC and the federal appellate courts have rejected utility efforts to reduce the prices in QF contracts unilaterally, without the consent of the QF owner. In Freehold Cogeneration Associates, L.P. v. Board of Regulatory Commissioners of the State of New Jersey et. al., 44 F.3d 1179 (3d Cir. 1995), cert. denied, 516 U.S. 815 (1995), a ruling which the U.S. Supreme Court declined to review, the U.S. Court of Appeals for the Third Circuit held that a state regulatory commission is preempted by PURPA from lowering the rates for purchases from a QF in a contract that the state commission had previously approved. Similarly, in New York State Electric & Gas Corp., 71 FERC para. 61,027 (1995), order denying reconsideration, 72 FERC para. 61,067 (1995), dismissed, 117 F.3d 1473 (1997), the FERC rejected a request by a utility that the FERC hold that above-current market rates established in contracts between QFs and a utility violate PURPA. The FERC held that its regulations do not prohibit rates based on projected avoided costs where the rates subsequently differ from actual avoided costs at the time of delivery and stated that it would not disturb QF contracts if the contracts were not challenged as exceeding avoided costs at the time they were signed.

     In order to be a QF, a cogeneration facility must produce not only electricity but also useful thermal energy for use in an industrial or commercial process for heating or cooling applications in certain minimum proportions to the facility's total energy output and must meet certain energy efficiency standards. A QF also must not be more than 50% owned by an electric utility company or by an electric utility holding company, or a subsidiary of such a utility or holding company or any combination thereof. Under the FERC's regulations, a cogeneration or small power production facility shall be considered to be owned by a person primarily engaged

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in the generation or sale of electric power, if more than 50% of the equity interest in the facility is held by an electric utility or utilities, or by an electric utility holding company, or companies, or any combination thereof. The FERC's regulations further provide that the term "electric utility holding company" does not include any holding company which is exempt by rule or order adopted or issued pursuant to sections 3(a)(3) or 3(a)(5) of PUHCA. In Doswell Limited Partnership and Diamond Energy, Inc., 56 FERC sec.61,170 (1991), the FERC determined that, upon the filing of a good faith application for exemption under Section 3(a)(3) or Section 3(a)(5) of PUHCA, an applicant is not considered an "electric utility holding company" under the QF ownership test of the Commission's regulations for purposes of the utility ownership limitations under PURPA. On April 14, 2000, Enron filed an application with the Securities and Exchange Commission for an exemption under Section 3(a)(3) or, in the alternative, Section 3(a)(5) of PUHCA. Accordingly, as of April 14, 2000, neither Enron nor any of its affiliates is deemed to be an "electric utility holding company" for purposes of the ownership limitation under the FERC's regulations. In addition, Enron now is in the process of selling its Portland General Electric Company subsidiary to Sierra Pacific Resources. Upon completion of the sale, neither Enron nor any of its affiliates will be a "holding company" under PUHCA, and thus neither Enron nor any of its affiliates will be an "electric utility holding company" under the FERC's regulations.

     Certain factors necessary to maintain QF status are subject to risks outside our control. For example, loss of a thermal energy customer or failure of a thermal energy customer to take required amounts of thermal energy from a cogeneration facility that is a QF could cause the facility to fail to meet requirements regarding the level of useful thermal energy output. Upon the occurrence of such an event, we would seek to replace the thermal energy customer or find another use for the thermal energy which meets PURPA's requirements, but we cannot assure you that this would be possible.

     If one of the plants in which we have an interest should lose its status as a QF, the plant would no longer be entitled to the exemptions from PUHCA, the FPA and state law afforded to QFs under PURPA. Loss of such exemptions could:

     - trigger certain rights of termination under power purchase agreements;

     - subject the plant owner to rate and financial regulation as a public utility under the FPA and state law; and

     - if the plant owner were not an exempt wholesale generator ("EWG"), result in our company inadvertently becoming a public utility holding company by virtue of our owning more than 10% of the voting securities of, or controlling, a facility that would no longer be exempt from PUHCA.

Loss of QF status might also trigger defaults under covenants to maintain QF status in financing agreements and under the indenture. If a plant in which we have an interest should lose its status as a QF and the FERC were not to waive its QF regulations, FERC would require our venture that owns the plant to refund to the utility power purchaser an amount equal to the difference between the contract rate and the utility's hourly marginal variable cost, plus interest, for the period in which QF status was not retained and power sales were made at the contract rate. If a power purchase agreement expressly provides for a rate to apply in circumstances in which the facility is no longer a QF, as do some of the power purchase agreements for the facilities, the FERC would permit that rate to be charged if it is shown that the contract "is the product of market forces." If such a showing cannot be made, FERC precedent indicates that the FERC would establish a rate based on the facility's cost-of-service, capped at the contract rate. See "Our Business -- The Linden Facility -- Linden Power Purchase Agreement," "-- The Camden Facility -- Camden Power Purchase Agreement" and "-- The Bayonne Facility -- Bayonne Power Purchase Agreements."

     Under current FERC policy, the FERC will continue to make available the exemptions from PUHCA, the FPA, and state utility regulation available to a QF that fails to satisfy the applicable standards unless the non-compliance was marked by long duration or frequent occurrence. In addition, under the Energy Policy Act of 1992, if the entity that owns a plant can be qualified as an EWG, the entity will be exempt from PUHCA even if it does not qualify as a QF. Therefore, another response to the loss or potential loss of QF status is to qualify the plant as an EWG. Each of the facilities has been qualified as an EWG. EWG status, however, may not address the potential default issues relating to maintenance of QF status under power and
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steam purchase agreements and financing instruments. EWGs must also apply to the
FERC for rate approval for wholesale transactions and are not permitted to make retail sales of electricity (such as to the thermal energy customer) unless the facility is also a QF.

Public Utility Holding Company Act of 1935

     Under PUHCA, any corporation, partnership or other legal entity which owns or controls 10% or more of the outstanding voting securities of a "public utility company" or a company which is a "holding company" for a public utility company is subject to registration with the Commission and regulation under PUHCA, unless eligible for an exemption from regulation under PUHCA. A holding company of a public utility company that is subject to registration is required by PUHCA to limit its utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of that utility system. Approval by the SEC is required for nearly all important financial and business dealings of a registered holding company. Most QFs are not public utility companies under PUHCA. The Energy Policy Act of 1992, among other things, amends PUHCA to allow EWGs, under certain circumstances, to own and operate generation facilities without subjecting the owner or operator to registration or regulation under PUHCA.

Federal Natural Gas Transportation Regulation

     Each of our three power plants is fueled with natural gas. The cost of natural gas is ordinarily the largest expense (other than debt costs) of a venture and is critical to the venture's economics. The risks associated with using natural gas can include:

     - the need to arrange transportation of the gas from great distances, including obtaining removal, export and import authority if the gas is transported from Canada;

     - the possibility of interruption of the gas supply or transportation (depending on the quality of the gas reserves purchased or dedicated to the plant, the financial and operating strength of the gas supplier and whether firm or non-firm transportation is purchased); and

     - obligations to take a minimum quantity of gas or pay for it (i.e., take-or-pay obligations).

     Pursuant to the Natural Gas Act, FERC has jurisdiction over the transportation and storage of natural gas in interstate commerce. With respect to most transactions that do not involve the construction of pipeline facilities, regulatory authorization can be obtained on a self-implementing basis. However, pipeline rates for such services are subject to continuing FERC oversight.

Proposed Deregulation

     The United States Congress is considering proposed legislation which would repeal PURPA entirely or at least repeal the obligation of utilities to purchase energy from QFs at avoided costs. Importantly, virtually all of the pending proposals to repeal PURPA would do so prospectively. That is, they would "grandfather" or not impair or invalidate existing QF contracts.

     Various bills also have proposed the repeal of PUHCA which would eliminate some of the adverse consequences flowing from a loss of QF status, but also would likely result in increased competition in the power generation business and an acceleration of electric industry restructuring.

     Many state legislatures and state utility commissions have already implemented, and others are currently studying, a number of proposals to restructure the electric retail industry in the United States. Such restructuring could permit "customer choice" for retail customers. Retail customers would be given the opportunity to choose their electricity supplier, thus creating a more competitive energy market.

     In April 1996, the FERC issued Order No. 888, which requires utilities to offer eligible wholesale transmission customers non-discriminatory open access on utility transmission lines on a comparable basis to the utilities' own use of the lines. Order No. 888 was affirmed in all significant respects by the U.S. Court of Appeals for the District of Columbia Circuit on June 30, 2000, Transmission Access Policy Group et al. v.

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FERC, No. 97-1715. Order No. 888 endorses the recovery of legitimate and verifiable "stranded costs" (fixed costs that will be "stranded" by the ability of wholesale customers to choose new electric power suppliers). These may include the costs utilities are required to pay under many QF contracts which some utilities view as excessive when compared with current market prices. Many utilities are therefore seeking ways to lower these QF contract prices or rescind the contracts altogether out of concern that their shareholders will be required to bear all or part of such "stranded costs." Some utilities have engaged in litigation against QFs to achieve these ends. In addition, future electric rates may be deregulated in a restructured United States electric industry, and increased competition may result in lower rates and less profit for sellers of electricity in the United States. The effect of any such restructuring cannot be fully predicted.

     Over the last four years, Congress and the Clinton administration have considered various pieces of legislation to restructure the electricity industry, including those that would require customer choice, repeal PURPA, repeal PUHCA, address reliability concerns and the like. The prospects for the enactment of any new legislation are, however, uncertain at this time. The effect of enacting any such legislation cannot be predicted with any degree of certainty. It seems likely that the existing PURPA contracts would be given favorable treatment in any successful legislative proposal. The effects of any possible PUHCA amendments are more difficult to predict. They could conceivably have a material adverse effect on our company, but it seems more likely that Congress would want to encourage increased competition in generation, rather than discourage it. Thus, Congress can be expected to deal in a positive way with any likely transitional issues stemming from PUHCA repeal in an effort to encourage new generating capacity, and new generation owners, rather than to discourage new competitors.

STATE ENERGY REGULATION

     State public utility commissions ("PUCs") have historically had broad authority to regulate both the rates charged by, and the financial activities of, electric utilities and to promulgate regulations for implementation of PURPA. Since a power sales contract becomes a part of a utility's cost structure (generally reflected in its retail rates), the utility's costs associated with power sales contracts with independent electricity producers are potentially under the regulatory purview of PUCs. If a PUC has approved the process by which a utility secures its power supply, it is generally inclined to "pass through" the expense associated with an independent power contract to the utility's retail customers. In addition, retail sales of thermal energy by an independent power producer may be subject to PUC regulation depending on state law. Independent power producers which are not QFs under PURPA are considered to be public utilities in many states and are subject to broad regulation by a PUC, ranging from the requirement of a certificate of public convenience and necessity to regulation of organizational, accounting, financial and other corporate matters. States may assert jurisdiction over the location and construction of electric generating facilities including QFs and, with the exception of QFs, over the issuance of securities and the sale or other transfer of assets by these facilities.

New Jersey

     On April 30, 1997, NJBPU issued an order adopting its Final Report in the Energy Master Plan process entitled "Restructuring the Electric Power Industry in New Jersey: Findings and Recommendations." The principal goal of NJBPU according to its Final Report was to open the electric generation market to increased competition and thereby reduce generation and production costs. On July 15, 1997, each of New Jersey's four electric utility companies filed a restructuring plan, an unbundled rate filing, and a stranded costs filing with NJBPU pursuant to the requirements of the NJBPU's Final Report. On September 14, 1998, legislation was introduced in the New Jersey Assembly to authorize the NJBPU to permit competition in the New Jersey energy market. That legislation, which was adopted by the New Jersey legislature on January 28, 1999 and signed by the governor on February 9, 1999, provided for August 1, 1999 as the starting date for full retail choice, with full implementation no earlier than June 1 but no later than August 1.

     NJBPU concluded in its Final Report that electric utilities "should be given an opportunity to recover from customers the costs associated with past financial commitments made by the utility for the purpose of procuring generating supplies to serve the retail electric customers in their service territory." NJBPU also concluded, however, "there neither can nor should be a guarantee provided for 100% recovery of stranded
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

costs." These pronouncements remain subject to current and future regulatory proceedings and actions by the New Jersey legislature.

     NJ Stranded Costs. The New Jersey legislation includes provisions for the determination and recovery of stranded costs of electric utilities. Stranded costs are defined by the legislation in Section 13(c) as "the amount by which the net cost of an electric public utility's electric generating assets or electric power purchase commitments, as determined by NJBPU pursuant to this Act, exceeds the market value of those assets or contractual commitments in a competitive supply market place and the costs of buydowns or buyouts of power purchase contracts." NJBPU seeks to address the stranded costs that may be created as a result of its decision "to open the power generation market up to competition." NJBPU has determined to "limit the eligibility for stranded cost surcharge recovery to costs related directly to utility power supply" including, "utility generation plant, long and short-term power purchase contracts with other utilities and long-term power purchase contracts with non-utility generators." Stranded costs arising from the power purchase agreements pertaining to the facilities discussed herein would appear to qualify for coverage in the latter category.

     The stranded costs filing of each utility will determine the specific initial level of non-mitigatable stranded costs to be recovered by each utility. Each of these stranded costs filings are transmitted to the Office of Administrative Law for evidentiary hearings. The JCP&L hearing commenced on December 2, 1997. On May 19, 1999, the NJBPU approved a settlement which provides for the recovery by JCP&L of stranded costs associated with above-market non-utility generator ("NUG") contracts. The PSE&G hearing commenced on July 23, 1997. A partial settlement among Enron, PSE&G, the independent power producer group, certain commercial consumers, a labor union and certain other parties was approved by the NJBPU with minor modifications in late April 1999. The settlement provides for the full and timely recovery of the outer market costs with regard to the NUG contracts. A notice of appeal was filed in October 1999 by a group of New Jersey industrial intervenors (New Jersey Business Users, or NJBUS) and The Office of Ratepayer Advocate. The notice did not make any reference to the recovery of the above-market costs of the NUG contracts. On April 13, 2000, the New Jersey Appellate Division affirmed in a unanimous opinion the Board of Public Utilities PSE&G Rate Unbundling, Stranded Costs and Restructuring Order and PSE&G Bondable Stranded Cost Rate Order in their entirety. The appeal centered around the NJBUS' claim that the Board erred procedurally and the NJBUS was denied due process when the NJBPU refused to reopen the record after the enactment of the Electric Discount and Energy Competition Act. Despite the unanimous ruling against the NJBUS appeal at the Appellate Division level, the NJBUS has elected to further appeal to the New Jersey Supreme Court, which on July 20, 2000 granted certification and will hear the case. Pending the outcome of this further appeal, the implementation of the additional 2% discount, reflecting securitization savings which was scheduled to take effect in January 2000, has been further delayed. Since oral arguments have been scheduled for November 8, 2000, it is unlikely that the case will be resolved before year-end.

     NJ Above Market Power Purchase Contracts. The JCP&L PPA received initial regulatory approval on December 16, 1985 and final approval of the contract amendment on December 8, 1986. The PSE&G PPA received regulatory approval on July 5, 1989. The Camden PPA (with PSE&G) received initial approval on June 29, 1989 and final approval of contract amendments on February 27, 1991. The approval orders found all contracts reasonable, fairly negotiated and prudent through the term of the contract and permit recovery of all costs through the companies' fuel clauses. Both PSE&G contracts contain a section entitled "Repeal of PURPA" explaining the process for resolution of possible disallowance of costs by NJBPU. NJBPU stated in its Final Report that utilities must and should "take all available measures to mitigate stranded costs caused by the introduction of retail competition," including the "buy-out or renegotiation of existing purchased power contracts with non-utility generators." NJBPU has acknowledged that it appears to lack jurisdiction to order modification of NUGs' contracts and has determined that the "non-mitigatable costs associated with all such contracts which have previously been reviewed and approved by NJBPU, notwithstanding the specific date, must be eligible for stranded cost recovery."

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

     NJBPU based its determination that it lacks jurisdiction to order modification of NUGs' contracts on the decision of the Third Circuit Court of Appeals in Freehold, which held that:

     Once the NJBPU approved the power purchase agreement between Freehold and JCP&L, on the grounds that the rates were consistent with avoided cost, any action or order by the NJBPU to reconsider its approval or to deny the passage of those rates to JCP&L consumers under purported state authority was preempted by federal law. (Id., Freehold 44 F.3d at 1194).

     NJBPU has interpreted the Freehold decision to mean that without legislative action at the federal or state level, a state regulator has minimal ability to subsequently adjust the pricing in such NUGs' contracts once approved.

     Notwithstanding NJBPU's acknowledgment that it appears to lack jurisdiction to order modification of non-utility generators' contracts under current law, it has "strongly encouraged all stakeholders to renew their efforts to explore all reasonable means to mitigate independent power producer's contracts." NJBPU further stated that the appropriate regulatory and legislative bodies may "wish to review this issue to provide an added impetus for parties to these contracts to seriously consider mitigation." JCP&L and PSE&G have reported to NJBPU that they intend to pursue efforts to mitigate their above-market costs for NUG power purchase agreements on a voluntary basis.

     In conclusion, while New Jersey regulators have provided for recovery of the "above market" or stranded costs associated with the power purchase agreements, there will continue to be public scrutiny of those costs and pressure to renegotiate the power purchase agreements, using all reasonably available measures.

New York

     Retail Electricity. The NYPSC has conducted a generic "competitive opportunities" proceeding to determine how to introduce competition into retail electricity markets in New York. On May 20, 1996, the NYPSC issued a policy statement in connection with that proceeding in which it endorsed a fundamental restructuring of the electric industry in New York State. The NYPSC's goals, as stated in its policy statement, are lower prices for consumers from competition, increased choice of suppliers and services for customers, information dissemination to allow educated consumer decisions, maintenance of the reliability of the electric system, continuation of social/conservation programs, mitigation of market power and continuation of the obligation to serve customers. Pursuant to this policy, the NYPSC directed all New York utilities, including Con Ed, to file proposed transition plans that address market structure issues, the restructuring of their corporate organization, operational constraints, a schedule allowing retail customers to choose an alternative supplier of electricity, a rate plan for the duration of the transition period and for recovering stranded costs.

     Con Ed made such a filing on October 1, 1996. On March 13, 1997, Con Ed and the NYPSC staff entered into a Settlement Agreement. Certain aspects of the Settlement Agreement, which was approved by the NYPSC by order issued on September 23, 1997, are summarized below. The summary of the Settlement Agreement is qualified by reference to the actual terms thereof, copies of which are publicly available as an attachment to the order.

     The Settlement Agreement provides for a transition to a competitive electric market by instituting "retail access" over a five-year period (which was recently accelerated by the NYPSC to November 2000), a plan for the transition, a reasonable opportunity to recover stranded costs, the divestiture by Con Ed of at least 50% of its New York City fossil-fueled generating capacity (Con Ed subsequently divested over 90% of this capacity), and, subject to shareholder and other approvals that were subsequently obtained, a corporate reorganization into a holding company structure.

     With respect to contracts to purchase electricity from a NUG, like Linden Venture, the Settlement Agreement provides an incentive for Con Ed to mitigate NUG costs during the transition period. Con Ed will be permitted to retain the full reductions in fixed NUG costs during the five-year period and 30% of reductions in variable NUG costs for a period of 18 months resulting from renegotiation, buyout or buydown of NUG contracts exclusive of financing related savings from securitization. Con Ed will be permitted a reasonable

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

opportunity to recover the amount by which actual costs of its purchases from NUGs exceed the market value after the transition period. Any potential disallowance after the transition period will be limited to the lower of 10% of the above-market costs or $300 million. The potential disallowance will be offset by NUG contract mitigation achieved by Con Ed after the beginning of the transition period and 10% of the gross proceeds from generating unit sales to third parties. Con Ed will be permitted a reasonable opportunity to recover any costs subject to disallowance that are not offset by these two factors if it makes good faith efforts in implementing provisions of the Settlement Agreement leading to the development of a competitive electric market in its service territory. We believe that Con Ed is likely to successfully offset all or a very substantial portion of its potential $300 million disallowance based upon NUG restructurings completed in late 1998 and the proceeds from divestiture auctions completed in 1999. While stranded cost recovery relating to the Linden PPA is not guaranteed, the Settlement Agreement and Con Ed's actions and announcements to date appear consistent with our expectations that Con Ed will achieve full recovery of such costs.

     Con Ed is currently engaged in settlement discussions with the NYPSC regarding a pending permit applied for in connection with the proposed merger of Con Ed with Northeast Utilities. The parties are discussing extensions and modifications to the Settlement Agreement. We do not believe that such discussions would include changes affecting the Linden PPA.

     Linden Venture received initial regulatory approval on September 12, 1989 and final approval of contract amendments on May 9, 1991, pursuant to a Con Ed petition for approval. Approval for the contract and contract amendments was supported by affirmative recommendations from the NYPSC staff. The approval was based on estimates that electricity purchased pursuant to the contract would be less costly than estimates of Con Ed's long-run avoided cost. The NYPSC authorized Con Ed to recover "all direct purchase costs incurred pursuant to the Linden PPA through the utility's fuel adjustment clause."

     To the extent Linden Venture operates in conformance with the Linden PPA, Con Ed is entitled to full cost recovery without any subsequent regulatory requirements. Nevertheless, there are ongoing investigations into certain aspects of NYPSC regulation of NUG's in New York. The NYPSC has granted utilities permission to closely monitor the QF status of plants having contracts with New York utilities. This policy was challenged at the FERC, which affirmed it with certain modifications. There is also still pending before the NYPSC a request by the utilities for a clarification of their right to suspend purchases from QFs due to operational circumstances (i.e., light load), when purchases from QFs will result in costs greater than those which the utility would incur if it did not make such purchases because of the inability to curtail other "must-run" units. However, Con Ed specifically waived this right in the second amendment to the Linden PPA.

     Retail Natural Gas. In November 1998, the NYPSC issued a policy statement pursuant to which it will encourage local distribution companies to exit the business of selling natural gas to end users and instead become transportation-only companies over the next three to seven years, subject to a New York statutory provision that all end users have access to a "provider of last resort." As noted in the discussion of the Linden PPA, Con Ed is required to pay the actual fuel costs attributable to electricity actually delivered from the Linden facility. Con Ed's fuel cost payment is adjusted for changes in Con Ed's annual weighted average cost of gas since 1989, with Linden Venture either absorbing excess costs or receiving an incentive payment for cost savings. If, pursuant to the NYPSC policy, Con Ed ceases selling gas or reduces its sales significantly, Con Ed's annual weighted average cost of gas may be altered significantly and in a manner that is difficult to predict. In such a circumstance, Con Ed may seek to negotiate a new method for determining Con Ed's responsibility for fuel costs under the Linden PPA.

ENVIRONMENTAL REGULATION

     Our operations are subject to numerous federal, state, and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection and restriction upon land use. These laws and regulations primarily involve:

     - the generation, handling, storage, transport, and disposal of hazardous substances;

     - the emission or discharge of air and water pollutants;

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

     - the emission of noise from the facilities; and

     - the implementation of safety and health standards with respect to our facilities or the public or environment in general.

In addition, these laws and regulations in many cases require us to secure permits and other regulatory approvals with respect to our ongoing or planned projects, which often triggers the need to comply with lengthy and complex permitting or approval procedures, as well as impose ongoing reporting and compliance obligations. Modified or renewed permits and authorizations may be required for any physical or operational changes to our facilities. Failure to comply with these applicable laws and regulations, including any permits or authorizations required thereunder, may result in the assessment of administrative, civil, and criminal penalties, imposition of cleanup costs and liens, and, to a lesser extent, issuance of injunctions to limit or cease operations. As discussed below, while we believe we are in substantial compliance with applicable laws and regulations, there can be no assurance that we will be able to obtain all necessary permits and approvals for proposed projects or that compliance with new or changed environmental laws and regulations would not have a material adverse effect on our results of operations, financial condition, or competitive position.

Federal Clean Air Act (the "CAA")

     Our operations are subject to the CAA and comparable state and local requirements. As originally enacted, the CAA set guidelines for emission standards for major pollutants (e.g., sulfur dioxide and oxides of nitrogen) from newly built sources. Amendments to the CAA were adopted in 1990 which contain provisions that attempt to reduce emissions from existing sources, particularly previously exempted older power plants, and thus may result in gradual imposition of certain pollution control requirements with respect to air emissions from the operations of our facilities. We believe that all of our plants are in compliance in all material respects with the applicable federal and state performance standards under the CAA, the 1990 amendments, and comparable state laws. In addition, the 1990 amendments to the CAA established the Northeast Ozone Transport Region ("NEOTR") which required various states, including New Jersey, to adopt more stringent controls on the pollutants that contribute to the formation of low-level ozone (i.e., volatile organic compounds and oxides of nitrogen). Pursuant to a 1994 Memorandum of Understanding between the member states of the NEOTR, New Jersey has adopted regulations implementing a region-wide plan for nitrogen oxide emissions. While our plants are subject to this rule, and therefore subject to additional operating requirements, we believe that these adopted rules do not have a material impact on our ability to maintain our present level of operations.

Federal Clean Water Act (the "CWA")

     Our operations are also subject to the CWA and analogous state laws relating to the discharge of pollutants to surface and groundwaters. The CWA and state laws also establish requirements for municipally-owned sewage treatment plants, including pretreatment requirements for industrial users of those plants. Local sewerage authorities also have established regulations governing connections to and discharges into their sewer systems and treatment plants. Pursuant to these laws and regulations, we are required to obtain permits for the discharge of our wastewater and stormwater runoff and to develop and implement spill prevention, control and countermeasure plans with respect to its handling and storage of oil. We believe that we are in substantial compliance with the requirements of the CWA and analogous state laws and that any non-compliance would not have a material adverse effect on our company.

Resource Conservation and Recovery Act ("RCRA")

     Our company generates wastes, including hazardous wastes, that are subject to RCRA and comparable state statutes. RCRA regulates the generation, treatment, storage, handling, transportation, and disposal of hazardous and non-hazardous wastes. Moreover, the EPA and various state agencies have limited the approved methods of disposal for certain hazardous and non-hazardous wastes. We believe that we are in substantial compliance with RCRA and comparable state statutes, and we do not expect the cost of disposal of the regulated wastes to be material.
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

Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund")

     CERCLA and similar state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The New Jersey Spill Act imposes similar liability under state law for discharges of hazardous substances, including petroleum products and, under certain circumstances, authorizes the collection of treble damages from a responsible party. As of the present time, we believe that we are not subject to liability for any Superfund or New Jersey Spill Act matters. We generate wastes, including hazardous wastes, that are transported offsite for disposal at third party waste disposal sites, however, and thus we cannot assure you that we will not incur liability under CERCLA or the New Jersey Spill Act in the future.

     We currently own or lease properties that for many years in the past have been used for oil refining and/or storage activities or other industrial purposes. Although we believe that we are currently utilizing operating and disposal practices that are in substantial compliance with applicable environmental laws and regulations, historical operating and disposal practices on the properties by third parties not under our control may have resulted in the disposal or release of hydrocarbons or other wastes upon the properties or on or under other locations where such wastes have been taken for disposal. These properties and the wastes disposed thereon may be subject to CERCLA, RCRA, and analogous state laws including the New Jersey Spill Act. Under such laws, we could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination by prior owners or operators) to prevent future contamination.

New Jersey Industrial Site Recovery Act ("ISRA")

     Our acquisition of our interests in the facilities resulted in the triggering of ISRA, obligating the sellers (as the parties who transferred their legal interests in entities indirectly owning or operating properties qualifying as "industrial establishments") to comply with requirements under ISRA. In general, ISRA requires entities who transfer such legal interests to notify the New Jersey Department of Environmental Protection ("NJDEP") of the triggering of ISRA and to obtain NJDEP approval prior to the closing of any such transfer of legal interests. In order to obtain NJDEP approval for a triggering event, the responsible party must conduct a satisfactory investigation of the environmental conditions of the industrial establishments and, if necessary, commit to undertake appropriate remedial measures to address any contamination present at the industrial establishments. The sellers obtained NJDEP approval for the transfer of their legal interests in each of the facilities. Based on the foregoing, we believe that we will not incur any material cost with respect to ISRA as a result of the acquisition of our interests in the facilities. Nevertheless, we cannot assure you that any imposition upon our company of ISRA cleanup requirements due to future events that trigger ISRA would not have a material adverse effect on us.

New Jersey Toxic Catastrophe Prevention Act ("TCPA")

     The TCPA requires owners of facilities that use an "extraordinarily hazardous substance" to prepare a comprehensive risk management plan pertaining to its use of such substances. Our Bayonne facility is subject to these requirements due to its use of anhydrous ammonia in its air pollution control systems. Similarly, our Camden and Linden facilities are subject to the TCPA due to their use of aqueous ammonia. We believe that we are in material compliance with the TCPA requirements.

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

                                 OUR MANAGEMENT

     We are a member managed limited liability company, which means that our members are responsible for managing our affairs. Under our limited liability company agreement, our Class A Members have the authority to manage our business and affairs. Our executive officers and employees, who include former officers and employees of the entities we acquired in the acquisition, are responsible for the day-to-day activities of our company.

     Our Class B Members do not have any authority to manage our company. However, we must have the consent of all Class B Members (or their successors) to:

     - change our business purpose;

     - change or create obligations of the other members under our debt agreements; or

     - cause us to merge or consolidate with another company.

EXECUTIVE OFFICERS

     We currently have five officers who are appointed by ECP Holding Company and may be removed by ECP Holding Company at any time. Our officers are responsible for the day-to-day management of our affairs, including our general administrative affairs and the operation and maintenance of the facilities in accordance with annual budgets approved by ECP Holding Company.

     Robert J. Licato, 37, has served as President and Chief Operating Officer of our company since February 2000. From April 1999 to January 2000, he served as Vice President -- Operations and Secretary of our company. From February 1992 to January 1999, he served in various management positions of companies affiliated with the Acquired Group, most recently as Director of Operations Support/Projects.

     Clifford D. Evans, Jr., 43, has served as Vice President -- Projects & Operations Support of our company since February 2000. From February 1999 to January 2000 he served as the company's Manager -- Environmental Projects. From March 1991 to February 1999, he served in various management positions with companies affiliated with the Acquired Group.

     Gary S. Keevill, 42, has served as Vice President -- Marketing & Development of our company since February 2000. From May 1998 to January 2000, he served in various management positions of companies affiliated with the Acquired Group, most recently Director of Development. Prior to May 1998, Mr. Keevill held positions in operations, marketing, and management with Con Ed.

     Christine K. Lee, 37, has served as Vice President -- Finance and Chief Accounting Officer of our company since February 2000. From August 1999 to January 2000 she served as the company's corporate controller. From September 1997 to August, 1999 Ms. Lee held various management positions with Enron. Prior to September 1997 she was a senior audit manager with Deloitte & Touche LLP. Ms. Lee has resigned from the Company effective September 1, 2000. Ms. Lee has entered into a consulting agreement with the Company for the period from September 1, 2000 through January 31, 2001 under which she will perform services similar to those provided during the term of her employment.

     Arthur R. Stappenbeck, 60, has served as Vice President -- Operations of our company since February 2000. From February 1999 to January 2000, he served as our company's Director of Operations. Prior to February 1999, he served as the Director of Operations for companies affiliated with the Acquired Group.

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

Executive Compensation

     The following table sets forth the annual compensation for our company's executive officers for the fiscal year ended December 31, 1999.

                                                              ANNUAL COMPENSATION(1)
                                                              ----------------------
NAME AND POSITION                                              SALARY        BONUS
-----------------                                             --------      --------
Ross D. Ain, President - Business Development(2)              $183,000      $452,000(3)
Joseph M. Bollinger, President -Generating(4)                 $183,000      $475,000(5)
Robert J. Licato, Vice President - Operation and Secretary    $147,000(6)   $ 92,000(6)

(1) All annual compensation amounts are for the period from February 4, 1999, the date we acquired the facilities, to December 31, 1999.

(2) Mr. Ain left the employment of our company in February 2000. All amounts paid as compensation to Mr. Ain in the fiscal year ended December 31, 1999 were provided pursuant to the terms of an employment agreement that expired in February 2000.

(3) Includes a signing bonus of $200,000 paid in connection with Mr. Ain's employment agreement and a bonus paid in February 2000, a portion of which relates to services rendered in 1999.

(4) Mr. Bollinger left the employment of our company in February 2000. All amounts paid as compensation to Mr. Bollinger in the fiscal year ended December 31, 1999 were provided pursuant to the terms of an employment agreement that expired in February 2000.

(5) Includes a signing bonus of $200,000 paid in connection with Mr. Bollinger's employment agreement and a bonus paid in February 2000 a portion of which relates to services rendered in 1999.

(6) Bonus paid in February 2000 a portion of which relates to services rendered in 1999.

     Employment agreements with Mr. Ain and Mr. Bollinger each provided for an initial term of one year from the closing of our acquisition of the facilities and for a renewal term of three years following the expiration of the initial term.

     Pursuant to these agreements, Mr. Ain and Mr. Bollinger each received a signing bonus of $200,000. During the initial term of their employment agreements, Mr. Ain and Mr. Bollinger each received a monthly salary of $16,666.67. They were also entitled to participate, on the same basis generally as other employees in the same or similar positions, in all general employee benefit plans and programs that we made available to our employees on or after the closing of our acquisition of the facilities. The agreements also provided for a minimum bonus of $275,000 in the case of Mr. Ain and $300,000 in the case of Mr. Bollinger.

     Mr. Ain's and Mr. Bollinger's agreements were not renewed beyond the initial term. Mr. Ain and Mr. Bollinger received a single lump-sum payment equal to the sum of twelve times the monthly salary received during the initial term plus the amount of the signing bonus in accordance with the terms of their agreements.

     We have entered into a consulting services agreement with Mr. Bollinger pursuant to which Mr. Bollinger has agreed to provide consulting services to our company for a period of 12 months beginning in February 2000. During the first six months of the term of this agreement, we have agreed to pay Mr. Bollinger $20,000 per month plus $120 per hour for the first 520 hours of services provided and $300 per hour for each hour of services provided in excess of 520 hours. During the final six months of the term of the agreement, we have agreed to pay Mr. Bollinger $5,000 per month plus $240 per hour for the first 260 hours of services provided and $350 per hour for each hour of services provided in excess of 260 hours.

Certain Relationships and Related Transactions

     Our company and our subsidiaries may from time to time enter into contracts or other business relationships with one or more of our members or their affiliates. For example, we expect that our members will assist us in purchasing natural gas for our power plants and in arranging for gas transportation service. Our members may provide backup fuel management, power marketing or other services to us and our subsidiaries.

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

Our limited liability company agreement provides that the terms of such transactions be comparable or at least as favorable to us as the terms of arm's length transactions among unaffiliated parties and that the terms of the transaction be approved by all Class A Members. In addition, the indenture governing the notes provides that we may not, and may not permit any subsidiary to, enter into any material transaction or arrangement with any affiliate, whether or not in the ordinary course, that is not on terms and conditions at least as favorable as would be obtained in a comparable arm's length transaction with a person or entity other than an affiliate, as determined in good faith by our managing member.

     Enron North America provides the Company with services such as legal, finance and human resources. In addition the Company is allocated certain expenses such as building rent and miscellaneous office services. Management believes such charges for services and allocations of expenses are no less favorable to the Company than those that could be obtained in the market. During the period ended December 31, 1999, the amount charged to the Company and its subsidiaries with respect to such costs and services totaled approximately $1.8 million.

     The Company's employees participate in a noncontributory defined benefit retirement plan maintained by Enron and in Enron benefits plans that provide certain medical, life insurance, dental and other benefits to eligible employees. During the period ended December 31, 1999 costs with respect to such employee benefit plans totaled $0.3 million.

     Either party may reduce the level of any of the services provided or terminate the agreement upon 30 days' prior written notice.

     In addition, Enron has provided credit support in the form of an undertaking which eliminates our obligation to fund a debt service reserve account, and Enron has also provided several letters of credit for our benefit. Enron and El Paso Energy have agreed to share in the costs of providing this credit support, for which we pay Enron and El Paso Energy a fee. In connection with the acquisition and at the request of Enron, Bank of America issued two letters of credit on behalf of the Company: (i) a $22.25 million letter of credit issued to the lenders under the Linden Ltd. term loan which secures Linden Ltd.'s obligations under that loan; and (ii) a $4.4 million letter of credit issued to Public Service Electric & Gas Company of New Jersey which secures certain of Bayonne Venture's obligations to PSE&G pursuant to Bayonne Venture's power purchase agreement.

     During December, 1999, in connection with the Linden 6 project the Company entered into an Assignment and Assumption Agreement with Enron North America under which Enron North America assigned its $31.3 million contract to purchase a turbine from General Electric Company to the Company. Under the terms of the agreement, the Company paid Enron North America $12.6 million representing the progress payments made by ENA to GE up to the date of assignment and assumed Enron North America's obligations under the turbine purchase agreement. In addition, the Company paid a fee of $3.2 million to Enron North America for the agreement. The Company in turn assigned the turbine purchase agreement to NEPCO in connection with the execution of the EPC. Additionally, Enron and El Paso have guaranteed up to an aggregate of $15.0 million of the Company's obligations under an indemnity by our company to the Linden Venture partners and lenders in connection with the Linden 6 expansion project. See "Management's Discussion and Analysis -- General -- Capital Expenditures".

     The Company believes that all of the foregoing arrangements and transactions are on terms and conditions that are comparable to those that could be obtained in transactions with unaffiliated parties.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

     We will issue the new notes under the indenture between our company and The Bank of New York, as trustee, dated as of April 20, 1999 (the "Issue Date"). You can find the definitions of certain terms used in this section under "-- Certain Definitions." The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it and not this description defines your rights as holders of the new notes. You may obtain a copy of the indenture from us. As used in this section only, references to "we," "us" and "our company" exclude our Subsidiaries.

     In our December 1999 exchange offer, we issued Series B Notes to holders of Series A Notes in three series in the following principal amounts: $268,469,882 6.737% Series B Senior Secured Notes due 2008; $223,910,000 7.066% Series B Senior Secured Notes due 2012; and $318,000,000 7.536% Series B Senior Secured Notes due 2017. All outstanding 7.536% Series A Senior Secured Notes due 2017 were exchanged for Series B Notes in our December 1999 exchange offer. The Series B Senior Secured Notes offered in this exchange are identical to those offered in the December 1999 exchange offer.

     Each series of the outstanding notes and the new notes will constitute a single class of debt securities under the indenture. If the exchange offer is consummated, holders of outstanding notes who do not exchange their outstanding notes for new notes of the same series will vote together with holders of the new notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the new notes of the same series, and the holders of the outstanding notes and the new notes will vote together as a single class. As used in this section, the term "notes" refers to both the outstanding notes and the new notes. The term "new notes" refers to both the Series B Notes issued in this exchange offer and the Series B Notes issued in exchange for Series A Notes in a similar exchange offer conducted by us in December 1999. All references in this prospectus to specified percentages in aggregate principal amount of the outstanding notes means, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the outstanding notes and the new notes collectively then outstanding.

     You may transfer and exchange notes at the office of the registrar and any co-registrar. The Bank of New York, the trustee under the indenture, is the initial paying agent and registrar for the notes. We will issue the new notes only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof (except for the 2008 notes, the exchange of which will reflect partial payments of principal on June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000 and June 30, 2000). In certain circumstances, we may require holders to pay any transfer tax or other similar governmental charge applicable to transfers and exchanges. See "The Exchange
Offer -- Transfer Taxes."

PRINCIPAL, MATURITY AND INTEREST

     We will issue the new notes in two series limited to the following respective total principal amounts: $7,297,262 6.737% Series B Senior Secured Notes due 2008 and $12,090,000 7.066% Series B Senior Secured Notes due 2012. The 2008 new notes will mature on March 31, 2008 and the 2012 new notes will mature on March 31, 2012.

     We will pay interest on the new notes quarterly on each March 31, June 30, September 30 and December 31, commencing September 30, 2000 (the "Payment Dates"). Interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

     Principal payments on the notes will continue to be made on the Payment Dates in accordance with the amortization schedule listed below. The percentages of the original principal amount payable on each Payment Date are:

                                                                2008      2012      2017
PAYMENT DATE                                                    NOTES     NOTES     NOTES
------------                                                   -------   -------   -------
June 30, 1999...............................................     4.098%       --        --
September 30, 1999..........................................     1.328%       --        --
December 31, 1999...........................................     1.352%       --        --
March 31, 2000..............................................     1.051%       --        --
June 30, 2000...............................................     1.071%       --        --
September 30, 2000..........................................     1.090%       --        --
December 31, 2000...........................................     1.110%       --        --
March 31, 2001..............................................     1.670%       --        --
June 30, 2001...............................................     1.700%       --        --
September 30, 2001..........................................     1.732%       --        --
December 31, 2001...........................................     1.763%       --        --
March 31, 2002..............................................     2.862%       --        --
June 30, 2002...............................................     2.914%       --        --
September 30, 2002..........................................     2.968%       --        --
December 31, 2002...........................................     3.021%       --        --
March 31, 2003..............................................     2.567%       --        --
June 30, 2003...............................................     2.614%       --        --
September 30, 2003..........................................     2.662%       --        --
December 31, 2003...........................................     2.710%       --        --
March 31, 2004..............................................     2.215%       --        --
June 30, 2004...............................................     2.256%       --        --
September 30, 2004..........................................     2.297%       --        --
December 31, 2004...........................................     2.338%       --        --
March 31, 2005..............................................     3.594%       --        --
June 30, 2005...............................................     3.659%       --        --
September 30, 2005..........................................     3.726%       --        --
December 31, 2005...........................................     3.793%       --        --
March 31, 2006..............................................     3.742%       --        --
June 30, 2006...............................................     3.811%       --        --
September 30, 2006..........................................     3.879%       --        --
December 31, 2006...........................................     3.950%       --        --
March 31, 2007..............................................     3.769%       --        --
June 30, 2007...............................................     3.837%       --        --
September 30, 2007..........................................     3.907%       --        --
December 31, 2007...........................................     3.978%       --        --
March 31, 2008..............................................     4.966%    1.861%       --
June 30, 2008...............................................        --     8.237%       --
September 30, 2008..........................................        --     8.393%       --
December 31, 2008...........................................        --     8.552%       --
March 31, 2009..............................................        --     4.365%       --
June 30, 2009...............................................        --     4.448%       --
September 30, 2009..........................................        --     4.532%       --
December 31, 2009...........................................        --     4.617%       --
March 31, 2010..............................................        --     5.082%       --
June 30, 2010...............................................        --     5.178%       --
September 30, 2010..........................................        --     5.277%       --
December 31, 2010...........................................        --     5.376%       --
March 31, 2011..............................................        --     6.947%       --
June 30, 2011...............................................        --     7.079%       --
September 30, 2011..........................................        --     7.213%       --
December 31, 2011...........................................        --     7.350%       --
March 31, 2012..............................................        --     5.493%    1.339%

                                                                2008      2012      2017
PAYMENT DATE                                                    NOTES     NOTES     NOTES
------------                                                   -------   -------   -------
June 30, 2012...............................................        --        --     5.521%
September 30, 2012..........................................        --        --     5.631%
December 31, 2012...........................................        --        --     5.744%
March 31, 2013..............................................        --        --     3.510%
June 30, 2013...............................................        --        --     3.580%
September 30, 2013..........................................        --        --     3.652%
December 31, 2013...........................................        --        --     3.725%
March 31, 2014..............................................        --        --     3.623%
June 30, 2014...............................................        --        --     3.696%
September 30, 2014..........................................        --        --     3.770%
December 31, 2014...........................................        --        --     3.845%
March 31, 2015..............................................        --        --     4.023%
June 30, 2015...............................................        --        --     4.103%
September 30, 2015..........................................        --        --     4.186%
December 31, 2015...........................................        --        --     4.270%
March 31, 2016..............................................        --        --     5.821%
June 30, 2016...............................................        --        --     5.938%
September 30, 2016..........................................        --        --     6.057%
December 31, 2016...........................................        --        --     6.178%
March 31, 2017..............................................        --        --     7.047%
June 30, 2017...............................................        --        --     4.741%
                                                               -------   -------   -------
Total.......................................................    100.00%   100.00%   100.00%

     The principal of, premium, if any, and interest on the notes will be payable (and the notes will be exchangeable and transferable) at the office or agency of our company in the Borough of Manhattan, The City of New York maintained for such purposes (which initially will be the office of the trustee located at 101 Barclay Street, Floor 21 West, New York, NY 10286, attention:
Corporate Trust Administration) to the Person in whose name such note is registered on the March 15, June 15, September 15 or December 15 immediately preceding the applicable Payment Date or, at the option of our company in the case of any certificated notes, payment may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register. The notes will not be entitled to the benefit of any sinking fund.

ISSUANCE OF ADDITIONAL NOTES

     The indenture provides for the issuance of additional notes subject to compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the notes offered hereby, will rank pari passu in right of payment with the notes and will vote on all matters with the notes of the same series. For purposes of this "Description of the New Notes," reference to the notes does not include additional notes unless otherwise indicated. No offering of any such additional notes is being or shall in any manner be deemed to be made by this prospectus. For a description of the conditions under which we may issue additional notes, see "-- Certain
Covenants -- Limitation on Indebtedness of Our Company."

SECURITY

     The notes will be secured by:

     - the pledge by ECP Holding Company, CalPERS and Mesquite Investors of their interests in our company;

     - the pledge of our interests in our wholly owned subsidiaries that own Camden GP (JEDI Camden LP, L.L.C. and JEDI Camden GP, L.L.C.), our wholly owned subsidiary that indirectly owns Linden Ltd. (JEDI Linden NB, L.L.C.) and our wholly owned subsidiary that is the managing general partner in Bayonne Venture (JEDI Bayonne GP, L.L.C. ("Bayonne GP"));

     - the pledge by JEDI Linden NB, L.L.C. of its interests in its wholly owned subsidiaries (JEDI Linden LP, L.L.C. and JEDI Linden, Inc.) and its 99% owned subsidiary (JEDI Linden GP, L.L.C.) which together, directly or indirectly, own Linden Ltd.;

     - the pledge by JEDI Linden LP, L.L.C. of its limited partnership interests in Linden Ltd.;

     - the pledge by JEDI Camden LP, L.L.C. of its limited partnership interests in Camden GP;

     - the pledge of our interest in the Linden subordinated note; and

     - the pledge of our interest in the Debt Service Reserve Account (collectively, the "Pledged Interests").

     Camden GP and Linden Ltd. are the general partners of the partnerships which own the Camden Facility and the Linden Facility, respectively. Bayonne Venture owns the Bayonne Facility.

     Any additional notes issued will share equally and ratably in the Pledged Interests with the notes. The Security Documents restrict the issuance of additional equity interests in the Company and the other entities in which equity interests have been pledged unless such additional equity interests are also pledged to secure the notes.

RANKING

     The notes:

     - will be senior secured obligations of our company;

     - will rank pari passu in right of payment with all other senior secured obligations of our company and senior in right of payment to all existing and future subordinated debt of our company;

     - will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our Subsidiaries; and

     - will be structurally subordinated to the rights of the minority partners in Linden Venture and Camden Venture.

OPTIONAL REDEMPTION

     Each series of the notes will be redeemable, at our option, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of such series of notes, on any date prior to its maturity (a "Redemption Date"), at a redemption price (the "Optional Redemption Price") equal to:

     - 100% of the outstanding principal amount thereof; plus

     - accrued and unpaid interest thereon to the Redemption Date; plus

     - a Make Whole Premium.

In no event will the Optional Redemption Price ever be less than 100% of the principal amount of the notes (or portion thereof) being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

     The amount of the Make Whole Premium with respect to any series of notes (or portion thereof) to be redeemed will be equal to the excess, if any, of:

     - the sum of the present values, calculated as of the Redemption Date, of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted from the date such payment would have been payable, but for redemption, to such Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points with respect to the series of notes being redeemed; over

     - the outstanding principal amount of the series of notes (or portion thereof) being redeemed.

     The applicable "Treasury Rate" is a yield based on the yields on U.S. treasury securities with comparable maturities and principal amounts to that of the notes being redeemed. We will calculate the applicable Treasury Rate by taking the arithmetic mean of the yields on U.S. treasury securities published under the heading "Week Ending" under the caption "Treasury Constant Maturities" in statistical release H.15(519), published weekly by the Federal Reserve System, with maturities corresponding to the remaining life to maturity of the notes. If statistical release H.15(519) or a successor publication of the Federal Reserve Board is not available, we will designate a reasonably comparable index for this calculation.

     If statistical release H.15(519), or any successor or alternative index, does not have any U.S. treasury securities with maturities corresponding exactly to the notes to be redeemed, we will use the yields on the two U.S. treasury securities with maturities most closely corresponding to the remaining life to maturity of the notes. We will then interpolate or extrapolate, on a straight line basis, the applicable Treasury Rate based on these two published yields.

     The applicable Treasury Rate is to be determined on the third business day preceding any redemption date and the maturity of U.S. treasury securities will be rounded to the nearest month to determine those with maturities most closely corresponding to the notes. The Optional Redemption Price is calculated assuming a 360-day year consisting of twelve 30-day months.

     If less than all of any series of notes are to be redeemed, the particular notes of such series to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee either by lot, pro rata or by such method as the trustee deems fair and appropriate; provided that no notes of $1,000 in principal amount or less shall be redeemed in part. Notice of redemption will be mailed to each holder of the series of notes being redeemed at such holder's address of record. Interest will cease to accrue on any series of notes on and after the Redemption Date.

MANDATORY REDEMPTION AT PAR

Events of Loss

     Upon the occurrence of an Event of Loss, we will be obligated to use the Remaining Net Loss Proceeds received by our company to redeem the notes and additional notes, if any, without any premium at a redemption price (the "Mandatory Redemption Price") equal to 100% of the principal amount of the notes or additional notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date. Remaining Net Loss Proceeds is defined as Net Loss Proceeds with respect to one or more Events of Loss minus the aggregate amount of all of such proceeds used toward the restoration, repair, reconstruction or replacement of the affected Facility.

     We will not be obligated to redeem any notes or additional notes upon the occurrence of an Event of Loss if:

     - the aggregate amount of Remaining Net Loss Proceeds from such Event of Loss does not exceed $5 million; or

     - the then current rating of the notes is at least as high as the rating of the notes on the Issue Date and, after giving effect to such Event of Loss and the use or contemplated use of the proceeds therefrom as announced by our company, the Rating Agencies confirm that a Rating Downgrade will not result.

     Under the terms of the indebtedness of certain of our Subsidiaries, and the terms of the preferred equity interests of certain Subsidiaries, the lenders to such Subsidiaries and the holders of such preferred equity interests have prior rights to certain proceeds arising from an Event of Loss. The existence of these rights substantially reduces the likelihood that proceeds relating to an Event of Loss would be distributed to us rather than used to repay or redeem the obligations to such lenders or preferred equity holders or being "trapped" at a Subsidiary level for an extended period. Therefore, there can be no assurance that we will be required to redeem any notes or additional notes upon the occurrence of an Event of Loss.

Power Contract Buyouts

     All of the notes will be subject to mandatory redemption without premium at the Mandatory Redemption Price if an Operating Partnership receives at any time an aggregate amount of Net Buyout Proceeds in excess of $25 million from one or more Power Contract Buyouts related to its Facility, unless the then current rating of the notes is at least as high as the rating of the outstanding notes on the Issue Date and, after giving effect to such buyout and the use or contemplated use of the proceeds therefrom as announced by our company, the Rating Agencies confirm that a Rating Downgrade will not result; provided, however, that in lieu of the foregoing we may redeem a portion of the notes at the Mandatory Redemption Price if the then current rating of the notes is at least as high as the rating of the outstanding notes on the Issue Date and, after giving effect to the buyout, the partial redemption and the use or contemplated use of the proceeds therefrom as announced by our company, the Rating Agencies confirm that a Rating Downgrade will not result.

     If a Power Contract Buyout occurs, there can be no assurance that we will have available funds sufficient to pay the purchase price for all notes and additional notes that we are required to purchase pursuant to the foregoing covenant. Due to our position in the organizational structure, we may not receive any of the Net Buyout Proceeds received by the Operating Partnership. The failure of our company to redeem the notes or additional notes required to be redeemed upon a Power Contract Buyout or to pay the applicable Mandatory Redemption Price when due would result in an Event of Default and would give the trustee and the holders of notes and additional notes the rights described under "-- Events of Default."

Terms of Mandatory Redemption

     If the notes are redeemed pursuant to any of the foregoing provisions, the notes will be redeemed:

     - pari passu with any other senior secured debt of our company which requires redemption or repayment; and

     - pro rata among each of the series of the notes and additional notes.

     Notice of redemption will be mailed to each holder of the series of notes or additional notes being redeemed at such holder's address of record. Interest will cease to accrue on any series of notes or additional notes on and after the Redemption Date.

PURCHASE AT THE OPTION OF HOLDERS -- CHANGE OF CONTROL

     If a Change of Control occurs, then each holder of notes and additional notes will have the right to require that we purchase all, but not less than all, of such holder's notes or additional notes, as the case may be, at a purchase price in cash equal to 101% of the outstanding principal amount of such notes or additional notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the indenture.

     Within 30 days following any Change of Control, our company will notify the trustee thereof and give written notice of such Change of Control to each holder of notes and additional notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things:

     - that a Change of Control has occurred;

     - the purchase price and the expiration date of the Change of Control Offer, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with any applicable requirements under the Exchange Act of 1934;

     - the purchase date, which will be not more than five Business Days following the expiration date;

     - the places where the notes and additional notes to be purchased are to be surrendered;

     - that any note or additional note not tendered will continue to accrue interest;

     - that, unless we default in the payment of the purchase price, any notes or additional notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and

     - certain other procedures that holders of notes and additional notes must follow to accept a Change of Control Offer or to withdraw such acceptance, including procedures of The Depository Trust Company.

     If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the purchase price for all of the notes and additional notes that might be tendered by holders of notes and additional notes seeking to accept the Change of Control Offer. The failure of our company to make or consummate the Change of Control Offer or to pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the trustee and the holders of notes and additional notes the rights described under "-- Events of Default."

     We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by our company and purchases all the notes and additional notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply with the applicable tender offer rules, including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture by virtue thereof.

CERTAIN COVENANTS

     The indenture contains various covenants, including the following:

Limitation on Indebtedness of Our Company

     We will not create, incur or suffer to exist any Indebtedness, other than:

     - the notes;

     - Indebtedness incurred to finance the making of capital improvements to the Facilities required to maintain compliance with applicable law or anticipated changes therein; provided that no such Indebtedness may be incurred unless, at the time of such incurrence, the Independent Engineer confirms as reasonable (a) a certification by our company that the proposed capital improvements are reasonably expected to enable such Facility to comply with applicable law or anticipated changes therein and
       (b) the calculations of our company that demonstrate, after giving effect to the incurrence of such Indebtedness, the minimum Forward Debt Service Coverage Ratio, (1) for the next four consecutive fiscal quarters, taken as one annual period, commencing with the quarter in which such Indebtedness is incurred and (2) for each subsequent fiscal year through the maturity date of the notes, will not be less than 1.1 to 1;

     - Indebtedness incurred to finance the making of capital improvements to the Facilities so long as after giving effect to the incurrence of such Indebtedness (a) no Default or Event of Default has occurred and is continuing and (b) the then current rating of the notes is at least as high as the rating of the outstanding notes on the Issue Date and the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

     - Interest Rate Agreements;

     - Subordinated Indebtedness; and

     - Indebtedness incurred to refinance, renew, replace, defease or refund, in whole or part, any Indebtedness specified in the five clauses set forth above and any Indebtedness incurred pursuant to this clause (plus accrued interest and fees and expenses related to such financing, renewal, replacement, defeasance or refunding); provided that any such refinancing must be on terms no less favorable in the aggregate to us than the outstanding Indebtedness refinanced (as determined by the Managing Member of our company in good faith).

     Any Indebtedness will be deemed to have been satisfied and discharged, and at all relevant times deemed to be neither existing nor outstanding, for all purposes if there has been irrevocably deposited in trust, for the benefit of the holders of such Indebtedness, any combination of money or obligations issued by or guaranteed by the full faith and credit of the United States of America sufficient to pay all interest and principal, including applicable premium, if any, when due on such Indebtedness for the sole purpose of payment of such Indebtedness.

Limitation on Indebtedness of Our Subsidiaries

     No Subsidiary of our company will create, incur or suffer to exist any Indebtedness other than:

     - Indebtedness outstanding on the date the outstanding notes were issued and any Indebtedness incurred to refinance, renew, replace, defease or refund, in whole or part, any such Indebtedness (plus accrued interest and fees and expenses related to such financing, renewal, replacement, defeasance or refunding); provided that any such refinancing must be on terms no less favorable in the aggregate to our company and our Subsidiaries than the outstanding Indebtedness refinanced (as determined by the Managing Member of our company in good faith);

     - up to $225 million of Indebtedness incurred to finance capital improvements to the Facilities, so long as after giving effect to the incurrence of such Indebtedness (a) no Default or Event of Default has occurred and is continuing and (b) the then current rating of the notes is at least as high as the rating of the outstanding notes on the Issue Date and the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade; and

     - up to $25 million of Indebtedness incurred or assumed solely for the purpose of financing the cost of acquiring or constructing an asset or for working capital purposes. This "Limitation on Indebtedness of Our Subsidiaries" covenant does not prohibit intercompany loans between our company and any of our Subsidiaries or between two of our Subsidiaries.

Limitation on Restricted Payments

     We may declare and pay dividends or pay or make any other distributions on account of our Capital Stock or Subordinated Indebtedness on a quarterly basis; provided that:


           (a) no Default or Event of Default has occurred and is continuing;

           (b) the amount of such dividends or other distributions paid or made, as applicable, do not exceed 100% of Net Cash Flow after the Issue Date;
               and

           (c) (1)  for restricted payments made through September 30, 2001, we:

                    (A)  have maintained a Debt Service Coverage Ratio of at least
                         1.20 to 1 over the four preceding fiscal quarters, taken as one annual period, and

                    (B)  have projected a Debt Service Coverage Ratio (as certified by our company to the trustee) for the next four fiscal
                         quarters, taken as one annual period, of at least 1.20 to 1,
                         and

               (2)  for restricted payments made after September 30, 2001, we:

                    (A)  have maintained a Debt Service Coverage Ratio of at least
                         1.25 to 1 over the four preceding fiscal quarters, taken as one annual period, and

                    (B)  have projected a Debt Service Coverage Ratio (as certified by the Company to the trustee) for the next four fiscal
                         quarters, taken as one annual period, of at least 1.25 to 1.

In the event we are prevented from paying dividends or paying or making other distributions on our Capital Stock or Subordinated Indebtedness pursuant to the provisions of clause (c) in the preceding sentence, we may not pay dividends or pay or make distributions in respect of our Capital Stock or Subordinated Indebtedness until the requirements described in clause (c) above have been met for two consecutive fiscal quarters (a "restricted payment suspension"); provided, however, that if we meet for any fiscal quarter during a restricted payment suspension the required Debt Service Coverage Ratio over the four preceding fiscal quarters, taken as one annual period, and the projected Debt Service Coverage Ratio for the next four fiscal quarters, taken as one annual period, as well as the other requirements set forth above, then we may pay a dividend or pay or make a distribution in respect of our Capital Stock or Subordinated Indebtedness in an amount not to exceed Net Cash Flow for such quarter. The fair market value of distributions of assets, other than cash, in excess of $10 million shall be determined by an Independent Investment Banker, or if less than $10 million, shall be determined in good faith by the Managing Member of our company.

Limitation on Asset Sales

     Except for a sale of substantially all of our assets as permitted by the "Limitation on Consolidation, Merger and Sale or Disposition of Assets" covenant, we may not sell, transfer, assign or otherwise dispose of any Operating Partnership, Managing General Partner or other Subsidiary of our company that holds an interest, directly or indirectly, in any Operating Partnership or Managing General Partner, or any interest in any of the foregoing, and no Operating Partnership or other Subsidiary of our company may sell, transfer, assign or otherwise dispose of assets owned by such Operating Partnership or other Subsidiary, as the case may be, except Excluded Dispositions unless the then current rating of the notes is at least as high as the rating of the original notes on the Issue Date and, after giving effect to such sale, transfer, assignment or other disposition, the Rating Agencies confirm that a Rating Downgrade will not result.

Maintenance of QF Status

     We must maintain and cause each of our Subsidiaries to maintain all the Facilities in conformity with the requirements under PURPA necessary to retain QF Status, unless the loss of such status would not have a Material Adverse Effect.

Limitation on Liens

     So long as any notes are outstanding, we may not, and may not permit any Subsidiary to, create, incur, assume, or suffer to exist any Indebtedness of our company or any of our Subsidiaries that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any Principal Operating Property, whether owned on the Issue Date or thereafter acquired, without in any such case effectively securing the notes (together with, if we shall so determine, any other Indebtedness of our company ranking equally with the notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured).

     The foregoing restriction will not apply to:

     - the Pledged Interests;

     - any Liens existing on the Issue Date, including any Lien which would extend to property acquired after the Issue Date pursuant to any agreement entered into prior to the Issue Date, or any Lien created pursuant to an "after-acquired property" clause or similar terms in existence on the Issue Date;

     - Liens to secure Indebtedness incurred pursuant to the second or third clauses of the "Limitation on Indebtedness of Our Subsidiaries" covenant;

     - any Lien on any asset existing thereon at the time of acquisition of such asset and not created in connection with or in contemplation of such acquisition; provided that the incurrence of such Indebtedness is permitted under the "Limitation on Indebtedness of Our Company" covenant or the "Limitation on Indebtedness of Our Subsidiaries" covenant;

     - any Lien arising solely by operation of law;

     - any Lien in the form of a tax or other statutory lien; provided that any such Lien shall be discharged within 60 days after the date it is created or arises (unless contested in good faith by our company or such Subsidiary, in which case it shall be discharged within 60 days after final adjudication);

     - any Lien securing Indebtedness of our company or any of our Subsidiaries, all or a portion of the net proceeds of which are used, substantially concurrently with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding securities under the indenture (including the notes) in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding securities under the indenture (including the notes), including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by our company or any such Subsidiaries in connection therewith; and

     - any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements), in whole or in part, of any Lien referred to in the second through the seventh clauses set forth above; provided, however, that the principal amount of Indebtedness secured thereby and not otherwise authorized by such second through seventh clauses, inclusive, shall not exceed the principal amount of Indebtedness, plus any premium, fee and related costs and expenses incurred or payable to third parties in connection with any such extension, renewal, refinancing, refunding or replacement, so secured at the time of such extension, renewal, refinancing, refunding or replacement.

Limitation on Consolidation, Merger and Sale or Disposition of Assets

     We will not consolidate with or merge with or into any other Person or sell, transfer or otherwise dispose of our properties as or substantially as an entirety unless:

     - the successor or transferee Person shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     - the successor or transferee Person assumes by supplemental indenture the due and punctual payment of the principal of, and premium and interest on, all the notes and the performance of every covenant of the indenture to be performed or observed by our company;

     - immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and

     - we shall deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and any such supplemental indenture comply with the indenture.

Upon any such consolidation, merger, sale, transfer or other disposition of the properties of our company as, or substantially as, an entirety, the successor Person formed by such consolidation or with whom or into which our company is merged or to which such sale, transfer or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, our company under the indenture with the same effect as if such successor Person had been named as our company therein, and we will be released from all obligations under the indenture and the notes.

Limitation on Transactions with Affiliates

     We shall not, and shall not permit any Subsidiary to, enter into any material transaction or arrangement, whether or not in the ordinary course of business, with any Affiliate that is not on terms and conditions at least as favorable as would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate as determined in good faith by the Managing Member of our company.

Maintenance of Existence

     Subject to the covenant above under "-- Limitation on Consolidation, Merger and Sale or Disposition of Assets," we shall do or cause to be done all things necessary (a) to preserve and keep in full force and effect our existence, and
(b) to preserve all material rights and franchises of our company and, so long as we have a controlling equity interest in an Operating Partnership, each Operating Partnership; provided, however, that we shall not be required to preserve any such right or franchise of any such Operating Partnership if either
(a) the preservation thereof is not consistent with our fiduciary obligations or any of our Subsidiaries' fiduciary obligations with respect thereto (provided that no such fiduciary obligation shall be deemed to exist if all of the partnership interests of an Operating Partnership are owned directly or indirectly by our company) or (b) the Managing Member of our company shall determine that (1) the preservation thereof is no longer desirable in the conduct of the business of our company and our Subsidiaries taken as a whole and
(2) the loss thereof would not have a Material Adverse Effect.

Project Documents

     We will, and will cause our Subsidiaries to:

     - perform and observe in all material respects the covenants and agreements contained in each of the Project Documents;

     - enforce, defend and protect all of our material rights contained in any of the Project Documents;

     - take all reasonable and necessary actions to prevent the termination or cancellation of any of the Project Documents,

unless the Managing Member of our company determines in good faith that such failure to perform, observe, enforce, defend, protect or act is in our best interest.

     In addition, we will not, and will cause our Subsidiaries not to:

     - breach any obligation under any Project Document to which it is a party and fail to cure such breach within the applicable cure period provided for in such Project Document (or, if no cure period is specified in such Project Document, within 30 days of such breach);

     - (a) amend, vary or waive, or consent to any amendment, variation or waiver of, any terms of any of the Project Documents to which it is a party, (b) release, surrender, cancel or terminate any rights or obligations under, or discharge any obligations (other than by performance) of, the Project Documents to which it is a party or (c) affirmatively consent to the assignment by any party to certain Project Documents of such party's right or obligations under such Project Documents without the consent of holders holding at least 66 2/3% in aggregate principal amount of the outstanding Note; or

     - assign, transfer or otherwise dispose of any of its rights in any of the Project Documents to which it is a party unless, in each case, such action would not have a Material Adverse Effect.

Nature of the Business

     Our company and our Subsidiaries may not engage in any business other than the Line of Business.

Certain Other Covenants

     The indenture contains certain additional covenants, including but not limited to:

     - an operation and maintenance covenant;

     - a maintenance of insurance covenant;

     - a taxes and claims covenant;

     - a compliance with law covenant; and

     - a maintenance of licenses and approvals covenant.

DEBT SERVICE RESERVE ACCOUNT

     We will establish and fund an account with the trustee (the "Debt Service Reserve Account") in an amount equal at all times to the aggregate principal and interest payments on the notes scheduled to be paid on the next two Payment Dates (the "Debt Service Reserve Requirement"). The trustee will disburse funds from the Debt Service Reserve Account to pay principal, premium, if any, and interest on the notes if our company has failed to provide sufficient funds to the Paying Agent to pay such principal, premium and interest on the notes on the third Business Day prior to the Payment Date. We may elect not to fund the Debt Service Reserve Account, in whole or in part, or may withdraw all or any portion of the amount in the Debt Service Reserve Account, to the extent that cash on deposit in the Debt Service Reserve Account, together with any Debt Service Credit Support, exceeds the Debt Service Reserve Requirement.

     If at any time the balance of the Debt Service Reserve Account exceeds the Debt Service Reserve Requirement and no Default or Event of Default has occurred and is continuing, the trustee, on written request of our company, shall pay over to us or our designees any such excess cash or cancel any excess amount of Debt Service Credit Support, or both, as requested by our company, to the extent of such excess.

     At any time when the balance of the Debt Service Reserve Account (including available amounts under Debt Service Credit Support) does not meet the Debt Service Reserve Requirement, we may not pay dividends or make distributions in respect of our Capital Stock or Subordinated Indebtedness.

EVENTS OF DEFAULT

     Each of the following is an "Event of Default" under the indenture:

     - default in the payment of principal of and premium, if any, on any note or additional note when due and payable or the failure to redeem any note or additional note on any mandatory redemption date;

     - default in the payment of interest on any note or additional note when due which continues for 30 days;

     - default in the performance or breach of any other covenant or agreement in the notes or additional notes or in the indenture or any Security Document and the continuation thereof for 60 days after receipt by us of notice from the trustee or from the holders of at least 25% of the outstanding notes;

     - bankruptcy, insolvency, reorganization, assignment or receivership of any Facility Owner;

     - acceleration of (a) any of our Indebtedness that ranks pari passu with the notes or (b) any of our unsecured and/or unsubordinated Indebtedness in an aggregate amount in excess of $25 million;

     - entry of any final judgment or decree for the payment of money against us (which is non-appealable, which remains unpaid or unstayed for a period of 90 or more consecutive days or as to which all rights to appeal have expired or been exhausted) in excess of $10 million, excluding amounts covered by in-force insurance for which the insurer has admitted liability; and

     - on or after the Issue Date other than in accordance with the provisions of the indenture or the Security Documents, (a) if for any reason, other than the satisfaction in full and discharge of the obligations secured thereby, any Security Document ceases to be or is not in full force and effect or the trustee ceases to have first priority security interests in the Collateral and, in each case, such cessation continues for 30 days or (b) any of the grantors under the Security Documents asserts in writing that any Security Document has ceased to be or is not in full force and effect.

     If an Event of Default occurs because we fail to pay principal, interest or premium of any note or additional note and such event is continuing, the trustee may accelerate the notes and additional notes upon the written direction of holders of at least 25% in aggregate principal amount of the notes and additional notes. If any other Event of Default specified above occurs and is continuing, the trustee may accelerate the notes and additional notes upon the written direction of at least 51% of such holders. If the trustee accelerates the notes in any case, the following amounts shall immediately be due and payable:

     - the entire outstanding principal amount of the notes and additional notes; and

     - accrued interest on, Make-Whole Premium (if any) and other amounts payable with respect to the notes and additional notes. However, in the case of an Event of Default because of the bankruptcy or insolvency of our company, the notes and additional notes shall accelerate automatically without direction from any holders of the notes or additional notes and with the same effect as the acceleration described above.

     Any acceleration of the notes or additional notes shall be automatically rescinded and annulled if:

     - we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration; and

     - all Defaults shall have been cured or waived.

To rescind acceleration, however, we must pay or deposit such sum with the trustee before a judgment or decree for the payment of the principal amount of the notes or additional notes has been obtained.

     The indenture provides that the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee reasonable security or indemnity. Subject to these provisions for indemnity and other specified limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes and additional notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The holders of a majority in principal amount of the outstanding notes and additional notes generally will have the right to waive any past Default or Event of Default (other than a payment default) on behalf of all holders.

     The indenture provides that no holder may institute any action against us under the indenture unless:

     - the holder previously has given to the trustee written notice of Default and its continuance;

     - the holders of at least a majority in aggregate principal amount of the notes and additional notes then outstanding that are affected by the Event of Default shall have requested the trustee to institute the action and shall have offered the trustee security or reasonable indemnity; and

     - the trustee shall not have instituted the action within 60 days of such request.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. Even though the right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, each holder has the absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on such note or additional note when due and to institute suit for the enforcement of any such payment. These rights may not be impaired without the consent of such holder.

     The indenture provides that the trustee is required to give the holders notice of any Default with respect to the notes or additional notes that is known to the trustee within 90 days after the occurrence of such Default, unless the Default is cured or waived. However, except in the case of default in the payment of principal of, premium, if any, or interest on any notes or additional notes, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. Following each calendar quarter, we are required to deliver to the trustee a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the indenture (including its Debt Service Reserve Requirement).

AMENDMENT, SUPPLEMENT AND WAIVER

     Modifications and amendments of the indenture may be made by our company and the trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

     - change the stated maturity of the principal of, or any installment of interest on, any note, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, change the currency in which any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

     - amend, change or modify the obligation of our company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the section entitled "Purchase at the Option of Holders -- Change of Control," including amending, changing or modifying any definition relating thereto;

     - reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the indenture;

     - waive a default in the payment of principal of, premium, if any, or interest on the notes;

     - modify the ranking or priority of the notes;

     - permit the release or termination of all or substantially all of the security afforded by the Liens under the indenture and the Security Documents, except in accordance with the terms thereof; or

     - agree to create any Lien on the Collateral or any part thereof or release or terminate any of the Liens of the trustee, except in accordance with the terms of the Security Documents.

The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

     Without the consent of any holders, at any time and from time to time, we may enter into one or more indentures supplemental to the indenture with the trustee for any of the following purposes:

     - to evidence the succession of another Person to our company and the assumption by any such successor of the covenants of our company in the indenture and the notes;

     - to add to the covenants of our company for the benefit of the holders or to surrender any right or power herein conferred upon us;

     - to add additional Events of Defaults;

     - to provide for uncertificated notes in addition to or in place of the certificated Notes;

     - to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

     - to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture; provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect;

     - to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders as additional security for the payment and performance of our obligations under the indenture; or

     - to comply with any requirement of the Trust Indenture Act or the Commission in order to effect and maintain the qualification of the indenture under such act.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, terminate our obligations with respect to the outstanding notes ("legal defeasance"). Such legal defeasance means that we will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and satisfied all of its obligations under the notes and the indenture, except for:

     - the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due;

     - our obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes, maintain an office or agency for payments in respect of the notes and segregate and hold such payments in trust;

     - the rights, powers, trusts, duties and immunities of the trustee; and

     - the legal defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to terminate our obligations with respect to certain covenants set forth in the indenture and described under "-- Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance").

     In order to exercise either legal defeasance or covenant defeasance:

     - we must irrevocably deposit or cause to be deposited with the trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders, money in an amount, or U.S. Government Obligations that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes at maturity (or upon redemption, if applicable) of such principal or installment of interest;

     - no Default or Event of Default may have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under the fourth clause of "-- Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

     - such legal defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

     - in the case of legal defeasance, we must deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

     - in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     - we must have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. Transfer restrictions will continue to apply to any outstanding notes not exchanged for new notes in the exchange offer. Please read "The Exchange
Offer -- Consequences of Failure to Exchange." The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. No holder will incur any service charges, however, for any registration of transfer or exchange of the notes. We are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

RESIGNATION OR REMOVAL OF TRUSTEE

     The trustee may resign at any time upon written notice to our company specifying the day upon which the resignation is to take effect, and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.

     The trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding notes and additional notes of all series. In addition, so long as no Event of Default or Default has occurred and is continuing, we may remove the trustee upon notice to all holders and the trustee and appointment of a successor trustee.

CONCERNING THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes and additional notes, if any, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

     The indenture contains limitations on the rights of the trustee thereunder, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

BOOK-ENTRY, DELIVERY AND FORM

     Each series of the new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form that will be registered in the name of Cede & Co., the global note holder, as nominee of DTC. The global notes will be deposited on behalf of the acquirors of the new notes represented thereby with a custodian for DTC for credit to the respective accounts of the acquirors or to such other accounts as they may direct at DTC. See "The Exchange Offer -- Book-Entry Transfer."

The Global Notes

     We expect that under procedures established by DTC:

     - upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system portions of the global notes that shall be comprised of the corresponding respective amounts of the global notes to the respective accounts of persons who have accounts with such depositary; and

     - ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of persons who have accounts with DTC ("participants"), and the records of participants, with respect to interests of persons other than participants.

     So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such notes represented by the global notes for all purposes under the indenture and under the notes represented thereby. No beneficial owner of an interest in the global notes will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

     Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of our company, the trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment on the notes represented by the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a certificated security for any reason, including to see notes to persons in states that require physical delivery of such security or to pledge such securities, such holder must transfer its interest in the global notes in accordance with the normal procedures of DTC and the procedures in the indenture.

     DTC has advised us that DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of the aggregate principal amount as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated securities that it will distribute to its participants.

     DTC has advised us as follows:

     - DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934;

     - DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through

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       electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates;

     - Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

     - DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.;

     - Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

     - The rules applicable to DTC and its participants are on file with the SEC.

     Although DTC is expected to follow these procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities

     Interests in the global notes will be exchanged for certificated securities if:

     - DTC or any successor depositary (the "Depositary") notifies us that it is unwilling or unable to continue as depositary for the global notes, or DTC ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, and a successor depositary is not appointed by us within 90 days;

     - an event of default has occurred and is continuing with respect to the notes and the registrar has received a request from the Depositary to issue certificated securities in lieu of all or a portion of the global notes, in which case we will deliver certificated securities within 30 days of such request; or

     - we determine not to have the notes represented by global notes.

Upon the occurrence of any of the events described in the preceding sentence, we will cause the appropriate certificated securities to be delivered.

     Neither we nor the trustee will be liable for any delay by the Depositary or its nominee in identifying the beneficial owners of the related notes. Each such person may conclusively rely on, and will be protected in relying on, instructions from such Depositary or nominee for all purposes, including the registration and delivery, and the respective principal amounts, of the notes to be issued.

  Same-Day Settlement and Payment

     The indenture requires that payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated notes, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Secondary trading in long-term notes and debentures of corporate issues is generally settled in clearinghouse or next-day funds. In contrast, notes represented by the global notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

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

     Because of time zone differences, the securities account of a Euroclear System or Cedel Bank participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear or Cedel) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Cedel as a result of sales of interests in a global note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

GOVERNING LAW

     The indenture and the notes will be governed by and construed in accordance with New York law.

CERTAIN DEFINITIONS

     "Acceptable Credit Provider" means a bank or trust company authorized to engage in the banking business having a combined capital and surplus of at least $500,000,000 or the equivalent thereof whose long-term unsecured debt is rated "A-" or higher by S&P or "A3" or higher by Moody's or, if both of such rating agencies are no longer in business or no longer rating unsecured debt of banks or trust companies, a comparable rating of another internationally recognized rating agency selected by our company and reasonably acceptable to the trustee.

     "Affiliate" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls or is controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession of the power to direct or cause the direction of management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no individual shall be an Affiliate of any Person solely by reason of his or her being a director, manager, officer or employee of such Person.

     "Base Case Financial Model" means the model so titled in the Independent Engineer's report prepared in connection with the sale of the outstanding notes, as amended from time to time and certified by the Independent Engineer for purposes of calculating the Forward Debt Service Coverage Ratio.

     "Bridge Loan" means the $831,000,000 loan to our company entered into in connection with the acquisition of our interests in the Facilities.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banks or trust companies in the Borough of Manhattan, The City of New York or in any other city where the corporate trust office of the trustee may be located, are obligated or authorized by law or executive order to close.

     "CalPERS Security Agreement" means the security agreement dated the Issue Date between CalPERS and the trustee.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock or interests, but excluding any debt securities convertible into such equity.

     "Cash Distribution" means all cash distributions received by us which are made in respect and attributable to, and based upon our direct or indirect equity interests or ownership in the Operating Partnerships, other power projects and other investments.

     "Cashflow" means during any period the sum of:

     - all amounts received by us pursuant to distributions from the Operating Partnerships (other than damages or penalties received by us pursuant to the Project Documents);

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     - all proceeds received by us from business interruption insurance;

     - all interest income or hedging receipts (net of costs) received by us;

     - all other amounts received by us in respect of the Facilities and Operating Partnerships; and

     - any amounts released to us after the Issue Date from the expense account established in connection with the bridge loan.

     "Change of Control" means a combination of (a) Enron and (b) CalPERS and/or other third party institutional investors ceases to be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least a majority of the voting power of all classes of Voting Stock of our company; provided, however, that a Change of Control shall not be deemed to occur if (1) the holders of 66 2/3% of the aggregate principal amount of the outstanding notes (and additional notes) consent to the transaction that results in such combination of (a) Enron and (b) CalPERS and/or other third party institutional investors ceasing to be the beneficial owner of at least a majority of voting power of all classes of Voting Stock of our company or (2) after giving effect to the transaction that results in such combination of (a) Enron and (b) CalPERS and/or other third party institutional investors ceasing to be the beneficial owner of at least a majority of the voting power of all classes of Voting Stock of our company, the then current rating of the Notes is at least as high as the rating of the Notes on the Issue Date, and the Rating Agencies confirm that a Rating Downgrade will not result.

     "Common Security Agreement" means the common security agreement dated the Issue Date among our company, certain of its Subsidiaries and the trustee.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a constant maturity corresponding to the remaining term of the series of the notes (calculated to the nearest 1/12th of a year) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

     "Comparable Treasury Price" means (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "composite 3:30 p.m. Quotations for U.S. Government Securities" or (b) if such release (or any successor release) is not published or does not contain such prices on such business day, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Debt Service Coverage Ratio" means for any period, without duplication, a ratio the numerator of which is Net Cashflow for that period, and the denominator of which is principal, interest and commitment fees, underwriting fees and other similar fees owed by our company due for such period on the notes and other Indebtedness which ranks pari passu with the notes (without giving effect to any amounts paid from the expense account established in connection with the bridge loan). For purposes of calculating the Debt Service Coverage Ratio for the first four quarters ending after the Issue Date in connection with the "Limitation on Restricted Payments" covenant, historical numbers shall be used for completed quarters (the first quarter being deemed to be the period from February 4, 1999 to June 30, 1999) and projected numbers shall be used or relied upon for the remaining quarters.

     "Debt Service Credit Support" means (a) an undertaking to advance money to the trustee for the benefit of the holders by (1) Enron, if and so long as Enron's senior long-term unsecured debt has an Investment Grade Rating or (2)
any successor to Enron resulting from a Change of Control, merger, consolidation or similar transaction resulting in a change in the beneficial ownership of our company, if and so long as such Person's senior long-term unsecured debt has an Investment Grade Rating or (b) a letter or letters of credit from an Acceptable Credit Provider.
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     "Default" means an event or condition that, with giving of notice, lapse of time or both would become an Event of Default.

     "ECP Holding Company Security Agreement" means the security agreement dated the Issue Date between ECP Holding Company and the trustee.

     "Event of Loss" means any compulsory transfer or taking, or taking or transfer under threat of compulsory transfer or taking, of all or substantially all of any Facility by any Governmental Authority, or any event which causes all or substantially all of any Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

     "Excluded Dispositions" means sales, transfers, assignments and other dispositions as follows:

     - assets that in a single transaction or a series of related transactions do not have a fair market value in excess of $10 million in any calendar year;

     - assets resulting from, included in, covered by, or related to an Event of Loss or a Power Contract Buyout;

     - any sale, exchange of assets or lease by our company or any of our Subsidiaries (as lessor) made in the ordinary course of business (excluding any forward sale, sale of receivables or similar transactions);

     - an issuance or sale of equity interests by a Subsidiary of our company to our company or to another Subsidiary of our company;

     - a sale, transfer, assignment or other disposition by our company or a Subsidiary of our company to our company or another Subsidiary of our company;

     - a dividend or other distribution permitted under the caption "Certain Covenants -- Limitation on Restricted Payments";

     - the sale, exchange, lease by our company or any of our Subsidiaries (as lessor) or other disposition of obsolete assets not integral to any Line of Business;

     - the abandonment or relinquishment of assets in the ordinary course of business; and

     - creations of liens, grants of security interests or pledges or assignments to secure Indebtedness that are not prohibited under the "Limitation on Liens" covenant.

     "Facility" means any of the Bayonne Facility, the Camden Facility and the Linden Facility and any Facility Expansion, as the context may require.

     "Facility Expansion" means:

     - an expansion in the electric power generating capacity of up to 300 MW at or adjacent to the Linden Facility;

     - an expansion in the electric power generating capacity of up to 500 MW at or adjacent to the Bayonne Facility; and

     - the expansion of transmission, infrastructure, or fuel storage or transportation facilities at any Facility, together with related power supply, thermal energy and fuel contracts and ancillary facilities, services or goods.

     "Facility Owner" means, collectively, our company and each of our Subsidiaries, including the Operating Partnerships and the Managing General Partners.

     "Forward Debt Service Coverage Ratio" means the projected Debt Service Coverage Ratio over the life of the Notes with the longest maturity using as the basis for the calculation of the Debt Service Coverage Ratio the amounts so shown on the Base Case Financial Model, as amended, from time for time and certified by the Independent Engineer.

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

     "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (the "AICPA"), (ii) statements and pronouncements of the Financial Accounting Standards Board of the AICPA, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

     "Governmental Authority" means any United States federal, state, municipal, local, territorial or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body.

     "Indebtedness" with respect to any Person means, at any time, without duplication:

     - its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

     - its liabilities for the deferred purchase price of property acquired by such Person and all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property (excluding, in each of the foregoing cases, accounts payable and other current liabilities arising in the ordinary course of business);

     - all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases;

     - all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     - all its reimbursement obligations in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

     - any guaranty of such Person with respect to liabilities of a type described in any of the clauses set forth above in this definition.

     "Independent Engineer" means Burns and Roe Enterprises, Inc. or another widely recognized independent engineering firm, engineer and/or industry consultant who is widely recognized as an expert in electric power or thermal energy generation or cogeneration retained as independent engineer or consultant by us.

     "Independent Investment Banker" means NationsBanc Montgomery Securities LLC or its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us; provided that if neither such Person is appointed and willing to serve at least 15 Business Days prior to the Redemption Date, then by an independent investment banking institution of a national standing appointed by the trustee.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement, in each case, entered into for non-speculative purposes.

     "Investment Grade Rating" means, with respect to any Indebtedness, a rating of "BBB-" or higher by S&P or "Baa3" or higher by Moody's, or, if any of such rating agencies is no longer in business or no longer rating such entity's Indebtedness, a comparable rating of another internationally recognized rating agency selected by our company and reasonably acceptable to the trustee.

     "Issue Date" means April 20, 1999, the date on which the outstanding notes were originally issued under the indenture.

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

     "Linden subordinated note" means the subordinated promissory note of Linden Ltd. dated February 5, 1999 payable to us in the original principal amount of $289,581,328.

     "Line of Business" means, with respect to our company and our Subsidiaries:

     - the business of construction, development, acquisition, servicing, ownership, improvement, operation and management of the Facilities,

     - the business of consulting, insurance or advisory activities related to any business referred to in this definition; and

     - any activity or business that is reasonably related thereto.

     "Managing General Partners" means Linden Ltd., Camden GP and Bayonne GP.

     "Managing Member" means, with respect to our company, ECP Holding Company or any other Person designated by the members of our company to be our managing member.

     "Material Adverse Effect" means a material adverse effect on:

     - the financial position or results of operation of our company and our Subsidiaries, taken as a whole;

     - our ability to perform our obligations under the notes; or

     - the ability of a Facility Owner to perform any obligation under a Project Document that is material to our company and our Subsidiaries taken as a whole.

     "Mesquite Investors Security Agreement" means the security agreement dated August 13, 1999 between Mesquite Investors and the trustee.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Buyout Proceeds" means all cash proceeds and the fair market value of all non-cash proceeds received by our company or any of our Subsidiaries (including the Operating Partnership and the Managing General Partners) (without duplication) from a Power Contract Buyout, in each case, net of all expenses, costs and other amounts expended or incurred by or on behalf of the recipient or recipients (as applicable) of such cash proceeds in connection with the collection, enforcement, negotiation, settlement, proceedings, administration or other activity related to the receipt and final collection of such proceeds.

     "Net Cashflow" during any period means the amount determined in accordance with the definition of Cashflow for that period minus the sum of (a) all amounts paid by or on behalf of our company in respect of administration and overhead other than any subordinated payments and (b) all taxes paid by us (other than tax reimbursements paid by us), without duplication; provided, however, that net cashflow for the quarter ended June 30, 1999 will be deemed to also include all amounts received by us after February 4, 1999 through the Issue Date minus (a) interest paid on the bridge loan and (b) all amounts paid by or on behalf of our company in respect of administration and overhead between February 4, 1999 and the Issue Date.

     "Net Loss Proceeds" means all cash proceeds of insurance received by us on account of an Event of Loss, all cash awards of compensation and the fair market value of all non-cash proceeds for the taking by condemnation, eminent domain or similar proceeding resulting from an Event of Loss, in each case, net of all expenses, costs and other amounts expended or incurred by or on behalf of the recipients of such cash proceeds, cash award or non-cash proceeds in connection with the collection, enforcement, negotiation, settlement, proceedings, administration or other activity related to the receipt and final collection of such proceeds; provided, however, in all cases, excluding the receipt of proceeds of business interruption insurance, environmental damage insurance (to the extent applied to the remediation or the reimbursement for the cost of remediation of the environmental damage giving rise to such insurance claim) or similar types of policies.

     "Notes" means, collectively, the 2008 notes, the 2012 notes and the 2017 notes.

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

     "Officers' Certificate" means a certificate signed by an officer or manager, as the case may be, of our company or any of our Subsidiaries, or any authorized partner or member of any of them, as the case may be.

     "Operating Partnerships" or "Operating Partnership" means collectively or individually, as the case may be, Linden Venture, Camden Venture and Bayonne Venture.

     "Operating Property" means (a) any interest in real property owned by our company or our Subsidiaries and (b) any asset owned by our company or our Subsidiaries that is depreciable in accordance with GAAP, excluding, in either case, (1) any interest of our company or our Subsidiaries as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP and (2) any interest, asset or property which has a fair market value at the time of determination of less than $5 million.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee; such counsel may be an employee of, or counsel to, our company, any of our Subsidiaries or the trustee or any of their Affiliates.

     "Payment Dates" mean March 31, June 30, September 30 and December 31, commencing June 30, 1999.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or Governmental Authority.

     "Power Contract Buyout" means the termination of, or the negotiated reduction of capacity or electricity to be sold under, a Power Purchase Agreement other than pursuant to such agreement's terms and the payment by the purchaser made in connection therewith.

     "Power Purchase Agreement" means any agreement for the sale of electrical generating capacity or electricity by a Facility other than any such agreement that has a term of one year or less or that may be canceled or terminated by either the power purchaser or seller thereunder on less than one year's notice without substantial economic detriment.

     "Principal Operating Property" means any Operating Property that consists of any of the following: (a) a real estate site on which any Facility is located and (b) any Facility or any turbine located at any Facility, excluding, however, from each of clauses (a) and (b), any such assets or properties consisting of inventories, fuel, furniture, office fixtures and equipment (including computer and data processing equipment), vehicles and equipment used in, or useful with, vehicles.

     "Project Documents" includes all Power Purchase Agreements, steam contracts, operating and maintenance agreements, administrative services contracts, construction contracts (other than purchase orders), transmission agreements, fuel supply contracts and partnership agreements that relate to a Facility, other than any such agreement that has a term of one year or less or that may be canceled or terminated by a party thereto on less than one year's notice without substantial economic detriment.

     "Rating" means the rating of (a) the notes by the Rating Agencies on the Issue Date and (b) the additional notes on their date of issuance, provided that if any of the Rating Agencies that initially rated such notes or additional notes is no longer in business or no longer rating the notes or additional notes, a comparable rating of another internationally recognized rating institutions selected in good faith by our Managing Member.

     "Rating Agencies" means Moody's and S&P to the extent that at each relevant time of determination, each of them has an active and current rating in effect on the notes, or any fewer than all of them to the extent that less than all of them have a current rating in effect on the notes; provided that if none of them has a current rating on the notes at any relevant time of determination, at least 2 other internationally recognized rating institutions selected in good faith by our Managing Member.

     "Rating Downgrade" means a lowering by one or more of the Rating Agencies of the Ratings.

     "Reference Treasury Dealer" means (a) NationsBanc Montgomery Securities LLC or its successor; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City

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

(a "Primary Treasury Dealer"), we shall substitute therefore another Primary Treasury Dealer, and (b) any other Primary Treasury Dealer selected by our company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us and to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

     "S&P" means Standard & Poor's Rating Services and its successors.

     "Security Documents" means the Mesquite Investors Security Agreement, the CalPERS Security Agreement, the ECP Holding Company Security Agreement and the Common Security Agreement.

     "Subordinated Indebtedness" means any Indebtedness of our company (whether outstanding on the date hereof or thereafter incurred) which:

     - is subordinate or junior in right of payment to the notes and the additional notes, if any, pursuant to a written agreement to that effect; and

     - is not subject to acceleration, so long as any notes or additional notes, if any, are outstanding under the indenture, unless the principal of the notes or additional notes, if any, have been accelerated under the indenture.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

     - such Person;

     - such Person and one or more Subsidiaries of such Person; or

     - one or more Subsidiaries of such Person.

     "Treasury Rate" means, a rate of interest per annum equal to (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519) Selected Interest Rates" or any successor release which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if such maturity is not within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest basis point) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Voting Stock" means any class or classes of Capital Stock of a Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees, or to elect or designate those generally responsible for managing the business and affairs under ordinary circumstances, of any Person (irrespective of whether or not, at the time, securities of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The discussion below is intended to be a general description of the United States federal income tax considerations material to an investment in the notes. It does not take into account the individual circumstances of any particular investor and does not purport to discuss all of the possible tax consequences of the purchase, ownership or disposition of the notes and is not intended as tax advice. Therefore, prospective investors are urged to consult their own tax advisors with respect to the income tax consequences of an investment in the notes, including application of state, provincial, local, foreign and other tax laws.

U.S. HOLDERS

     In the opinion of Vinson & Elkins L.L.P., legal counsel to our company, the following are the material United States federal income tax consequences associated with the exchange and the acquisition, ownership, and disposition of the notes. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of the notes in light of his or her particular circumstances, or to certain types of holders which are subject to special treatment under the federal income tax laws (including persons who hold the notes as part of a conversion, straddle or hedge, dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and S corporations). Further, this summary pertains only to U.S. Holders that will hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). A "U.S. Holder" is a beneficial owner of notes that is:

     - an individual who is a citizen or resident of the United States;

     - a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof (including the District of Columbia);

     - an estate the income of which is subject to U.S. federal income tax regardless of its source; or

     - a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws.

     This summary is based upon the provisions of the Code, Treasury Regulations (the "Regulations"), rulings and pronouncements issued by the Internal Revenue Service ("IRS") and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect the U.S. Holders of the notes. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. We cannot assure you that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Notes which are different from those discussed herein.

  The Exchange Offer

     The exchange of outstanding notes for new notes will not produce, for federal income tax purposes, recognizable gain or loss to either our company or a U.S. Holder of a new note because the new notes will be identical in all material respects to the outstanding notes. The U.S. Holder will have an initial adjusted tax basis and a holding period in the new note equal to his or her adjusted tax basis and holding period in the outstanding note.

  Payments of Interest

     Stated interest paid on each note held by a U.S. Holder will generally be taxable in accordance with the U.S. Holder's method of accounting for federal income tax purposes. Special rules governing the treatment of market discount and amortizable premium are described below. The notes will not be issued with "original issue discount" for United States federal income tax purposes.

  Market Discount

     If a U.S. Holder purchases a note for less than the stated redemption price of the note at maturity, the difference is considered market discount, unless such difference is de minimis, i.e., less than one-fourth of one percent of the stated redemption price of the note at maturity multiplied by the number of complete years remaining to maturity. Under the market discount rules, any gain realized by the U.S. Holder on a taxable disposition of a note having market discount, as well as any partial principal payment made with respect to such a note, will be treated as ordinary income to the extent of the then accrued market discount of the note.

     Any market discount will accrue ratably from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects, irrevocably, to accrue market discount on a constant interest rate method under which marginally less market discount would accrue in early years and marginally greater amounts would accrue in later years. The election to accrue market discount on a constant interest rate method is irrevocable but may be made separately as to each note held by the holder.

     Accrual of market discount will not cause the accrued amounts to be included currently in a U.S. Holder's taxable income, in the absence of a disposition of, or principal payment on, the note. A U.S. Holder of such a note is generally required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note until the deferred income is realized. A U.S. Holder may elect to currently include market discount in income as it accrues on either a ratable or constant interest rate method. In such event, interest expense relating to the acquisition of a note which would otherwise be deferred would be currently deductible to the extent otherwise permitted by the Code. The election to include market discount in income currently, once made, applies to all market discount obligations acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies and all subsequent years unless revoked with the consent of the IRS.

  Amortizable Premium

     If a U.S. Holder acquires a note for an amount which is greater than its principal amount, such U.S. Holder will be considered to have purchased such note with amortizable bond premium equal to the amount of such excess. The U.S. Holder may elect to amortize the premium using a constant yield method over the period from the acquisition date to the maturity date of the note. Amortized amounts may be offset only against interest paid with respect to the note. Once made, an election to amortize and offset interest on the note may be revoked only with the consent of the IRS and will apply to all notes held by the subsequent U.S. Holder on the first day of the taxable year to which the election relates and to subsequent taxable years and to all notes subsequently acquired by such U.S. Holder.

  Sale, Redemption or Other Taxable Disposition of Notes

     The sale, redemption or certain other taxable dispositions of a note will result in the recognition of gain or loss to the U.S. Holder in an amount equal to the difference, if any, between (a) the amount realized upon the disposition or redemption and (b) the U.S. Holder's adjusted tax basis in such note. A U.S. Holder's tax basis for determining gain or loss on the disposition or redemption of a note generally will be the cost of such note to such U.S. Holder, increased by the amount of any market discount includible in such U.S. Holder's gross income with respect to such note, and decreased by the amount of any payments under the note that are part of its stated redemption price at maturity and by the portion of any premium applied to reduce interest payments as described above. Such gain or loss will be capital gain or loss (except to the extent the gain represents market discount on the note not previously included in gross income, to which extent such gain would be treated as ordinary income). In the case of an individual U.S. Holder, such capital gain generally will be subject to a maximum federal tax rate of 20% if the individual has held the note for more than one year and otherwise will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors in this regard. Payments on such disposition for accrued stated interest not previously included in income will be treated as ordinary interest income.

  Purchase or Redemption of Notes

     Purchase at the Option of the Holders -- Change of Control. Upon a Change of Control, we are required to offer to purchase all outstanding notes for a price equal to 101% of the principal amount thereof plus accrued and unpaid interest. Under the Regulations, such a Change of Control purchase offer will not affect the yield or maturity date of the notes unless, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that a Change of Control giving rise to the offer will occur. We will not treat the Change of Control provisions of the notes as affecting the calculation of the yield to maturity of any note.

     Optional Redemption. At our option, we may redeem part or all of the notes at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, plus a make whole premium. For purposes of determining whether the notes are issued with any original issue discount, the Regulations generally provide that an issuer will be treated as exercising any such option if its exercise would lower the yield of the debt instrument. A redemption of the notes at the optional redemption prices, however, would increase rather than decrease the effective yield of the debt instrument as calculated from the issue date and accordingly, the optional redemption provisions of the Notes will not affect the calculation of yield to maturity of any note.

     Should we exercise an option and redeem a note, or upon the mandatory redemption of a note, the U.S. Holder of the note would be required to treat any amount paid by us (other than amounts paid as accrued and unpaid interest thereon) as an amount realized upon the redemption of the note.

  Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to interest payments on the notes made to U.S. Holders other than certain exempt recipients (such as corporations) and to proceeds realized by such holders on dispositions of the notes. A 31% backup withholding tax will apply to such amounts only if the U.S. Holder:

     - fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor;

     - furnishes an incorrect TIN;

     - fails to report properly interest or dividend income; or

     - fails under certain circumstances to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a refund or as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a U.S. Holder who is required to supply information but who does not do so in the proper manner. U.S. Holders of the notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

NON-U.S. HOLDERS

     The following is a general discussion of certain U.S. federal tax consequences of the ownership and disposition of notes applicable to beneficial owners that are Non-U.S. Holders ("Non-U.S. Holders") of the notes. A "Non-U.S. Holder" is any person other than:

     - an individual who is a citizen or resident of the United States;

     - a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof (including the District of Columbia);

     - an estate the income of which is subject to U.S. federal income tax regardless of its source; or

     - a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

This discussion is for general information only and does not deal with all aspects of U.S. federal income and estate taxation that may be relevant to Non-U.S. Holders in view of their particular circumstances, nor does it address the effect of any applicable state and local or foreign tax law. Furthermore, this summary is based upon provisions of the Code, Regulations, rulings and pronouncements issued by the IRS and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect the Non-U.S. Holders of the notes. We have not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes which are different from those discussed herein. PROSPECTIVE FOREIGN INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE AND LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE NOTES.

  Payments of Interest from U.S. Sources

     Interest paid from U.S. sources on the notes to a Non-U.S. Holder should qualify as "portfolio interest" on which no withholding of U.S. income tax is imposed, provided (a) the Non-U.S. Holder:

     - does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

     - is not a controlled foreign corporation within the meaning of section 957(a) of the Code that is related directly or indirectly to our company;

     - is not a bank which acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; and

     - such amounts are not considered payments of "contingent interest" described in Section 871(h)(4) of the Code (relating primarily to interest based on or determined by reference to income, profits, cash flow, sales, dividends or other comparable attributes of our company or a party related to us), and

(b) we receive a statement that the beneficial owner of the notes is a Non-U.S. Holder. Such statement is made on an IRS Form W-8, or a successor form, which is signed by the beneficial owner under penalties of perjury, certifies that the beneficial owner of the notes is a Non-U.S. person and provides the name and address of the beneficial owner. Otherwise, interest paid from U.S. sources to a Non-U.S. Holder of notes will be subject to the withholding of U.S. income tax at the rate of 30% of the gross amount of interest paid or a lower rate under an applicable income tax treaty.

     Interest paid from U.S. sources to a Non-U.S. Holder may also be exempt from U.S. federal withholding taxes provided such Non-U.S. Holder delivers (a) IRS Form 1001, or a successor form, signed by the Non-U.S. Holder of the Note or such Non-U.S. Holder's agent claiming exemption from or reduction of withholding under an applicable tax treaty, or (b) IRS Form 4224, or a successor form, signed by the Non-U.S. Holder of the Note or such Non-U.S. Holder's agent claiming exemption from withholding tax on income effectively connected with the conduct of a trade or business within the United States; provided that, in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold tax and
(y) none of the persons receiving the form has actual knowledge that the Non-U.S. Holder is not a Non-U.S. Holder or that any certification on the form is false. Non-U.S. Holders that are classified as partnerships for U.S. federal income tax purposes but classified as corporations for non-United States tax purposes may, however, not be entitled to the benefits of an otherwise applicable tax treaty. Interest that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States generally will be subject to United States federal income tax on a net basis in the manner described above for U.S. Holders. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax in respect of such effectively connected income equal to 30% or such lower rate as may be specified in an applicable tax treaty.

  Sale, Redemption or Other Taxable Disposition of the Notes

     Generally, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on any gain realized on the sale, redemption or other disposition of a note unless:

     - such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. Holder or, under an applicable tax treaty, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder;

     - in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale and certain other requirements are met; or

     - the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain former citizens and residents of the United States.

  Information Reporting and Backup Withholding

     U.S. information reporting and backup withholding tax (which is a withholding tax imposed at the rate of 31% on certain payments to persons who fail to furnish the information required under U.S. information reporting requirements) generally will not apply to interest paid on the notes to a Non-U.S. Holder who has provided us (or our agent) with a Form W-8, or a successor form, provided the payor does not have actual knowledge that the payee is not a Non-U.S. person.

     Payment of the proceeds from a sale of the notes to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. Payment of the proceeds from a sale of notes to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding; however, if such broker is:

     - a United States person;

     - a "controlled foreign corporation"; or

     - a foreign person that derives 50% or more of its gross income from the conduct of a trade or business in the United States,

such payment will be subject to information reporting (but currently not backup withholding, although the issue of whether backup withholding should apply is under consideration by the IRS) unless such broker has documentary evidence in its records that the owner is a Non-U.S. Holder and certain other conditions are met or the owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be credited against the Non-U.S. Holder's federal income tax liability, if any, or refunded, provided the required information is furnished to the IRS.

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX IMPLICATIONS OF HOLDING AND DISPOSING OF THE NOTES UNDER APPLICABLE STATE OR LOCAL LAWS. FOREIGN INVESTORS SHOULD ALSO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES UNIQUE TO INVESTORS WHO ARE NOT U.S. PERSONS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

     - you acquire the new notes in the ordinary course of your business; and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

     You may not participate in the exchange offer if you are:

     - our "affiliates" within the meaning of Rule 405 under the Securities Act; or

     - a broker-dealer that acquired outstanding notes directly from us.

     Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

     The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, and any amendment or supplement to this prospectus, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date, we intend to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer for use in connection with any such resale. In addition, until such date all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and
"-- Procedures for Tendering -- Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the new notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; and

     - at prices related to such prevailing market prices or negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the new notes and the tax consequences of the exchange offer will be passed upon for our company by Vinson & Elkins L.L.P., Houston, Texas.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             AVAILABLE INFORMATION

     Upon consummation of the exchange offer, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by our company with the Commission can be inspected without charge and copied, upon payment of prescribed rates, at the public reference facilities maintained by the Commission located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material and any part thereof will also be available by mail from the Public Reference Section of the Commission, located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and via the Commission's address on the World Wide Web at http://www.sec.gov.

                          GLOSSARY OF TECHNICAL TERMS

     The following terms used in this prospectus have the following meanings:

     "Average availability" means the fraction of time (usually expressed as a percent on an annual or multi-annual basis) within which a generating plant (or unit) is actually capable of providing service, whether or not it is actually in service and regardless of the capacity level that can be provided.

     "Avoided Costs" means the incremental costs that would be incurred by an electric utility for electric energy or capacity, or both, which, but for the purchase from a Qualifying Facility, it would produce or purchase from another service.

     "Base load" plant or facility means a generation unit which is normally operated to supply all or part of the minimum load of a utility system and which, consequently, operates at a high load factor.

     "Btu" means British thermal units, a unit of energy.

     "Cogeneration" means the sequential use of a simple energy source to produce two or more forms of energy output. For example, our plants burn natural gas to produce electricity and steam.

     "Dispatchable" means the ability of an electric generating unit to be committed to meet demand for electricity in a fashion determined to be most efficient by the system controller.

     "Equivalent availability" means the ratio (usually expressed as a percent) of the time a generating unit is ready for, or in, service multiplied by the capacity level that can be provided, plus the time a generating unit is given contractual credit for being ready for service multiplied by the contractual capacity, to the total time interval under consideration multiplied by the contractual capacity. (It is possible for the equivalent availability to be above or below 100%.)

     "EWG" means an "exempt wholesale generator" in accordance with the Public Utility Holding Company Act of 1935.

     "Gas-fired, combined-cycle cogeneration facility" means a facility in which a gas turbine, burning natural gas or fuel oil, turns an electrical generator. The exhaust gases from the turbine are directed into a waste heat recovery boiler, producing high pressure steam which is run through a steam turbine, producing additional electricity. After exiting the steam turbine, the low pressure steam is delivered to the steam host facility for processing and building heat.

     "Kilovolt" or "KV" means one thousand volts.

     "Kilowatt" or "KW" means one thousand watts.

     "Kilowatt-hour" or "KWh" means a unit of electrical energy equal to one kilowatt of power supplied or taken from an electric circuit steadily for one hour.

     "Mcf" means one thousand cubic feet.

     "Megawatt" or "MW" means one million watts. References to specific amounts of megawatts in the case of plant capacities are to the "name plate" capacities on the turbines in the plants.

     "Megawatt-hour" or "MWh" means one thousand kilowatt-hours.

     "MMBtu" means one million Btu.

     "QF" or "qualifying facility" means a "qualifying cogeneration facility" in accordance with PURPA.

     "tracking account" means an accounting device designed to relate a utility power purchaser's Avoided Cost to the payments it makes on such power purchase agreement over the life thereof. Often, because of project financing considerations, payments exceed the initial estimated Avoided Cost in the early years of a power purchase agreement and come into line with, and are less than, such estimated Avoided Costs in later years of the agreement. Accordingly, many power purchase agreements set up the device of a tracking account so that if there is a termination of the power purchase agreement at a time when the utility purchaser has paid amounts exceeding its estimated Avoided Costs, the utility can be paid back the difference. To the extent that the amounts paid by the purchaser exceed its estimated Avoided Cost, the venture selling the power under the power purchase agreement is indebted to the purchaser for such amount, which is recorded in the tracking account.

     "ventures" means the ventures or entities in which our subsidiaries have equity interests and which in turn directly own our independent power plants.

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF EAST COAST POWER L.L.C.
  Unaudited Pro Forma Consolidated Financial Statements of
     East Coast Power L.L.C.................................   F-2
  Unaudited Pro Forma Consolidated Statement of Operations
     of East Coast Power L.L.C. for the year ended December
     31, 1999...............................................   F-3
  Report of Independent Public Accountants..................   F-5
  Consolidated Statement of Operations of East Coast Power
     L.L.C. for the six months ended June 30, 2000 and 1999
     (Unaudited) and for the period February 4, 1999 to
     December 31, 1999 (Audited)............................   F-6
  Consolidated Balance Sheet of East Coast Power L.L.C. as
     of June 30, 2000 (Unaudited) and December 31, 1999
     (Audited)..............................................   F-7
  Consolidated Statement of Cash Flows of East Coast Power
     L.L.C. for the six months ended June 30, 2000 and 1999
     (Unaudited) and for the period February 4, 1999 to
     December 31, 1999 (Audited)............................   F-8
  Consolidated Statement of Members' Equity of East Coast
     Power L.L.C. for the six months ended June 30, 2000
     (Unaudited) and for the period February 4, 1999 to
     December 31, 1999 (Audited)............................   F-9
  Notes to Consolidated Financial Statements of East Coast
     Power L.L.C. ..........................................  F-10
FINANCIAL STATEMENTS OF COGEN TECH GROUP
  Report of Independent Public Accountants..................  F-23
  Combined Statements of Income of Cogen Tech Group for the
     periods ended February 3, 1999, December 31, 1998 and
     1997 (Audited).........................................  F-24
  Combined Balance Sheet of Cogen Tech Group as of December
     31, 1998 (Audited).....................................  F-25
  Combined Statements of Cash Flows of Cogen Tech Group for
     the periods ended February 3, 1999, December 31, 1998
     and 1997 (Audited).....................................  F-26
  Combined Statements of Owners' Equity of Cogen Tech Group
     for the periods ended February 3, 1999, December 31,
     1998 and 1997 (Audited)................................  F-27
  Notes to Combined Financial Statements of Cogen Tech
     Group..................................................  F-28
FINANCIAL STATEMENTS OF COGEN TECHNOLOGIES NEW JERSEY
  OPERATING PARTNERSHIPS
  Report of Independent Public Accountants..................  F-37
  Combined Statements of Income of Cogen Technologies New
     Jersey Operating Partnerships for the six months ended
     June 30, 2000 and 1999 (Unaudited) and for the years
     ended December 31, 1999, 1998 and 1997 (Audited).......  F-38
  Combined Balance Sheets of Cogen Technologies New Jersey
     Operating Partnerships as of June 30, 2000 (Unaudited)
     and December 31, 1999 and 1998 (Audited)...............  F-39
  Combined Statements of Cash Flows of Cogen Technologies
     New Jersey Operating Partnerships for the six months
     ended June 30, 2000 and 1999 (Unaudited) and for the
     years ended December 31, 1999, 1998 and 1997
     (Audited)..............................................  F-40
  Combined Statements of Partners' Capital of Cogen
     Technologies New Jersey Operating Partnerships for the
     six months ended June 30, 2000 (Unaudited) and for the
     years ended December 31, 1999, 1998 and 1997
     (Audited)..............................................  F-41
  Notes to Combined Financial Statements of Cogen
     Technologies New Jersey Operating Partnerships.........  F-42

                            EAST COAST POWER L.L.C.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     East Coast Power L.L.C. (the "Company") was formed in December 1998 in connection with the acquisition of the Cogen Tech Group (the "Acquired Group"). The following unaudited pro forma consolidated financial statements give effect to (i) the acquisition of the Acquired Group by the Company in February 1999 and certain related transactions, (ii) the acquisition by an entity acquired by the Company of an additional indirect 5.25% partnership interest in Cogen Technologies NJ Venture ("Bayonne Venture") in July 1998 and (iii) the issuance of $850.0 million of outstanding notes in April 1999, based on the historical combined financial statements of the Acquired Group and the historical consolidated financial statements of the Company, under the assumptions and adjustments set forth in the notes hereto. The amounts shown in the column entitled Acquired Group reflect the combined financial statements of Cogen Technologies Linden, Ltd. ("Linden Ltd."), Cogen Technologies Camden GP Limited Partnership ("Camden GP") and McNair Energy Services Corporation ("MESC") and its wholly owned subsidiary Cogen Technologies NJ, Inc. ("NJ Inc."). As a result of the acquisition, the Company acquired all of the equity interests in Linden Ltd., Camden GP and MESC.

     The unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and the six months ended June 30, 1999 assume such transactions were consummated at the beginning of the period presented. The unaudited pro forma consolidated financial statements have been prepared for informational purposes only and are not necessarily indicative of the actual or future results of operations that would have been achieved had the transaction occurred at the dates assumed. The unaudited pro forma consolidated financial statements should be read together with the historical combined financial statements of the Acquired Group and the related notes thereto, the historical consolidated financial statements of the Company and the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere in this prospectus.

     The adjustments contained in the unaudited pro forma consolidated statements of operations do not give effect to any nonrecurring costs directly associated with such transactions that might be incurred within the next twelve months and do not give effect to any potential cost savings and synergies that could result from such transactions.

                            EAST COAST POWER L.L.C.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                   (IN MILLIONS OF DOLLARS EXCEPT FOR RATIOS)

                                                                   COMPANY
                                              ACQUIRED           FEBRUARY 4,
                                                GROUP              1999 TO                      COMPANY
                                            JANUARY 1, TO        DECEMBER 31,      PRO FORMA      PRO
                                         FEBRUARY 3, 1999(1)         1999         ADJUSTMENTS   FORMA(1)
                                         -------------------   ----------------   -----------   --------
                                                                   (RESTATED)
Revenues
  Equity in earnings (losses) of
     affiliates:
     Cogen Technologies Linden Venture,
       L.P. ...........................        $ (44.8)             $ 44.3             (3.6)(2)    (4.1)
     Camden Cogen L.P. ................          (11.8)               (0.7)            (1.1)(2)   (13.6)
     Cogen Technologies NJ Venture.....            5.2                16.1             (1.8)(2)    19.5
                                               -------              ------          -------     -------
                                                 (51.4)               59.7             (6.5)        1.8
                                               -------              ------          -------     -------
Cost and Expenses
  Operating overhead...................            0.9                  --               --         0.9
  General and administrative...........            1.7                11.2               --        12.9
                                               -------              ------          -------     -------
                                                   2.6                11.2               --        13.8
                                               -------              ------          -------     -------
Income (Loss) from Operations..........          (54.0)               48.5             (6.5)      (12.0)
Other Income (Expense):
  Interest and other income............            0.1                11.0             (8.9)(3)     2.2
  Interest expense.....................           (2.0)              (88.5)            12.2(4)    (98.7)
                                                                                      (18.5)(5)
                                                                                       (1.6)(6)
                                                                                       (0.3)(7)
                                               -------              ------          -------     -------
Loss Before Income Taxes...............          (55.9)              (29.0)           (23.6)     (108.5)
  Income taxes.........................           (1.8)                 --              1.8(8)       --
                                               -------              ------          -------     -------
Net Loss...............................        $ (57.7)             $(29.0)           (21.8)     (108.5)
                                               =======              ======          =======     =======
Ratio of Earnings to Fixed
  Charges(9)...........................                                                              --
                                                                                                =======

---------------

(1) The pro forma results for the Company have not been adjusted for the following items:

          In connection with the acquisition, Cogen Technologies Linden Venture, L.P. ("Linden Venture") and Camden Cogen L.P. ("Camden Venture") made one-time payments totaling $66.8 million to terminate certain agreements with affiliates with respect to the payment of management and gas management fees. Such management and gas management fees were paid based on a percentage of gross revenues and gas purchases, respectively. The termination fees for such agreements were paid from contributions by the sellers of Linden Venture and Camden Venture. Costs included in the Acquired Group historical and the Company pro forma amounts for equity in earnings of affiliates associated with the agreements which were terminated are $52.4 million for Linden Venture and $14.4 million for Camden Venture, which represents the termination payments plus the current period expenses with respect to such agreements.

          The Acquired Group's operating overhead includes $0.3 million of development bonuses which were previously granted to employees and were being charged to expense as earned. Since all such bonuses were paid prior to the acquisition, the Company will not incur charges relating to the development bonuses in future periods.

          Prior to the acquisition, the Acquired Group used a corporate aircraft owned by an affiliate and was charged for such use based on the affiliate's cost to own and operate the aircraft and the Acquired Group's proportionate usage. Such aircraft was not acquired by the Company and is not available for use by the Company. The Acquired Group's general and administrative expense includes $0.4 million with respect to the use of such aircraft. The Company does not anticipate incurring similar charges in the future.

 (2) In connection with the acquisition, the Company has allocated substantially all of the purchase price to its equity investment in each of Linden Venture, Camden Venture and Bayonne Venture. Under generally accepted accounting principles, the difference between the purchase price allocated to each venture and the historical equity in each venture will be amortized over the remaining lives of the underlying venture assets, as indicated in the table below. The pro forma adjustments reflect one year of amortization. In the acquisition, the Company allocated the purchase price of $1,277.1 million, net of $10.4 million in transaction costs, to the fair value of assets acquired and liabilities assumed as follows (in millions):

                                                                                     AMORTIZATION
                                                                                      PERIOD FOR
                                                                      ALLOCATED     EXCESS OF FAIR
                                                           BOOK         FAIR          VALUE OVER
             ASSETS ACQUIRED/LIABILITIES ASSUMED           VALUE        VALUE         BOOK VALUE
             -----------------------------------          -------     ---------     --------------
     Linden Venture.....................................  $  56.8     $  859.6         18 years
     Camden Venture.....................................     17.7        199.8         14 years
     Bayonne Venture....................................      9.1        217.7          9 years
     Accounts Receivable................................      8.6          8.6               --
     Linder Ltd. Term Loan..............................   (205.6)      (209.9)         8 years
     Other Liabilities..................................     (4.6)        (5.1)              --
                                                                      --------
               Cash Paid, Net of Cash Acquired..........              $1,070.7
                                                                      ========

     The purchase price reflected in the above table has been allocated based on estimated fair values at the date of acquisition.

     During the fourth quarter of 1999, the preliminary purchase price allocation was revised to allocate substantially all of the purchase price to the power sales contracts which have a shorter life than the facilities, offset by fixed fuel purchase contracts, along with certain other revisions. These revisions resulted in an increase in the amortization of the excess cost over the underlying venture equity of $23.6 million for the period from February 4, 1999 to December 31, 1999.

(3) Reflects the reversal of an $8.9 million payment received with respect to the cancellation of the interest rate swap in April 1999. The interest rate swap was related to the bridge loan and represented a $600.0 million notional swap with a February 11, 2009 maturity date. Under the terms of the swap, the Company was the fixed-rate payor (5.65%) and the floating rated receiver (LIBOR).

(4) Reflects the reversal of historical interest expense with respect to: (i) the bridge loan ($10.4 million); (ii) a $62.1 million principal payment on the subordinated note ($1.2 million); (iii) reversal of swap interest expense recorded ($0.5 million); and (iv) the Camden GP term loan ($0.1 million). The bridge loan was repaid with proceeds from the issuance of the outstanding notes, and the related interest rate swap was canceled. $62.1 million of the principal amount of the subordinated note was repaid with proceeds from the issuance of the outstanding notes, and the Camden GP term loan was repaid prior to the acquisition.

(5) Reflects interest expense associated with the outstanding notes for the period January 1 to April 20 assuming interest rates as follows: $296.0 million at 6.737%, $236.0 million at 7.066% and $318.0 million at 7.536%.

(6) Reflects interest expense associated with $187.9 million principal amount of the subordinated note for the period January 1 to February 3 at 9%.

(7) Reflects the amortization of $14.1 million of deferred debt issuance costs related to the issuance of the notes. Such costs are being deferred and amortized pro rata over the life of the notes, $4.9 million over 9 years, $3.9 million over 13 years and $5.2 million over 18 years. The adjustment reflects amortization for the period from January 1 to April 20.

(8) Reflects the effect of reversing historical taxes for MESC. The Company will be taxed as a partnership.

(9) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense including amortization of loan fees. For the pro-forma period ended December 31, 1999 earnings were insufficient to cover fixed charges by $108.5 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To East Coast Power L.L.C.:

     We have audited the accompanying consolidated balance sheet of East Cost Power L.L.C. (a Delaware limited liability company) and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, members' equity and cash flows for the period from February 4, 1999 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of East Coast Power L.L.C. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the period from February 4, 1999 to December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 2000

                            EAST COAST POWER L.L.C.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                            (IN MILLIONS OF DOLLARS)

                                                                              FOR THE PERIOD FROM
                                                                              FEBRUARY 4, 1999 TO
                                                 FOR THE SIX MONTHS    ---------------------------------
                                                 ENDED JUNE 30, 2000   JUNE 30, 1999   DECEMBER 31, 1999
                                                 -------------------   -------------   -----------------
                                                     (UNAUDITED)        (RESTATED)
                                                                        (UNAUDITED)
Revenues
  Equity in earnings (losses) of affiliates:
     Cogen Technologies Linden Venture, L.P....        $ 26.0             $ 20.0            $ 44.3
     Camden Cogen L.P..........................           0.5               (5.9)             (0.7)
     Cogen Technologies NJ Venture.............           4.6                7.9              16.1
                                                       ------             ------            ------
                                                         31.1               22.0              59.7
Costs and Expenses
  General and administrative...................           3.9                3.0              11.2
                                                       ------             ------            ------
Income from Operations.........................          27.2               19.0              48.5
Other Income (Expense)
  Interest and other income....................           0.9                9.8              11.0
  Interest expense.............................         (46.3)             (43.0)            (88.5)
                                                       ------             ------            ------
Net Loss.......................................        $(18.2)            $(14.2)           $(29.0)
                                                       ======             ======            ======

   The accompanying notes are an integral part of these financial statements.

                            EAST COAST POWER L.L.C.

                           CONSOLIDATED BALANCE SHEET
                            (IN MILLIONS OF DOLLARS)

                                     ASSETS

                                                                               DECEMBER 31,
                                                              JUNE 30, 2000        1999
                                                              --------------   ------------
                                                               (UNAUDITED)
Current Assets
  Cash and cash equivalents.................................     $   13.1        $    3.2
  Restricted cash...........................................         12.5            12.7
  Other current assets......................................          0.6             0.4
                                                                 --------        --------
                                                                     26.2            16.3
                                                                 --------        --------
Investment in Affiliates
  Cogen Technologies Linden Venture, L.P....................        792.6           826.7
  Camden Cogen L.P..........................................        182.3           188.7
  Cogen Technologies NJ Venture.............................        188.5           204.2
                                                                 --------        --------
                                                                  1,163.4         1,219.6
                                                                 --------        --------
Construction in progress....................................         29.3            16.8
Other Assets................................................         13.5            13.8
                                                                 --------        --------
                                                                 $1,232.4        $1,266.5
                                                                 ========        ========

                      LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
  Current maturities of long-term debt......................     $   32.9        $   28.4
  Subordinated Credit Facility..............................         17.0            16.0
  Accounts payable..........................................          1.3             0.5
  Accounts payable, affiliate...............................          3.4             3.2
  Interest payable..........................................          3.4             3.4
  Accrued liabilities.......................................          1.0             4.6
                                                                 --------        --------
                                                                     59.0            56.1
Long-Term Debt..............................................      1,165.9         1,184.7
Commitments and Contingencies (Note 7)
Members' Equity.............................................          7.5            25.7
                                                                 --------        --------
                                                                 $1,232.4        $1,266.5
                                                                 ========        ========

   The accompanying notes are an integral part of these financial statements.

                            EAST COAST POWER L.L.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN MILLIONS OF DOLLARS)

                                                             FOR THE        FOR THE PERIOD FROM
                                                           SIX MONTHS       FEBRUARY 4, 1999 TO
                                                              ENDED      --------------------------
                                                            JUNE 30,      JUNE 30,     DECEMBER 31,
                                                              2000          1999           1999
                                                           -----------   -----------   ------------
                                                                         (RESTATED)
                                                           (UNAUDITED)   (UNAUDITED)
Operating Activities:
  Net loss...............................................   $   (18.2)    $   (14.2)    $   (29.0)
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity (in earnings) loss of affiliates
       Cogen Technologies Linden Venture, L.P............       (26.0)        (20.0)        (44.3)
       Camden Cogen L.P..................................        (0.5)          5.9           0.7
       Cogen Technologies NJ Venture.....................        (4.6)         (7.9)        (16.1)
     Distributions received from affiliates
       Cogen Technologies Linden Venture, L.P............        60.1          30.3          77.2
       Camden Cogen L.P..................................         6.9           4.8          10.4
       Cogen Technologies NJ Venture.....................        20.3          11.8          29.6
     Amortization of deferred financing costs............         0.6           6.1           6.6
     Amortization of Linden Ltd. term loan premium.......        (0.4)         (0.3)         (0.6)
  Changes in other operating assets and liabilities
     Decrease in accounts receivable.....................          --           8.6           8.6
     Increase in accounts payable, affiliate.............         0.2           0.9           3.2
     Increase in interest payable........................          --           6.2           0.4
     Net change in other assets and liabilities..........        (3.0)         (1.1)          2.2
                                                            ---------     ---------     ---------
Net Cash Provided by Operating Activities................        35.4          31.1          48.9
                                                            ---------     ---------     ---------
Investing Activities:
  Acquisition of Acquired Group (net of cash acquired
     of $17.7)...........................................          --      (1,070.1)     (1,070.7)
  Construction in Progress...............................       (12.5)           --         (16.8)
                                                            ---------     ---------     ---------
Net Cash Used in Investing Activities....................       (12.5)     (1,070.1)     (1,087.5)
                                                            ---------     ---------     ---------
Financing Activities:
  Short-term borrowings under subordinated credit
     facility............................................         1.0            --          16.0
  Long-term borrowings under bridge loan.................          --         831.0         831.0
  Long-term borrowings under Enron subordinated note.....          --         250.0         250.0
  Long-term borrowings under senior secured notes........          --         850.0         850.0
  Principal payments on long-term debt...................       (13.8)       (912.0)       (927.2)
  Debt issuance costs....................................        (0.4)        (18.0)        (20.0)
  Contributions received.................................          --         105.0         105.0
  Distributions paid.....................................          --         (25.0)        (50.3)
                                                            ---------     ---------     ---------
Net Cash (used) Provided by Financing Activities.........       (13.2)      1,081.0       1,054.5
                                                            ---------     ---------     ---------
Increase in Cash and Cash Equivalents....................         9.7          42.0          15.9
Cash and Cash Equivalents at Beginning of Period.........        15.9            --            --
                                                            ---------     ---------     ---------
Cash and Cash Equivalents at End of Period...............   $    25.6     $    42.0     $    15.9
                                                            =========     =========     =========
Cash Paid for Interest, net of amounts capitalized.......   $    45.5     $    33.8     $    88.9
                                                            =========     =========     =========

   The accompanying notes are an integral part of these financial statements.

                            EAST COAST POWER L.L.C.

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                            (IN MILLIONS OF DOLLARS)

                                                              CLASS A     CLASS B     TOTAL
                                                              -------     -------     ------
Balance at February 4, 1999.................................  $   --      $   --      $   --
  Contributions.............................................    80.0        25.0       105.0
  Distributions.............................................   (25.3)      (25.0)      (50.3)
  Net loss..................................................   (29.0)         --       (29.0)
                                                              ------      ------      ------
Balance at December 31, 1999................................    25.7          --        25.7
  Net loss (unaudited)......................................   (18.2)         --       (17.6)
                                                              ------      ------      ------
Balance at June 30, 2000 (unaudited)........................  $  7.5      $   --      $  7.5
                                                              ======      ======      ======

   The accompanying notes are an integral part of these financial statements.

                            EAST COAST POWER L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     East Coast Power L.L.C. (the "Company") is a Delaware limited liability company that was formed on December 18, 1998 by Joint Energy Development Investments II Limited Partnership ("JEDI II"), a limited partnership in which Enron Corp. ("Enron") and the California Public Employees' Retirement System ("CalPERS") each own a 50% interest. On February 4, 1999, the limited liability company agreement of the Company was amended and restated to convert JEDI II's initial membership to that of a Class A Member and to admit Enron North America Corp. ("Enron North America"), formerly Enron Capital & Trade Resources Corp., a wholly-owned subsidiary of Enron, and CalPERS as Class B Members. On August 13, 1999, Enron North America transferred its Class B membership interest in the Company (representing 50% of the total Class B membership interests) to East Coast Power Holding Company L.L.C. ("ECP Holding Company"). Also on August 13, 1999, ECP Holding Company transferred a 49% Class A membership interest and a 49% Class B membership interest in the Company to Mesquite Investors, L.L.C. ("Mesquite Investors"), a Delaware limited liability company owned indirectly by El Paso Energy Corporation and Limestone Election Trust. The limited liability company agreement of the Company was amended and restated on August 13, 1999 to admit Mesquite Investors as a Class A and Class B Member and to provide that ECP Holding Company is entitled to certain preferential distributions in the event of certain contract restructuring or capital projects. The Company and its wholly owned subsidiaries own equity interests in and control and operate three power generation facilities located in New Jersey (the "facilities").

     All distributions from the Company will be made to the Class A Members until the Class A Members have received distributions equal to $80.0 million plus specified rates of return. After the Class A Members have received their preferential distributions, all distributions will be made 90% to the Class A Members and 10% to the Class B Members.

     The Company had no assets or liabilities and conducted no operations prior to February 4, 1999. On February 4, 1999 the Company indirectly acquired equity interests in the facilities (the "acquisition") through the acquisition of entities (collectively, the "Acquired Group") that were under the common control of Robert C. McNair, members of his immediate family and related trusts. The Acquired Group included McNair Energy Services Corporation ("MESC"), a Texas corporation, and its wholly owned subsidiary Cogen Technologies NJ, Inc. ("NJ Inc."), a New Jersey corporation, Cogen Technologies Linden, Ltd. ("Linden Ltd."), a Texas limited partnership, and Cogen Technologies Camden GP Limited Partnership ("Camden GP"), a Delaware limited partnership.

     Linden Ltd. is the managing general partner of Cogen Technologies Linden Venture, L.P. ("Linden Venture"), a Delaware limited partnership that owns and operates a 715-megawatt cogeneration facility in Linden, New Jersey. Camden GP is the managing general partner of Camden Cogen L.P. ("Camden Venture"), a Delaware limited partnership that owns and operates a 146-megawatt cogeneration facility in Camden, New Jersey. JEDI Bayonne GP, L.L.C. is the managing general partner of Cogen Technologies NJ Venture ("Bayonne Venture"), a New Jersey general partnership that owns and operates a 176-megawatt cogeneration facility in Bayonne, New Jersey. The Company's interest in Linden Ltd., Camden GP and Bayonne Venture are held through wholly-owned limited liability companies which were formed for the specific and limited purpose of holding the interests in these entities. The financial position and results of operations of these limited liability companies are reflected in the consolidated financial statements of the Company.

     Cash distributions, net income and net losses are allocated to the partners of Linden Venture, Camden Venture, and Bayonne Venture (collectively, the "Ventures") in accordance with the Ventures' partnership agreements, as discussed in Note 3.

                            EAST COAST POWER L.L.C.

  Basis of Consolidation and Presentation

     The accompanying consolidated financial statements present the consolidated financial position of the Company and its wholly-owned subsidiaries as of December 31, 1999 and the results of their operations, cash flows and changes in their members' equity for the period from which it commenced operations on February 4, 1999 to December 31, 1999. All material transactions between the consolidated entities have been eliminated.

     The Company's investments in the Ventures are accounted for using the equity method of accounting since the other partners have substantive participating rights with respect to the partnerships' operations.

  Cash and Cash Equivalents/Restricted Cash

     All highly liquid short-term investments with original maturities of three months or less are considered to be cash equivalents. At December 31, 1999, $12.7 million of the Company's cash was held by Linden Ltd. and all of such cash was restricted either to service Linden Ltd.'s debt or, if necessary, to make working capital loans to Linden Venture.

  Derivative Financial Instruments

     From time to time the Company uses derivatives to manage interest rate risk. The Company's policy is to use derivatives for risk management purposes only and does not enter into such contracts for trading purposes. To date, the Company has entered into one interest rate swap agreement with Enron North America, which was cancelled on April 14, 1999. See Note 5.

     Instruments used as hedges must be effective in managing risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in the market values or cash flows of hedge instruments must have a high degree of inverse correlation with changes in market values or cash flows of the underlying hedged items. Derivatives that meet the hedge criteria are accounted for under the deferral or accrual method as discussed in Note 5.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities, if any, and the periods in which certain items of revenue and expense are included. Actual results may differ from such estimates.

  Income Taxes

     As limited liability companies and partnerships, the Company and its consolidated subsidiaries are not subject to state or federal income taxes. Such taxes accrue to the owners of the Company and, accordingly, such income taxes have not been recognized in the consolidated financial statements.

  Recent Accounting Pronouncements

     The Financial Accounting Standards Board ("FASB") adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," in June 1998. The statement requires that all derivatives be recognized at fair value as assets or liabilities and that changes in fair value be recorded in earnings or other comprehensive income. In July 1999, the FASB adopted SFAS No. 137 that defers the required adoption date of SFAS No. 133 by one year to fiscal years beginning after June 15, 2000. The Company's analysis of the potential impact of this statement has not been completed.

                            EAST COAST POWER L.L.C.

  Unaudited Interim Information

     The unaudited interim consolidated financial statements as of June 30, 2000 and for the six month period ended June 30, 2000 and for the period ended June 30, 1999, included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim consolidated financial statements contain all adjustments (consisting of normal recurring adjustments, except as described below) considered necessary for a fair presentation. The interim financial statements are not necessarily indicative of operating results for an entire year.

                                             JUNE 30, 1999,     PURCHASE       RETROACTIVE     JUNE 30,
                                             AS PREVIOUSLY     ACCOUNTING       CHANGE IN        1999,
                                                REPORTED      ADJUSTMENT(1)   ACCOUNTING(2)   AS RESTATED
                                             --------------   -------------   -------------   -----------
                                                               (IN MILLIONS OF DOLLARS)
                                                                     (UNAUDITED)
Equity in earnings (losses) of affiliates:
  Cogen Technologies Linden Venture,
     L.P...................................      $21.4           $ (2.8)          $ 1.4          $20.0
  Camden Cogen L.P. .......................        1.4             (2.6)           (4.7)          (5.9)
  Cogen Technologies NJ Venture............       13.0             (5.3)            0.2            7.9
                                                 -----           ------           -----          -----
                                                 $35.8           $(10.7)          $(3.1)         $22.0
                                                 =====           ======           =====          =====

---------------

(1) During the fourth quarter of 1999, the preliminary purchase price allocation was revised to allocate substantially all of the purchase price to the power sales contracts, which have a shorter life than the facilities, offset by fixed fuel purchase contracts, along with certain other revisions. These revisions resulted in an increase in the amortization of the excess cost over underlying Venture equity of $10.7 million for the period from February 4, 1999 through June 30, 1999.

(2) Costs associated with planned outages for major plant overhauls have historically been accrued in advance and charged to operations on a straight-line basis over periods of 1 to 6 years prior to the overhaul, consistent with established generally accepted accounting principles ("GAAP") in other industries. During the fourth quarter of 1999, in response to proposed changes in GAAP, Linden Venture, Camden Venture and Bayonne Venture retroactively changed their method of accounting for these costs and began expensing such costs as incurred. The Company's financial statements, including applicable information contained herein, were restated to give effect to this change. As a result of this change, the Company's net income was decreased by $3.1 million for the period from February 4, 1999 to June 30, 1999. Members' equity at February 4, 1999 was unaffected as the Company conducted no operations prior to such date.

(2) THE ACQUISITION

     On February 4, 1999, the Company acquired the assets and liabilities of the Acquired Group. For financial statement purposes, the acquisition was accounted for as a purchase and, accordingly, the results of operations of the assets acquired are included in the Company's consolidated financial statements with effect from the date of acquisition. The aggregate purchase price has been allocated to the assets and liabilities acquired based on their estimated fair values.

     The purchase price of the Acquired Group totaled $1,277.1 million, as follows (in millions):

                            EAST COAST POWER L.L.C.

Adjusted purchase price paid to former owners...............  $1,078.0
Transaction costs paid......................................      10.4
Linden Ltd. debt assumed....................................     209.9
Working capital acquired (including cash of $17.7)..........     (21.2)
                                                              --------
                                                              $1,277.1
                                                              ========

     The purchase price was allocated to the assets purchased and the liabilities assumed based upon the estimated fair values on the date of acquisition, as follows (in millions):

Value of properties acquired:
  Linden Venture............................................  $  859.6
  Camden Venture............................................     199.8
  Bayonne Venture...........................................     217.7
                                                              --------
                                                               1,277.1
Linden, Ltd. debt assumed...................................    (209.9)
Working capital, excluding cash.............................       3.5
                                                              --------
Cash paid, net of cash acquired.............................  $1,070.7
                                                              ========

     The Company's primary assets are equity investments in the Linden, Camden and Bayonne Ventures. The difference between the purchase price allocated to each Venture and the historical equity in such Venture, totaling $1,197.8 million, is being amortized over the lives of the underlying Venture assets. Such Venture assets consist primarily of property, plant and equipment associated with the facilities, with a remaining life of 20 to 24 years, and power sales contracts with remaining terms ranging from 10 to 18 years.

     During the fourth quarter of 1999, the preliminary purchase price allocation was revised to allocate substantially all of the purchase price to the power sales contracts which have a shorter life than the facilities, offset by fixed fuel purchase contracts, along with certain other revisions. These revisions resulted in an increase in the amortization of the excess cost over underlying Venture equity of $23.6 million for the period from February 4, 1999 through December 31, 1999.

     The following unaudited pro forma results of operations for the six months ended June 30, 1999 and for the year ended December 31, 1999 and 1998, have been prepared as if the acquisition had occurred January 1 of each respective year. The pro forma results include amortization of the purchase price allocated to the Ventures over the historical equity in the Ventures, interest expense on borrowings related to the acquisition and the reversal of income taxes since the Company is not subject to such taxes. The historical combined results of operations represent the combined results of operations of the Acquired Group for the period January 1, 1999 to February 3, 1999, and the Company subsequent to February 4, 1999. The pro forma results of operations do not purport to be indicative of the results that would have occurred had the acquisition occurred January 1, 1999 or 1998, nor do they purport to be indicative of the results of future operations.

                                               HISTORICAL                             PRO FORMA
                                -----------------------------------------   -----------------------------
                                                        THE COMPANY
                                                   ----------------------   SIX MONTHS      YEAR ENDED
                                                                              ENDED        DECEMBER 31,
                                 ACQUIRED GROUP    2/4/99 TO    2/4/99 TO    JUNE 30,    ----------------
                                1/1/99 TO 2/3/99    6/30/99     12/31/99       1999       1999      1998
          (UNAUDITED)           ----------------   ----------   ---------   ----------   -------   ------
                                                   (RESTATED)               (RESTATED)
                                                          (MILLIONS OF DOLLARS)
Revenues.......................      $(51.4)(1)      $ 22.0      $ 59.7       $(35.9)    $   1.8   $ 54.1
Income (Loss) from
  operations...................       (54.0)           19.0        48.5        (41.5)      (12.0)    12.2
Loss before income taxes.......       (55.9)          (14.2)      (29.0)       (93.7)     (108.5)   (88.3)
Net loss ......................       (57.7)          (14.2)      (29.0)       (93.7)     (108.5)   (88.3)

                            EAST COAST POWER L.L.C.

---------------

(1) The equity in earnings of affiliates included in the results of operations of the Acquired Group for the period January 1, 1999 to February 3, 1999, includes the effect of $66.8 million in one-time payments made by Linden Venture and Camden Venture to terminate certain management services and gas management contracts.

(3) INVESTMENT IN AFFILIATES

     The following table reflects the changes in the Company's investments in affiliates (in millions of dollars):

                                                    LINDEN    CAMDEN    BAYONNE
                                                    VENTURE   VENTURE   VENTURE    TOTAL
                                                    -------   -------   -------   --------
Acquisition of interests on February 4, 1999......  $859.6    $199.8    $217.7    $1,277.1
Equity in earnings................................    84.6      11.1      36.3       132.0
Amortization of excess cost.......................   (40.3)    (11.8)    (20.2)      (72.3)
Distributions received............................   (77.2)    (10.4)    (29.6)     (117.2)
                                                    ------    ------    ------    --------
Balance at December 31, 1999......................   826.7     188.7     204.2     1,219.6
Equity in earnings (unaudited)....................    48.0       6.9      15.6        70.5
Amortization of excess costs (unaudited)..........   (22.0)     (6.4)    (11.0)      (39.4)
Distributions received (unaudited)................   (60.1)     (6.9)    (20.3)      (87.3)
                                                    ------    ------    ------    --------
Balance at June 30, 2000 (unaudited)..............  $792.6    $182.3    $188.5    $1,163.4
                                                    ======    ======    ======    ========

     At December 31, 1999, the unamortized excess cost over the Company's share of underlying Venture equity totaled $1,125.5 million.

     The following table presents summary balance sheet information for the Company's affiliates (in millions of dollars):

                                                  JUNE 30, 2000                 DECEMBER 31, 1999
                                           ---------------------------     ---------------------------
                                           LINDEN    CAMDEN    BAYONNE     LINDEN    CAMDEN    BAYONNE
                                           VENTURE   VENTURE   VENTURE     VENTURE   VENTURE   VENTURE
                                           -------   -------   -------     -------   -------   -------
                                                   (UNAUDITED)
Assets
  Current assets.........................  $ 64.4    $ 20.9     $27.8      $ 66.0    $ 20.0     $28.9
  Plant and equipment, net...............   390.3      97.5      66.7       398.0      99.3      68.1
                                           ------    ------     -----      ------    ------     -----
                                           $454.7    $118.4     $94.5      $464.0    $119.3     $97.0
                                           ======    ======     =====      ======    ======     =====
Liabilities and Partners' Capital
  Current liabilities....................  $ 40.6    $ 14.2     $14.2      $ 27.9    $ 13.1     $ 9.3
  Long-term debt.........................      --      68.2      57.5          --      71.8      59.8
  Other long-term liabilities............      --        --        --         2.6        --        --
  Partners' capital......................   414.1      36.0      22.8       433.5      34.4      27.9
                                           ------    ------     -----      ------    ------     -----
                                           $454.7    $118.4     $94.5      $464.0    $119.3     $97.0
                                           ======    ======     =====      ======    ======     =====

     The Venture financial data is shown at historical cost and does not reflect an allocation of the excess purchase price paid by the Company.

                            EAST COAST POWER L.L.C.

     The following table presents summary income statement information for the Company's affiliates (in millions of dollars):

                                            LINDEN VENTURE                               CAMDEN VENTURE
                       ---------------------------------------------------------   --------------------------
                       SIX MONTHS     FEBRUARY 4                                   SIX MONTHS     FEBRUARY 4
                          ENDED           TO        FEBRUARY 4 TO   JANUARY 1 TO      ENDED           TO
                        JUNE 30,       JUNE 30,     DECEMBER 31,    FEBRUARY 3,     JUNE 30,       JUNE 30,
                          2000           1999           1999            1999          2000           1999
                       -----------   ------------   -------------   ------------   -----------   ------------
                       (UNAUDITED)   (UNAUDITED)                                                 (UNAUDITED)
                                      (RESTATED)                                   (UNAUDITED)    (RESTATED)
Revenues
 Electricity..........   $154.1         $104.6         $243.0          $ 23.9         $41.0         $ 23.7
 Steam................      8.9            2.8            9.6             0.6            --             --
                         ------         ------         ------          ------         -----         ------
                          163.0          107.4          252.6            24.5          41.0           23.7
                         ------         ------         ------          ------         -----         ------
Costs and Expenses
 Fuel.................     83.8           47.5          114.2            16.2          22.0           10.5
 Operating and
   maintenance(1).....      8.6            6.8           17.1             1.7           3.2            7.5
 Depreciation and
   amortization.......      7.7            6.1           13.7             1.4           1.9            1.5
 General and
  administrative(1)...      0.7            1.6            2.8            47.5           0.5            0.5
 Taxes, other than
   income.............      0.9            0.6            1.4             0.2           0.2            0.2
                         ------         ------         ------          ------         -----         ------
                          101.7           62.6          149.2            67.0          27.8           20.2
                         ------         ------         ------          ------         -----         ------
Income (Loss) from
 Operations...........     61.3           44.8          103.4           (42.5)         13.2            3.5
Other Income (Expense)
 Interest and other
   income.............      0.4            3.7            4.3             0.1           0.3            0.3
 Interest expense.....       --             --             --              --          (3.3)          (2.8)
                         ------         ------         ------          ------         -----         ------
Net Income (Loss).....   $ 61.7         $ 48.5         $107.7          $(42.4)        $10.2         $  1.0
                         ======         ======         ======          ======         =====         ======

                               CAMDEN VENTURE                               BAYONNE VENTURE
                        ----------------------------   ---------------------------------------------------------
                                                       SIX MONTHS     FEBRUARY 4
                        FEBRUARY 4 TO   JANUARY 1 TO      ENDED           TO        FEBRUARY 4 TO   JANUARY 1 TO
                        DECEMBER 31,    FEBRUARY 3,     JUNE 30,       JUNE 30,     DECEMBER 31,    FEBRUARY 3,
                            1999            1999          2000           1999           1999            1999
                        -------------   ------------   -----------   ------------   -------------   ------------
                                                                     (UNAUDITED)
                                                       (UNAUDITED)    (RESTATED)
Revenues
 Electricity..........      $65.2          $  8.2         $51.3         $ 40.8          $93.4          $11.1
 Steam................         --              --           2.9            1.4            3.4            0.4
                            -----          ------         -----         ------          -----          -----
                             65.2             8.2          54.2           42.2           96.8           11.5
                            -----          ------         -----         ------          -----          -----
Costs and Expenses
 Fuel.................       29.8             4.8          27.0           14.9           38.0            3.6
 Operating and
   maintenance(1).....       10.2             0.5           4.7            4.2            9.3            0.9
 Depreciation and
   amortization.......        3.4             0.4           1.5            1.2            2.6            0.3
 General and
  administrative(1)...        1.0            13.0           0.3            0.4            0.8            0.3
 Taxes, other than
   income.............        0.5              --           0.3            0.3            0.5             --
                            -----          ------         -----         ------          -----          -----
                             44.9            18.7          33.8           21.0           51.2            5.1
                            -----          ------         -----         ------          -----          -----
Income (Loss) from
 Operations...........       20.3           (10.5)         20.4           21.2           45.6            6.4
Other Income (Expense)
 Interest and other
   income.............        1.6              --           0.2            0.1            0.4             --
 Interest expense.....       (6.2)           (0.7)         (3.6)          (2.8)          (6.4)          (0.8)
                            -----          ------         -----         ------          -----          -----
Net Income (Loss).....      $15.7          $(11.2)        $17.0         $ 18.5          $39.6          $ 5.6
                            =====          ======         =====         ======          =====          =====

------

(1) The results of operations of Linden Venture and Camden Venture for the period ended February 3, 1999 include the effect of one-time payments in connection with the termination of certain gas management and management services agreements of $52.4 million and $14.4 million, respectively.

                            EAST COAST POWER L.L.C.

     The following tables presents statement of cash flows information for the Company's affiliates for six months ended June 30, 2000 and for the periods February 4, 1999 to June 30, 1999, January 1, 1999 to February 3, 1999 and February 4, 1999 to December 31, 1999 (in millions of dollars):

                                                                     LINDEN VENTURE
                                            ----------------------------------------------------------------
                                            SIX MONTHS ENDED    FEBRUARY 4     FEBRUARY 4 TO    JANUARY 1 TO
                                                JUNE 30,        TO JUNE 30,     DECEMBER 31,    FEBRUARY 3,
                                                  2000             1999             1999            1999
                                            ----------------    -----------    --------------   ------------
                                              (UNAUDITED)       (UNAUDITED)
                                                                (RESTATED)
Cash provided by (used in) operating
  activities..............................       $ 67.2           $ 55.6          $ 125.0          $(42.7)
Cash provided by (used in) investing
  activities..............................           --              1.1              0.5              --
Cash provided by (used in) financing
  activities..............................        (81.1)           (43.2)          (109.8)           32.7
                                                 ------           ------          -------          ------
Increase (decrease) in cash and cash
  equivalents.............................       $(13.9)          $ 13.5          $  15.7          $(10.0)
                                                 ======           ======          =======          ======

                                                                     CAMDEN VENTURE
                                            ----------------------------------------------------------------
                                            SIX MONTHS ENDED    FEBRUARY 4     FEBRUARY 4 TO    JANUARY 1 TO
                                                JUNE 30,        TO JUNE 30,     DECEMBER 31,    FEBRUARY 3,
                                                  2000             1999             1999            1999
                                            ----------------    -----------    --------------   ------------
                                              (UNAUDITED)       (UNAUDITED)
                                                                (RESTATED)
Cash provided by (used in) operating
  activities..............................       $ 11.4           $  7.7          $  21.5          $(13.1)
Cash provided by (used in) investing
  activities..............................         (0.1)            (0.2)              --              --
Cash provided by (used in) financing
  activities..............................        (11.9)           (10.7)           (21.2)           13.9
                                                 ------           ------          -------          ------
Increase (decrease) in cash and cash
  equivalents                                    $ (0.6)          $ (3.2)         $   0.3          $  0.8
                                                 ======           ======          =======          ======

                                                                    BAYONNE VENTURE
                                            ----------------------------------------------------------------
                                            SIX MONTHS ENDED    FEBRUARY 4     FEBRUARY 4 TO    JANUARY 1 TO
                                                JUNE 30,        TO JUNE 30,     DECEMBER 31,    FEBRUARY 3,
                                                  2000             1999             1999            1999
                                            ----------------    -----------    --------------   ------------
                                              (UNAUDITED)       (UNAUDITED)
                                                                (RESTATED)
Cash provided by (used in) operating
  activities..............................       $ 23.5           $ 14.6          $  43.0          $  3.1
Cash provided by (used in) investing
  activities..............................         (0.1)            (0.1)            (0.1)             --
Cash provided by (used in) financing
  activities..............................        (23.0)           (16.7)           (39.1)           (4.1)
                                                 ------           ------          -------          ------
Increase (decrease) in cash and cash
  equivalents.............................       $  0.4           $ (2.2)         $   3.8          $ (1.0)
                                                 ======           ======          =======          ======

     Under the terms of Linden Venture's partnership agreement, monthly cash distributions are allocated, 1% to Linden Ltd. and 99% to the limited partner up to a specified rate of return (approximately $3.0 million per month from October 1998 through September 2001 and between $4.3 million and $4.8 million per month thereafter) ("Tranche 1"), then 99% to Linden Ltd. and 1% to the limited partner up to a capped amount, which is twice the amount of Tranche 1, and the remainder 90% to Linden Ltd. and 10% to the limited partner. During the period subsequent to the acquisition, Linden Ltd. received 70% of Linden Venture's cash distributions. Linden Venture's income before depreciation is allocated to the partners on the basis of cash distributed with any excess primarily allocated 99% to Linden Ltd. Losses are allocated 100% to Linden Ltd. until its capital account equals zero, then to the limited partner until its capital account equals zero, with any remainder allocated 100% to Linden Ltd. Depreciation up to $525.0 million is allocated 5% to Linden Ltd. and 95% to the limited partners. All remaining depreciation is allocated 99% to Linden Ltd. During the period subsequent to the acquisition, Linden Ltd. was allocated 79% of Linden Venture's net income.

                            EAST COAST POWER L.L.C.

     Under the terms of Camden Venture's partnership agreement, monthly cash distributions are allocated 1% to Camden GP and 99% to the limited partner up to a specified cumulative rate of return (approximately $0.4 million per month through May 2007 and varying amounts thereafter) and the remaining available cash for the month is allocated 99% to Camden GP and 1% to the limited partner. Once the limited partner has received its specified rate of return, cash distributions will be allocated 90% to Camden GP and 10% to the limited partner. Camden Venture's debt agreements contain covenants which, among other things, limit Camden Venture's ability to make cash distributions. During the period subsequent to the acquisition, Camden GP received 79% of Camden Venture's cash distributions (excluding a $3.3 million distribution associated with the acquisition to the limited partner). Camden Venture's income before depreciation is allocated as follows: (i) an amount equal to debt principal payments, 100% to the limited partner; (ii) an amount equal to and allocated on the same basis as cash distributed; and (iii) any remainder generally 99% to Camden GP and 1% to the limited partner. Losses are allocated 100% to Camden GP until its capital account equals zero, then to the limited partner until its capital account equals zero, the remainder to Camden GP. Depreciation is allocated 100% to the limited partner until its capital account equals zero and the remainder to Camden GP. During the period subsequent to the acquisition Camden GP was allocated 73% of Camden Venture's net income.

     Under the terms of Bayonne Venture's joint venture agreement, partners are allocated profits and losses and receive cash distributions based on ownership percentage. Bayonne Venture's debt agreements contain covenants which, among other things, limit Bayonne Venture's ability to make cash distributions. The Company is allocated 91.75% of Bayonne Venture's profits and losses and receives 91.75% of all cash distributions.

     Prior to February 4, 1999, planning, operational and financial management was provided to Bayonne Venture by an affiliate. The affiliate was paid a management fee equal to 1.5% of Bayonne Venture's gross revenues. Subsequent to February 4, 1999, Bayonne Venture continues to pay the fee to the McNair affiliate, however, no services are received. For the period from February 4 to December 31, 1999, the fee was approximately $1.6 million and is shown as a reduction of Bayonne revenues.

(4) DEBT AND FINANCING TRANSACTIONS

     Debt at December 31, 1999 consisted of the following (in millions of dollars):

Long-Term Debt
  Senior Secured Notes......................................  $  830.0
  Enron Subordinated Note...................................     187.9
  Linden Ltd. Term Loan.....................................     195.2
                                                              --------
                                                               1,213.1
  Less current maturities...................................      28.4
                                                              --------
  Long-Term Debt............................................  $1,184.7
                                                              ========
Short-Term Debt
  Senior Subordinated Credit Facility.......................  $   16.0
                                                              ========

     Aggregate maturities of long-term debt for the next five years are as follows: 2000 -- $28.4 million; 2001 -- $37.7 million; 2002 -- $52.3 million;
2003 -- $53.0 million; 2004 -- $51.3 million.

  Bridge Loan

     In connection with the acquisition, on February 4, 1999 the Company borrowed $831.0 million under the terms of the bridge loan agreement. The bridge loan included a $105.0 million tranche bearing interest at

                            EAST COAST POWER L.L.C.

LIBOR plus 0.35% and a $726.0 million tranche bearing interest at LIBOR plus 1.25%. The applicable LIBOR rate is the one, three, six or, if commercially available, nine or twelve month rates as elected by the Company. All amounts outstanding under the bridge loan were repaid on April 20, 1999 using a portion of the proceeds from the sale by the Company of $850.0 million of senior secured notes. The repayment resulted in the release of the pledges and assignments serving the bridge loan.

  Senior Secured Notes

     On April 20, 1999, the Company sold $850.0 million of senior secured notes (the "Notes") in three tranches as follows: $296.0 million of 6.737% Notes due 2008 (the "2008 Notes"), $236.0 million of 7.066% Notes due 2012 (the "2012
Notes") and $318.0 million of 7.536% Notes due 2017 (the "2017 Notes"). The 2008 Notes bear interest at 6.737% per annum and are repayable in 36 quarterly installments of varying amounts beginning on June 30, 1999 with the final payment due March 31, 2008. The 2012 Notes bear interest at 7.066% per annum and are repayable in 17 quarterly installments of varying amounts beginning on March 31, 2008 with the final payment due March 31, 2012. The 2017 Notes bear interest at 7.536% per annum and are repayable in 22 quarterly installments of varying amounts beginning on March 31, 2012 with the final payment due June 30, 2017. Interest on the Notes is payable quarterly beginning June 30, 1999.

     The Notes are senior secured obligations which rank senior to all existing and future subordinated indebtedness; rank pari passu in right of payment with all existing and future senior secured indebtedness; and are structurally subordinated to all indebtedness and other liabilities, including trade payables, of the Company's subsidiaries and to the distribution rights of minority partners in the Ventures. The Notes are secured by the pledge by the owners of the Company of their interest in the Company, the pledge by the Company of its ownership interests in certain of the subsidiaries that own interests in the facilities and the pledge of Linden Ltd.'s $289.6 million intercompany subordinated note payable to the Company.

     The Notes may be redeemed at any time at a redemption price that includes a make-whole premium based on comparable treasury securities plus 50 basis points. The Notes are mandatorily redeemable at prices specified in the indenture upon the occurrence of certain events, including certain loss events, power contract buyouts or change of control. In addition, the terms of the Notes limit the Company's ability to pay dividends, incur additional indebtedness, make payments on subordinated debt and make certain other restricted payments. The terms of the Notes also require the Company to maintain compliance with certain financial covenants, including funding a debt service reserve account unless it provides acceptable debt service credit support in the form of an Enron undertaking or an acceptable letter of credit. Enron has provided the required undertaking, and the Company is not currently funding the debt service reserve account. The Company believes it is in compliance with the terms and conditions of the Notes.

     The proceeds from the sale of the Notes and the capital contribution by JEDI II were used to repay the bridge loan, make a $25.0 million cash distribution to Enron North America, repay $62.1 million of the principal amount of the Enron subordinated note and make a $12.0 million purchase price adjustment payment in connection with the acquisition. The repayment of the bridge loan resulted in the release of the $25.0 million guaranty on the loan by CalPERS. The release was deemed to be a distribution to CalPERS.

  Enron Subordinated Note

     In connection with the acquisition, on February 4, 1999 the Company borrowed $250.0 million under the terms of the Enron subordinated note. On April 20, 1999 the Company repaid $62.1 million of the principal amount of the Enron subordinated note with a portion of the proceeds from the sale of the Senior Secured Notes. The prepayment reduced the required principal payments on a pro rata basis. Amounts outstanding under the Enron subordinated note bear interest at 9% per annum and interest is payable quarterly. The principal amount is repayable in 32 installments of varying amounts beginning March 31, 2008, with the final

                            EAST COAST POWER L.L.C.

payment due on December 31, 2015. The Enron subordinated note is subordinated to the bridge loan and the Senior Secured Notes.

     The Enron subordinated note contains provisions that allow the lender to assign all or a portion of its interest in the loan to third parties. In the event of such an assignment the lender may, in consultation with the Company, adjust the interest rate and term and other terms and provisions of the agreement, other than the aggregate principal amount of the loan, to achieve an assignment which is satisfactory to the lender. The Enron subordinated note also contains provisions that, among other things, may limit the Company's ability to make distributions to its members. The Company believes it is in compliance with the terms and conditions of the note.

  Linden Ltd.

     In September 1992, Linden Ltd. entered into a $250.0 million Amended and Restated Term Loan Agreement (Linden Ltd. Term Loan) with State Street Bank & Trust Co. which matures in September 2007. At December 31, 1999, $191.7 million was outstanding under the terms of the agreement, comprised of a fixed rate portion ($90.6 million), a floating rate portion ($94.6 million) and a working capital portion ($10.0 million). Under the terms of the agreement, the fixed rate portion bears interest at 8.80% (an unamortized premium balance of $3.5 million is being amortized using the interest method, resulting in an effective interest rate of approximately 8.06% per annum), the floating rate portion bears interest at LIBOR plus 1.65% and the working capital portion bears interest at a one month financial commercial paper rate plus 0.55%. Principal and interest payments are made quarterly in varying amounts. Borrowings under the agreement are secured by Linden Ltd.'s interest in Linden Venture. The agreement contains certain restrictions that limit or prohibit, among other things, the ability of Linden Ltd. to incur indebtedness, pay distributions, make investments, engage in transactions with affiliates, create liens, sell assets and engage in acquisitions, mergers and consolidations. The Company believes it is in compliance with the terms and conditions of this loan agreement.

  Senior Subordinated Credit Facility

     During December, 1999 the Company entered into a $30.0 million senior subordinated credit facility with a bank. The facility has an initial maturity date at June 30, 2000 which is automatically extended to December 29, 2000 provided that the Company satisfies certain terms and conditions. Advances under the facility bear interest, payable quarterly, at either the base or the eurodollar rate as elected at the time of borrowing. The base rate is defined as the greater of the federal funds rate plus 1/2% and the prime rate. A commitment fee of 1/2% is payable on the unused portion of the facility. At December 31, 1999 there were base rate advances of $16.0 million outstanding under the facility.

  Capital Transactions

     On April 20, 1999, in accordance with the terms of the Company's limited liability agreement, JEDI II made a $80.0 million capital contribution to the Company.

(5) DERIVATIVE FINANCIAL INSTRUMENTS

     The Company entered into a $600.0 million notional amount interest rate swap agreement with Enron to hedge its exposure to the floating interest rates of the bridge loan. The agreement was a contract to exchange fixed and floating interest rate payments periodically over the term of the bridge loan without the exchange of the underlying notional amount. Differences paid or received were accrued in the financial statements as part of interest expense on the underlying debt over the life of the agreement. During the period ended December 31, 1999 the Company recorded interest expense of $0.5 million in connection with the interest rate swap. On April 14, 1999 the agreement with Enron was cancelled and the Company received a payment of

                            EAST COAST POWER L.L.C.

$8.9 million in connection with the cancellation, included in Interest and Other Income in the accompanying Statement of Operations.

(6) RELATED PARTY TRANSACTIONS

     Enron provides the Company with services such as legal, finance and human resources. In addition the Company is allocated certain expenses such as building rent and miscellaneous office services. Management believes such charges for services and allocations of expenses represent amounts equivalent to those that could be obtained in the market. During the period ended December 31, 1999, the amount charged to the Company with respect to such costs and services totaled $1.4 million.

     The Company's employees participate in a noncontributory defined benefit retirement plan maintained by Enron and in Enron plans that provide certain medical, life insurance, dental and other benefits to eligible employees. During the period ended December 31, 1999 costs with respect to such employee benefit plans totaled $0.3 million.

     Various commercial lenders have issued letters of credit at the request of Enron on behalf of the Company. At December 31, 1999 there were letters of credit in the amount of $27.1 million outstanding.

     At December 31, 1999 amounts due to Enron, which are reflected in the consolidated balance sheet as Accounts payable, affiliates, totaled $3.2 million, including $1.6 million due to Enron with respect to certain items related to the acquisition.

     In connection with the acquisition and at the request of Enron, Bank of America issued two letters of credit on behalf of the Company: (i) a $22.25 million letter of credit issued to the lenders under the Linden Ltd. term loan which secures the obligations under that loan; and (ii) a $4.4 million letter of credit issued to Public Service Electric & Gas Company of New Jersey which secures certain obligations pursuant to Bayonne Venture's power purchase agreement.

     During December, 1999, in connection with the Linden Venture expansion project (see Note 7) the Company entered into an Assignment and Assumption Agreement (the Agreement) with Enron. The Agreement assigned Enron's $31.3 million contract to purchase a turbine from General Electric Company to the Company. Under the terms of the agreement the Company paid Enron $12.6 million representing the progress payments made. In addition, the Company paid a fee of $3.2 million to Enron for the Agreement. These amounts are included in Construction in Progress on the balance sheet at December 31, 1999. Payment under the purchase contract is due monthly with final payment due in August 2000. The turbine will be transferred to Linden Venture upon finalization of the Energy Services Agreement as described in Note 7.

(7) COMMITMENTS AND CONTINGENCIES

     During February 2000, the Company entered into an Energy Services Agreement (the ESA) with Tosco Refining, L.P., a subsidiary of Tosco Corporation (Tosco), under which the Company will cause to be constructed, own and operate a 172 megawatt cogeneration facility (Linden 6) to be located on part of the existing facility's site. In connection with the ESA, the Company also entered into a ground lease to provide a site for the interconnection of Linden 6 and three additional ground leases with Bayway Refining providing sites for future development projects. In addition, the ESA contemplates amending the steam sale agreement between Bayway, a subsidiary of Tosco, and Linden Venture to increase the minimum amounts of steam Bayway is required to take. The terms of the ESA provide for a 65 day period following the effective date during which either party may terminate the ESA without cause. The ESA also provides for reimbursement of certain expenditures incurred by the Company in connection with the ESA during the term of the 65 day period provided that certain conditions are met. The Linden Venture partnership and Linden Ltd. loan agreements prohibit, without partner and lender consents, Linden Venture from entering into the ESA, the amendment to the steam sale agreement and the ground leases. It is the Company's intent to assign the ESA

                            EAST COAST POWER L.L.C.

and the ground leases to Linden Venture upon receipt of necessary partner and lender approvals or upon the recapitalization of Linden Venture. Linden 6 will require a total capital expenditure of approximately $107 million and is expected to be fully operational during the last quarter of 2001.

     The McNair Interests have indemnified the Company against any and all damages, losses, liabilities and expenses with respect to an environmental lawsuit filed in Louisiana state court against a predecessor entity of MESC.

     There are certain claims and legal actions pending against the Company, its subsidiaries and its equity investees. While the outcome of such proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial condition or results of operations of the Company.

(8) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires the disclosure, to the extent practicable, of the fair value of financial instruments which are recognized or unrecognized in the balance sheet. The fair value disclosed herein is not representative of the amount that could be realized or settled. The following table reflects the fair value of debt at December 31, 1999 (in millions of dollars):

                                                              CARRYING    FAIR
                                                               AMOUNT    VALUE
                                                              --------   -----
East Coast Power
  Senior Secured Notes......................................   $829.9    $782.5
  Enron Subordinated Note...................................    187.9     187.9
  Subordinated Credit Facility..............................     16.0      16.0
Linden Ltd..................................................    195.3     194.3

     The fair value of Linden Ltd.'s fixed-rate long-term debt has been determined based on the differential between the fixed interest rate and interest rates of long-term treasury securities at the date of the borrowing and the balance sheet date. The fair value of the Enron subordinated note reflects certain provisions of the agreement related to the assignment of the note. The carrying amount of floating rate debt approximates fair value due to the market-sensitive interest rate on such debt.

     The carrying amount of current assets and liabilities are considered to be reasonable estimates of their fair values due to their short-term nature.

(9) EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF AUDITORS' REPORT

  Capitalization of Interest

     The Company incurred interest expense of $45.7 million for the six months ended June 30, 2000, respectively. Interest costs related to the construction of Linden 6 are capitalized to construction-in-progress. During the six months ended June 30, 2000 interest of $1.8 million was capitalized. There were no amounts capitalized during 1999.

  Capital Expenditures

     In connection with the ESA with Tosco, the Company entered into a $91.8 million, fixed price, Engineering, Procurement and Construction Agreement (the "EPC") with National Energy Production Corporation ("NEPCO"), an affiliate of Enron, a ground lease with Tosco to provide a site for the interconnection of Linden 6 and three additional ground leases with Bayway Refining providing sites for future development projects. In addition, the ESA contemplates amending the steam sale agreement between

                            EAST COAST POWER L.L.C.

Bayway, a subsidiary of Tosco, and Linden Venture to increase the minimum amounts of steam Bayway is required to take. The EPC contract guarantees completion of Linden 6 by late October 2001. Required consent has been obtained from the Linden Venture partners and lenders for these transactions. The ESA contemplates an in-service date of January 8, 2002. In the event Linden 6 is not in service by January 23, 2002, the ESA provides for delay payments by the Company in the amount of $18,000 per day for the first 60 days and $36,000 for each day thereafter. The Company has indemnified Linden Venture from any and all losses that may be incurred as a result of Linden 6. In connection with this indemnification Enron and El Paso have issued a guarantee in aggregate amount of $15.0 million.

  Senior Subordinated Credit Facility

     On December 29, 1999, the Company entered into a $30.0 million subordinated credit facility with Bank of America, N.A. The facility had an initial maturity date of June 30, 2000 which was automatically extended to December 29, 2000. At the date of the extension there were borrowings of $17.0 million outstanding which bear interest at the base rate of 11.5% at June 30, 2000. The Company has received a proposal from Bank of America, N.A. with respect to a $60.0 million subordinated revolving credit facility. This facility will be used for the purpose of repaying the $17.0 million outstanding under the $30.0 million facility, to fund the capital expenditure program and for general corporate purposes. The new facility will bear interest, payable quarterly, at the eurodollar rate plus 2.50%, will mature on December 31, 2001 and will contain provisions substantially the same as those required by the $30.0 million facility.

  Litigation

     On June 30, 2000, Infineum USA L.P. filed an action against Linden Venture in the United States District Court for the District of New Jersey seeking an unspecified amount of actual and punitive damages relating to our steam sale agreements with Infineum and Bayway Refining. Infineum's petition claims that Linden Venture's existing energy services agreement with Tosco and the related amendment to the steam sale agreement with Bayway interferes with Infineum's ability to sell to Bayway steam that Infineum purchases from the Linden facility. Infineum claims that such interference is in violation of federal and New Jersey antitrust laws, is in breach of Linden Venture's agreement with Infineum and tortiously interferes with Infineum's economic relationships with Bayway. The Company believes the claims made in this litigation are without merit and the Company intends to defend these actions vigorously. Although no assurances can be given, management believes that the ultimate resolution of this litigation will not have a material adverse effect on Linden Venture's or on the Company's results of operations or financial position.

  Contingencies

     During August 2000, Camden Paperboard notified Camden Venture of its intent to reduce its facility's capacity and the amount of steam that the facility takes from us through the end of December 2000 due to economic conditions. We believe that Camden Venture will maintain QF status under PURPA for fiscal 2000 at the current level of expected steam sales to Camden Paperboard if Camden Venture reduces electrical output during off-peak hours. Management does not believe that the loss of revenues resulting from decreased output will have a material adverse impact on the Company's results of operations or financial position for the year ended December 31, 2000. Camden Paperboard has not advised the Company of its plans for its operations subsequent to December 2000. Accordingly, management cannot determine whether Camden Paperboard's steam takes will enable Camden Venture to maintain its QF status after December 2000, or whether any reduction in electrical output that is require to maintain QF status after December 31, 2000 will have an adverse impact on the Company's financial position. Camden Venture is in the process of negotiating a steam contract with an additional customer to ensure the maintenance of QF status in the event Camden Paperboard maintains this reduced schedule during 2001. Management believes the additional steam contract will be effective prior to January 1, 2001. In the event Camden Venture does not obtain this additional steam customer Camden Venture may be required to reduce electrical output to maintain QF status, which may have an adverse impact on the Company's financial position, or may request a waiver of QF status from the FERC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To East Coast Power L.L.C.:

     We have audited the accompanying combined balance sheet of Cogen Tech Group (a group of cogeneration investing entities owned by Robert C. McNair and affiliates) as of December 31, 1998, and the related combined statements of income, owners' equity and cash flows for the periods ended February 3, 1999, December 31, 1998 and 1997. These financial statements are the responsibility of Cogen Tech Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Cogen Tech Group as of December 31, 1998 and the results of their operations and their cash flows for the periods ended February 3, 1999, December 31, 1998 and 1997, in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
December 13, 1999

                                COGEN TECH GROUP

                         COMBINED STATEMENTS OF INCOME
                            (IN MILLIONS OF DOLLARS)

                                                              FOR THE PERIOD
                                                              FROM JANUARY 1,     YEAR ENDED
                                                                  1999 TO        DECEMBER 31,
                                                                FEBRUARY 3,     ---------------
                                                                   1999          1998     1997
                                                              ---------------   ------   ------
Revenues
  Equity in Earnings of
     Cogen Technologies Linden Venture, L.P.................      $(44.8)       $ 73.3   $ 71.8
     Camden Cogen L.P.......................................       (11.8)         15.0     14.7
     Cogen Technologies NJ Venture..........................         5.2          44.6     17.2
                                                                  ------        ------   ------
                                                                   (51.4)        132.9    103.7
                                                                  ------        ------   ------
Costs and Expenses
  Operating overhead........................................         0.9          21.6     11.6
  General and administrative................................         1.7          20.2     19.9
                                                                  ------        ------   ------
                                                                     2.6          41.8     31.5
                                                                  ------        ------   ------
Income from Operations......................................       (54.0)         91.1     72.2
Other Income (Expense)
  Interest and other income.................................         0.1          12.6     15.5
  Interest expense..........................................        (2.0)        (19.3)   (21.8)
  Allowance for long-term receivable........................          --            --     10.3
                                                                  ------        ------   ------
Income Before Income Taxes..................................       (55.9)         84.4     76.2
  Income taxes..............................................        (1.8)        (13.3)    (4.1)
                                                                  ------        ------   ------
Net Income..................................................      $(57.7)       $ 71.1   $ 72.1
                                                                  ======        ======   ======

   The accompanying notes are an integral part of these financial statements.

                                COGEN TECH GROUP

                            COMBINED BALANCE SHEETS
                            (IN MILLIONS OF DOLLARS)

                                     ASSETS

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Current Assets
  Cash and cash equivalents.................................     $ 12.7
  Accounts receivable, affiliate............................        0.2
                                                                 ------
                                                                   12.9
                                                                 ------
Investments in Affiliates
  Cogen Technologies Linden Venture, L.P....................       62.6
  Camden Cogen L.P..........................................       13.9
  Cogen Technologies NJ Venture.............................        8.7
                                                                 ------
                                                                   85.2
                                                                 ------
Other Assets
  Accounts receivable, affiliate............................      149.0
  Other.....................................................        1.7
                                                                 ------
                                                                  150.7
                                                                 ------
                                                                 $248.8
                                                                 ======

                      LIABILITIES AND OWNERS' EQUITY

Current Liabilities
  Current maturities on long-term debt......................     $ 14.5
  Income taxes payable......................................        4.4
  Interest payable..........................................        1.8
                                                                 ------
                                                                   20.7
Long-Term Debt..............................................      203.5
Deferred Income Taxes.......................................        5.8
Commitments and Contingencies (Note 7)
Owners' Equity..............................................       18.8
                                                                 ------
                                                                 $248.8
                                                                 ======

   The accompanying notes are an integral part of these financial statements.

                                COGEN TECH GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
                            (IN MILLIONS OF DOLLARS)

                                                              FOR THE PERIOD
                                                              FROM JANUARY 1,     YEAR ENDED
                                                                  1999 TO        DECEMBER 31,
                                                                FEBRUARY 3,     ---------------
                                                                   1999          1998     1997
                                                              ---------------   ------   ------
Operating Activities
  Net income................................................      $(57.7)       $ 71.1   $ 72.1
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Equity in earnings of affiliates:
       Cogen Technologies Linden Venture, L.P...............        44.8         (73.3)   (71.8)
       Camden Cogen L.P.....................................        11.8         (15.0)   (14.7)
       Cogen Technologies NJ Venture........................        (5.2)        (44.6)   (17.2)
     Distributions received from affiliates:
       Cogen Technologies Linden Venture, L.P...............        13.4          74.0     75.6
       Camden Cogen L.P.....................................         2.1          15.0      8.6
       Cogen Technologies NJ Venture........................         4.8          39.5     18.1
     Deferred income taxes..................................         0.7           0.3      1.1
     Allowance for long-term receivable.....................          --            --    (10.3)
  Changes in other operating assets and liabilities
     Decrease (increase) in accounts receivable,
       affiliate............................................        (8.4)         (0.2)     5.2
     Decrease (increase) in other current assets............          --           0.1      0.7
     Increase (decrease) in accounts payable, affiliate.....          --         (11.7)    (1.4)
     Increase (decrease) in interest payable................         1.2          (0.2)     0.3
     Increase (decrease) in income taxes payable............        (2.8)          4.3      0.1
     Net change in other assets and liabilities.............         0.1           0.1      0.3
                                                                  ------        ------   ------
  Net Cash Provided by Operating Activities.................         4.8          59.4     66.7
                                                                  ------        ------   ------
Investing Activities
  Investment in Cogen Technologies Linden Venture, L.P......       (52.4)           --       --
  Investment in Camden Cogen L.P............................       (17.7)           --       --
  Investment in Cogen Technologies NJ Venture...............          --         (12.5)      --
  Decreases in long-term receivable, affiliate..............          --          68.7     70.0
  Increases in long-term receivable, affiliate..............          --         (56.9)   (62.2)
                                                                  ------        ------   ------
Net Cash Provided by (Used in) Investing Activities.........       (70.1)         (0.7)     7.8
                                                                  ------        ------   ------
Financing Activities
  Principal payments on long-term borrowings................       (12.4)        (12.9)   (16.0)
  Contributions received....................................        82.7            --       --
  Cash distributions........................................          --         (45.7)   (58.3)
                                                                  ------        ------   ------
Net Cash Used in Financing Activities.......................        70.3         (58.6)   (74.3)
                                                                  ------        ------   ------
Net Increase (Decrease) in Cash and Cash Equivalents........         5.0           0.1      0.2
Cash and Cash Equivalents at Beginning of Period............        12.7          12.6     12.4
                                                                  ------        ------   ------
Cash and Cash Equivalents at End of Period..................      $ 17.7        $ 12.7   $ 12.6
                                                                  ======        ======   ======
Cash Payments for
  Income taxes..............................................      $  4.0        $  7.9   $  2.6
                                                                  ======        ======   ======
  Interest..................................................      $  0.8        $ 19.5   $ 21.4
                                                                  ======        ======   ======

   The accompanying notes are an integral part of these financial statements.

                                COGEN TECH GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY
                            (IN MILLIONS OF DOLLARS)

Balance at December 31, 1996................................   (20.4)
  Net income................................................    72.1
  Distributions.............................................   (58.3)
                                                              ------
Balance at December 31, 1997................................    (6.6)
  Net income................................................    71.1
  Distributions.............................................   (45.7)
                                                              ------
Balance at December 31, 1998................................    18.8
  Contributions.............................................    82.7
  Net loss..................................................   (57.7)
                                                              ------
Balance at February 3, 1999.................................  $ 43.8
                                                              ======

   The accompanying notes are an integral part of these financial statements.

                                COGEN TECH GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     The combined financial statements of the Cogen Tech Group (the "Acquired Group") includes McNair Energy Services Corporation ("MESC") and its wholly owned subsidiary Cogen Technologies NJ, Inc., a Delaware corporation ("NJ Inc."), Cogen Technologies Linden, Ltd. ("Linden Ltd.") and Cogen Technologies Camden GP Limited Partnership ("Camden GP"). The financial statements of the Acquired Group are presented on a combined basis since all such entities were under the common control and management of Robert C. McNair, members of his immediate family and related trusts (the McNair Interests) for all periods presented. All material transactions between the combined entities have been eliminated.

     Linden Ltd. is a Texas limited partnership whose general partner, RCM Holdings, Inc., is owned 100% by the McNair Interests. Under the terms of Linden Ltd.'s partnership agreement, RCM Holdings, Inc. is allocated 82% of Linden Ltd.'s profits and losses and receives 82% of all cash distributions. Linden Ltd. provides planning, operational and financial management services as managing general partner of Cogen Technologies Linden Venture, L.P. ("Linden Venture"), a Delaware limited partnership that owns and operates a 715-megawatt cogeneration facility in Linden, New Jersey. The allocation of Linden Venture's income and cash distributions to Linden Ltd. is discussed in Note 3.

     Camden GP is a Delaware limited partnership whose general partner, Cogen Technologies Camden Inc. ("CTCI") is owned 100% by the McNair Interests. Under the terms of Camden GP's partnership agreement, Camden Inc. is allocated 82% of Camden GP's profits and losses and receives 82% of all cash distributions. CTCI provides planning, operational and financial management services as managing general partner of Camden Cogen L.P. ("Camden Venture"), a Delaware limited partnership that owns and operates a 146-megawatt cogeneration facility in Camden, New Jersey. The allocation of Camden Venture's earnings and cash distributions to Camden GP is discussed in Note 3.

     MESC is a Texas corporation that is owned approximately 82% by the McNair Interests and owns 100% of NJ Inc. NJ Inc. provides planning, operational and financial management services as managing general partner for Cogen Technologies NJ Venture ("Bayonne Venture"), a New Jersey general partnership that owns and operates a 176-megawatt cogeneration facility in Bayonne, New Jersey. The allocation of Bayonne Venture's earnings and cash distributions to NJ Inc. is discussed in Note 3.

     The Acquired Group's investments in Linden Venture, Camden Venture and Bayonne Venture are accounted for using the equity method of accounting since the other partners have substantive participating rights with respect to the partnerships' operations.

  Cash and Cash Equivalents/Restricted Cash

     All highly liquid short-term investments with original maturities of three months or less are considered to be cash equivalents. At December 31, 1998, all of the Acquired Group's cash was held by Linden Ltd., and all such cash was restricted either to service Linden Ltd.'s debt or, if necessary, to make working capital loans to Linden Venture.

  Credit Risk

     Financial instruments which potentially subject the Acquired Group to credit risk consist primarily of cash and accounts receivable. Cash accounts are held by major financial institutions, and accounts receivable are with related parties.

                                COGEN TECH GROUP

  Income Taxes

     Federal and state income taxes with respect to Linden Ltd. and Camden GP are not levied at the partnership or corporate levels but rather on the individual partner or shareholder level. Accordingly, such income taxes have not been recognized in the combined financial statements for such entities. MESC accounts for federal and state income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities, if any, and the periods in which certain items of revenue and expense are included. Actual results may differ from such estimates.

  Earnings Per Share

     Historical earnings per share have been omitted from the combined statements of income since such information is not meaningful and the historically combined company is not a separate legal entity with a singular capital structure.

(2) THE ACQUISITION

     On February 4, 1999, Linden Venture and Camden Venture terminated their respective management services agreements with Linden Ltd. and Camden GP and Linden Ltd. and Camden GP terminated their respective management services agreements with RCM Management Services, L.P. ("RCM Management"). To terminate such agreements, Linden Ltd. and Camden GP made capital contributions to Linden Venture and Camden Venture of $46.4 million and $12.8 million, respectively, and Linden Venture and Camden Venture made one-time payments to Linden Ltd. and Camden GP of $46.4 million and $12.8 million, respectively. Subsequently, Linden Ltd. and Camden GP made one-time payments to RCM Management of $46.4 million and $12.8 million, respectively. These transactions will be reflected in the financial statements of Linden Ltd., Camden GP, Linden Venture and Camden Venture in the first quarter of 1999. Such transactions have no effect on the liquidity or financial condition of such entities since the amounts necessary to make the payments were provided by contributions from the partners.

     On February 4, 1999, Linden Venture and Camden Venture terminated certain gas management agreements with an affiliate. To terminate such agreements, Linden Ltd. and Camden GP made capital contributions of $6.0 million and $1.6 million to Linden Venture and Camden Venture, respectively, and Linden Venture and Camden Venture made one-time payments to the affiliate of $6.0 million and $1.6 million, respectively. These transactions will be reflected in the financial statements of Linden Venture and Camden Venture in the first quarter of 1999. Such transactions have no effect on the liquidity or financial condition of such entities since the amounts necessary to make the payments were provided by contributions from the partners.

     On February 4, 1999, East Coast Power L.L.C. ("East Coast Power") acquired 47.5% of the general and limited partnership interests in Linden Ltd. for $146.6 million in cash and $250.0 million in Enron Corp. common stock. Subsequently on February 4, Linden Ltd. redeemed the 52.5% of the general and limited partnership interests not controlled by East Coast Power in return for the distribution of $289.4 million in cash and a $149.0 million account receivable from an affiliate. The cash portion of the redemption was paid using

                                COGEN TECH GROUP
the proceeds from a $289.4 million loan from Morgan Stanley & Co. Incorporated. The loan, plus accrued interest of $0.2 million, was repaid on February 5, 1999 using the proceeds from a loan from East Coast Power.

     On February 4, 1999, East Coast Power acquired 100% of the general and limited partnership interests in Camden GP for $140.0 million in cash.

     On February 4, 1999, Camden GP repaid the outstanding balance under its term loan agreement ($12.5 million, including prepayment penalties and accrued interest of $0.3 million). The funds necessary to make the repayments were provided by contributions from the general and limited partners.

     On February 4, 1999, NJ Inc. was merged with and into MESC. Also on February 4, MESC redeemed 90% of its outstanding common shares for $216.0 million in Notes (the "MESC Notes"). Subsequently on February 4, Enron North America Corp. ("Enron North America"), formerly Enron Capital & Trade Resources Corp., a wholly owned subsidiary of Enron Corp., acquired all of the outstanding common shares of MESC for $24.0 million in cash. On February 5, MESC was merged with and into Enron North America and Enron North America contributed its interest in Bayonne Venture to East Coast Power L.L.C. In addition, East Coast Power assumed and subsequently retired the $216.0 million of MESC Notes.

(3) INVESTMENTS IN AFFILIATES

     The following table reflects the changes in the Acquired Group's investments in affiliates (in millions of dollars):

                                                           LINDEN    CAMDEN     BAYONNE
                                                           VENTURE   VENTURE   VENTURE(1)
                                                           -------   -------   ----------
Balance at December 31, 1996.............................    67.1       7.8        (8.0)
Equity in earnings.......................................    71.8      14.7        17.5
Distributions............................................   (75.6)     (8.6)      (18.1)
Amortization of excess cost..............................      --        --        (0.3)
                                                           ------    ------      ------
Balance at December 31, 1997.............................    63.3      13.9        (8.9)
Investment...............................................      --        --        12.5
Equity in earnings.......................................    73.3      15.0        44.8
Distributions............................................   (74.0)    (15.0)      (39.5)
Amortization of excess cost..............................      --        --        (0.2)
                                                           ------    ------      ------
Balance at December 31, 1998.............................  $ 62.6    $ 13.9      $  8.7
                                                           ======    ======      ======

---------------

(1) Through December 31, 1997, NJ Inc. received distributions from Bayonne Venture that were $11.1 million in excess of its proportionate share of Bayonne Venture's partners' capital before distributions. All partners share in liquidation rights to the extent of their individual capital accounts; accordingly, such excess was classified as a long-term liability in the December 31, 1997 balance sheet.

     In July 1998, NJ Inc. purchased an additional 5.25% limited partnership interest in Bayonne Venture for $12.5 million in cash from an unaffiliated party. On a pro forma basis, assuming the transaction took place on January 1, 1998, such transaction would have increased the Acquired Group's equity in the earnings of Bayonne Venture for the year ended December 31, 1998 by $1.5 million and the Acquired Group's net income for such period by $1.0 million. NJ Inc.'s cost in excess of its equity in the underlying net assets of Bayonne Venture at the time of the purchase, $2.6 million, is being amortized over ten years.

                                COGEN TECH GROUP

     The following table presents summary balance sheet information for the Acquired Group's affiliates at December 31, 1998 (in millions of dollars):

                                                LINDEN VENTURE    CAMDEN VENTURE      BAYONNE VENTURE
                                                --------------    --------------      ---------------
Assets
  Current assets..............................      $ 57.0            $ 18.3               $26.1
  Property, plant and equipment, net..........       413.6             103.1                70.9
                                                    ------            ------               -----
                                                    $470.6            $121.4               $97.0
                                                    ======            ======               =====

Liabilities and Partners' Capital
  Current liabilities.........................      $ 23.7            $ 11.8               $12.8
  Long-term debt..............................          --              78.5                64.1
  Other long-term liabilities.................         1.6                --                  --
  Partners' capital...........................       445.3              31.1                20.1
                                                    ------            ------               -----
                                                    $470.6            $121.4               $97.0
                                                    ======            ======               =====

     The following table presents summary income statement information for the Acquired Group's affiliates for the years ended December 31, 1998 and 1997 (in millions of dollars):

                                            LINDEN VENTURE     CAMDEN VENTURE    BAYONNE VENTURE
                                           ----------------    --------------    ---------------
                                            1998      1997     1998     1997      1998     1997
                                           ------    ------    -----    -----    ------    -----
Revenues:
  Electricity............................  $262.8    $283.5    $73.1    $80.2    $112.8    $92.8
  Steam..................................    11.3      15.5       --       --       3.8      3.7
                                           ------    ------    -----    -----    ------    -----
                                            274.1     299.0     73.1     80.2     116.6     96.5
                                           ------    ------    -----    -----    ------    -----
Costs and Expenses:
  Fuel...................................   118.1     138.1     33.3     39.2      38.6     43.2
  Operating & maintenance................    22.0      24.1      6.1      7.5      14.4     14.7
  Depreciation & amortization............    15.4      22.3      3.7      6.9       3.0      6.9
  General & administrative...............    10.1      11.4      2.2      2.6       3.1      2.9
  Taxes, other than income...............     1.6       0.6      0.4      0.6       0.5      0.5
                                           ------    ------    -----    -----    ------    -----
                                            167.2     196.5     45.7     56.8      59.6     68.2
                                           ------    ------    -----    -----    ------    -----
Income from Operations...................   106.9     102.5     27.4     23.4      57.0     28.3
Other Income (Expense) Interest and other
  income.................................     0.8       1.1      0.4      0.4       1.2      0.1
  Interest expense.......................      --        --     (7.4)    (7.7)     (7.7)    (8.1)
                                           ------    ------    -----    -----    ------    -----
Net Income...............................  $107.7    $103.6    $20.4    $16.1    $ 50.5    $20.3
                                           ======    ======    =====    =====    ======    =====

     The following table presents statement of cash flows information for the Acquired Group's affiliates for the years ended December 31, 1998 and 1997 (in millions of dollars):

                                                 LINDEN VENTURE     CAMDEN VENTURE    BAYONNE VENTURE
                                                -----------------   ---------------   ---------------
                                                 1998      1997      1998     1997     1998     1997
                                                -------   -------   ------   ------   ------   ------
Cash provided by operating activities.........  $ 120.4   $ 134.4   $ 24.2   $ 21.7   $ 51.2   $ 26.9
Cash used in investing activities.............     (0.8)     (0.4)    (0.5)    (4.4)    (0.1)      --
Cash used in financing activities.............   (123.7)   (127.6)   (23.9)   (16.7)   (47.2)   (24.0)
                                                -------   -------   ------   ------   ------   ------
Increase (decrease) in cash and cash
  equivalents.................................  $  (4.1)  $   6.4   $ (0.2)  $  0.6   $  3.9   $  2.9
                                                =======   =======   ======   ======   ======   ======

                                COGEN TECH GROUP

     Under the terms of Linden Venture's partnership agreement, monthly cash distributions are allocated, 1% to Linden Ltd. and 99% to the limited partner up to a specified rate of return (approximately $3.0 million per month from October 1998 through September 2001 and between $4.3 million and $4.8 million per month thereafter) ("Tranche 1"), then 99% to Linden Ltd. and 1% to the limited partner up to a capped amount, which is twice the amount of Tranche 1, and the remainder 90% to Linden Ltd. and 10% to the limited partner. During 1998, 1997 and 1996, Linden Ltd. received 60%, 59% and 60%, respectively, of Linden Venture's cash distributions. Linden Venture's income before depreciation is allocated to the partners on the basis of cash distributed with any excess primarily allocated 99% to Linden Ltd. Losses are allocated 100% to Linden Ltd. until its capital account equals zero, then to the limited partner until its capital account equals zero, with any remainder allocated 100% to Linden Ltd. Depreciation up to $525.0 million is allocated 5% to Linden Ltd. and 95% to the limited partners. All remaining depreciation is allocated 99% to Linden Ltd. During 1998, 1997 and 1996, Linden Ltd. was allocated 68%, 69% and 72%, respectively, of Linden Venture's net income.

     Under the terms of Camden Venture's partnership agreement, monthly cash distributions are allocated 1% to Camden GP and 99% to the limited partner up to a specified cumulative rate of return (approximately $0.3 million to $0.4 million per month through May 2007 and varying amounts thereafter) and the remaining available cash for the month is allocated 99% to Camden GP and 1% to the limited partner. Once the limited partner has received its specified rate of return, cash distributions will be allocated 90% to Camden GP and 10% to the limited partner. During 1998, 1997 and 1996, Camden GP received 82%, 74% and 83%, respectively, of Camden Venture's cash distributions. Camden Venture's income before depreciation is allocated as follows: (i) an amount equal to debt principal payments, 100% to the limited partner; (ii) an amount equal to and allocated on the same basis as cash distributed; and (iii) any remainder generally 99% to Camden GP and 1% to the limited partner. Losses are allocated 100% to Camden GP until its capital account equals zero, then to the limited partner until its capital account equals zero, the remainder to Camden GP. Depreciation is allocated 100% to the limited partner until its capital account equals zero and the remainder to Camden GP. During 1998, 1997 and 1996, Camden GP was allocated 74%, 91% and 94%, respectively, of Camden Venture's net income.

     Under the terms of Bayonne Venture's joint venture agreement, NJ Inc. is allocated profits and losses and receives cash distributions based on its ownership percentage. Through July 1998, NJ Inc. was allocated 86.5% of Bayonne Venture's profits and losses and received 86.5% of all cash distributions. Subsequent to the acquisition of an additional 5.25% interest in July 1998, NJ Inc. has been allocated 91.75% of Bayonne Venture's profits and losses and received 91.75% of all cash distributions. For the year ended December 31, 1998, NJ Inc. was allocated 89.0% of Bayonne Venture's profits and losses and received 88.4% of all cash distributions.

(4) LONG-TERM DEBT

     In September 1992, Linden Ltd. entered into a $250.0 million Amended and Restated Term Loan Agreement with State Street Bank & Trust Co. which matures in September 2007 and is comprised of a fixed rate portion, a floating rate portion and a working capital portion. Under the terms of the agreement the fixed rate portion bears interest at 8.8%, the floating rate portion bears interest at the London Interbank Offering Rate (LIBOR) plus 1.65% and the working capital portion bears interest at the one month financial commercial paper rate (as reported in Federal Statistical Release H.15 (514) or successor publication) plus 0.55%. Borrowings under the agreement are secured by Linden Ltd.'s partnership interest in Linden Venture. Principal and interest payments are made quarterly at varying amounts in accordance with the terms of the agreement. The agreement contains certain restrictions that limit or prohibit, among other things, the ability to incur indebtedness, make payments of certain indebtedness, pay distributions, make investments, engage in transactions with affiliates, create liens, sell assets and engage in acquisitions, mergers and consolidations.

                                COGEN TECH GROUP

     In February 1992, Camden GP entered into a $36.5 million Term Loan Agreement with General Electric Capital Corporation (the "Camden GP Term Loan Agreement") which matures in May 2010. Borrowings under the agreement, which totaled $14.8 million, bear interest at LIBOR plus 4.25% and are secured by Camden GP's holdings in Camden Venture. Principal and interest payments are made quarterly at varying amounts in accordance with the terms of the agreement.

     At December 31, 1996, NJ Inc. had outstanding $4.4 million under the terms of a term loan agreement with The Prudential Insurance Company of America. Such amount was repaid in 1997.

     Long-term debt at December 31, 1998 consisted of the following (in millions of dollars):

                                                                     1998
                                                              -------------------
                                                              CURRENT   LONG-TERM
                                                              -------   ---------
Linden Ltd.
  Fixed rate................................................   $ 6.7     $ 87.0
  Floating rate.............................................     7.2       94.7
  Working capital...........................................      --       10.0
                                                               -----     ------
                                                                13.9      191.7
                                                               -----     ------
Camden GP...................................................     0.6       11.8
                                                               -----     ------
                                                               $14.5     $203.5
                                                               =====     ======

     Aggregate total maturities during the next five years are as follows:
1999 -- $14.5 million; 2000 -- $16.2 million; 2001 -- $18.1 million;
2002 -- $20.3 million; and 2003 -- $22.7 million.

(5) RELATED PARTY TRANSACTIONS

     Linden Ltd. has advanced funds to Cogen Technologies Financial Services, L.P. ("Financial Services"), an investment company which is controlled by the McNair Interests, which amounted to $149.0 million and $160.8 million at December 31, 1998 and 1997, respectively. Such amount is classified as a long-term receivable in the combined balance sheet. The receivable bears interest at 8.8%, and Linden Ltd. has earned net interest of $11.8 million in 1998 and $14.6 million in 1997.

     Financial Services has used the funds to make advances to other affiliates for general working capital needs and has invested in treasury Notes, treasury bills and certain marketable securities. The market value of Financial Services' investments in marketable securities, which is the only liquid asset the partnership holds, supports Financial Services' ability to repay the amounts advanced by Linden Ltd. In those instances when the market value of Financial Services' marketable securities is below the amount of Linden Ltd.'s receivable, creating doubt about the collectibility of the receivable, Linden Ltd. provides a valuation allowance to reflect the shortfall. To the extent the market value of the underlying marketable securities recovers, the provision is reversed. Linden Ltd. recorded provisions (reversal of provisions) with respect to its receivable from Financial Services of $(10.3 million) in 1997. At December 31, 1998, the cumulative allowance recognized with respect to such receivable was zero.

     From time to time advances are made between Financial Services and Camden GP. At December 31, 1998, $0.2 million was payable by Financial Services to Camden GP. Advances bear interest at 9.3%, and during 1998 and 1997 Camden GP recorded interest income totaling $0.2 million and $0.6 million, respectively.

     Camden GP provides planning, operational and financial management services to Camden Venture for a monthly management fee equal to 1.5% of Camden Venture's gross revenues. Such fees charged to Camden Venture in 1998 and 1997 totaled $1.1 million and $1.2 million, respectively. Linden Ltd. provides similar

                                COGEN TECH GROUP
services to Linden Venture for a monthly management fee equal to 1.5% of Linden Venture's gross revenues. Such fees charged to Linden Venture in 1998 and 1997 totaled $4.2 million and $4.6 million, respectively. RCM Management Services, L.P. ("RCM Management"), which is controlled by the McNair Interests, provides planning, operational and financial management services to Camden GP and Linden Ltd. for a monthly management fee equal to 1.5% of the gross revenues of Camden Venture and Linden Venture, respectively. Such fees charged were as follows in 1998 and 1997: (i) Camden GP -- $1.1 million and $1.2 million, respectively; and
(ii) Linden Ltd. -- $4.2 million and $4.6 million, respectively.

     Under the terms of an agreement between RCM Management and NJ Inc., RCM Management provides planning, operational and financial management services directly to Bayonne Venture for a monthly management fee equal to 1.5% of Bayonne Venture's gross revenues. Such fees charged to Bayonne Venture totaled $1.7 million and $1.4 million in 1998 and 1997, respectively. Under the terms of such agreement, Bayonne Venture has assumed the cost and pays such fee directly to RCM Management.

     Cogen Technologies Capital Company, L.P. ("Cogen Capital"), in which the McNair Interests have a 1% general partner and an approximate 81% limited partner interest, charges Camden GP, Linden Ltd., and NJ Inc. for certain management, financial and administrative support services. Such fees charged were as follows in 1998 and 1997: (i) Linden Ltd. -- $28.3 million and $21.2 million, respectively; (ii) Camden GP -- $5.8 million and $4.3 million, respectively; and (iii) NJ Inc. -- $7.0 million and $5.2 million, respectively. The costs of such services are accumulated primarily based on employee time allocations and are charged to specific entities based on electricity generation capacity. NJ Inc. charged Cogen Capital $5.9 million in 1998 and $2.2 million in 1997 for certain management, financial and administrative support services. The costs of such services are accumulated primarily based on employee time allocations.

     See Note 2 with respect to the cancellation of certain agreements with related parties.

(6) INCOME TAXES

     As explained in Note 1, certain entities in the Acquired Group are tax-paying entities. Income tax expense for such entities for the years ended December 31, 1998 and 1997 consisted of (in millions of dollars):

                                                              1998    1997
                                                              -----   ----
Current
  Federal...................................................  $12.0   $2.6
  State.....................................................    1.0    0.4
                                                              -----   ----
                                                               13.0    3.0
                                                              -----   ----
Deferred
  Federal...................................................    0.1    0.3
  State.....................................................    0.2    0.8
                                                              -----   ----
                                                                0.3    1.1
                                                              -----   ----
          Total.............................................  $13.3   $4.1
                                                              =====   ====

     Deferred tax liabilities (assets) at December 31, 1998 are composed of the following differences between financial and tax reporting amounts (in millions of dollars):

                                                              1998
                                                              ----
Deferred income tax liabilities
  Tax depreciation in excess of book depreciation...........  $5.7
  State tax depreciation in excess of book depreciation.....   0.1
                                                              ----
Net deferred income tax liability...........................  $5.8
                                                              ====

                                COGEN TECH GROUP

     A reconciliation of income tax expense computed by applying the statutory federal income tax rate to income before income taxes for the years ended December 31, 1998 and 1997 is presented in the following table (in millions of dollars):

                                                              1998    1997
                                                              -----   ----
Federal income taxes at statutory rate......................  $12.5   $3.4
Increase resulting from:
  State income taxes, net of federal effect.................    0.8    0.2
  Other.....................................................     --    0.5
                                                              -----   ----
                                                              $13.3   $4.1
                                                              =====   ====

(7) COMMITMENTS AND CONTINGENCIES

     Six plaintiffs, individually on behalf of themselves and as representatives of a class of persons similarly situated, filed an environmental lawsuit in Louisiana state court against 92 defendants, including McNair Transport, Inc. (predecessor to MESC). In the lawsuit, plaintiffs allege that defendants caused environmental contamination at two sites in Iberville Parish, Louisiana. Plaintiffs, who are alleged to have worked at the sites or resided near the sites, claim personal injuries, increased risk and fear of future disease, and property damage. Plaintiffs seek actual and exemplary damages of an unspecified amount. Defendants removed the case to federal court, and the lawsuit is currently pending in the United States District Court for the Middle District of Louisiana. On October 2, 1998, the court denied class certification to the plaintiffs, and limited discovery on the merits of the case has incurred in 1999. Discovery in the merits is expected to continue in 2000. On October 1, 1999, a substantially identical suit was filed in state court in Louisiana on behalf of 320 additional plaintiffs. Defendants have removed the case to federal court, and the suit is now pending in the United States District Court for the Western District of Louisiana. Defendants have also asked the court to transfer the suit to the United States District Court for the Middle District of Louisiana, where it may be consolidated with the original suit. Management is unable at this time to evaluate the merits of the plaintiffs' claims, if any, or to estimate potential costs or liability.

     There are certain other claims and legal actions pending against the Acquired Group and its equity investees. While the outcome of such proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial condition or results of operations of the Group.

(8) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires the disclosure, to the extent practicable, of the fair value of financial instruments which are recognized or unrecognized in the balance sheet. The fair value disclosed herein is not representative of the amount that could be realized or settled, nor does the fair value amount consider tax consequences, if any, of realization or settlement. The following table reflects the fair value of long-term debt at December 31, 1998 (in millions of dollars):

                                                                    1998
                                                              -----------------
                                                              CARRYING    FAIR
                                                               AMOUNT    VALUE
                                                              --------   ------
Long-Term Debt
  Camden GP.................................................   $ 12.4    $ 12.4
  Linden Ltd................................................    205.6     229.3

     The fair value of fixed-rate long-term debt has been determined based on the differential between the interest rates of long-term treasury securities of equivalent maturities and the effective interest rates on the

                                COGEN TECH GROUP
debt at the date of the borrowing plus the interest rates on similar treasury securities at the balance sheet date. With respect to floating rate debt, the carrying amount approximates fair value due to the market-sensitive interest rate on such debt.

     The carrying amount of current assets and liabilities are considered to be reasonable estimates of their fair values due to their short-term nature. The carrying amount of the long-term receivable from an affiliate is considered to be a reasonable estimate of fair value since interest is earned at market rates.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To East Coast Power L.L.C.:

     We have audited the accompanying combined balance sheets of Cogen Technologies New Jersey Operating Partnerships (a group of cogeneration partnerships in which East Coast Power L.L.C. has an interest) as of December 31, 1999 and 1998, and the related combined statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Cogen Technologies New Jersey Operating Partnerships as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                     ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 2000

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

                         COMBINED STATEMENTS OF INCOME
                            (IN MILLIONS OF DOLLARS)

                                                SIX MONTHS ENDED
                                                    JUNE 30                 YEAR ENDED DECEMBER 31
                                          ----------------------------     ------------------------
                                             2000             1999          1999     1998     1997
                                          -----------      -----------     ------   ------   ------
                                          (UNAUDITED)      (UNAUDITED)
                                                           (RESTATED)
Revenues
  Electricity...........................    $246.4           $212.3        $444.8   $448.7   $456.5
  Steam.................................      11.8              5.2          14.0     15.1     19.2
                                            ------           ------        ------   ------   ------
                                             258.2            217.5         458.8    463.8    475.7
                                            ------           ------        ------   ------   ------
Costs and Expenses
  Fuel..................................     132.8             97.5         206.6    190.0    220.5
  Operating and maintenance.............      16.5             21.6          39.7     42.5     46.3
  Depreciation and amortization.........      11.1             10.9          21.8     22.1     36.1
  General and administrative............       1.5             63.3          65.4     15.4     16.9
  Taxes, other than income..............       1.4              1.3           2.6      2.5      1.7
                                            ------           ------        ------   ------   ------
                                             163.3            194.6         336.1    272.5    321.5
                                            ------           ------        ------   ------   ------
Income from Operations..................      94.9             22.9         122.7    191.3    154.2
Other Income (Expense)
  Interest and other income.............       0.9              4.2           6.4      2.4      1.6
  Interest expense......................      (6.9)            (7.1)        (14.1)   (15.1)   (15.8)
                                            ------           ------        ------   ------   ------
Net Income..............................    $ 88.9           $ 20.0        $115.0   $178.6   $140.0
                                            ======           ======        ======   ======   ======

   The accompanying notes are an integral part of these financial statements.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

                            COMBINED BALANCE SHEETS
                            (IN MILLIONS OF DOLLARS)

                                     ASSETS

                                                                                DECEMBER 31,
                                                               JUNE 30,      ------------------
                                                                 2000         1999       1998
                                                              -----------    -------    -------
                                                              (UNAUDITED)
Current Assets
  Cash and cash equivalents................................     $  34.6      $  48.7    $  39.1
  Accounts receivable (net of allowance for doubtful
     accounts of $1.8 million, $1.6 million and $0.3
     million at June 30, 2000, December 31, 1999 and 1998,
     respectively).........................................        57.0         45.4       42.7
  Inventories..............................................        19.1         18.5       16.7
  Other current assets.....................................         2.4          2.3        2.9
                                                                -------      -------    -------
                                                                  113.1        114.9      101.4
                                                                -------      -------    -------
Plant and Equipment, at cost...............................       827.3        827.2      827.6
  Accumulated depreciation.................................      (272.8)      (261.8)    (240.0)
                                                                -------      -------    -------
                                                                  554.5        565.4      587.6
                                                                -------      -------    -------
                                                                $ 667.6      $ 680.3    $ 689.0
                                                                =======      =======    =======

                               LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities
  Current maturities on long-term debt.....................     $  12.1      $  10.4    $  10.4
  Short-term debt..........................................          --           --        0.9
  Accounts payable.........................................        33.4         21.7       20.4
  Accounts payable, affiliate..............................         0.1          0.1        0.4
  Interest payable.........................................         2.8          1.1        3.1
  Other current liabilities................................        20.6         17.0       13.1
                                                                -------      -------    -------
                                                                   69.0         50.3       48.3
Long-Term Debt.............................................       125.7        131.6      142.6
Other Long-Term Liabilities................................          --          2.6        1.6
Commitments and Contingencies (Note 4)
Partners' Capital..........................................       472.9        495.8      496.5
                                                                -------      -------    -------
                                                                $ 667.6      $ 680.3    $ 689.0
                                                                =======      =======    =======

   The accompanying notes are an integral part of these financial statements.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS
                            (IN MILLIONS OF DOLLARS)

                                             SIX MONTHS ENDED JUNE 30,     YEAR ENDED DECEMBER 31,
                                             -------------------------   ---------------------------
                                                2000          1999        1999      1998      1997
                                             -----------   -----------   -------   -------   -------
                                                           (UNAUDITED)
                                             (UNAUDITED)   (RESTATED)
Operating Activities
  Net income...............................    $  88.9       $ 20.0      $ 115.0   $ 178.6   $ 140.0
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization.........       11.1         10.9         21.8      22.1      36.1
  Changes in other operating assets and
     liabilities
     Decrease (increase) in accounts
       receivable..........................      (11.6)        (8.4)        (2.7)      1.9       8.3
     Decrease (increase) in inventories....       (0.6)         1.0         (1.8)      4.5      (3.8)
     Decrease (increase) in other current
       assets..............................       (0.1)        (0.4)         0.6       0.2       0.3
     Increase (decrease) in accounts
       payable and other current
       liabilities.........................       15.3          3.9          4.9     (10.8)      3.8
     Increase (decrease) in interest
       payable.............................        1.7         (0.2)        (2.0)     (0.1)     (0.3)
     Increase (decrease) in other long-term
       liabilities.........................       (2.6)        (1.6)         1.0      (0.6)     (1.4)
                                               -------       ------      -------   -------   -------
Net Cash Provided by Operating
  Activities...............................      102.1         25.2        136.8     195.8     183.0
                                               -------       ------      -------   -------   -------
Investing Activities
  Additions to plant and equipment.........       (0.2)        (0.3)        (0.9)     (1.4)     (4.8)
  Disposals of property, plant and
     equipment.............................         --          1.1          1.3        --        --
                                               -------       ------      -------   -------   -------
Net Cash Provided by (Used in) Investing
  Activities...............................       (0.2)         0.8          0.4      (1.4)     (4.8)
                                               -------       ------      -------   -------   -------
Financing Activities
  Principal payments on long-term
     borrowings............................       (4.2)        (4.8)       (11.0)     (9.0)     (8.1)
  Borrowings on short-term debt............                      --          5.5      36.6      45.0
  Repayments of short-term debt............                    (0.9)        (6.4)    (35.7)    (45.0)
  Cash contributions from partners.........         --         70.1         70.1        --        --
  Cash distributions to partners...........     (111.8)       (92.5)      (185.8)   (186.7)   (160.2)
                                               -------       ------      -------   -------   -------
Net Cash Used in Financing Activities......     (116.0)       (28.1)      (127.6)   (194.8)   (168.3)
                                               -------       ------      -------   -------   -------
Net Increase (Decrease) in Cash and Cash
  Equivalents..............................      (14.1)        (2.1)         9.6      (0.4)      9.9
Cash and Cash Equivalents at Beginning of
  Period...................................       48.7         39.1         39.1      39.5      29.6
                                               -------       ------      -------   -------   -------
Cash and Cash Equivalents at End of
  Period...................................    $  34.6       $ 37.0      $  48.7   $  39.1   $  39.5
                                               =======       ======      =======   =======   =======
Cash Payments for Interest.................    $   5.2       $  7.3      $  16.1   $  15.3   $  16.0
                                               =======       ======      =======   =======   =======

   The accompanying notes are an integral part of these financial statements.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

                    COMBINED STATEMENTS OF PARTNERS' CAPITAL
                            (IN MILLIONS OF DOLLARS)

                                                              GENERAL     LIMITED
                                                              PARTNERS    PARTNERS     TOTAL
                                                              --------    --------    -------
Balance at January 1, 1997..................................  $  64.4     $ 460.4     $ 524.8
  Net income................................................    104.0        36.0       140.0
  Distributions.............................................   (102.3)      (57.9)     (160.2)
                                                              -------     -------     -------
Balance at December 31, 1997................................     66.1       438.5       504.6
  Net income................................................    133.1        45.5       178.6
  Purchase (sale)of interests...............................      9.9        (9.9)         --
  Distributions.............................................   (128.5)      (58.2)     (186.7)
                                                              -------     -------     -------
Balance at December 31, 1998................................     80.6       415.9       496.5
  Net income................................................     80.6        34.4       115.0
  Contributions.............................................     70.1          --        70.1
  Distributions.............................................   (137.5)      (48.3)     (185.8)
                                                              -------     -------     -------
Balance at December 31, 1999................................     93.8       402.0       495.8
  Net income (unaudited)....................................     70.5        18.4        88.9
  Distributions (unaudited).................................    (87.3)      (24.5)     (111.8)
                                                              -------     -------     -------
Balance at June 30, 2000 (unaudited)........................  $  77.0     $ 395.9     $ 472.9
                                                              =======     =======     =======

   The accompanying notes are an integral part of these financial statements.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     The combined financial statements of the Cogen Technologies New Jersey Operating Partnerships (the "Operating Partnerships") includes (i) Cogen Technologies NJ Venture ("Bayonne Venture"); (ii) Camden Cogen L.P. ("Camden Venture"); and (iii) Cogen Technologies Linden Venture, L.P. ("Linden Venture"). The Operating Partnerships are engaged in the operation of natural gas-fired cogeneration facilities in the state of New Jersey. The financial statements of the Operating Partnerships are presented on a combined basis since all such entities were under common equity ownership and management by general partners that were under the common control of the McNair Interests (as defined herein) at December 31, 1998 and under the common control of East Coast Power, L.L.C.
(ECP) at December 31, 1999. ECP is a Delaware limited liability corporation formed by Joint Energy Development Investments II Limited Partnership (JEDI II), a Delaware limited partnership in which Enron Corp. (Enron), and the California Public Employees' Retirement System each own a 50% interest. All material transactions between the combined entities have been eliminated.

     On February 4, 1999, ECP acquired 100% of the general and limited partnership interests in Cogen Technologies Camden GP Limited Partnership ("Camden GP"), the managing partner of Camden Venture, and Cogen Technologies Linden Ltd. ("Linden Ltd."), the managing partner of Linden Venture. Also on February 4, Enron North America, a wholly owned subsidiary of Enron Corp., acquired 91.75% of the partnership interests in Bayonne Venture (including the interests controlled by the McNair Interests) and contributed such interests to East Coast Power. East Coast Power subsequently contributed its interest in Bayonne Venture to JEDI Bayonne GP, L.L.C. ("Bayonne GP"), a limited liability company in which East Coast Power owns 100% of the membership interests, and Bayonne GP was named managing partner of Bayonne Venture. In a series of transactions occurring on February 4, 1999 and August 13, 1999 ECP admitted Enron North America Corp, a wholly owned subsidiary of Enron and Mesquite Investors L.L.C. as members.

     Bayonne Venture, a New Jersey general partnership, owns and operates a 176-megawatt cogeneration facility in Bayonne, New Jersey. Cogen Technologies NJ, Inc. ("NJ Inc."), a Delaware corporation which prior to February 4, 1999 was owned 100% by McNair Energy Services Corporation ("MESC"), a Texas corporation that at December 31, 1998 was owned approximately 82% by Robert C. McNair, members of his immediate family and related trusts (the "McNair Interests"), was the managing partner of Bayonne Venture and provided planning, operational and financial management services. Through July 1998, NJ Inc. was allocated 86.5% of Bayonne Venture's profits and losses and received 86.5% of all cash distributions. At such time NJ Inc. acquired an additional 5.25% interest in Bayonne Venture and subsequent to such acquisition NJ Inc. has been allocated 91.75% of Bayonne Venture's profits and losses and has received 91.75% of all cash distributions. During 1998 NJ Inc. was allocated 89.0% of Bayonne Venture's profits and losses and received 88.4% of all cash distributions. On February 4, 1999, NJ Inc. was merged with and into MESC and MESC was designated managing general partner of Bayonne Venture. Subsequently, ECP acquired all of the outstanding shares of MESC. MESC subsequently assigned its interest in Bayonne Venture to JEDI Bayonne GP L.L.C., which is controlled by ECP.

     Camden Venture, a Delaware limited partnership, owns and operates a 146-megawatt cogeneration facility in Camden, New Jersey. Cogen Technologies Camden GP Limited Partnership ("Camden GP"), whose 82% general partner was owned 100% by the McNair Interests prior to February 4, 1999, is the managing partner of Camden Venture and prior to February 4, 1999 provided planning, operational and financial management services. On February 4, 1999 Camden Venture terminated its management services agreement with Camden GP and terminated its gas management agreement with an affiliate of McNair Interests. To terminate such agreements Camden GP made a capital contribution to Camden Venture and Camden Venture paid Camden GP $12.8 million to terminate the management services agreement and paid

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS an affiliate $1.6 million to terminate the gas services agreement. These one-time payments were allocated 100% to Camden GP's share of Camden Venture's net income. Under the terms of Camden Venture's partnership agreement, monthly cash distributions are allocated 99% to the limited partner and 1% to Camden GP up to a specified cumulative rate of return (approximately $0.3 million to $0.4 million per month through May 2007 and varying amounts thereafter) and the remaining available cash for the month is allocated 99% to Camden GP and 1% to the limited partner. Once the limited partner has received its specified rate of return, cash distributions will be allocated 90% to Camden GP and 10% to the limited partner. During 1999, 1998 and 1997, Camden GP received $12.5 million, $15.0 million and $8.6 million, respectively, which represented 80%, (excluding a $3.3 million special distribution to the limited partner related to the East Coast Power acquisition), 82% and 74%, respectively, of Camden Venture's cash distributions. Camden Venture's income before depreciation is allocated as follows: (i) an amount equal to debt principal payments, 100% to the limited partner; (ii) an amount equal to and allocated on the same basis as cash distributed; and (iii) any remainder is generally allocated 99% to Camden GP and 1% to the limited partner. Losses are allocated 100% to Camden GP until its capital account equals zero and then 100% to the limited partner until its capital account equals zero and then 100% to Camden GP. Depreciation is allocated 100% to the limited partner until its capital account equals zero and then to Camden GP. Excluding the effect of the $14.4 million one-time payments previously described, which were allocated 100% to Camden GP, during 1999, 1998 and 1997, Camden GP was allocated 72%, 74% and 91%, respectively, of Camden Venture's net income.

     Linden Venture, a Delaware limited partnership, owns and operates a 715-megawatt cogeneration facility in Linden, New Jersey. Cogen Technologies Linden, Ltd. ("Linden Ltd."), whose 82% general partner interest prior to February 4, 1999 was owned 100% by the McNair Interests, is the managing partner of Linden Venture and prior to February 4, 1999 provided planning, operational and financial management services. On February 4, 1999 Linden Venture terminated its management services agreement with Linden Ltd. and terminated its gas management agreement with an affiliate of McNair Interests. To terminate such agreements Linden Ltd. made a capital contribution to Linden Venture and Linden Venture paid Linden Ltd. $46.4 million to terminate the management services agreement and paid an affiliate $6.0 million to terminate the gas services agreement. These one-time payments were allocated 100% to Linden Ltd.'s share of Linden Venture's net income. Under the terms of Linden Venture's partnership agreement, cash is distributed monthly, 1% to Linden Ltd. and 99% to the limited partner up to a specified rate of return (approximately $4.3 million per month through September 1998, approximately $3.0 million per month from October 1998 through September 2001 and between $4.3 million and $4.8 million per month thereafter) ("Tranche 1"), then 99% to Linden Ltd. and 1% to the limited partner up to an amount equal to twice the amount of Tranche 1 and the remainder 90% to Linden Ltd. and 10% to the limited partner. During 1999, 1998 and 1997, Linden Ltd. received $90.6 million, $74.0 million and $75.6 million, respectively, which represented 70%, 60% and 59%, respectively, of Linden Venture's cash distributions. Linden Venture's income before depreciation is allocated to the Partners on the basis of cash distributed with any excess primarily allocated 99% to Linden Ltd. Losses are allocated 100% to Linden Ltd. until its capital account equals zero and then to the limited partner until their capital accounts equal zero with any remainder allocated 100% to Linden Ltd. Depreciation up to $525.0 million is allocated 5% to Linden Ltd. and 95% to the limited partner. All remaining depreciation is allocated 99% to Linden Ltd. Excluding the effect of the $52.4 million one-time payments previously described, which were allocated 100% to Linden Ltd, during 1999, 1998 and 1997, Linden Ltd. was allocated 78%, 68% and 69%, respectively, of Linden Venture's net income.

  Cash and Cash Equivalents/Restricted Cash

     All highly liquid short-term investments with original maturities of three months or less are considered to be cash equivalents. At December 31, 1999 and 1998, $30.7 million and $26.4 million, respectively, of the Operating Partnerships' cash was held in restricted accounts to comply with the terms and conditions of certain agreements.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

  Inventories

     Spare parts inventories at December 31, 1999 and 1998 were $11.4 million and $12.9 million, respectively, and at such dates kerosene and butane inventories were $7.1 million and $3.8 million, respectively. Inventories are valued at average cost except for Linden Venture's butane inventory which is accounted for using the first-in, first-out method.

  Plant and Equipment

     Plant and equipment is stated at cost. Depreciation is computed using the straight-line method based on an estimated useful life and a 10% salvage value. Effective January 1, 1998, the Operating Partnerships made certain changes in the estimates used for the purpose of computing depreciation. The estimated useful life of the facilities was increased from a range of 20 to 25 years, which coincided with the primary term of the long-term power purchase agreements under which the Operating Partnerships sell electricity, to 30 years. In addition, the Operating Partnerships increased the estimated salvage value of the facilities from zero to 10%. Such changes were made to recognize the usefulness of the Facilities beyond the primary term of the power purchase agreements and the residual value of the Facilities upon the termination of operations. Such changes in estimates resulted in increases in 1998 operating and net income of $9.2 million and changes to residual value resulted in increases in 1998 operating and net income of $5.0 million.

     Plant and equipment at December 31, 1999 and 1998, consist of the following (in million of dollars):

                                                             ESTIMATED
                                                            USEFUL LIVES        1999      1998
                                                        --------------------   -------   -------
Plant and improvements................................  30 years or            $ 820.4   $ 820.8
                                                        remaining plant life
Capital spares........................................  Remaining plant life       5.0       5.0
Furniture and equipment...............................  5 years                    1.8       1.8
                                                                               -------   -------
                                                                                 827.2     827.6
Accumulated depreciation..............................                          (261.8)   (240.0)
                                                                               -------   -------
                                                                               $ 565.4   $ 587.6
                                                                               =======   =======

     During the first quarter of 1996, the Operating Partnerships adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." SFAS No. 121 requires, among other things, that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The application of SFAS No. 121 has had no impact on the Operating Partnerships' financial position or results of operations.

  Maintenance Costs

     Costs associated with planned outages for major plant overhauls, routine and unplanned maintenance and repairs are expensed as incurred. During 1999 and 1998 the Operating Partnerships incurred parts and labor expenses of $10,767,000 and $13,402,000, respectively, in connection with planned outages for major plant overhauls. Such costs are included in operating and maintenance expenses in the accompanying financial statements. Outages for major plant overhauls are systematic and are scheduled in advance over the remaining estimated life of the Facility's and vary in complexity and duration. As a result, the expenses incurred will vary significantly during the periods.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

  Revenue Recognition

     The Operating Partnerships operate under long-term power purchase agreements with major utilities. Pursuant to the terms of such agreements, the utilities pay a price per kilowatt hour for the entire term of the agreement that generally includes: (i) a constant capacity rate per kilowatt hour; (ii) an inflation component; and (iii) a fuel cost component. Accordingly, the Operating Partnerships recognize electricity revenues at the above rates in the periods the electricity is delivered.

     Steam revenues are recognized as they are earned pursuant to the underlying sales agreements.

  Deferred Revenues

     Pursuant to the power purchase agreement between Consolidated Edison Company of New York, Inc. ("ConEd") and Linden Venture, ConEd makes prepayments to Linden Venture for butane inventory. At December 31, 1999 and 1998 such prepayments totaled $2.6 million and $1.6 million, respectively, and are included in Other Long-Term Liabilities in the balance sheet. The butane inventory is expensed and the revenue is recognized when the butane is consumed.

  Income Taxes

     Income taxes with respect to the Operating Partnerships are not levied at the partnership level but rather on the individual partners. Accordingly, no income taxes have been recognized in the combined financial statements. The tax returns, the qualification of the Operating Partnerships as partnerships for tax purposes and other issues relating to the Operating Partnerships are subject to examinations by federal authorities. Such examinations could result in the disallowance of positions taken by the Operating Partnerships with respect to their qualification or other matters, and such examinations could affect the tax liability of the individual partners.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities, if any, and the periods in which certain items of revenue and expense are included. Actual results may differ from such estimates.

  Reclassifications

     Certain reclassifications have been made to prior year amounts to conform to the current year presentation. All reclassifications have been applied consistently for the periods presented.

  Recent Accounting Pronouncements

     The Financial Statement Accounting Standards Board ("FASB") adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," in June 1998. The statement requires that all derivatives be recognized at fair value as assets or liabilities and that changes in fair value be recorded in earnings or other comprehensive income. In July 1999, the FASB adopted SFAS No. 137, which defers the required adoption date of SFAS No. 133 by one year to fiscal years beginning after June 15, 2000. The Operating Partnership's analysis of the potential impact of this statement has not been completed.

  Unaudited Interim Information

     The unaudited interim combined financial statements as of June 30, 2000 and for each of the six month periods ended June 30, 2000 and 1999, included herein, have been prepared pursuant to the rules and

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim combined financial statements contain all adjustments (consisting of normal recurring adjustments except as noted below) considered necessary for a fair presentation. The interim financial statements are not necessarily indicative of operating results for an entire year.

     Costs associated with planned outages for major plant overhauls have historically been accrued in advance and charged to operations on a straight-line basis over periods of 1 to 6 years prior to the overhaul, consistent with established generally accepted accounting principles ("GAAP") in other industries. During the fourth quarter of 1999, in response to proposed changes in GAAP, Linden Venture, Camden Venture and Bayonne Venture retroactively changed their method of accounting for these costs and began expensing such costs as incurred. The Company's financial statements, including applicable information contained herein, were restated to give effect to this change. As a result of this change, the Operating Partnerships' net income was decreased by $3.3 million for 1999.

(2) FINANCING AND DEBT

     Long-term debt at December 31, 1999 and 1998 consisted of the following (in millions of dollars):

                                                        1999                  1998
                                                 -------------------   -------------------
                                                 CURRENT   LONG-TERM   CURRENT   LONG-TERM
                                                 -------   ---------   -------   ---------
Bayonne Venture
  Term Loan....................................   $ 3.3     $ 59.8      $ 3.9     $ 64.1
  Equipment Loan...............................     0.4         --        0.4         --
                                                  -----     ------      -----     ------
                                                    3.7       59.8        4.3       64.1
                                                  -----     ------      -----     ------
Camden Venture
  Term loan-Tranche A..........................     5.6       50.8        5.1       56.4
  Term loan-Tranche B..........................     1.1       21.0        1.0       22.1
                                                  -----     ------      -----     ------
                                                    6.7       71.8        6.1       78.5
                                                  -----     ------      -----     ------
                                                  $10.4     $131.6      $10.4     $142.6
                                                  =====     ======      =====     ======

     Aggregate total maturities during the next five years are as follows:
2000 -- $10.4 million; 2001 -- $12.1 million; 2002 -- $13.3 million;
2003 -- $14.7 million; 2004 -- $16.1 million and thereafter -- $75.4 million.

     Under the terms of a 1987 twenty-year term loan agreement with The Prudential Insurance Company of America, Bayonne Venture had an outstanding principal balance of $63.1 million at December 31, 1999. The principal bears interest at 10.85% per annum, and principal and interest are payable quarterly through October 2008. All of Bayonne Venture's property, rights and interests are pledged as collateral under the terms of this agreement.

     Under the terms of a 1986 loan agreement with Bayonne Industries, Inc. Bayonne Venture had an outstanding balance of $0.4 million at December 31, 1999 (including accrued interest of $0.3 million). The principal balance and accrued interest is payable upon the execution of a new steam sale agreement. The principal balance bears interest at the prime rate of First National Bank of Chicago plus 1%.

     Camden Venture's Tranche A loan with a group of banks bears interest at rates which increase over the term of the agreement from 1.0% to 1.625% above the three-month LIBOR rate (1.25% for the period

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              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

November 3, 1998 to November 1, 2001). Principal and interest are payable quarterly through May 1, 2007. Camden Venture has entered into an interest rate swap agreement with General Electric Capital Corporation ("GECC") which fixes the LIBOR rate at 5.945%. The swap agreement has a notional amount equal at all times to the outstanding principal balance of the Tranche A loan. The effect of the swap on interest expense for the years ended December 31, 1999, 1998 and 1997 was to increase such expense by $0.3 million, $0.2 million and $0.2 million, respectively. The Tranche B loan with GECC bears interest at 11.4% with principal and interest payable quarterly through May 1, 2009.

     Under the terms of an agreement between Bayonne Venture and a Bank, the Bank agreed to lend to Bayonne Venture a principal amount not to exceed $5.0 million on a revolving credit basis with the proceeds to be used to satisfy short-term working capital requirements. Outstanding principal amounts bear interest at 0.5% per annum below the Bank's prime rate and Bayonne Venture paid a commitment fee of 0.25% on the average unused principal amount. At December 31, 1998, $0.9 million was outstanding under the terms of the agreement. In February 1999, Bayonne Venture repaid all amounts outstanding under the terms of the agreement and the agreement was terminated. During February 2000 Bayonne Venture entered into a commitment-letter with the Bank to reinstate the agreement on terms and conditions substantially equivalent to those previously provided.

     During 1999 and 1998, GECC provided a standby letter of credit for Linden Venture in an amount not to exceed $10.0 million to secure various obligations with Bayway Refining Company. During 1998, GECC also provided a letter of credit not to exceed $47.2 million to secure obligations with ConEd. As of December 31, 1999 and 1998, letters of credit in the aggregate of $10.0 million were issued and outstanding; however, no amounts have been drawn. Linden Venture pays GECC a monthly fee equal to 3/4 percent of outstanding letter-of-credit amounts. Such fees were approximately $0.1 million, 0.3 million and $0.7 million during 1999, 1998 and 1997 respectively.

     A bank provides a letter of credit for Bayonne Venture to secure certain obligations to Public Service Electric & Gas Company ("PSE&G"). As of December 31, 1999 and 1998, letters of credit in the amounts of $4.4 million and $4.6 million, respectively, were outstanding. The letter of credit expires in May 2000.

     GECC provides a letter of credit for Camden Venture to secure certain obligations under the Tranche A loan. As of December 31, 1999 and 1998, letters of credit in the amounts of $4.8 million were outstanding. The letter of credit expires in May 2007.

     The term loan agreements of Camden Venture and Bayonne Venture contain certain restrictions that limit or prohibit, among other things, the ability to incur indebtedness, make payments of certain indebtedness, pay distributions, make investments, engage in transactions with affiliates, create liens, sell assets and engage in acquisitions, mergers and consolidations.

(3) RELATED PARTY TRANSACTIONS

     Enron North America provides ECP with certain services that are allocated to the Operating Partnerships. In addition, ECP allocates certain third party expenses such as legal, consulting and accounting services, insurance, rent and miscellaneous office services to the Operating Partnerships. Management believes such charges for services and allocations of expenses represent amounts equivalent to those that could be obtained in the market. During the year ended December 31, 1999, the amount charged to the Operating Partnerships with respect to such costs and services was approximately $3.0 million.

     Prior to February 4, 1999, Camden GP provided planning, operational and financial management services to Camden Venture for a monthly fee equal to 1.5% of Camden Venture's gross revenues. Such fees charged to Camden Venture for the period from January 1, 1999 through February 3, 1999 and for the years ended December 31, 1998 and 1997 totaled $0.1 million, $1.1 million and $1.2 million, respectively. Prior to February 4, 1999 Linden Ltd. provided similar services to Linden Venture for a monthly management fee

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS equal to 1.5% of Linden Venture's gross revenues. Such fees charged to Linden Venture for the period from January 1, 1999 through February 3, 1999 and for the years ended December 31, 1998 and 1997 totaled $0.4 million, $4.2 million and $4.6 million, respectively. Prior to February 4, 1999 RCM Management Services, L.P. ("RCM Management"), which is controlled by the McNair Interests, provided similar services to Bayonne Venture for a monthly management fee equal to 1.5% of Bayonne Venture's gross revenues. Such fees charged to Bayonne Venture for the period from January 1, 1999 through February 4, 1999 and for the years ended December 31, 1998 and 1997 totaled $0.2 million, $1.7 million and $1.4 million, respectively. Subsequent to February 4, 1999, Bayonne Venture continues to pay such fees even though no services are received. Accordingly, the fee of $1.5 million for the period from February 4, 1999 through December 31, 1999 has been presented as a reduction of revenues.

     Prior to February 4, 1999, Camden Venture and Linden Venture paid a natural gas management fee of $0.02 per thousand cubic feet of gas purchased to an affiliate. For the years ended December 31, 1998 and 1997, Camden Venture was charged $0.2 million and $0.2 million, respectively, and Linden Venture was charged $0.7 million and $0.7 million, respectively, for such services.

     On February 4, 1999, Linden Venture and Camden Venture terminated their respective management services agreements with Linden Ltd. and Camden GP. To terminate such agreements, Linden Ltd. and Camden GP made capital contributions to Linden Venture and Camden Venture, respectively, and Linden Venture and Camden Venture made one-time payments to Linden Ltd. and Camden GP of $46.4 million and $12.8 million, respectively. Also on February 4, Linden Venture and Camden Venture terminated certain gas management agreements with an affiliate. To terminate such agreements, Linden Ltd. and Camden GP made capital contributions to Linden Venture and Camden Venture, respectively, and Linden Venture and Camden Venture made one-time payments to the affiliate of $6.0 million and $1.6 million, respectively.

     Prior to February 4, 1999, Cogen Technologies Financial Services, L.P. ("Financial Services") periodically advanced funds to the Operating Partnerships for working capital purposes. At December 31, 1998 such amount totaled $0.4 million.

     Bayonne Venture purchases natural gas and standby electricity from PSE&G (an affiliate of one of Bayonne Venture's limited partners). In 1999, 1998 and 1997 such purchases totaled $41.1 million, $38.2 million and $42.2 million, respectively. In addition, Bayonne Venture pays wheeling charges to PSE&G, and in 1999, 1998 and 1997 such charges totaled $1.5 million, $1.5 million and $1.4 million, respectively.

     Prior to February 4, 1999, CT Global Insurance, Ltd. ("CT Global"), which is controlled by the McNair Interests, provided property and general liability insurance coverage to the Operating Partnerships. During 1998 and 1997, the Operating Partnerships paid CT Global $0.8 million and $0.7 million, respectively, for such insurance coverage.

(4) COMMITMENTS AND CONTINGENCIES

  Bayonne Venture

     Bayonne Venture has contracted to sell approximately 76% of its electrical capacity to Jersey Central Power & Light Company ("JCP&L") pursuant to a 20-year power purchase agreement which expires in 2008, with a ten-year renewal period subject to the approval of both parties. The agreement establishes the sales price of the electricity based on a fixed rate component plus factors for inflation and JCP&L's cost of natural gas and retail sales prices. The remainder of Bayonne Venture's output is sold to PSE&G pursuant to a 20-year power purchase agreement which expires in 2008, with two five-year renewal periods subject to the approval of both parties. The agreement provides for payments to Bayonne Venture consisting of a capacity payment plus an energy payment which includes a fixed component plus factors for inflation and fuel costs.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

     Bayonne Venture and PSE&G entered into a revised transmission service and interconnection agreement (the "Transmission and Interconnection Agreement") on April 27, 1987, under which PSE&G agreed to design, construct, own and operate a 138 kilovolt underground transmission cable circuit and associated terminal facilities (jointly the "Interconnection") to connect the Bayonne Facility with PSE&G's Public Service System at PSE&G's Bayonne Switching Station. The initial term of the agreement is 20 years. Upon the expiration of the initial term, the Transmission and Interconnection Agreement shall automatically be extended for a succeeding term of 10 years, unless either party elects, upon three years' notice, to terminate the Transmission and Interconnection Agreement at the close of the initial term.

     NJ Inc. entered into an agreement for the sale of steam and electricity (as amended, the "IMTT Steam Sale Agreement") with IMTT-Bayonne on June 13, 1985, which was amended on May 22, 1986. The IMTT Steam Sale Agreement, which was subsequently assigned by NJ Inc. to Bayonne Venture, provides for the sale to IMTT-Bayonne of 100% of its steam needs at its tank terminal facility and, at Bayonne Venture's option, the sale of electricity. Bayonne Venture has no current plans to offer IMTT-Bayonne electricity under the IMTT Steam Sale Agreement. The IMTT Steam Sale Agreement has a base term of 10 years, which has expired, with automatic renewal thereafter for each following year unless either party elects to terminate the agreement at the end of a renewal year upon 60 days notice. IMTT-Bayonne agrees to purchase from Bayonne Venture all of the thermal energy requirements of its tank terminal facility up to the deemed maximum steam production of 57,000 lbs/hour according to a pricing formula based on IMTT-Bayonne's avoided cost of steam.

     Bayonne Venture and Exxon entered into an Agreement for the Sale of Steam (the "Exxon Steam Sale Agreement") on February 27, 1987, which was amended on August 21, 1988. Under the terms of the Exxon Steam Sale Agreement, Exxon agreed to purchase from the Bayonne Facility an average of 50,000 lbs/hour of steam on an annualized basis. The Exxon Steam Sale Agreement provides for an initial term of five years (now expired). Thereafter, the Exxon Steam Sale Agreement continues on a year to year basis unless either party exercises its rights to terminate as provided in the Exxon Steam Sale Agreement. Beginning in the fifth year of the agreement, either party is entitled to serve written notice on the other of its interest to terminate the agreement. The Exxon Steam Sale Agreement would then terminate one year after the notice or at an earlier date upon which the parties mutually agree. Exxon used the steam at its adjacent terminal facility for industrial purposes. Exxon sold its terminal facility in Bayonne to IMTT-BX on April 1, 1993. As a result, IMTT-BX assumed Exxon's rights and obligations under the Exxon Steam Sale Agreement and is currently performing under the agreement.

     Bayonne Venture currently purchases its natural gas requirements from PSE&G pursuant to the provisions of an agreement with a base term of one year with automatic renewals subject to termination upon five days notice. Bayonne Venture will purchase up to a maximum of 3,000 decatherms per hour and up to a maximum of 17,600,000 decatherms per year. Interruptible service shall be provided under certain conditions that include PSE&G's continuing ability to provide service and the Bayonne Facility's continuing status as a Qualifying Facility. The Bayonne Facility's supply is subject to 100% interruption on eight hours notice. Bayonne Venture is required to pay a monthly charge per MMBtu of gas equal to the sum of (i) PSE&G's estimated average commodity cost of gas; (ii) PSE&G's interstate pipeline commodity charges, (iii) 50% of PSE&G's interstate pipeline demand charges; and (iv) PSE&G's local distribution charge.

     Bayonne Venture, IMTT-Bayonne and Bayonne Industries, Inc. ("Bayonne Industries") entered into a ground lease agreement dated as of May 22, 1986 (the "Bayonne Site Lease") with respect to the Bayonne Facility site within the IMTT-Bayonne facility (the "Bayonne Site"). The Bayonne Site Lease provides Bayonne Venture with both a leasehold estate in the Bayonne Site and non-exclusive easements over other portions of Bayonne Industries' property for various interconnections to the Bayonne Facility.

     The initial term of the Bayonne Site Lease is 20 years from the date of the Bayonne Site Lease. The Bayonne Site Lease will automatically renew after expiration of the initial term, for two succeeding terms, the

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS first for two years and the second for 10 years, unless Bayonne Venture elects to terminate the lease. Base rent for the Bayonne Facility is pre-paid for 20 years.

     In June 1997, Bayonne Venture paid a termination fee of $1.2 million, which is included in operating and maintenance expense in the combined statement of income, to cancel an operating and maintenance agreement with another company and signed a new twelve-year operating and maintenance agreement with General Electric Company ("GE"). The agreement provides for all operating and routine maintenance of the facility at direct costs plus a minimum fee of $16,000 per month beginning in August 1998 and the payment of bonuses if certain operating targets are met. During 1999, 1998 and 1997, Bayonne Venture paid $0.1 million, $0.2 million and $0.1 million, respectively, in bonuses under the terms of the agreement with GE.

  Camden Venture

     Camden Venture's electrical capacity is sold to PSE&G pursuant to a 20-year power purchase agreement which expires in March 2013, with two five-year renewal periods. The agreement provides for payments to Camden Venture consisting of a capacity payment plus an energy payment which includes a fixed component plus factors for inflation and fuel costs. Camden Venture sells steam to Camden Paperboard Company pursuant to a 20-year power purchase agreement which expires in 2010, with two five-year renewal periods subject to the approval of both parties.

     All of Camden Venture's property, rights, titles and interests are pledged as collateral to secure the term loan discussed in Note 2 and to secure certain obligations under the power purchase agreement with PSE&G.

     Camden Venture has a 20-year gas service agreement with PSE&G under the terms of which PSE&G provides firm transportation for 30,000 MMBtu of natural gas per day.

     In June 1997, Camden Venture paid a termination fee of $1.4 million, which is included in operating and maintenance expense in the combined statement of income, to cancel an operating and maintenance agreement with another company and signed a new twelve-year operating and maintenance agreement with GE. The agreement provides for all operating and routine maintenance of the facility at direct costs plus a minimum fee of approximately $16,000 per month beginning in August 1998 and the payment of bonuses if certain operating targets are met. During 1999, 1998 and 1997, Camden Venture paid $0.1 million, $0.2 million and $0.1 million, respectively, in bonuses under the terms of the agreement with GE.

  Linden Venture

     Linden Venture sells its electrical capacity to ConEd pursuant to a 25-year power purchase agreement which expires in May 2017, with two five-year renewal periods subject to the approval of both parties. The agreement establishes a sales price of the electricity based primarily on capacity, fuel costs and operating and maintenance costs.

     Linden Venture has a 25-year gas service agreement with PSE&G and Elizabethtown Gas Company under the terms of which such companies provide firm transportation for all of Linden Venture's natural gas requirements as well as a portion of its natural gas supply.

     In June 1997, Linden Venture paid a termination fee of $1.9 million, which is included in operating and maintenance expense in the combined statement of income, to cancel an operating and maintenance agreement with another company and signed a new twelve-year operating and maintenance agreement with GE. The agreement provides for all operating and routine maintenance of the facility at direct costs plus a minimum fee of approximately $31,000 per month beginning in August 1998 and the payment of bonuses if certain operating targets are met. During 1999, 1998 and 1997, Linden Venture paid $0.3 million, $0.3 million and $0.1 million, respectively, in bonuses under the terms of the agreement with GE.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

     Linden Venture has an agreement to lease the property on which its facilities are constructed until the year 2017, with an option to extend the lease until the year 2048. Minimum lease payments for 1999 are approximately $0.4 million and subsequent annual lease payments will be escalated by the change in the Consumer Price Index. Lease expense during each of 1999, 1998 and 1997 was $0.4 million.

  Project Development

     During February 2000, ECP entered into an Energy Services Agreement (the
ESA) with Tosco Refining L.P., a subsidiary of Tosco Corporation (Tosco), under which ECP will cause to be constructed, own and operate a 172 megawatt cogeneration facility (Linden 6) to be located on part of the existing facility's site. In connection with the ESA, ECP and Bayway also entered into a ground lease to provide a site for the interconnection of Linden 6 and three additional ground leases providing sites for future development projects. In addition, the ESA contemplates amending the steam sale agreement between Bayway, a subsidiary of Tosco, and Linden Venture to increase the minimum amounts of steam Bayway is required to take. The terms of the ESA provide for a 65 day period following the effective date during which either party may terminate the ESA without cause. The ESA also provides for reimbursement of certain expenditures incurred by ECP in connection with the ESA during the terms of the 65 day period provided that certain conditions are met. The Linden Venture partnership agreement and Linden Ltd. loan agreements prohibit, without partner and lender consents, Linden Venture from entering into the ESA, the amendment to the steam sale agreement and the ground leases. It is ECP's intent to assign the ESA and the ground leases to Linden Venture upon receipt of necessary partner and lender approvals or upon the recapitalization of Linden Venture. Linden 6 will require a total capital expenditure of approximately $107 million and is expected to be fully operational by the last quarter of 2001.

  Other

     In 1997, Linden Venture initiated an arbitration proceeding against Ebasco Constructors, Inc. and ENSERCH for alleged design deficiencies and warranty claims with respect to the construction of the Linden Facility. In April 1999, the proceeding was settled and Linden Venture was relieved of its obligation to pay certain liabilities and received a cash payment of $1.2 million.

     There are other claims and legal actions pending against the Operating Partnerships. While the outcome of such proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial condition or results of operations of the Operating Partnerships.

(5) MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

  Major Customers

     The Operating Partnerships' operating revenues primarily relate to sales to three customers pursuant to long-term contracts. The following table reflects customers who accounted for more than 10% of the Operating Partnerships' revenues in the years ended December 31, 1999, 1998 and 1997.

                                                              1999   1998   1997
                                                              ----   ----   ----
ConEd.......................................................  58%    57%    60%
PSE&G.......................................................  21%    20%    21%
JCP&L.......................................................  18%    20%    15%

  Concentration of Credit Risk

     Financial instruments which potentially subject the Operating Partnerships to credit risk consist of cash and accounts receivable. Cash accounts are held by major financial institutions. Accounts receivable are primarily concentrated with the three major utilities which purchase the Operating Partnerships' electricity

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS under long-term agreements. The Operating Partnerships do not require collateral or other security to support accounts receivable. Accounts receivable are net of Linden Venture's allowance for doubtful accounts of $1.1 million at December 31, 1999 and are net of Bayonne Venture's allowance for doubtful accounts of $0.5 million and $0.3 million at December 31, 1999 and 1998, respectively. The Operating Partnerships have no other financial instruments which subject them to credit risk.

(6) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires the disclosure, to the extent practicable, of the fair value of financial instruments which are recognized or unrecognized in the balance sheet. The fair value disclosed herein is not representative of the amount that could be realized or settled, nor does the fair value amount consider tax consequences, if any, of realization or settlement. The following table reflects the fair value of long-term debt at December 31, 1999 and 1998 (in millions of dollars):

                                                            1999               1998
                                                      ----------------   ----------------
                                                      CARRYING   FAIR    CARRYING   FAIR
                                                       AMOUNT    VALUE    AMOUNT    VALUE
                                                      --------   -----   --------   -----
Long-Term Debt
  Camden Venture....................................   $78.5     $78.3    $84.6     $86.0
  Bayonne Venture...................................    63.5      74.0     68.4      85.3
  Interest rate swap................................      --       1.9       --       1.9

     The fair value of fixed-rate long-term debt has been determined based on the differential between the interest rates of long-term treasury securities of equivalent maturities and the effective interest rates on the debt at the date of the borrowing plus the interest rates on similar treasury securities at the balance sheet date. With respect to floating rate debt, the carrying amount approximates fair value due to the market-sensitive interest rate on such debt.

     The fair value of Camden Venture's interest rate swap is the estimated amount that GECC would pay to terminate the agreement at December 31, 1999, based on interest rates in effect at that time.

     The carrying amount of current assets and liabilities are considered to be reasonable estimates of their fair values due to their short-term nature.

(7) EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF AUDITORS' REPORT

  Capital Expenditures

     In connection with the ESA with Tosco, ECP entered into a $91.8 million, fixed price, Engineering, Procurement and Construction Agreement (the "EPC") with National Energy Production Corporation ("NEPCO"), an affiliate of Enron, a ground lease with Tosco to provide a site for the interconnection of Linden 6 and three additional ground leases with Bayway Refining providing sites for future development projects. In addition, the ESA contemplates amending the steam sale agreement between Bayway, a subsidiary of Tosco, and Linden Venture to increase the minimum amounts of steam Bayway is required to take. The EPC contract guarantees completion of Linden 6 by late October 2001. The ESA contemplates an in-service date of January 8, 2002. In the event Linden 6 is not in service by January 23, 2002, the ESA provides for the Company to make delay payments in the amount of $18,000 per day for the first 60 days and $36,000 for each day thereafter. Required consent has been obtained from the Linden Venture partners and lenders for these transactions. ECP has indemnified Linden Venture from any and all losses that may be incurred as a result of Linden 6. In connection with this indemnification Enron and El Paso have issued guarantees in an aggregate amount of $15.0 million.

              COGEN TECHNOLOGIES NEW JERSEY OPERATING PARTNERSHIPS

  Litigation

     On June 30, 2000, Infineum USA L.P. filed an action against Linden Venture in the United States District Court for the District of New Jersey seeking an unspecified amount of actual and punitive damages relating to steam sale agreements with Infineum and Bayway Refining. Infineum's petition claims that Linden Venture's existing energy services agreement with Tosco and the related amendment to the steam sale agreement with Bayway interferes with Infineum's ability to sell to Bayway steam that Infineum purchases from the Linden facility. Infineum claims that such interference is in violation of federal and New Jersey antitrust laws, is in breach of Linden Venture's agreement with Infineum and tortiously interferes with Infineum's economic relationships with Bayway. Management believes the claims made in this litigation are without merit and Linden Venture intends to defend these actions vigorously. Although no assurances can be given, management believes that the ultimate resolution of this litigation will not have a material adverse effect on Linden Venture's or on the combined results of operations or financial position.

  Contingencies

     During August 2000, Camden Paperboard notified Camden Venture of its intent to reduce its facility's capacity and the amount of steam that the facility takes from us through the end of December 2000 due to economic conditions. We believe that Camden Venture will maintain QF status under PURPA for fiscal 2000 at the current level of expected steam sales to Camden Paperboard if Camden Venture reduces electrical output during off-peak hours. Management does not believe that the loss of revenues resulting from decreased output will have a material adverse impact on the Company's results of operations or financial position for the year ended December 31, 2000. Camden Paperboard has not advised the Company of its plans for its operations subsequent to December 2000. Accordingly, management cannot determine whether Camden Paperboard's steam takes will enable Camden Venture to maintain its QF status after December 2000, or whether any reduction in electrical output that is required to maintain QF status after December 31, 2000 will have an adverse impact on the Company's financial position. Camden Venture is in the process of negotiating a steam contract with an additional customer to ensure the maintenance of QF status in the event Camden Paperboard maintains this reduced schedule during 2001. Management believes the additional steam contract will be effective prior to January 1, 2001. In the event Camden Venture does not obtain this additional steam customer Camden Venture may be required to reduce electrical output to maintain QF status, which may have an adverse impact on the Company's financial position, or may request a waiver of QF status from the FERC.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Prospectus Summary.....................      1
Risk Factors...........................      8
The Exchange Offer.....................     12
Forward-Looking Statements.............     20
Our Owners.............................     20
Use of Proceeds........................     22
Capitalization.........................     22
Selected Financial Data................     23
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................     28
Our Business...........................     47
Regulation.............................     63
Our Management.........................     72
Description of the New Notes...........     75
United States Federal Income Tax
  Considerations.......................    100
Plan of Distribution...................    105
Legal Matters..........................    106
Independent Public Accountants.........    106
Available Information..................    106
Glossary of Technical Terms............    107
Index to Financial Statements..........    F-1

---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
                                   PROSPECTUS

                                  $19,387,262

                           [EAST COAST POWER L.L.C.]
                               OFFER TO EXCHANGE

                 6.737% Series B Senior Secured Notes due 2008
                 7.066% Series B Senior Secured Notes due 2012
                              FOR ALL OUTSTANDING

                 6.737% Series A Senior Secured Notes due 2008
                 7.066% Series A Senior Secured Notes due 2012
                                            , 2000

---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 18-108 of the Delaware Limited Liability Company Act provides:
Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Section 6.04 of the Company's Second Amended and Restated Limited Liability Company Agreement provides:

     Indemnification. (a) To the fullest extent permitted by Law, the Company shall indemnify the officers of the Company and the Class A Members and their respective officers, directors, employees, agents and controlling Persons, and each Class B Member and its officers, directors, employees, agents and controlling Persons (each, an "Indemnified Person"), on request by the Indemnified Person, and hold each of them harmless from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney's fees) any of them may incur as an officer, a Member of the Company or as a controlling Person of such Member, in performing the obligations of an officer or the Class A Member with respect to the Company, or in exercising rights of a Class B Member, INCLUDING ANY MATTER ARISING OUT OF OR RESULTING FROM THE INDEMNIFIED PERSON'S OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE, except for any such loss, cost, liability, damage or expense primarily attributable to the Indemnified Person's breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct, fraud or material breach of this Agreement. If an Indemnified Person becomes involved in any action, proceeding or investigation with respect to which indemnity may be available under this Section 6.04, the Company may reimburse the Indemnified Person for its reasonable legal and other expenses (including the cost of investigation and preparation) as they are incurred, provided, that the Indemnified Person shall promptly repay to the Company the amount of any such expense paid if it is ultimately determined that the Indemnified Person was not entitled to indemnification hereunder. Any amounts payable in respect of indemnification hereunder shall be recoverable only from the assets of the Company.

     (b) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action with respect to which indemnity may be available under this Section 6.04, the Indemnified Person shall, if a claim in respect thereof is to be made against the Company under this Section 6.04, notify the Company in writing of the claim or the commencement of the action; provided, that the failure to notify the Company shall not relieve it from any liability which it may have to an Indemnified Person other than under this
Section 6.03 except to the extent that the Company is prejudiced thereby. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Company thereof, the Company shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from the Company to the Indemnified Person of its election to assume the defense of such claim or action, the Company shall not be liable to the Indemnified Person under this Sections 6.04 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof; provided, that all of the Indemnified Persons shall have the right to employ one counsel to represent them if, in the opinion of counsel to the Indemnified Persons (which, in the case of Investor, may be its internal counsel), there are available to them defenses not available to the Company and in that event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be required to indemnify an Indemnified Person with respect to amounts paid in settlement of a claim unless such claim was settled with the consent of the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
          3.1            -- Second Amended and Restated Limited Liability Company
                            Agreement of East Coast Power L.L.C., dated as of August
                            13, 1999 among East Coast Power Holding Company L.L.C.,
                            the California State Public Employees' Retirement System
                            and Mesquite Investors, L.L.C. (incorporated by reference
                            to Exhibit 3.1 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
          4.1            -- Indenture between East Coast Power L.L.C. and The Bank of
                            New York, as trustee, dated as of April 20, 1999
                            (incorporated by reference to Exhibit 4.1 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.3            -- Registration Rights Agreement dated April 14, 1999, among
                            East Coast Power L.L.C., NationsBanc Montgomery
                            Securities LLC, Credit Suisse First Boston Corporation,
                            Lehman Brothers Inc. and SG Cowen Securities Corporation
                            (incorporated by reference to Exhibit 4.3 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.4            -- CalPERS Security Agreement dated as of April 20, 1999,
                            made by California Public Employees' Retirement System,
                            as Grantor, to The Bank of New York, as trustee
                            (incorporated by reference to Exhibit 4.4 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.5            -- Common Security Agreement dated as of April 20, 1999,
                            made by the signatories thereto, as Grantors, to The Bank
                            of New York, as trustee, and to The Bank of New York, as
                            Account Collateral Securities Intermediary (incorporated
                            by reference to Exhibit 4.5 to Registration Statement on
                            Form S-4 (Registration No. 333-81601) of East Coast Power
                            L.L.C., filed on June 25, 1999).
          4.6  (a)       -- East Coast Power Holding Company Security Agreement dated as of April 20, 1999, made by East Coast Power Holding
                            Company L.L.C., as Grantor, to The Bank of New York, as
                            trustee (incorporated by reference to Exhibit 4.6 to
                            Registration Statement on Form S-4 (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on June 25,
                            1999).
          4.6  (b)       -- First Amendment to East Coast Power Holding Company
                            Security Agreement, dated as of August 13, 1999, made by
                            East Coast Power Holding Company L.L.C., as Grantor, to
                            The Bank of New York, as trustee (incorporated by
                            reference to Exhibit 4.6(b) to Registration Statement on
                            Form S-4/A (Registration
                            No. 333-81601) of East Coast Power L.L.C., filed on
                            October 15, 1999).
          4.7            -- ECT Merchant Investments Corp. Security Agreement dated as of April 20, 1999, made by ECT Merchant Investments
                            Corp., as Grantor, to The Bank of New York, as trustee
                            (incorporated by reference to Exhibit 4.7 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.8            -- Mesquite Security Agreement, dated as of August 13, 1999, made by Mesquite Investors, L.L.C., as Grantor, to The
                            Bank of New York, as trustee (incorporated by reference
                            to Exhibit 4.8 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
          5.1            -- Opinion of Vinson & Elkins L.L.P. regarding Legality (to be filed by amendment).
          8.1            -- Opinion of Vinson & Elkins L.L.P. regarding Tax Matters
                            (to be filed by amendment).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.1            -- Transaction Agreement dated as of October 25, 1998, among
                            Enron Corp., Enron Capital & Trade Resources Corp., RCM
                            Holdings, Inc., Cogen Technologies Camden, Inc., Cogen
                            Technologies Capital Company, L.P., Cogen Technologies
                            Limited Partners Joint Venture, the Partners of Cogen
                            Technologies Limited Partners Joint Venture and the
                            Shareholders of McNair Energy Services Corporation
                            (incorporated by reference to Exhibit 10.1 to
                            Registration Statement on Form S-4 (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on June 25,
                            1999).
         10.2            -- Amendment No. 1 dated as of November 6, 1998, to
                            Transaction Agreement dated as of October 25, 1998
                            (incorporated by reference to Exhibit 10.2 to
                            Registration Statement on Form S-4 (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on June 25,
                            1999).
         10.3            -- Amendment No. 2 dated as of November 13, 1998, to
                            Transaction Agreement dated as of October 25, 1998
                            (incorporated by reference to Exhibit 10.3 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.4            -- Amendment No. 3 dated as of February 1, 1999, to
                            Transaction Agreement dated as of October 25, 1998
                            (incorporated by reference to Exhibit 10.4 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.5            -- Corporate Services Agreement effective as of February 5,
                            1999, between East Coast Power L.L.C. and Enron Capital &
                            Trade Resources Corp. (incorporated by reference to
                            Exhibit 10.5 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.6            -- Amended and Restated Credit Support Agreement dated as of
                            August 13, 1999, among East Coast Power L.L.C., Enron
                            Corp. and the Lenders (incorporated by reference to
                            Exhibit 10.6 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.7  (a)       -- Promissory Note, dated as of August 13, 1999, by East
                            Coast Power L.L.C. in favor of Enron Corp. (incorporated
                            by reference to Exhibit 10.7(a) to Registration Statement
                            on Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
         10.7  (b)       -- Promissory Note, dated as of August 13, 1999, by East
                            Coast Power L.L.C. in favor of El Paso Energy Corp.
                            (incorporated by reference to Exhibit 10.7(b) to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.8  (a)       -- Power Purchase Agreement dated as of April 14, 1989, by and between Consolidated Edison Company of New York, Inc.
                            and Cogen Technologies, Inc. (n/k/a RCM Holdings, Inc.)
                            (incorporated by reference to Exhibit 10.1 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
               (b)       -- Assignment of Power Purchase Agreement dated as of July
                            21, 1989, by Cogen Technologies, Inc. to Cogen
                            Technologies Linden, Ltd. with the consent of
                            Consolidated Edison Company of New York, Inc. on August
                            3, 1989 (incorporated by reference to Exhibit 10.8(b) to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
               (c)       -- Assignment of Power Purchase Agreement dated as of
                            December 22, 1989, by Cogen Technologies Linden, Ltd. to
                            Cogen Technologies Linden Venture, L.P. with the consent
                            of Consolidated Edison Company of New York, Inc. on
                            December 22, 1989 (incorporated by reference to Exhibit
                            10.8(c) to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.9            -- First Amendment dated September 17, 1990 to Power
                            Purchase Agreement dated April 14, 1989 between
                            Consolidated Edison Company of New York, Inc. and Cogen
                            Technologies Linden Venture, L.P. (incorporated by
                            reference to Exhibit 10.2 to Registration Statement on
                            Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.10           -- Second Amendment dated December 22, 1993 to Power
                            Purchase Agreement dated April 14, 1989 between
                            Consolidated Edison Company of New York, Inc. and Cogen
                            Technologies Linden Venture, L.P. (incorporated by
                            reference to Exhibit 10.3 to Registration Statement on
                            Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.11           -- Gas Service Agreement by and among Cogen Technologies
                            Linden Venture, L.P., Public Service Electric and Gas
                            Company and Elizabethtown Gas Company dated July 13, 1990
                            (incorporated by reference to Exhibit 10.4 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            25, 1998).
         10.12           -- Agreement between Cogen Technologies Linden Venture, L.P.
                            and Exxon Corporation for the Sale of Steam dated August
                            1, 1990, as amended and restated by agreement by and
                            between Cogen Technologies Linden Venture, L.P. and
                            Infineum USA L.P. dated as of January 1, 1999
                            (incorporated by reference to Exhibit 10.12 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.13           -- Agreement between Cogen Technologies Linden Venture, L.P.
                            and Bayway Refining Company for the Sale of Steam
                            effective as of April 8, 1993 (incorporated by reference
                            to Exhibit 10.13 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed October 15, 1999).
         10.14           -- Backup Fuel Storage and Supply Agreement between Cogen
                            Technologies Linden Venture, L.P. and Exxon Corporation
                            dated October 4, 1991 (incorporated by reference to
                            Exhibit 10.6 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.15 (a)       -- Ground Lease Agreement dated as of August 1, 1990, by and between Cogen Technologies Linden Venture, L.P. and Exxon
                            Corporation (incorporated by reference to Exhibit 10.7 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
               (b)       -- Amendment of Ground Lease Agreement by Letter Agreement
                            dated as of September 27, 1991, by Exxon Corporation,
                            agreed to by Cogen Technologies Linden Venture, L.P. and
                            consented to by General Electric Power Funding
                            Corporation (incorporated by reference to Exhibit
                            10.15(b) to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
               (c)       -- Amendment to Ground Lease Agreement dated as of July 31,
                            1992, by and between Cogen Technologies Linden Venture,
                            L.P. and Exxon Corporation (incorporated by reference to
                            Exhibit 10.15(c) to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
               (d)       -- Assignment of Cogen Lease dated as of April 8, 1993, by and between Exxon Corporation and Bayway Refining Company
                            (as confirmed by Confirmation of Assignment of Cogen
                            Lease dated as of April 8, 1993, by and between Exxon
                            Corporation and Bayway Refining Company) (incorporated by
                            reference to Exhibit 10.15(d) to Registration Statement
                            on Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
               (e)       -- Second Amendment to Ground Lease Agreement dated as of
                            April 13, 1994, by and between Bayway Refining Company
                            and Cogen Technologies Linden Venture, L.P. (incorporated
                            by reference to Exhibit 10.15(e) to Registration
                            Statement on Form S-4/A (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on October 15, 1999).
         10.16           -- Operation and Maintenance Agreement by and between Cogen
                            Technologies Linden Venture, L.P. and General Electric
                            Company dated June 6, 1997 (incorporated by reference to
                            Exhibit 10.8 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.17           -- Amended and Restated Term Loan Agreement, dated as of
                            September 15, 1992, between Cogen Technologies Linden,
                            Ltd. and State Street Bank and Trust Company of
                            Connecticut, National Association, as trustee
                            (incorporated by reference to Exhibit 10.9 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.18           -- First Amendment, dated April 30, 1993, to the Amended and
                            Restated Term Loan Agreement, dated as of September 15,
                            1992, between Cogen Technologies Linden, Ltd. and State
                            Street Bank and Trust Company of Connecticut, National
                            Association, as trustee (incorporated by reference to
                            Exhibit 10.10 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.19           -- Second Amendment, dated as of February 4, 1999, to the
                            Amended and Restated Term Loan Agreement, dated as of
                            September 15, 1992, between Cogen Technologies Linden,
                            Ltd. and State Street Bank and Trust Company of
                            Connecticut, National Association, as Trustee
                            (incorporated by reference to Exhibit 10.19 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.20           -- Amended and Restated Agreement of Limited Partnership of
                            Cogen Technologies Linden Venture, L.P., dated as of
                            September 15, 1992 (incorporated by reference to Exhibit
                            10.11 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.21           -- First Amendment, dated April 30, 1993, to the Amended and
                            Restated Agreement of Limited Partnership of Cogen
                            Technologies Linden Venture, L.P., dated as of September
                            15, 1992 (incorporated by reference to Exhibit 10.12 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.22           -- Second Amendment, dated as of February 4, 1999, of the
                            Amended and Restated Agreement of Limited Partnership of
                            Cogen Technologies Linden Venture, L.P., dated as of
                            September 15, 1992 (incorporated by reference to Exhibit
                            10.22 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.23           -- Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd., effective as of June 28, 1989 (incorporated
                            by reference to Exhibit 10.13 to Registration Statement
                            on Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.24           -- First Amendment, dated as of February 14, 1990, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd. (incorporated by reference to Exhibit 10.14
                            to Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.25           -- Second Amendment, dated as of July 31, 1990, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd. (incorporated by reference to Exhibit 10.15
                            to Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.26           -- Third Amendment, dated as of February 4, 1999, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd. (incorporated by reference to Exhibit 10.26
                            to Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.27           -- Redemption and Conversion of Partnership Interests and
                            Fourth Amendment to the Agreement of Limited Partnership
                            of Cogen Technologies Linden, Ltd., dated as of February
                            4, 1999 (incorporated by reference to Exhibit 10.27 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.28           -- Easement Agreement dated June 21, 1991 among Cogen
                            Technologies Linden Venture, L.P., Texas Eastern
                            Cryogenics, Inc., Texas Eastern Transmission Corporation
                            and Houston Center Corporation and Assignment and
                            Conveyance dated December 22, 1993 (incorporated by
                            reference to Exhibit 10.16 to Registration Statement on
                            Form S-1/A (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on August 14, 1998).
         10.29           -- Easement Crossing Agreement dated as of December 17,
                            1990, by and between Coastal Pipeline Company and Cogen
                            Technologies Linden Venture, L.P., assigned to
                            Consolidated Edison Company of New York, Inc. pursuant to
                            the Assignment and Conveyance Agreement dated as of
                            December 22, 1993, by and between Cogen Technologies
                            Linden Venture, L.P. and Consolidated Edison Company of
                            New York, Inc. (incorporated by reference to Exhibit
                            10.29 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.30           -- Letter Agreement dated June 12, 1991 between Cogen
                            Technologies Linden Venture, L.P. and Colonial Pipeline
                            Company (incorporated by reference to Exhibit 10.30 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.31           -- Indenture dated as of May 9, 1991 between the People of the State of New York, acting by their Commissioner of
                            the Office of General Services and Cogen Technologies
                            Linden Venture, L.P. (incorporated by reference to
                            Exhibit 10.31 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.32           -- Amended and Restated Security Deposit Agreement and
                            Escrow Agreement dated as of September 17, 1992 among
                            Cogen Technologies Linden Venture, L.P., Cogen
                            Technologies Linden, Ltd., State Street Bank and Trust
                            Company of Connecticut as Limited Partner and as Lender
                            and Midatlantic National Bank, as amended by Amendment
                            dated April 30, 1993 (incorporated by reference to
                            Exhibit 10.17 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.33           -- Assignment and Security agreement dated February 15, 1990 between Cogen Technologies Linden, Ltd. and General
                            Electric Power Funding Corporation and Assignment
                            Agreement, dated as of September 15, 1992, among General
                            Electric Power Funding Corporation, State Street Bank and
                            Trust Company or Connecticut, National Association, as
                            trustee, and Cogen Technologies Linden, Ltd.
                            (incorporated by reference to Exhibit 10.19 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.34           -- Collateral Agency Agreement dated as of February 15, 1990 between Cogen Technologies Linden, Ltd. and General
                            Electric Power Funding Corporation and Assignment
                            Agreement, dated as of September 15, 1992, among General
                            Electric Power Funding Corporation, State Street Bank and
                            Trust Company or Connecticut, National Association, as
                            trustee, and Cogen Technologies Linden, Ltd.
                            (incorporated by reference to Exhibit 10.20 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.35           -- Letter of Credit and Reimbursement Agreement dated as of
                            September 17, 1992 between Cogen Technologies Linden
                            Venture, L.P. and General Electric Capital Corporation
                            (incorporated by reference to Exhibit 10.27 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.36           -- Power Purchase and Interconnection Agreement, dated April
                            15, 1988, between Public Service Electric and Gas Company
                            and Camden Cogen, L.P. (incorporated by reference to
                            Exhibit 10.30 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.37           -- First Amendment, dated June 12, 1990, to the Power
                            Purchase and Interconnection Agreement, dated April 15,
                            1988, between Public Service Electric and Gas Company and
                            Camden Cogen, L.P. (incorporated by reference to Exhibit
                            10.31 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.38           -- Second Amendment, dated August 21, 1990, to the Power
                            Purchase and Interconnection Agreement, dated April 15,
                            1988, between Public Service Electric and Gas Company and
                            Camden Cogen, L.P. (incorporated by reference to Exhibit
                            10.32 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.39           -- Gas Service Agreement, dated May 15, 1991, between Camden
                            Cogen L.P. and Public Service Electric and Gas Company
                            (incorporated by reference to Exhibit 10.33 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            25, 1998).
         10.40           -- First Amendment, dated November 1, 1991, to the Gas
                            Service Agreement dated May 15, 1991 between Camden Cogen
                            L.P. and Public Service Electric and Gas Company
                            (incorporated by reference to Exhibit 10.34 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.41 (a)       -- Energy Purchase Agreement, dated December 18, 1989,
                            between Camden Cogen, L.P. and Camden Paperboard
                            Corporation (incorporated by reference to Exhibit 10.35
                            to Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
               (b)       -- First Amendment dated as of March 5, 1992, to Energy
                            Purchase Agreement dated December 18, 1989 (incorporated
                            by reference to Exhibit 10.41(b) to Registration
                            Statement on Form S-4/A (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on October 15, 1999).
         10.42           -- Amendment and Restatement dated as of April 1, 1993 of
                            the Construction and Term Loan Agreement dated as of
                            February 4, 1992 among Camden Cogen, L.P., the lenders
                            from time to time parties to the Agreement, and General
                            Electric Capital Corporation (incorporated by reference
                            to Exhibit 10.36 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.43           -- Amendment No. 1 dated as of December 22, 1993, by and
                            among Camden Cogen L.P., the lenders from time to time
                            parties to the Agreement, The Bank of Tokyo Trust
                            Company, The Toronto-Dominion Bank Trust Company and
                            General Electric Capital Corporation, to the Amendment
                            and Restatement dated as of April 1, 1993 of the
                            Construction and Term Loan Agreement dated as of February
                            4, 1992 among Camden Cogen L.P. and General Electric
                            Capital Corporation (incorporated by reference to Exhibit
                            10.37 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.44           -- Amendment No. 2 dated as of July 31, 1998, by and among
                            Camden Cogen L.P., The Bank of Tokyo-Mitsubishi Trust
                            Company (f/k/a The Bank of Tokyo Trust Company),
                            Commerzbank AG, New York Branch, Commerzbank AG, Atlanta
                            Agency, The Fuji Bank Limited, Credit Lyonnais, New York
                            Branch and General Electric Capital Corporation, to the
                            Amendment and Restatement dated as of April 1, 1993 of
                            the Construction and Term Loan Agreement dated as of
                            February 4, 1992 among Camden Cogen L.P. and General
                            Electric Capital Corporation (incorporated by reference
                            to Exhibit 10.44 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.45           -- Amendment No. 3 dated as of February 4, 1999, by and
                            among Camden Cogen L.P., the Tranche A Lenders and
                            Tranche B Lenders, The Bank of Tokyo-Mitsubishi Trust
                            Company (f/k/a The Bank of Tokyo Trust Company),
                            Commerzbank AG, New York Branch, and General Electric
                            Capital Corporation, to the Amendment and Restatement
                            dated as of April 1, 1993 of the Construction and Term
                            Loan Agreement dated as of February 4, 1992 among Camden
                            Cogen L.P. and General Electric Capital Corporation
                            (incorporated by reference to Exhibit 10.45 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.46           -- Agreement of Limited Partnership of Cogen Technologies
                            Camden GP Limited Partnership, dated as of July 26, 1991
                            (incorporated by reference to Exhibit 10.40 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.47           -- First Amendment, dated December 1, 1991, to the Agreement of Limited Partnership of Cogen Technologies Camden GP
                            Limited Partnership, dated as of July 26, 1991
                            (incorporated by reference to Exhibit 10.41 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.48           -- Second Amendment, dated as of February 4, 1999, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Camden GP Limited Partnership, dated as of July 26, 1991
                            (incorporated by reference to Exhibit 10.48 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.49           -- Amended and Restated Agreement of Limited Partnership of
                            Camden Cogen L.P., dated as of February 9, 1993
                            (incorporated by reference to Exhibit 10.42 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.50           -- Amendment No. 1 dated as of April 1, 1993 to the Amended and Restated Agreement of Limited Partnership of Camden
                            Cogen L.P., dated as of February 9, 1993 (incorporated by
                            reference to Exhibit 10.43 to Registration Statement on
                            Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.51           -- Amendment No. 2 dated as of December 22, 1993 to the
                            Amended and Restated Agreement of Limited Partnership of
                            Camden Cogen L.P., dated as of February 9, 1993
                            (incorporated by reference to Exhibit 10.44 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.52           -- Amendment No. 3 dated as of February 4, 1999, to the
                            Agreement of Limited Partnership of Camden Cogen L.P.,
                            dated as of February 9, 1993 (incorporated by reference
                            to Exhibit 10.52 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.53           -- Operation and Maintenance Agreement by and between Camden
                            Cogen L.P. and General Electric Company dated June 6,
                            1997 (incorporated by reference to Exhibit 10.45 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.54 (a)       -- Mortgage dated February 4, 1992 between General Electric
                            Capital Corporation and Camden Cogen L.P., as amended by
                            First Amendment to Mortgage dated April 19, 1993 and
                            Assignment of Mortgage dated December 22, 1993
                            (incorporated by reference to Exhibit 10.46 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
               (b)       -- Assignment of Mortgage by Toronto Dominion (Texas), Inc.
                            to Commerzbank AG, New York Branch, dated as of July 31,
                            1998 (incorporated by reference to Exhibit 10.54(b) to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on November
                            19, 1999).
         10.55           -- Second Amended and Restated Security Deposit Agreement
                            dated December 22, 1993 among Bank of Tokyo Trust
                            Company, Toronto-Dominion Bank Trust Company, Camden
                            Cogen L.P., General Electric Capital Corporation and
                            Cogen Technologies Camden GP Limited Partnership and
                            Successor Security Deposit Agreement dated December 22,
                            1993 (incorporated by reference to Exhibit 10.47 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.56           -- Amendment No. 1, dated as of July 31, 1998, by and among
                            Camden Cogen L.P., Toronto Dominion (Texas), Inc.(f/k/a
                            The Toronto-Dominion Bank Trust Company), The
                            Toronto-Dominion Bank, General Electric Capital
                            Corporation, Cogen Technologies Camden GP Limited
                            Partnership, The Bank of Tokyo-Mitsubishi Trust Company
                            (f/k/a The Bank of Tokyo Trust Company), Commerzbank AG,
                            New York Branch, Commerzbank AG, Atlanta Agency, The Fuji
                            Bank Limited and Credit Lyonnais, New York Branch, to the
                            Second Amended and Restated Security Deposit Agreement
                            dated as of December 22, 1993 (incorporated by reference
                            to Exhibit 10.56 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.57           -- Second Successor Security Deposit Agent Agreement dated as of July 31, 1998, by and among Commerzbank AG, New
                            York Branch, Commerzbank AG, Atlanta Agency, The Bank of
                            Tokyo- Mitsubishi Trust Company (f/k/a The Bank of Tokyo
                            Trust Company), Camden Cogen L.P., Cogen Technologies
                            Camden GP Limited Partnership, The Fuji Bank Limited,
                            Credit Lyonnais, New York Branch, Toronto Dominion
                            (Texas), Inc. (f/k/a The Toronto-Dominion Bank Trust
                            Company), The Toronto-Dominion Bank and General Electric
                            Capital Corporation (superseding Successor Security
                            Deposit Agent Agreement dated as of December 22, 1993, by
                            and among The Toronto-Dominion Bank Trust Company, Cogen
                            Technologies Camden GP Limited Partnership, General
                            Electric Capital Corporation, Camden Cogen L.P.,
                            Midatlantic National Bank, The Bank of Tokyo Trust
                            Company and The Toronto-Dominion Bank) (incorporated by
                            reference to Exhibit 10.57 to Registration Statement on
                            Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
         10.58           -- Second Successor Agency Agreement dated as of July 31,
                            1998, by and among Commerzbank AG, New York Branch,
                            Commerzbank AG, Atlanta Agency, The Bank of
                            Tokyo-Mitsubishi Trust Company, General Electric Capital
                            Corporation, Toronto Dominion (Texas), Inc., The Fuji
                            Bank Limited, Credit Lyonnais, New York Branch, The
                            Toronto-Dominion Bank and consented to by Camden Cogen
                            L.P. (incorporated by reference to Exhibit 10.58 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.59           -- Security Agreement dated as of February 4, 1992, between
                            General Electric Capital Corporation and Camden Cogen
                            L.P., as amended by Amendment No. 1 dated April 1, 1993
                            and Amendment No. 2 dated December 22, 1993 (incorporated
                            by reference to Exhibit 10.48 to Registration Statement
                            on Form S-1/A (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on August 14, 1998).
         10.60           -- Pledge and Security Agreement dated as of February 4,
                            1992, between General Electric Capital Corporation and
                            Cogen Technologies Camden Inc., as amended by Amendment
                            No. 1 dated April 1, 1993 and Amendment No. 2 dated
                            December 22, 1993 (incorporated by reference to Exhibit
                            10.49 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.61           -- Mortgage from Camden Cogen L.P., Mortgagor, to General
                            Electric Power Funding Corporation, Mortgagee, dated as
                            of February 4, 1992 (incorporated by reference to Exhibit
                            10.50 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.62           -- Second Mortgage from Camden Cogen L.P., Mortgagor, to
                            Public Service Electric and Gas Company, Mortgagee, dated
                            as of February 4, 1992 (incorporated by reference to
                            Exhibit 10.51 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.63           -- Interest Rate and Currency Exchange Agreement dated April
                            1, 1993 between General Electric Capital Corporation and
                            Camden Cogen L.P., as amended by Amendment No. 1 dated as
                            of December 22, 1993 and Confirmation Letter dated April
                            1, 1993 and Amendment No. 1 dated December 22, 1993
                            (incorporated by reference to Exhibit 10.52 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.64           -- Agreement for the Sale of Steam and Electricity dated
                            June 13, 1985 between IMTT-Bayonne and Cogen Technologies
                            NJ, Inc., as amended by Amendment dated May 22, 1986 and
                            Consent to Assignment dated December 15, 1988
                            (incorporated by reference to Exhibit 10.54 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.65           -- Easement Agreement dated as of April 1, 1993, by and
                            between Camden Cogen L.P. and Public Service Electric and
                            Gas Company (incorporated by reference to Exhibit 10.65
                            to Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.66           -- Easement Agreement dated as of December 18, 1992, by and between MacAndrews & Forbes Company and Camden Cogen
                            L.P., as amended by Amendment to Easement Agreement dated
                            as of March 22, 1993, by and between Mafco Worldwide
                            Corporation (f/k/a Mac Andrews & Forbes Company) and
                            Camden Cogen L.P. (incorporated by reference to Exhibit
                            10.66 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.67           -- Easement Agreement dated as of February 22, 1993, by and between Camden Paperboard Corporation and Camden Cogen
                            L.P. (incorporated by reference to Exhibit 10.67 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.68           -- Agreement for the Sale of Steam dated as of February 27,
                            1987 between Cogen Technologies NJ Venture and Exxon
                            Company U.S.A., as amended by Amendment dated August 21,
                            1988, assigned to General Electric Power Funding
                            Corporation pursuant to an Assignment Agreement dated as
                            of February 27, 1987, by and between Cogen Technologies
                            NJ Venture and General Electric Power Funding Corporation
                            (incorporated by reference to Exhibit 10.55 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.69           -- Letter Agreement for Gas Service between Public Service
                            Electric and Gas Company and Cogen Technologies NJ
                            Venture dated October 10, 1986 (incorporated by reference
                            to Exhibit 10.56 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.70           -- Water Supply Agreement between the City of Bayonne and
                            Cogen Technologies NJ Venture dated June 1, 1988
                            (incorporated by reference to Exhibit 10.57 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.71           -- Lease Agreement between Bayonne Industries, Inc.,
                            IMTT-Bayonne and Cogen Technologies NJ Venture dated
                            October 18, 1986 (incorporated by reference to Exhibit
                            10.58 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.72           -- Easement from Bayonne Industries, Inc. and IMTT-Bayonne to Cogen Technologies NJ Venture dated October 20, 1986,
                            as amended by First Amendment dated December 15, 1988
                            (incorporated by reference to Exhibit 10.59 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.73           -- Power Purchase and Operations Coordination Agreement
                            between Public Service Electric and Gas Company and Cogen
                            Technologies NJ Venture dated June 5, 1989 (incorporated
                            by reference to Exhibit 10.60 to Registration Statement
                            on Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.74           -- Agreement for Purchase of Electric Power between Cogen
                            Technologies NJ, Inc. and Jersey Central Power & Light
                            Company dated October 29, 1985 (incorporated by reference
                            to Exhibit 10.61 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.75           -- First Amendment dated September 5, 1986 to Agreement for
                            Purchase of Electric Power between Cogen Technologies NJ,
                            Inc. and Jersey Central Power & Light Company dated
                            October 29, 1985 (incorporated by reference to Exhibit
                            10.62 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.76           -- Assignment Agreement dated as of September 8, 1986, by
                            and between Cogen Technologies NJ, Inc. and Cogen
                            Technologies NJ Venture (incorporated by reference to
                            Exhibit 10.76 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.77           -- Second Amendment dated August 1, 1988 to Agreement for
                            Purchase of Electric Power between Cogen Technologies NJ
                            Venture and Jersey Central Power & Light Company dated
                            October 28, 1985 (incorporated by reference to Exhibit
                            10.63 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.78           -- Operation and Maintenance Agreement by and between Cogen
                            Technologies NJ Venture and General Electric Company
                            dated June 6, 1997 (incorporated by reference to Exhibit
                            10.64 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.79           -- Revised Transmission Service and Interconnection
                            Agreement between Public Service Electric and Gas Company
                            and Cogen Technologies NJ Venture dated April 27, 1987
                            (incorporated by reference to Exhibit 10.65 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.80           -- Term Loan Agreement dated as of November 1, 1987 between
                            Cogen Technologies NJ Venture and The Prudential
                            Insurance Company of America (incorporated by reference
                            to Exhibit 10.66 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.81           -- First Amendment dated December 15, 1988 to the Term Loan
                            Agreement dated as of November 1, 1987 between Cogen
                            Technologies NJ Venture and The Prudential Insurance
                            Company of America (incorporated by reference to Exhibit
                            10.67 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.82           -- Second Amendment dated July 31, 1996 to the Term Loan
                            Agreement dated as of November 1, 1987 between Cogen
                            Technologies NJ Venture and The Prudential Insurance
                            Company of America (incorporated by reference to Exhibit
                            10.68 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.83           -- Amended and Restated Joint Venture Agreement of Cogen
                            Technologies NJ Venture dated August 25, 1986, by and
                            among Cogen Technologies NJ, Inc., Enron Cogeneration
                            Five Company, CEA Bayonne, Inc. (the name of which was
                            changed to PSEG Bayonne Inc. and was recently merged into
                            Cogen Technologies NJ, Inc.), PSVO Bayonne, Inc. and
                            Transco Cogeneration Company (incorporated by reference
                            to Exhibit 10.71 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.84           -- Option Agreement between Bayonne Industries, Inc. and
                            Cogen Technologies NJ, Inc. dated May 22, 1986
                            (incorporated by reference to Exhibit 10.72 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.85           -- Purchase and Sale Agreement among Bayonne Industries,
                            Inc., IMTT-Bayonne and Cogen Technologies NJ, Inc. dated
                            May 22, 1986 (incorporated by reference to Exhibit 10.73
                            to Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.86           -- Steam Producing Facilities Lease Agreement between Cogen
                            Technologies NJ, Inc. and IMTT-Bayonne dated May 22, 1986
                            and Consent to Assignment dated December 15, 1998
                            (incorporated by reference to Exhibit 10.74 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.87           -- Mortgage and Security Agreement between The Prudential
                            Insurance Company of America and Cogen Technologies NJ
                            Venture dated December 15, 1988 (incorporated by
                            reference to Exhibit 10.75 to Registration Statement on
                            Form S-1/A (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on August 14, 1998).
         10.88           -- Security Agreement and Assignment between The Prudential
                            Insurance Company of America and Cogen Technologies NJ
                            Venture dated December 15, 1988, as amended by Amendment
                            dated April 27, 1995 and Waiver of Consent by The
                            Prudential Insurance Company of America dated July 28,
                            1995 (incorporated by reference to Exhibit 10.76 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.89           -- Disbursement and Security Agreement between The
                            Prudential Insurance Company of America, Midatlantic
                            National Bank and Cogen Technologies NJ Venture dated
                            December 15, 1988, as amended by Amendment No. 1 dated
                            February 9, 1989 (incorporated by reference to Exhibit
                            10.77 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.90           -- Kerosene Fuel Storage Agreement dated May 17, 1994
                            between IMTT-Bayonne and Cogen Technologies NJ Venture
                            (incorporated by reference to Exhibit 10.78 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.91           -- License Agreement for Wire, Pipe and Cable Transverse
                            Crossings and Longitudinal Occupations dated as of August
                            21, 1992, by and between Consolidated Rail Corporation
                            and Camden Cogen L.P. (incorporated by reference to
                            Exhibit 10.91 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.92           -- Lease Agreement dated as of May 22, 1986, by and among
                            Bayonne Industries, Inc., IMTT-Bayonne and Cogen
                            Technologies NJ, Inc. (incorporated by reference to
                            Exhibit 10.92 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.93           -- Letter Agreement dated as of March 15, 1990 by and
                            between Texas Eastern Cryogenics, Inc. and Cogen
                            Technologies, Inc. (n/k/a RCM Holdings, Inc.)
                            (incorporated by reference to Exhibit 10.93 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on November
                            19, 1999).
         10.94           -- Agreement for Maintenance and Operations of IMTT-Bayonne
                            Chem South Boilers dated as of April 3, 1998, by and
                            between IMTT-Bayonne and Cogen Technologies NJ Venture,
                            as amended by Letter Agreement dated as of April 3, 1998,
                            by and between General Electric O&M Services and Cogen
                            Technologies NJ Venture, as assigned to The Prudential
                            Insurance Company of America pursuant to a Security
                            Agreement and Assignment dated as of December 15, 1988,
                            by and between Cogen Technologies NJ Venture and The
                            Prudential Insurance Company of America, and consented to
                            by IMTT-Bayonne pursuant to a Consent to Assignment dated
                            as of April 3, 1998, by IMTT-Bayonne in favor of Cogen
                            Technologies NJ Venture (incorporated by reference to
                            Exhibit 10.94 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.95           -- Security Agreement dated as of May 22, 1986, by and
                            between Cogen Technologies NJ, Inc. and Bayonne
                            Industries, Inc. (incorporated by reference to Exhibit
                            10.95 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.96           -- Assignment and Security Agreement, dated February 4,
                            1992, made by Cogen Technologies Camden GP Limited
                            Partnership in favor of General Electric Capital
                            Corporation (incorporated by reference to Exhibit 10.79
                            to Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            25, 1998).
         10.97           -- Purchase Agreement, dated as of August 2, 1999, between
                            East Coast Power Holding Company, L.L.C. and Mesquite
                            Investors, L.L.C. (incorporated by reference to Exhibit
                            10.97 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999)
         10.98           -- Contribution Agreement, dated as of August 2, 1999, among
                            ECT Merchant Investments Corp., Enron Capital Management
                            II Limited Partnership, Enron Capital Management III
                            Limited Partnership, Joint Energy Development Investments
                            II Limited Partnership, East Coast Power Holding Company
                            L.L.C., the California Public Employees' Retirement
                            System and Mesquite Investors, L.L.C. (incorporated by
                            reference to Exhibit 10.98 to Registration Statement on
                            Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
         10.99           -- Consulting Services Agreement effective as of February 4,
                            2000 between East Coast Power L.L.C. and Joseph M.
                            Bollinger (incorporated by reference to Exhibit 10.99 to
                            Annual Report on Form 10-K of East Coast Power L.L.C.,
                            filed on March 30, 2000).
         10.100          -- Senior Subordinated Credit Agreement dated as of December
                            29, 1999 among East Coast Power L.L.C., Bank of America,
                            N.A., as Initial Lender, and Bank of America, as Agent
                            (incorporated by reference to Exhibit 10.100 to Annual
                            Report on Form 10-K of East Coast Power L.L.C., filed on
                            March 30, 2000).
         10.101          -- Energy Services Agreement dated as of February 14, 2000 between East Coast Power L.L.C., as Seller, and Tosco
                            Refining, as Buyer (incorporated by reference to Exhibit
                            10.101 to Annual Report on Form 10-K of East Coast Power
                            L.L.C., filed on March 30, 2000).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
        *10.102          -- Fixed Price Engineering, Procurement and Construction
                            Agreement between Cogen Technologies Linden Venture, L.P.
                            and National Energy Production Corporation, dated as of
                            June 2, 2000.
        *10.103          -- Shared Facilities and Coordination Operation Agreement
                            and Indemnity between Jedi Linden NB, L.L.C. and Cogen
                            Technologies Linden Venture, L.P., dated as of June 1,
                            2000.
        *10.104          -- Guaranty Agreement dated as of June 1, 2000 by East Coast
                            Power L.L.C. in favor of Cogen Technologies Linden
                            Venture, L.P.
        *12.1            -- Computation of Ratio of Earnings to Fixed Charges.
         21.1            -- Subsidiaries of the Company (incorporated by reference to
                            Exhibit 21.1 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
        *23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1).
         25.1            -- Statement of Eligibility of Trustee. (Incorporated by
                            reference to Exhibit 25.1 to Registration Statement on
                            Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C. filed on December 15, 1999).
        *27.1            -- Financial Data Schedule
        *99.1            -- Form of Letter of Transmittal.
        *99.2            -- Form of Letter to Clients.
        *99.3            -- Form of Letter to Registered Holders and DTC
                            Participants.
        *99.4            -- Form of Notice of Guaranteed Delivery.

---------------

 * Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES.

     None.

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 31, 2000.

                                             EAST COAST POWER L.L.C.

                                             By    /s/ ROBERT J. LICATO
                                             -----------------------------------
                                             Name:  Robert J. Licato
                                             Title:   President and Chief
                                             Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                /s/ ROBERT J. LICATO                   President and Chief Operating     August 31, 2000
-----------------------------------------------------    Officer (principal executive
                  Robert J. Licato                       officer)

                  /s/ CHRISTINE LEE                    Vice President -- Finance and     August 31, 2000
-----------------------------------------------------    Chief Accounting Officer
                    Christine Lee                        (principal financial and
                                                         accounting officer)

                 /s/ MARK A. FREVERT                   Director of Enron Capital II      August 31, 2000
-----------------------------------------------------    Corp., the indirect general
                   Mark A. Frevert                       partner of the Company's
                                                         majority Class A Member

              /s/ JAMES V. DERRICK, JR.                Director of Enron Capital II      August 31, 2000
-----------------------------------------------------    Corp., the indirect general
                James V. Derrick, Jr.                    partner of the Company's
                                                         majority Class A Member

                /s/ MARK E. HAEDICKE                   Director of Enron Capital II      August 31, 2000
-----------------------------------------------------    Corp., the indirect general
                  Mark E. Haedicke                       partner of the Company's
                                                         majority Class A Member

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
          3.1            -- Second Amended and Restated Limited Liability Company
                            Agreement of East Coast Power L.L.C., dated as of August
                            13, 1999 among East Coast Power Holding Company L.L.C.,
                            the California State Public Employees' Retirement System
                            and Mesquite Investors, L.L.C. (incorporated by reference
                            to Exhibit 3.1 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
          4.1            -- Indenture between East Coast Power L.L.C. and The Bank of
                            New York, as trustee, dated as of April 20, 1999
                            (incorporated by reference to Exhibit 4.1 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.3            -- Registration Rights Agreement dated April 14, 1999, among
                            East Coast Power L.L.C., NationsBanc Montgomery
                            Securities LLC, Credit Suisse First Boston Corporation,
                            Lehman Brothers Inc. and SG Cowen Securities Corporation
                            (incorporated by reference to Exhibit 4.3 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.4            -- CalPERS Security Agreement dated as of April 20, 1999,
                            made by California Public Employees' Retirement System,
                            as Grantor, to The Bank of New York, as trustee
                            (incorporated by reference to Exhibit 4.4 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.5            -- Common Security Agreement dated as of April 20, 1999,
                            made by the signatories thereto, as Grantors, to The Bank
                            of New York, as trustee, and to The Bank of New York, as
                            Account Collateral Securities Intermediary (incorporated
                            by reference to Exhibit 4.5 to Registration Statement on
                            Form S-4 (Registration No. 333-81601) of East Coast Power
                            L.L.C., filed on June 25, 1999).
          4.6  (a)       -- East Coast Power Holding Company Security Agreement dated as of April 20, 1999, made by East Coast Power Holding
                            Company L.L.C., as Grantor, to The Bank of New York, as
                            trustee (incorporated by reference to Exhibit 4.6 to
                            Registration Statement on Form S-4 (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on June 25,
                            1999).
          4.6  (b)       -- First Amendment to East Coast Power Holding Company
                            Security Agreement, dated as of August 13, 1999, made by
                            East Coast Power Holding Company L.L.C., as Grantor, to
                            The Bank of New York, as trustee (incorporated by
                            reference to Exhibit 4.6(b) to Registration Statement on
                            Form S-4/A (Registration
                            No. 333-81601) of East Coast Power L.L.C., filed on
                            October 15, 1999).
          4.7            -- ECT Merchant Investments Corp. Security Agreement dated as of April 20, 1999, made by ECT Merchant Investments
                            Corp., as Grantor, to The Bank of New York, as trustee
                            (incorporated by reference to Exhibit 4.7 to Registration
                            Statement on Form S-4 (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on June 25, 1999).
          4.8            -- Mesquite Security Agreement, dated as of August 13, 1999, made by Mesquite Investors, L.L.C., as Grantor, to The
                            Bank of New York, as trustee (incorporated by reference
                            to Exhibit 4.8 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
          5.1            -- Opinion of Vinson & Elkins L.L.P. regarding Legality (to be filed by amendment).
          8.1            -- Opinion of Vinson & Elkins L.L.P. regarding Tax Matters
                            (to be filed by amendment).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.1            -- Transaction Agreement dated as of October 25, 1998, among
                            Enron Corp., Enron Capital & Trade Resources Corp., RCM
                            Holdings, Inc., Cogen Technologies Camden, Inc., Cogen
                            Technologies Capital Company, L.P., Cogen Technologies
                            Limited Partners Joint Venture, the Partners of Cogen
                            Technologies Limited Partners Joint Venture and the
                            Shareholders of McNair Energy Services Corporation
                            (incorporated by reference to Exhibit 10.1 to
                            Registration Statement on Form S-4 (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on June 25,
                            1999).
         10.2            -- Amendment No. 1 dated as of November 6, 1998, to
                            Transaction Agreement dated as of October 25, 1998
                            (incorporated by reference to Exhibit 10.2 to
                            Registration Statement on Form S-4 (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on June 25,
                            1999).
         10.3            -- Amendment No. 2 dated as of November 13, 1998, to
                            Transaction Agreement dated as of October 25, 1998
                            (incorporated by reference to Exhibit 10.3 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.4            -- Amendment No. 3 dated as of February 1, 1999, to
                            Transaction Agreement dated as of October 25, 1998
                            (incorporated by reference to Exhibit 10.4 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.5            -- Corporate Services Agreement effective as of February 5,
                            1999, between East Coast Power L.L.C. and Enron Capital &
                            Trade Resources Corp. (incorporated by reference to
                            Exhibit 10.5 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.6            -- Amended and Restated Credit Support Agreement dated as of
                            August 13, 1999, among East Coast Power L.L.C., Enron
                            Corp. and the Lenders (incorporated by reference to
                            Exhibit 10.6 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.7  (a)       -- Promissory Note, dated as of August 13, 1999, by East
                            Coast Power L.L.C. in favor of Enron Corp. (incorporated
                            by reference to Exhibit 10.7(a) to Registration Statement
                            on Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
         10.7  (b)       -- Promissory Note, dated as of August 13, 1999, by East
                            Coast Power L.L.C. in favor of El Paso Energy Corp.
                            (incorporated by reference to Exhibit 10.7(b) to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.8  (a)       -- Power Purchase Agreement dated as of April 14, 1989, by and between Consolidated Edison Company of New York, Inc.
                            and Cogen Technologies, Inc. (n/k/a RCM Holdings, Inc.)
                            (incorporated by reference to Exhibit 10.1 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
               (b)       -- Assignment of Power Purchase Agreement dated as of July
                            21, 1989, by Cogen Technologies, Inc. to Cogen
                            Technologies Linden, Ltd. with the consent of
                            Consolidated Edison Company of New York, Inc. on August
                            3, 1989 (incorporated by reference to Exhibit 10.8(b) to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
               (c)       -- Assignment of Power Purchase Agreement dated as of
                            December 22, 1989, by Cogen Technologies Linden, Ltd. to
                            Cogen Technologies Linden Venture, L.P. with the consent
                            of Consolidated Edison Company of New York, Inc. on
                            December 22, 1989 (incorporated by reference to Exhibit
                            10.8(c) to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.9            -- First Amendment dated September 17, 1990 to Power
                            Purchase Agreement dated April 14, 1989 between
                            Consolidated Edison Company of New York, Inc. and Cogen
                            Technologies Linden Venture, L.P. (incorporated by
                            reference to Exhibit 10.2 to Registration Statement on
                            Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.10           -- Second Amendment dated December 22, 1993 to Power
                            Purchase Agreement dated April 14, 1989 between
                            Consolidated Edison Company of New York, Inc. and Cogen
                            Technologies Linden Venture, L.P. (incorporated by
                            reference to Exhibit 10.3 to Registration Statement on
                            Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.11           -- Gas Service Agreement by and among Cogen Technologies
                            Linden Venture, L.P., Public Service Electric and Gas
                            Company and Elizabethtown Gas Company dated July 13, 1990
                            (incorporated by reference to Exhibit 10.4 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            25, 1998).
         10.12           -- Agreement between Cogen Technologies Linden Venture, L.P.
                            and Exxon Corporation for the Sale of Steam dated August
                            1, 1990, as amended and restated by agreement by and
                            between Cogen Technologies Linden Venture, L.P. and
                            Infineum USA L.P. dated as of January 1, 1999
                            (incorporated by reference to Exhibit 10.12 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.13           -- Agreement between Cogen Technologies Linden Venture, L.P.
                            and Bayway Refining Company for the Sale of Steam
                            effective as of April 8, 1993 (incorporated by reference
                            to Exhibit 10.13 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed October 15, 1999).
         10.14           -- Backup Fuel Storage and Supply Agreement between Cogen
                            Technologies Linden Venture, L.P. and Exxon Corporation
                            dated October 4, 1991 (incorporated by reference to
                            Exhibit 10.6 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.15 (a)       -- Ground Lease Agreement dated as of August 1, 1990, by and between Cogen Technologies Linden Venture, L.P. and Exxon
                            Corporation (incorporated by reference to Exhibit 10.7 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
               (b)       -- Amendment of Ground Lease Agreement by Letter Agreement
                            dated as of September 27, 1991, by Exxon Corporation,
                            agreed to by Cogen Technologies Linden Venture, L.P. and
                            consented to by General Electric Power Funding
                            Corporation (incorporated by reference to Exhibit
                            10.15(b) to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
               (c)       -- Amendment to Ground Lease Agreement dated as of July 31,
                            1992, by and between Cogen Technologies Linden Venture,
                            L.P. and Exxon Corporation (incorporated by reference to
                            Exhibit 10.15(c) to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
               (d)       -- Assignment of Cogen Lease dated as of April 8, 1993, by and between Exxon Corporation and Bayway Refining Company
                            (as confirmed by Confirmation of Assignment of Cogen
                            Lease dated as of April 8, 1993, by and between Exxon
                            Corporation and Bayway Refining Company) (incorporated by
                            reference to Exhibit 10.15(d) to Registration Statement
                            on Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
               (e)       -- Second Amendment to Ground Lease Agreement dated as of
                            April 13, 1994, by and between Bayway Refining Company
                            and Cogen Technologies Linden Venture, L.P. (incorporated
                            by reference to Exhibit 10.15(e) to Registration
                            Statement on Form S-4/A (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on October 15, 1999).
         10.16           -- Operation and Maintenance Agreement by and between Cogen
                            Technologies Linden Venture, L.P. and General Electric
                            Company dated June 6, 1997 (incorporated by reference to
                            Exhibit 10.8 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.17           -- Amended and Restated Term Loan Agreement, dated as of
                            September 15, 1992, between Cogen Technologies Linden,
                            Ltd. and State Street Bank and Trust Company of
                            Connecticut, National Association, as trustee
                            (incorporated by reference to Exhibit 10.9 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.18           -- First Amendment, dated April 30, 1993, to the Amended and
                            Restated Term Loan Agreement, dated as of September 15,
                            1992, between Cogen Technologies Linden, Ltd. and State
                            Street Bank and Trust Company of Connecticut, National
                            Association, as trustee (incorporated by reference to
                            Exhibit 10.10 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.19           -- Second Amendment, dated as of February 4, 1999, to the
                            Amended and Restated Term Loan Agreement, dated as of
                            September 15, 1992, between Cogen Technologies Linden,
                            Ltd. and State Street Bank and Trust Company of
                            Connecticut, National Association, as Trustee
                            (incorporated by reference to Exhibit 10.19 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.20           -- Amended and Restated Agreement of Limited Partnership of
                            Cogen Technologies Linden Venture, L.P., dated as of
                            September 15, 1992 (incorporated by reference to Exhibit
                            10.11 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.21           -- First Amendment, dated April 30, 1993, to the Amended and
                            Restated Agreement of Limited Partnership of Cogen
                            Technologies Linden Venture, L.P., dated as of September
                            15, 1992 (incorporated by reference to Exhibit 10.12 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.22           -- Second Amendment, dated as of February 4, 1999, of the
                            Amended and Restated Agreement of Limited Partnership of
                            Cogen Technologies Linden Venture, L.P., dated as of
                            September 15, 1992 (incorporated by reference to Exhibit
                            10.22 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.23           -- Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd., effective as of June 28, 1989 (incorporated
                            by reference to Exhibit 10.13 to Registration Statement
                            on Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.24           -- First Amendment, dated as of February 14, 1990, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd. (incorporated by reference to Exhibit 10.14
                            to Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.25           -- Second Amendment, dated as of July 31, 1990, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd. (incorporated by reference to Exhibit 10.15
                            to Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.26           -- Third Amendment, dated as of February 4, 1999, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Linden, Ltd. (incorporated by reference to Exhibit 10.26
                            to Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.27           -- Redemption and Conversion of Partnership Interests and
                            Fourth Amendment to the Agreement of Limited Partnership
                            of Cogen Technologies Linden, Ltd., dated as of February
                            4, 1999 (incorporated by reference to Exhibit 10.27 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.28           -- Easement Agreement dated June 21, 1991 among Cogen
                            Technologies Linden Venture, L.P., Texas Eastern
                            Cryogenics, Inc., Texas Eastern Transmission Corporation
                            and Houston Center Corporation and Assignment and
                            Conveyance dated December 22, 1993 (incorporated by
                            reference to Exhibit 10.16 to Registration Statement on
                            Form S-1/A (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on August 14, 1998).
         10.29           -- Easement Crossing Agreement dated as of December 17,
                            1990, by and between Coastal Pipeline Company and Cogen
                            Technologies Linden Venture, L.P., assigned to
                            Consolidated Edison Company of New York, Inc. pursuant to
                            the Assignment and Conveyance Agreement dated as of
                            December 22, 1993, by and between Cogen Technologies
                            Linden Venture, L.P. and Consolidated Edison Company of
                            New York, Inc. (incorporated by reference to Exhibit
                            10.29 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.30           -- Letter Agreement dated June 12, 1991 between Cogen
                            Technologies Linden Venture, L.P. and Colonial Pipeline
                            Company (incorporated by reference to Exhibit 10.30 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.31           -- Indenture dated as of May 9, 1991 between the People of the State of New York, acting by their Commissioner of
                            the Office of General Services and Cogen Technologies
                            Linden Venture, L.P. (incorporated by reference to
                            Exhibit 10.31 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.32           -- Amended and Restated Security Deposit Agreement and
                            Escrow Agreement dated as of September 17, 1992 among
                            Cogen Technologies Linden Venture, L.P., Cogen
                            Technologies Linden, Ltd., State Street Bank and Trust
                            Company of Connecticut as Limited Partner and as Lender
                            and Midatlantic National Bank, as amended by Amendment
                            dated April 30, 1993 (incorporated by reference to
                            Exhibit 10.17 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.33           -- Assignment and Security agreement dated February 15, 1990 between Cogen Technologies Linden, Ltd. and General
                            Electric Power Funding Corporation and Assignment
                            Agreement, dated as of September 15, 1992, among General
                            Electric Power Funding Corporation, State Street Bank and
                            Trust Company or Connecticut, National Association, as
                            trustee, and Cogen Technologies Linden, Ltd.
                            (incorporated by reference to Exhibit 10.19 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.34           -- Collateral Agency Agreement dated as of February 15, 1990 between Cogen Technologies Linden, Ltd. and General
                            Electric Power Funding Corporation and Assignment
                            Agreement, dated as of September 15, 1992, among General
                            Electric Power Funding Corporation, State Street Bank and
                            Trust Company or Connecticut, National Association, as
                            trustee, and Cogen Technologies Linden, Ltd.
                            (incorporated by reference to Exhibit 10.20 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.35           -- Letter of Credit and Reimbursement Agreement dated as of
                            September 17, 1992 between Cogen Technologies Linden
                            Venture, L.P. and General Electric Capital Corporation
                            (incorporated by reference to Exhibit 10.27 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.36           -- Power Purchase and Interconnection Agreement, dated April
                            15, 1988, between Public Service Electric and Gas Company
                            and Camden Cogen, L.P. (incorporated by reference to
                            Exhibit 10.30 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.37           -- First Amendment, dated June 12, 1990, to the Power
                            Purchase and Interconnection Agreement, dated April 15,
                            1988, between Public Service Electric and Gas Company and
                            Camden Cogen, L.P. (incorporated by reference to Exhibit
                            10.31 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.38           -- Second Amendment, dated August 21, 1990, to the Power
                            Purchase and Interconnection Agreement, dated April 15,
                            1988, between Public Service Electric and Gas Company and
                            Camden Cogen, L.P. (incorporated by reference to Exhibit
                            10.32 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.39           -- Gas Service Agreement, dated May 15, 1991, between Camden
                            Cogen L.P. and Public Service Electric and Gas Company
                            (incorporated by reference to Exhibit 10.33 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            25, 1998).
         10.40           -- First Amendment, dated November 1, 1991, to the Gas
                            Service Agreement dated May 15, 1991 between Camden Cogen
                            L.P. and Public Service Electric and Gas Company
                            (incorporated by reference to Exhibit 10.34 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.41 (a)       -- Energy Purchase Agreement, dated December 18, 1989,
                            between Camden Cogen, L.P. and Camden Paperboard
                            Corporation (incorporated by reference to Exhibit 10.35
                            to Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
               (b)       -- First Amendment dated as of March 5, 1992, to Energy
                            Purchase Agreement dated December 18, 1989 (incorporated
                            by reference to Exhibit 10.41(b) to Registration
                            Statement on Form S-4/A (Registration No. 333-81601) of
                            East Coast Power L.L.C., filed on October 15, 1999).
         10.42           -- Amendment and Restatement dated as of April 1, 1993 of
                            the Construction and Term Loan Agreement dated as of
                            February 4, 1992 among Camden Cogen, L.P., the lenders
                            from time to time parties to the Agreement, and General
                            Electric Capital Corporation (incorporated by reference
                            to Exhibit 10.36 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.43           -- Amendment No. 1 dated as of December 22, 1993, by and
                            among Camden Cogen L.P., the lenders from time to time
                            parties to the Agreement, The Bank of Tokyo Trust
                            Company, The Toronto-Dominion Bank Trust Company and
                            General Electric Capital Corporation, to the Amendment
                            and Restatement dated as of April 1, 1993 of the
                            Construction and Term Loan Agreement dated as of February
                            4, 1992 among Camden Cogen L.P. and General Electric
                            Capital Corporation (incorporated by reference to Exhibit
                            10.37 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.44           -- Amendment No. 2 dated as of July 31, 1998, by and among
                            Camden Cogen L.P., The Bank of Tokyo-Mitsubishi Trust
                            Company (f/k/a The Bank of Tokyo Trust Company),
                            Commerzbank AG, New York Branch, Commerzbank AG, Atlanta
                            Agency, The Fuji Bank Limited, Credit Lyonnais, New York
                            Branch and General Electric Capital Corporation, to the
                            Amendment and Restatement dated as of April 1, 1993 of
                            the Construction and Term Loan Agreement dated as of
                            February 4, 1992 among Camden Cogen L.P. and General
                            Electric Capital Corporation (incorporated by reference
                            to Exhibit 10.44 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.45           -- Amendment No. 3 dated as of February 4, 1999, by and
                            among Camden Cogen L.P., the Tranche A Lenders and
                            Tranche B Lenders, The Bank of Tokyo-Mitsubishi Trust
                            Company (f/k/a The Bank of Tokyo Trust Company),
                            Commerzbank AG, New York Branch, and General Electric
                            Capital Corporation, to the Amendment and Restatement
                            dated as of April 1, 1993 of the Construction and Term
                            Loan Agreement dated as of February 4, 1992 among Camden
                            Cogen L.P. and General Electric Capital Corporation
                            (incorporated by reference to Exhibit 10.45 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.46           -- Agreement of Limited Partnership of Cogen Technologies
                            Camden GP Limited Partnership, dated as of July 26, 1991
                            (incorporated by reference to Exhibit 10.40 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.47           -- First Amendment, dated December 1, 1991, to the Agreement of Limited Partnership of Cogen Technologies Camden GP
                            Limited Partnership, dated as of July 26, 1991
                            (incorporated by reference to Exhibit 10.41 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.48           -- Second Amendment, dated as of February 4, 1999, to the
                            Agreement of Limited Partnership of Cogen Technologies
                            Camden GP Limited Partnership, dated as of July 26, 1991
                            (incorporated by reference to Exhibit 10.48 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.49           -- Amended and Restated Agreement of Limited Partnership of
                            Camden Cogen L.P., dated as of February 9, 1993
                            (incorporated by reference to Exhibit 10.42 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.50           -- Amendment No. 1 dated as of April 1, 1993 to the Amended and Restated Agreement of Limited Partnership of Camden
                            Cogen L.P., dated as of February 9, 1993 (incorporated by
                            reference to Exhibit 10.43 to Registration Statement on
                            Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.51           -- Amendment No. 2 dated as of December 22, 1993 to the
                            Amended and Restated Agreement of Limited Partnership of
                            Camden Cogen L.P., dated as of February 9, 1993
                            (incorporated by reference to Exhibit 10.44 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.52           -- Amendment No. 3 dated as of February 4, 1999, to the
                            Agreement of Limited Partnership of Camden Cogen L.P.,
                            dated as of February 9, 1993 (incorporated by reference
                            to Exhibit 10.52 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.53           -- Operation and Maintenance Agreement by and between Camden
                            Cogen L.P. and General Electric Company dated June 6,
                            1997 (incorporated by reference to Exhibit 10.45 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.54 (a)       -- Mortgage dated February 4, 1992 between General Electric
                            Capital Corporation and Camden Cogen L.P., as amended by
                            First Amendment to Mortgage dated April 19, 1993 and
                            Assignment of Mortgage dated December 22, 1993
                            (incorporated by reference to Exhibit 10.46 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
               (b)       -- Assignment of Mortgage by Toronto Dominion (Texas), Inc.
                            to Commerzbank AG, New York Branch, dated as of July 31,
                            1998 (incorporated by reference to Exhibit 10.54(b) to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on November
                            19, 1999).
         10.55           -- Second Amended and Restated Security Deposit Agreement
                            dated December 22, 1993 among Bank of Tokyo Trust
                            Company, Toronto-Dominion Bank Trust Company, Camden
                            Cogen L.P., General Electric Capital Corporation and
                            Cogen Technologies Camden GP Limited Partnership and
                            Successor Security Deposit Agreement dated December 22,
                            1993 (incorporated by reference to Exhibit 10.47 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.56           -- Amendment No. 1, dated as of July 31, 1998, by and among
                            Camden Cogen L.P., Toronto Dominion (Texas), Inc.(f/k/a
                            The Toronto-Dominion Bank Trust Company), The
                            Toronto-Dominion Bank, General Electric Capital
                            Corporation, Cogen Technologies Camden GP Limited
                            Partnership, The Bank of Tokyo-Mitsubishi Trust Company
                            (f/k/a The Bank of Tokyo Trust Company), Commerzbank AG,
                            New York Branch, Commerzbank AG, Atlanta Agency, The Fuji
                            Bank Limited and Credit Lyonnais, New York Branch, to the
                            Second Amended and Restated Security Deposit Agreement
                            dated as of December 22, 1993 (incorporated by reference
                            to Exhibit 10.56 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.57           -- Second Successor Security Deposit Agent Agreement dated as of July 31, 1998, by and among Commerzbank AG, New
                            York Branch, Commerzbank AG, Atlanta Agency, The Bank of
                            Tokyo- Mitsubishi Trust Company (f/k/a The Bank of Tokyo
                            Trust Company), Camden Cogen L.P., Cogen Technologies
                            Camden GP Limited Partnership, The Fuji Bank Limited,
                            Credit Lyonnais, New York Branch, Toronto Dominion
                            (Texas), Inc. (f/k/a The Toronto-Dominion Bank Trust
                            Company), The Toronto-Dominion Bank and General Electric
                            Capital Corporation (superseding Successor Security
                            Deposit Agent Agreement dated as of December 22, 1993, by
                            and among The Toronto-Dominion Bank Trust Company, Cogen
                            Technologies Camden GP Limited Partnership, General
                            Electric Capital Corporation, Camden Cogen L.P.,
                            Midatlantic National Bank, The Bank of Tokyo Trust
                            Company and The Toronto-Dominion Bank) (incorporated by
                            reference to Exhibit 10.57 to Registration Statement on
                            Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
         10.58           -- Second Successor Agency Agreement dated as of July 31,
                            1998, by and among Commerzbank AG, New York Branch,
                            Commerzbank AG, Atlanta Agency, The Bank of
                            Tokyo-Mitsubishi Trust Company, General Electric Capital
                            Corporation, Toronto Dominion (Texas), Inc., The Fuji
                            Bank Limited, Credit Lyonnais, New York Branch, The
                            Toronto-Dominion Bank and consented to by Camden Cogen
                            L.P. (incorporated by reference to Exhibit 10.58 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.59           -- Security Agreement dated as of February 4, 1992, between
                            General Electric Capital Corporation and Camden Cogen
                            L.P., as amended by Amendment No. 1 dated April 1, 1993
                            and Amendment No. 2 dated December 22, 1993 (incorporated
                            by reference to Exhibit 10.48 to Registration Statement
                            on Form S-1/A (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on August 14, 1998).
         10.60           -- Pledge and Security Agreement dated as of February 4,
                            1992, between General Electric Capital Corporation and
                            Cogen Technologies Camden Inc., as amended by Amendment
                            No. 1 dated April 1, 1993 and Amendment No. 2 dated
                            December 22, 1993 (incorporated by reference to Exhibit
                            10.49 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.61           -- Mortgage from Camden Cogen L.P., Mortgagor, to General
                            Electric Power Funding Corporation, Mortgagee, dated as
                            of February 4, 1992 (incorporated by reference to Exhibit
                            10.50 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.62           -- Second Mortgage from Camden Cogen L.P., Mortgagor, to
                            Public Service Electric and Gas Company, Mortgagee, dated
                            as of February 4, 1992 (incorporated by reference to
                            Exhibit 10.51 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.63           -- Interest Rate and Currency Exchange Agreement dated April
                            1, 1993 between General Electric Capital Corporation and
                            Camden Cogen L.P., as amended by Amendment No. 1 dated as
                            of December 22, 1993 and Confirmation Letter dated April
                            1, 1993 and Amendment No. 1 dated December 22, 1993
                            (incorporated by reference to Exhibit 10.52 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.64           -- Agreement for the Sale of Steam and Electricity dated
                            June 13, 1985 between IMTT-Bayonne and Cogen Technologies
                            NJ, Inc., as amended by Amendment dated May 22, 1986 and
                            Consent to Assignment dated December 15, 1988
                            (incorporated by reference to Exhibit 10.54 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.65           -- Easement Agreement dated as of April 1, 1993, by and
                            between Camden Cogen L.P. and Public Service Electric and
                            Gas Company (incorporated by reference to Exhibit 10.65
                            to Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.66           -- Easement Agreement dated as of December 18, 1992, by and between MacAndrews & Forbes Company and Camden Cogen
                            L.P., as amended by Amendment to Easement Agreement dated
                            as of March 22, 1993, by and between Mafco Worldwide
                            Corporation (f/k/a Mac Andrews & Forbes Company) and
                            Camden Cogen L.P. (incorporated by reference to Exhibit
                            10.66 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
         10.67           -- Easement Agreement dated as of February 22, 1993, by and between Camden Paperboard Corporation and Camden Cogen
                            L.P. (incorporated by reference to Exhibit 10.67 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on October
                            15, 1999).
         10.68           -- Agreement for the Sale of Steam dated as of February 27,
                            1987 between Cogen Technologies NJ Venture and Exxon
                            Company U.S.A., as amended by Amendment dated August 21,
                            1988, assigned to General Electric Power Funding
                            Corporation pursuant to an Assignment Agreement dated as
                            of February 27, 1987, by and between Cogen Technologies
                            NJ Venture and General Electric Power Funding Corporation
                            (incorporated by reference to Exhibit 10.55 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.69           -- Letter Agreement for Gas Service between Public Service
                            Electric and Gas Company and Cogen Technologies NJ
                            Venture dated October 10, 1986 (incorporated by reference
                            to Exhibit 10.56 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.70           -- Water Supply Agreement between the City of Bayonne and
                            Cogen Technologies NJ Venture dated June 1, 1988
                            (incorporated by reference to Exhibit 10.57 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.71           -- Lease Agreement between Bayonne Industries, Inc.,
                            IMTT-Bayonne and Cogen Technologies NJ Venture dated
                            October 18, 1986 (incorporated by reference to Exhibit
                            10.58 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.72           -- Easement from Bayonne Industries, Inc. and IMTT-Bayonne to Cogen Technologies NJ Venture dated October 20, 1986,
                            as amended by First Amendment dated December 15, 1988
                            (incorporated by reference to Exhibit 10.59 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.73           -- Power Purchase and Operations Coordination Agreement
                            between Public Service Electric and Gas Company and Cogen
                            Technologies NJ Venture dated June 5, 1989 (incorporated
                            by reference to Exhibit 10.60 to Registration Statement
                            on Form S-1 (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on May 26, 1998).
         10.74           -- Agreement for Purchase of Electric Power between Cogen
                            Technologies NJ, Inc. and Jersey Central Power & Light
                            Company dated October 29, 1985 (incorporated by reference
                            to Exhibit 10.61 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.75           -- First Amendment dated September 5, 1986 to Agreement for
                            Purchase of Electric Power between Cogen Technologies NJ,
                            Inc. and Jersey Central Power & Light Company dated
                            October 29, 1985 (incorporated by reference to Exhibit
                            10.62 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.76           -- Assignment Agreement dated as of September 8, 1986, by
                            and between Cogen Technologies NJ, Inc. and Cogen
                            Technologies NJ Venture (incorporated by reference to
                            Exhibit 10.76 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.77           -- Second Amendment dated August 1, 1988 to Agreement for
                            Purchase of Electric Power between Cogen Technologies NJ
                            Venture and Jersey Central Power & Light Company dated
                            October 28, 1985 (incorporated by reference to Exhibit
                            10.63 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.78           -- Operation and Maintenance Agreement by and between Cogen
                            Technologies NJ Venture and General Electric Company
                            dated June 6, 1997 (incorporated by reference to Exhibit
                            10.64 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.79           -- Revised Transmission Service and Interconnection
                            Agreement between Public Service Electric and Gas Company
                            and Cogen Technologies NJ Venture dated April 27, 1987
                            (incorporated by reference to Exhibit 10.65 to
                            Registration Statement on Form S-1 (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on May 26,
                            1998).
         10.80           -- Term Loan Agreement dated as of November 1, 1987 between
                            Cogen Technologies NJ Venture and The Prudential
                            Insurance Company of America (incorporated by reference
                            to Exhibit 10.66 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.81           -- First Amendment dated December 15, 1988 to the Term Loan
                            Agreement dated as of November 1, 1987 between Cogen
                            Technologies NJ Venture and The Prudential Insurance
                            Company of America (incorporated by reference to Exhibit
                            10.67 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).
         10.82           -- Second Amendment dated July 31, 1996 to the Term Loan
                            Agreement dated as of November 1, 1987 between Cogen
                            Technologies NJ Venture and The Prudential Insurance
                            Company of America (incorporated by reference to Exhibit
                            10.68 to Registration Statement on Form S-1 (Registration
                            No. 333-53533) of Cogen Technologies, Inc., filed on May
                            26, 1998).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.83           -- Amended and Restated Joint Venture Agreement of Cogen
                            Technologies NJ Venture dated August 25, 1986, by and
                            among Cogen Technologies NJ, Inc., Enron Cogeneration
                            Five Company, CEA Bayonne, Inc. (the name of which was
                            changed to PSEG Bayonne Inc. and was recently merged into
                            Cogen Technologies NJ, Inc.), PSVO Bayonne, Inc. and
                            Transco Cogeneration Company (incorporated by reference
                            to Exhibit 10.71 to Registration Statement on Form S-1
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on May 26, 1998).
         10.84           -- Option Agreement between Bayonne Industries, Inc. and
                            Cogen Technologies NJ, Inc. dated May 22, 1986
                            (incorporated by reference to Exhibit 10.72 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.85           -- Purchase and Sale Agreement among Bayonne Industries,
                            Inc., IMTT-Bayonne and Cogen Technologies NJ, Inc. dated
                            May 22, 1986 (incorporated by reference to Exhibit 10.73
                            to Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.86           -- Steam Producing Facilities Lease Agreement between Cogen
                            Technologies NJ, Inc. and IMTT-Bayonne dated May 22, 1986
                            and Consent to Assignment dated December 15, 1998
                            (incorporated by reference to Exhibit 10.74 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.87           -- Mortgage and Security Agreement between The Prudential
                            Insurance Company of America and Cogen Technologies NJ
                            Venture dated December 15, 1988 (incorporated by
                            reference to Exhibit 10.75 to Registration Statement on
                            Form S-1/A (Registration No. 333-53533) of Cogen
                            Technologies, Inc., filed on August 14, 1998).
         10.88           -- Security Agreement and Assignment between The Prudential
                            Insurance Company of America and Cogen Technologies NJ
                            Venture dated December 15, 1988, as amended by Amendment
                            dated April 27, 1995 and Waiver of Consent by The
                            Prudential Insurance Company of America dated July 28,
                            1995 (incorporated by reference to Exhibit 10.76 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.89           -- Disbursement and Security Agreement between The
                            Prudential Insurance Company of America, Midatlantic
                            National Bank and Cogen Technologies NJ Venture dated
                            December 15, 1988, as amended by Amendment No. 1 dated
                            February 9, 1989 (incorporated by reference to Exhibit
                            10.77 to Registration Statement on Form S-1/A
                            (Registration No. 333-53533) of Cogen Technologies, Inc.,
                            filed on August 14, 1998).
         10.90           -- Kerosene Fuel Storage Agreement dated May 17, 1994
                            between IMTT-Bayonne and Cogen Technologies NJ Venture
                            (incorporated by reference to Exhibit 10.78 to
                            Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            14, 1998).
         10.91           -- License Agreement for Wire, Pipe and Cable Transverse
                            Crossings and Longitudinal Occupations dated as of August
                            21, 1992, by and between Consolidated Rail Corporation
                            and Camden Cogen L.P. (incorporated by reference to
                            Exhibit 10.91 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.92           -- Lease Agreement dated as of May 22, 1986, by and among
                            Bayonne Industries, Inc., IMTT-Bayonne and Cogen
                            Technologies NJ, Inc. (incorporated by reference to
                            Exhibit 10.92 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.93           -- Letter Agreement dated as of March 15, 1990 by and
                            between Texas Eastern Cryogenics, Inc. and Cogen
                            Technologies, Inc. (n/k/a RCM Holdings, Inc.)
                            (incorporated by reference to Exhibit 10.93 to
                            Registration Statement on Form S-4/A (Registration No.
                            333-81601) of East Coast Power L.L.C., filed on November
                            19, 1999).
         10.94           -- Agreement for Maintenance and Operations of IMTT-Bayonne
                            Chem South Boilers dated as of April 3, 1998, by and
                            between IMTT-Bayonne and Cogen Technologies NJ Venture,
                            as amended by Letter Agreement dated as of April 3, 1998,
                            by and between General Electric O&M Services and Cogen
                            Technologies NJ Venture, as assigned to The Prudential
                            Insurance Company of America pursuant to a Security
                            Agreement and Assignment dated as of December 15, 1988,
                            by and between Cogen Technologies NJ Venture and The
                            Prudential Insurance Company of America, and consented to
                            by IMTT-Bayonne pursuant to a Consent to Assignment dated
                            as of April 3, 1998, by IMTT-Bayonne in favor of Cogen
                            Technologies NJ Venture (incorporated by reference to
                            Exhibit 10.94 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.95           -- Security Agreement dated as of May 22, 1986, by and
                            between Cogen Technologies NJ, Inc. and Bayonne
                            Industries, Inc. (incorporated by reference to Exhibit
                            10.95 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on November 19, 1999).
         10.96           -- Assignment and Security Agreement, dated February 4,
                            1992, made by Cogen Technologies Camden GP Limited
                            Partnership in favor of General Electric Capital
                            Corporation (incorporated by reference to Exhibit 10.79
                            to Registration Statement on Form S-1/A (Registration No.
                            333-53533) of Cogen Technologies, Inc., filed on August
                            25, 1998).
         10.97           -- Purchase Agreement, dated as of August 2, 1999, between
                            East Coast Power Holding Company, L.L.C. and Mesquite
                            Investors, L.L.C. (incorporated by reference to Exhibit
                            10.97 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999)
         10.98           -- Contribution Agreement, dated as of August 2, 1999, among
                            ECT Merchant Investments Corp., Enron Capital Management
                            II Limited Partnership, Enron Capital Management III
                            Limited Partnership, Joint Energy Development Investments
                            II Limited Partnership, East Coast Power Holding Company
                            L.L.C., the California Public Employees' Retirement
                            System and Mesquite Investors, L.L.C. (incorporated by
                            reference to Exhibit 10.98 to Registration Statement on
                            Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C., filed on October 15, 1999).
         10.99           -- Consulting Services Agreement effective as of February 4,
                            2000 between East Coast Power L.L.C. and Joseph M.
                            Bollinger (incorporated by reference to Exhibit 10.99 to
                            Annual Report on Form 10-K of East Coast Power L.L.C.,
                            filed on March 30, 2000).
         10.100          -- Senior Subordinated Credit Agreement dated as of December
                            29, 1999 among East Coast Power L.L.C., Bank of America,
                            N.A., as Initial Lender, and Bank of America, as Agent
                            (incorporated by reference to Exhibit 10.100 to Annual
                            Report on Form 10-K of East Coast Power L.L.C., filed on
                            March 30, 2000).
         10.101          -- Energy Services Agreement dated as of February 14, 2000 between East Coast Power L.L.C., as Seller, and Tosco
                            Refining, as Buyer (incorporated by reference to Exhibit
                            10.101 to Annual Report on Form 10-K of East Coast Power
                            L.L.C., filed on March 30, 2000).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
        *10.102          -- Fixed Price Engineering, Procurement and Construction
                            Agreement between Cogen Technologies Linden Venture, L.P.
                            and National Energy Production Corporation, dated as of
                            June 2, 2000.
        *10.103          -- Shared Facilities and Coordination Operation Agreement
                            and Indemnity between Jedi Linden NB, L.L.C. and Cogen
                            Technologies Linden Venture, L.P., dated as of June 1,
                            2000.
        *10.104          -- Guaranty Agreement dated as of June 1, 2000 by East Coast
                            Power L.L.C. in favor of Cogen Technologies Linden
                            Venture, L.P.
        *12.1            -- Computation of Ratio of Earnings to Fixed Charges.
         21.1            -- Subsidiaries of the Company (incorporated by reference to
                            Exhibit 21.1 to Registration Statement on Form S-4/A
                            (Registration No. 333-81601) of East Coast Power L.L.C.,
                            filed on October 15, 1999).
        *23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1).
         25.1            -- Statement of Eligibility of Trustee. (Incorporated by
                            reference to Exhibit 25.1 to Registration Statement on
                            Form S-4/A (Registration No. 333-81601) of East Coast
                            Power L.L.C. filed on December 15, 1999).
        *27.1            -- Financial Data Schedule
        *99.1            -- Form of Letter of Transmittal.
        *99.2            -- Form of Letter to Clients.
        *99.3            -- Form of Letter to Registered Holders and DTC
                            Participants.
        *99.4            -- Form of Notice of Guaranteed Delivery.

---------------

 * Filed herewith.